As filed with the Securities and Exchange Commission on __________, 2008	Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PREMIER FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Kentucky	6022	61-1206757
(State or Other Jurisdiction	(Primary Standard Industrial	(I. R. S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

2883 Fifth Avenue
Huntington, West Virginia 25702
(304) 525-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert W. Walker
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25702
(304) 525-1600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copies to:

Thomas J. Murray, Esq.	Charles D. Dunbar, Esq.
Daniel J. Konrad, Esq.	Elizabeth Osenton Lord, Esq.
Huddleston Bolen LLP	Jackson Kelly PLLC
611 Third Avenue	1600 Laidley Tower
P.O. Box 2185	P.O. Box 553
Huntington, West Virginia 25722-2185	Charleston, West Virginia 25322
(304) 691-8398	(304) 340-1196

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

1

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share	1,290,000 shares	Not applicable	$ 16,376,550	$ 668.10

(1)
The number of shares of common stock, no par value per share of Premier Financial Bancorp, Inc. to be registered pursuant to this Registration Statement represents the maximum number of shares issuable by Premier Financial Bancorp, Inc. upon consummation of the mergerof (i) a wholly owned subsidiary of Premier Financial Bancorp, Inc. and Citizens First Bank, Inc.and (ii) a wholly owned subsidiary of Premier Financial Bancorp, Inc. and Traders Bankshares, Inc.

(2)
The proposed maximum aggregate offering price is estimated solely to determine the registration fee and reflects the market price of Premier Financial Bancorp, Inc. common stock to be issued in connection with the mergers, computed in accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices ($ 12.99 and $ 12.40) of Premier Financial Bancorp, Inc. common stock as reported on The Nasdaq on February 15, 2008.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the special meeting of the shareholders of Citizens First Bank, Inc. (“Citizens First”) to be held on ___________ ___, 2008 at _____ a.m. at the offices of Citizens First, 601 Washington Street, Ravenswood, West Virginia. At the special meeting, you will be asked to approve the proposed merger of Citizens First with and into CFB Interim Bank, Inc., a wholly owned subsidiary of Premier Financial Bancorp, Inc. (“Premier Financial”) (the “Merger”).  In the Merger, each share of Citizens First common stock that you own will be exchanged for 1.20 shares of Premier Financial common stock and cash; the amount of cash will be determined by taking the volume-weighted average of the closing price of Premier Financial Common Stock for the five (5) trading days ending with the fifth business day before the effective time of the Merger (the “Effective Time”) multiplied by 1.20 and subtracting that amount from $29.25.  The difference shall be the cash consideration; in no event, however, shall the cash consideration exceed $13.25 per share.

We expect the Merger to be tax-free with respect to the shares of Premier Financial common stock that you receive. You may have to recognize income or gain for tax purposes for the cash you receive in the Merger.

The Merger proposal is described in this proxy statement/prospectus. We encourage you to read this entire document carefully, including the “Risk Factors” section beginning on page __.

Your board recommends that you vote FOR the Merger. We need your vote to complete the Merger. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. The presence of a majority of the outstanding shares of Citizens First Common Stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote by a majority of shares voting at the special meeting is required to approve the Merger Agreement.

You should obtain current market quotations on shares of Premier Financial common stock, which is listed on National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) Global Market under the symbol “PFBI”.

Thomas M. Lookabaugh
President and Chief Executive Officer
Citizens First Bank, Inc

An investment in Premier Financial common stock in connection with the merger involves certain risks and uncertainties. See “Risk Factors” beginning on page __ of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Merger or determined if this proxy statement/prospectus is accurate or adequate. It is illegal to tell you otherwise.

The securities to be issued in the Merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This proxy statement/prospectus is dated ___________ ___, 2008 and is being first mailed to shareholders on or about ____________ ___, 2008.

CITIZENS FIRST BANK, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON ________________ ___, 2008

YOU ARE HEREBY NOTIFIED of and invited to attend the special  meeting of shareholders of Citizens First Bank, Inc., a West Virginia corporation, to be held on                      , ____________ ___, 2008 at _____ a.m. at the offices of Citizens First, 601 Washington Street, Ravenswood, West Virginia, for the purpose of considering and voting upon the following:

1.
A proposal to approve and adopt the Agreement of Merger dated as of October 24, 2007, between Premier Financial Bancorp, Inc. and Citizens First Bank, Inc. and CFB Interim Bank, Inc. (hereinafter the “Merger Agreement”) and the transactions contemplated thereby. The Merger Agreement provides that Citizens First Bank, Inc. will merge with and into a subsidiary of Premier Financial Bancorp, Inc., upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the accompanying proxy statement/prospectus.

2.
A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement/prospectus.

3.	Such other matters as may properly come before the special meeting.

Our board of directors has determined that the terms of the Merger are fair to and in the best interests of Citizens First Bank, Inc. and our shareholders, has approved and adopted the Merger Agreement, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

Our board of directors has fixed the close of business on _____________, 2008 as the record date for determination of our shareholders entitled to receive notice of and to vote at the special meeting. The special meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

The presence of a majority of the outstanding shares of Citizens First Common Stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote by a majority of shares voting at the special meeting is required to approve the Merger Agreement.  Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by your board of directors, in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, by delivering to us a duly executed proxy card bearing a later date or by voting in person at the special meeting. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the Merger Agreement and the transactions contemplated thereby.

By Order of the Board of Directors
Thomas M. Lookabaugh
___________, 2008	President and Chief Executive Officer

Page
ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER

SUMMARY

RISK FACTORS

FORWARD-LOOKING STATEMENTS

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

SUMMARY SELECTED FINANCIAL DATA

THE SPECIAL MEETING

General

Matters to be Considered

Proxies

Solicitation of Proxies

Record Date and Voting Rights

Vote Required

Recommendation of the Citizens First Board of Directors

APPROVAL OF THE MERGER

Merger

Merger Consideration

No Fractional Shares

Dissenters’ Appraisal Rights

Background of the Merger; Board Recommendations and Reasons for the Merger

Premier Financial’s Reasons for the Merger

Interests of Certain Persons in the Merger

Conditions of the Merger

Representations and Warranties

Termination of the Merger Agreement

Termination Fee

Waiver and Amendment

Indemnification; Directors’ and Officers’ Insurance

Closing Date; Effective Time

Regulatory Approvals

Conduct of Business Pending the Merger

Accounting Treatment

Management and Operations after the Merger

Resales of Premier Financial Common Stock

PROPOSED ACQUISITION

Regulatory Matters Regarding Traders

Officers of Traders Entitled to Severance

Traders Bank Signage and Board Members

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The Merger

Consequences to Shareholders

Backup Withholding and Reporting Requirements

INFORMATION ABOUT PREMIER FINANCIAL BANCORP, INC. AND CITIZENS FIRST BANK, INC.

PREMIER FINANCIAL BANCORP, INC.

Description of Business

Business - General

Competition

Regulatory Matters

Number of Employees

Properties

Legal Proceedings

Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Year End 2006

Management’s Discussion and Analysis of Financial Condition and Results of Operations – September 30, 2007

CITIZENS FIRST BANK, INC.

DESCRIPTION OF PREMIER FINANCIAL COMMON STOCK

General

Common Stock

Preemptive Rights

Certain Provisions of the Bylaws

Shares Eligible for Future Sale

COMPARATIVE RIGHTS OF SHAREHOLDERS

ADJOURNMENT OF THE MEETING

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

OTHER MATTERS

PREMIER CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, 2004 (Audited)

PREMIER CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006 (Unaudited)

Appendix I	–	Agreement of Merger dated as of October 24, 2007, between Premier Financial Bancorp, Inc. and Citizens First Bank, Inc. and CFB Interim Bank, Inc.

Appendix II	–	West Virginia Code 31D-13-1301, et seq. - Appraisal Rights

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates certain business and financial information about Premier Financial Bancorp, Inc. from other documents filed with the SEC that is not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon oral or written request to:

Brien M. Chase
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702
(304) 525-1600

If you would like to request any documents, please do so by _______________, 2008 in order to receive them before the shareholder meeting.

QUESTIONS AND ANSWERS
ABOUT THE SHAREHOLDER MEETING AND THE MERGER

Q:	What will shareholders be voting on at the special meeting?

A:	Shareholders will be voting on the following matters:

•
A proposal to approve and adopt the Merger Agreement between Premier Financial Bancorp, Inc. (“Premier Financial”) and Citizens First Bank, Inc. (“Citizens First”) and CFB Interim Bank, Inc. (“CFB Interim Bank”) and the transactions contemplated thereby.

• A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Shareholders will also consider any other matters that may properly come before the meeting.

Q:	Why is Citizens First proposing the Merger?

A:
We believe the proposed Merger is in the best interests of Citizens First and its shareholders. Our board of directors believes that combining with Premier Financial provides significant value to our shareholders and provides shareholders the opportunities for growth offered by the combined company.  Additionally, Premier Financial is a publicly-traded company, so Citizens First shareholders will have a greater market access in the event the shareholder wishes to sell the shares received by the shareholder.

You should review the reasons for the Merger described in greater detail under the caption “Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page __.

Q:	When and where is the shareholder meeting?

A:	The special meeting is scheduled to take place on , _____________ ___, 2008, at ______ a.m., local time, at the offices of Citizens First, 601 Washington Street, Ravenswood, West Virginia.

Q:	What does the Citizens First board of directors recommend?

A:
The Citizens First board of directors has approved the Merger Agreement. The Citizens First board recommends that shareholders vote “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby.

Q:	What will shareholders receive for their stock?

A:	For each share of Citizens First common stock that you own, you will receive:
(1) 1.20 shares of Premier Financial common stock; and

(2)
cash; the amount of cash will be determined by taking the volume-weighted average of the closing price of Premier Common Stock for the five (5) trading days ending with the fifth business day before the Effective Time multiplied by 1.20 and subtracting that amount from $29.25.  The difference shall be the cash consideration; in no event, however, shall the cash consideration exceed $13.25 per share.

Q:	Is my vote needed to adopt the Merger Agreement and to approve the transactions contemplated thereby?

A:
Yes.  The presence of a majority of the outstanding shares of Citizens First Common Stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote by a majority of shares voting at the special meeting is required to approve the Merger Agreement.

The special meeting may be adjourned, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.  The affirmative vote of the holders of a majority of the common shares represented, in person or proxy, at the special meeting is required to adjourn such special meeting.

Q:	How do I vote?

A:
If you were the record holder of Citizens First common shares as of ______________, 2008, you may vote in person by attending the special shareholders meeting or, to ensure that your common shares are represented at the special meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Citizens First common shares in the name of a broker, bank or other nominee, please see the discussion below regarding common shares held in “street name.”

Q:	What will happen if I fail to vote or abstain from voting?

A:
If you are a Citizens First shareholder, your failure to vote may prevent Citizens First from attaining the quorum necessary to hold the special meeting.  A vote to abstain will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and the transactions contemplated thereby. A vote to abstain will have the same effect as a vote “AGAINST” the proposal to approve the adjournment of the Citizens First special meeting, if necessary, to solicit additional proxies.  The failure to vote, however, will have no effect on the proposal to approve the adjournment of the Citizens First special meeting, if necessary, to solicit additional proxies.

Q:	If my common shares are held in a stock brokerage account or by a bank or other nominee (in “street name”), will my broker, bank or other nominee vote my common shares for me?

A:
No. You must provide your broker, bank or nominee (the record holder of your common shares) with instructions on how to vote your common shares.  Please follow the voting instructions provided by your broker, bank or nominee.

If you do not provide voting instructions to your broker, bank or nominee, then your common shares will not be voted by your broker, bank or nominee.

Q:	How will my common shares be voted if I return a blank proxy card?

A:	If you sign, date and return your proxy card and do not indicate how you want your common shares to be voted, then:

• your Citizens First common shares will be vote “FOR”the adoption of the Merger Agreement and the approval of the transactions contemplated thereby; and

• your Citizens First common shares will be voted “FOR”the approval, if necessary, of the adjournment of the special meeting to solicit additional proxies.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You may revoke your proxy at any time before a vote is taken at the special meeting by:

• filing a written notice of revocation with the Secretary of Citizens First, at 601 Washington Street, Ravenswood, West Virginia, 26164;

• executing and returning a later-dated proxy card; or

• attending the special meeting and giving notice of revocation in person.

Attendance at the special meeting will not, by itself, revoke your proxy.

If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.

Q:	If I do not favor the adoption of the Merger Agreement, what are my rights?

A:
If you are a Citizens First shareholder as of the ______________, 2008, record date and you do not vote in favor of the adoption of the Merger Agreement, you will have the right under Section 13D-13-1301, et seq. of the West Virginia Business Corporation Act to demand the fair cash value for your Citizens First common shares.  The right to make this demand is known as “dissenters’ rights.”  For additional information regarding your dissenters’ rights, see “Dissenters’ Rights” on Page ___ of this prospectus/proxy statement and the complete text of the West Virginia Business Corporation Act article concerning Dissenters’ Rights, which is attached to this prospectus/proxy statement as Appendix II.

Q:	When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as we can.  We expect to complete the Merger on or before __________, 2008, assuming shareholder approval and all applicable governmental approvals have been received by that date and all conditions precedent to the Merger have been satisfied or waived.

Q:	When should I send in my Citizens First share certificate?

A:
Please do not send in your Citizens First share certificates with your proxy card.  Should the Merger be approved, at a later date, Premier Financial’s exchange agent will mail to you a Transmittal Form that you should use to surrender your Citizens First share certificates.  You should not surrender your Citizens First share certificates for exchange until you receive the Transmittal Form from the exchange agent.

Q:	Where will my Premier Financial common shares be listed?

A:	Premier Financial common shares currently trade on the NASDAQ Global Market under the symbol “PFBI”.

Q:	What do I need to do now?

A:
After carefully reviewing this prospectus/proxy statement, including its appendixes, please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible.  By submitting your proxy, you authorize the individuals named in the proxy to vote your common shares at the Citizens First special shareholders meeting in accordance with your instructions.  Your vote is very important.  Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions to ensure that your common shares will be voted at the Citizens First special shareholder meeting.

Q:	Who can answer my questions?

A:	Citizens First shareholders who have questions about the Merger or desire additional copies of this prospectus/proxy statement or additional proxy cards should contact:

Thomas M. Lookabaugh B. Scott Miller Citizens First Bank, Inc. 601 Washington Street Ravenswood, WV 26164 (304) 273-1100

SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the Merger and the other matters to be considered at the shareholder meeting. See “Where You Can Find More Information” on page ___. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page ___)
We have attached the Merger Agreement to this proxy statement/prospectus as Appendix I. Please read the Merger Agreement. It is the legal document that governs the Merger.
In the Merger, Premier Financial Bancorp, Inc. (“Premier Financial”) will acquire Citizens First Bank, Inc. (“Citizens First”) by means of the Merger of Citizens First into a subsidiary of Premier Financial.
Each share of Citizens First common stock outstanding will be converted in the Merger into cash and shares of Premier Financial common stock. We expect to complete the Merger in the second quarter of 2008, although there can be no assurance in this regard.

Our Reasons for the Merger (page __)
Citizens First board of directors is proposing the Merger because, among other reasons:

•
the value to be received by the shareholders under the Merger Agreement relative to the historical trading price of Citizens First common stock represented a premium of approximately __% over the closing price of Citizens First common stock on October 23, 2007, the last trading day before the Merger Agreement was signed;

•	the per share value of the consideration to Citizens First shareholders and the fact that a portion of the consideration will be in the form of cash;

•	the anticipated tax-free exchange of Citizens First common stock for Premier Financial common stock for that portion of consideration;

•
the ability of Citizens First shareholders, through the Premier Financial common stock component of the Merger consideration, to participate in the potential growth of the combined institutions following consummation of the transaction; and

•	the Merger is less risky than the potential alternatives available to Citizens First, including other potential Merger transactions and the alternative of remaining independent.

What Shareholders Will Receive (page __)
Other than those shareholders exercising their dissenter’s rights, each holder of a share of Citizens First common stock shall be entitled to receive up to $29.25 in stock and cash, collectively referred to herein as the “Merger Consideration.”  The stock portion of the Merger Consideration is 1.20 shares of Premier Financial common stock for each share of Citizens First common stock.  The cash portion of the Merger Consideration is an amount of cash per share that would generally make the total Merger Consideration equal to $29.25 per share, HOWEVER, the cash portion, in any event, will not exceed $13.25 per share.  An average trading value of Premier Financial’s common stock will be determined nearer to the date the Merger is expected to be completed.

Dissenters’ or Appraisal Rights (page ___)
Shareholders will have dissenters’ or appraisal rights in connection with the Merger and the other matters described in this proxy statement/prospectus.

Our Recommendation (page __)
The Citizens First board of directors believes that the Merger is fair to Citizens First’s shareholders and in their best interests. Citizens First’s board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Accounting Treatment (page __)
The Merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page __)
You generally will not recognize any gain or loss for United States federal income tax purposes as a result of your exchange of shares of Citizens First common stock for shares of Premier Financial common stock. Citizens First shareholders may, however, have to recognize income or gain in connection with the receipt of cash received in the Merger.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the Merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Citizens First common stock. Shareholders of Citizens First are strongly urged to consult their tax advisors to determine the particular tax consequences of the Merger to them, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page ___)
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25702
(304) 525-1600

Premier Financial is a multi-bank holding company that, as of September 30, 2007, operated ten banking offices in Kentucky, three banking offices in Ohio, and six banking offices in West Virginia.  At September 30, 2007, Premier had total consolidated assets of $547 million, net consolidated loans of $340 million, total consolidated deposits of $451 million and total consolidated shareholders’ equity of $65 million.  The banking subsidiaries of Premier Financial consist of Citizens Deposit Bank & Trust, Vanceburg, Kentucky; Farmers Deposit Bank, Eminence, Kentucky; Ohio River Bank, Ironton, Ohio; First Central Bank, Inc., Philippi, West Virginia; and Boone County Bank, Inc., Madison, West Virginia (hereinafter the “Premier Financial Banking Subsidiaries”).

The headquarters of Premier Financial is located in Huntington, West Virginia. Premier Financial’s executive offices are located at 2883 Fifth Avenue, Huntington, West Virginia.

Citizens First Bank, Inc.
601 Washington Street
Ravenswood, WV 26164
(304) 273-1100

Citizens First is a West Virginia bank, which is not a member of the Federal Reserve System.  Citizens First was incorporated in 2001 and opened for business on July 16, 2001.  Citizens First has two locations:  its main office at 601 Washington Street, Ravenswood, West Virginia, and its branch office at 103 Miller Drive, Ripley, West Virginia.

As of September 30, 2007, Citizens First reported total assets of $59 million, net loans of $47 million, deposits of $53 million and shareholders’ equity of $6 million.

The Shareholder Meeting (page __)
The special shareholder meeting will be held on ____________ ___, 2008 at _____ a.m. at the offices of Citizens First, 601 Washington Street, Ravenswood, West Virginia. At the special meeting, you will be asked:

•	to approve the Merger Agreement and the transactions contemplated thereby; and

•
if necessary, to consider and vote upon a proposal to adjourn the meeting to a later date or dates, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Record Date; Vote Required (page __)
You can vote at the special meeting if you owned shares of Citizens First common stock at the close of business on ____________, 2008. On that date, Citizens First had 400,000 shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Citizens First common stock that you owned on that date.
The presence of a majority of the outstanding shares of Citizens First Common Stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote by a majority of shares voting at the special meeting is required to approve the Merger Agreement.
Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.
As of __________ ___, 2008, Citizens First directors and executive officers, and their affiliates, held approximately ___% of the outstanding shares of Citizens First common stock entitled to vote at the special meeting. The Citizens First directors have indicated that they plan to vote the shares of Citizens First common stock that they own for approval of the Merger Agreement and the transactions contemplated thereby.

Conditions to Completion of the Merger (page ___)
The obligations of Premier Financial and Citizens First to complete the Merger depend on a number of conditions being met. These include:

•	Citizens First’s shareholders’ approval of the Merger Agreement;

•	approval of the Merger by the necessary federal and state regulatory authorities;

•	absence of any law or court order prohibiting the Merger;

•	receipt of opinions from counsel to Citizens First and Premier Financial that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•	the continued accuracy of certain representations and warranties.

Where the law permits, Citizens First or Premier Financial could choose to waive a condition to an obligation to complete the Merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Regulatory Approvals (page __)
We cannot complete the Merger unless it is approved by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”), the Federal Deposit Insurance Corporation and the West Virginia Board of Banking and Financial Institutions. Once the Federal Reserve Board approves the Merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the Merger.
As of the date of this proxy statement/prospectus all necessary applications have been filed, but we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement (page ____)
Citizens First and Premier Financial may mutually agree to terminate the Merger at any time.
Either Citizens First or Premier Financial may terminate the Merger Agreement if any of the following occurs:

•	there has been a material adverse change in the financial condition of Premier Financial, any Premier Financial Subsidiary Bank, or Citizens First since December 31, 2006; or

•
either party breaches any of its representations or obligations under the Merger Agreement, and does not cure the breach within 30 days if such breach individually or in the aggregate with other breaches results in a material adverse effect; or

•	the approval of any governmental entity required for consummation of the Merger is denied or the shareholders of Citizens First do not approve the Merger Agreement.

Termination Fee (See Page __)
In the event the Merger Agreement is terminated (i) due to a willful breach of the Merger Agreement by Citizens First;  (ii) as a result of the Citizens First Board of Directors failure to recommend the Merger and the shareholders of Citizens First fail to approve the Merger or (iii) the shareholders of Citizens First fail to approve the Merger and within twelve (12) months following the date of the Merger Agreement, Citizens First announces or enters into a contract for a transaction with any person relating to a merger or other business combination which was initiated while the Merger Agreement was in effect, Citizens First may be required to pay to Premier Financial a termination fee of $275,000.00.

Material Differences in the Rights of Premier Financial Shareholders and Citizens First Shareholders (page __)
The rights of Premier Financial’s shareholders are governed by Kentucky law and by Premier Financial’s articles of incorporation and bylaws. The rights of Citizens First shareholders are governed by West Virginia law and by Citizens First’s articles of incorporation and bylaws. Upon completion of the Merger, the rights of the Premier Financial’s shareholders, including former shareholders of Citizens First, will be governed by Kentucky law and the articles of incorporation and bylaws of Premier Financial.

RISK FACTORS

You should carefully read and consider the following risk factors concerning Premier Financial, Citizens First and the Merger before you decide whether to vote to approve the Merger and/or the other matters to be considered and voted upon at the shareholder meeting.

Risks Associated with the Merger
Fluctuations in the trading price of Premier Financial common stock will change the value of the shares of Premier Financial common stock you receive in the Merger.
The exchange ratio is set at 1.20 shares of Premier Financial common stock for each share of Citizens First common stock. As a result, the market value of the Premier Financial common stock that you receive in the Merger will increase or decrease depending on the direction of the price movement of the Premier Financial common stock.  An increase in the price of Premier Financial common stock will result in Citizens First shareholders receiving less cash and a decrease in the price of Premier Financial common stock will result in Citizens First shareholders receiving more cash, but in no event more than $13.25 per share.  Also, after the Merger, the market value of Premier Financial common stock may decrease and be lower than the market value of Premier Financial common stock that was used in calculating the exchange ratio in the Merger.

The integration of the operations of Premier Financial and Citizens First may be more difficult than anticipated.
The success of the Merger will depend on a number of factors, including (but not limited to) Premier Financial’s ability to:

•	timely and successfully integrate the operations of Premier Financial and Citizens First;

•	maintain existing relationships with depositors in Citizens First to minimize withdrawals of deposits subsequent to the Merger;

•	maintain and enhance existing relationships with borrowers to limit potential losses from loans made by Citizens First;

•	control the incremental non-interest expense of the integrated operations to maintain overall operating efficiencies;

•	retain and attract qualified personnel at Premier Financial and Citizens First; and

•	compete effectively in the communities served by Premier Financial and Citizens First and in nearby communities.

Citizens First shareholders will have less influence as shareholders of Premier Financial than as shareholders of Citizens First.
Citizens First shareholders currently have the right to vote in the election of the board of directors of Citizens First and on other matters affecting Citizens First. The shareholders of Citizens First as a group will own approximately 8.4% of the combined organization (Premier Financial and Citizens First) and 7.5% of the Premier Financial, Citizens First and Traders combined organization if the Traders transaction (see “PROPOSED ACQUISTION” on pages ___ - ___) is consummated. When the Merger occurs, each shareholder that receives shares of Premier Financial common stock will become a shareholder of Premier Financial with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Citizens First. Because of this, Citizens First’s shareholders will have less influence on the management and policies of Premier Financial than they now have on the management and policies of Citizens First.

Termination Fee may discourage others from trying to acquire Citizens First.
The termination fee provided for in the Merger Agreement (See “Termination Fee” on page ___ to ____) may discourage other companies from trying to acquire Citizens First even if the other acquisition could offer higher immediate value to Citizens First shareholders.

Risks Associated with Premier Financial

      Changes in Interest Rates Could Negatively Impact Premier Financial’s Results of Operations.
The earnings of Premier Financial are primarily dependent on net interest income, which is the difference between interest earned on loans and investments, and interest paid on interest-bearing liabilities such as deposits and borrowings. Interest rates are highly sensitive to many factors, including government monetary and fiscal policies; domestic and international economic and political conditions; and, in particular, changes in the discount rate by the Board of Governors of the Federal Reserve System. Conditions such as inflation, recession, unemployment, money supply, government borrowing and other factors beyond management’s control may also affect interest rates. If Premier Financial’s interest-earning assets mature, reprice or prepay more quickly than interest-bearing liabilities in a given period, a decrease in market interest rates could adversely affect net interest income. Likewise, if interest-bearing liabilities mature or reprice, or, in the case of deposits, are withdrawn by the accountholder, more quickly than interest-earning assets in a given period, an increase in market interest rates could adversely affect net interest income. Given Premier Financial’s current mix of assets and liabilities, a declining interest rate environment would negatively impact Premier Financial’s results of operations.

Fixed rate loans increase Premier Financial’s exposure to interest rate risk in a rising rate environment because interest-bearing liabilities would be subject to repricing before assets become subject to repricing. Adjustable rate loans decrease the risks to a lender associated with changes in interest rates but involve other risks. As interest rates rise, the periodic payment by the borrower rises to the extent permitted by the terms of the loan, and the increased periodic payment increases the potential for default. At the same time, for secured loans, the marketability of the underlying collateral may be adversely affected by higher interest rates. In a declining interest rate environment, there is likely to be an increase in prepayment activity on loans as the borrowers refinance their loans at lower interest rates. Under these circumstances, Premier Financial’s results of operations could be negatively impacted.

Changes in interest rates also can affect the value of loans, investments and other interest-rate sensitive assets and Premier Financial’s ability to realize gains on the sale or resolution of assets. This type of income can vary significantly from quarter-to-quarter and year-to-year based on a number of different factors, including the interest rate environment. An increase in interest rates that adversely affects the ability of borrowers to pay the principal or interest on loans may lead to an increase in non-performing assets and increased loan loss reserve requirements that could have a material adverse effect on Premier Financial’s results of operations.

      Regional Economic Changes in Premier Financial’s Markets Could Adversely Impact Results From Operations

Like all banks, Premier Financial is subject to the effects of any economic downturn, and in particular a significant decline in home values or reduced commercial development in Premier Financial’s markets could have a negative effect on results of operations. Premier Financial’s success depends primarily on the general economic conditions in the counties in which Premier Financial conducts business, and in the West Virginia, southern Ohio and northern Kentucky areas in general. Unlike larger banks that are more geographically diversified, Premier Financial provides banking and financial services to customers primarily in the West Virginia counties of Barbour, Boone, Harrison, Lewis, Lincoln, Logan, Kanawha and Upshur, as well as the southern Ohio counties of Gallia, Lawrence and Scioto and the northern Kentucky counties of Bracken, Fleming, Greenup, Lewis, Mason, and Robertson. The local economic conditions in these market areas have a significant impact on Premier Financial’s ability to originate loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in the general economic conditions caused by inflation, recession, unemployment or other factors beyond Premier Financial’s control would affect these local economic conditions and could adversely affect Premier Financial’s financial condition and results of operations. Additionally, a significant decline in home values would likely lead to increased delinquencies and defaults in both the consumer home equity loan and residential real estate loan portfolios and result in increased losses in these portfolios.

      New or Revised Tax, Accounting and Other Laws, Regulations, Rules and Standards Could Significantly Impact Strategic Initiatives, Results of Operations and Financial Condition

The financial services industry is highly regulated and laws and regulations may sometimes impose significant limitations on operations. These regulations, along with the currently existing tax and accounting laws, regulations, rules and standards, control the methods by which financial institutions conduct business; implement strategic initiatives, as well as past, present, and contemplated tax planning; and govern financial disclosures. These laws, regulations, rules, and standards are constantly evolving and may change significantly over time. The nature, extent, and timing of the adoption of significant new laws, changes in existing laws, or repeal of existing laws may have a material impact on Premier Financial’s results of operations and financial condition, the effects of which are impossible to predict at this time.

      The Extended Disruption of Vital Infrastructure Could Negatively Impact Premier Financial’s Results of Operations and Financial Condition

Premier Financial’s operations depend upon, among other things, its technological and physical infrastructure, including its equipment and facilities.  While disaster recovery procedures are in place, an extended disruption of its vital infrastructure by fire, power loss, natural disaster, telecommunications failure, computer hacking and viruses, terrorist activity or the domestic and foreign response to such activity, or other events outside of Premier Financial’s control, could have a material adverse impact either on the financial services industry as a whole, or on Premier Financial’s business, results of operations, and financial condition.

      Strong Competition Within Premier Financial’s Market Area May Limit Profitability

Premier Financial faces significant competition both in attracting deposits and in the origination of loans.  Mortgage bankers, commercial banks, credit unions and other savings institutions, which have offices in Premier Financial’s market area have historically provided most of Premier Financial’s competition for deposits; however, Premier Financial also competes with financial institutions that operate through Internet banking operations throughout the continental United States. In addition, and particularly in times of high interest rates, Premier Financial faces additional and significant competition for funds from money market and mutual funds, securities firms, commercial banks, credit unions and other savings institutions located in the same communities and those that operate through Internet banking operations throughout the continental United States. Many competitors have substantially greater financial and other resources than Premier Financial. Moreover, credit unions do not pay federal or state income taxes and are subject to fewer regulatory constraints than community banks and as a result, they may enjoy a competitive advantage over Premier Financial. Premier Financial competes for loans principally on the basis of the interest rates and loan fees its subsidiaries charge, the types of loans the subsidiaries originate and the quality of services they provide to borrowers. This advantage places significant competitive pressure on the prices of loans and deposits.

      Loss of Large Checking and Money Market Deposit Customers Could Increase Cost of Funds and Have a Negative Effect on Results of Operations

Premier Financial has a number of large deposit customers that maintain balances in checking, money market and repurchase agreement accounts at the Premier Financial Subsidiary Banks. The ability to attract these types of deposits has a positive effect on Premier Financial’s net interest margin as they provide a relatively low cost of funds to Premier Financial compared to certificates of deposits or advances. If these depositors were to withdraw these funds and the Premier Financial Subsidiary Banks were not able to replace them with similar types of deposits, the cost of funds would increase and Premier Financial’s results of operation would be negatively impacted.

      Extensive Regulation and Supervision

Premier Financial, primarily through the Premier Financial Subsidiary Banks, is subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect Premier Financial’s lending practices, capital structure, investment practices, dividend policy and growth, among other things. Premier Financial is also subject to a number of federal laws, which, among other things, require it to lend to various sectors of the economy and population, and establish and maintain comprehensive programs relating to anti-money laundering and customer identification. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect Premier Financial in substantial and unpredictable ways. Such changes could subject Premier Financial to additional costs, limit the types of financial services and products it may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, along with corrective action plans required by regulatory agencies, any of which could have a material adverse effect on Premier Financial’s business, financial condition and results of operations.  Premier Financial and certain of the Premier Financial Subsidiary Banks have in the past been subject to such corrective action plans, and therefore there may be some residual reputation damage within the regulatory agencies.  While Premier Financial has policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

      Dividend payments by subsidiaries to Premier Financial and by Premier Financial to its shareholders can be restricted.

Premier Financial’s principal source of funds for dividend payments and its debt service obligations is dividends received from the Premier Financial Subsidiary Banks.  Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.  Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, as defined, combined with the retained net profits of the preceding two years, subject to various capital requirements and additional restrictions.  During 2007 the Premier Financial Subsidiary Banks could, without prior approval, declare dividends of approximately $3.2 million plus any 2007 net profits retained to the date of the dividend declaration.

      Allowance for Loan Losses May Be Insufficient

Premier Financial, through the Premier Financial Subsidiary Banks, maintains an allowance for loan losses based on, among other things, national and regional economic conditions, historical loss experience, evaluations of potential losses on identified problem loans and delinquency trends.  Premier Financial believes that its allowance for loan losses is maintained at a level adequate to absorb any probable losses in its loan portfolio given the current information known to management.  These determinations are based upon estimates that are inherently subjective, and their accuracy depends on the outcome of future events.  Therefore, Premier Financial cannot predict loan losses with certainty and ultimate losses may differ from current estimates.  Depending on changes in economic, operating and other conditions, including changes in interest rates, which are generally beyond its control, Premier Financial’s actual losses could exceed its current allowance estimates.  Premier Financial can provide no assurance that its allowance is sufficient to cover all charge-offs in future periods.  If charge-offs exceed Premier Financial’s allowance, its earnings would decrease.  In addition, regulatory agencies review Premier Financial’s allowance for loan losses and may require additions to the allowance based upon their judgment about information available to them at the time of their examination.  A required increase in Premier Financial’s allowance for loan losses could reduce its earnings.

      Claims and Litigation Pertaining to Fiduciary Responsibility

From time to time, customers make claims and take legal action pertaining to Premier Financial’s and the Premier Financial Subsidiary Banks’ performance of their fiduciary responsibilities. If such claims and legal actions are not resolved in a manner favorable to the Premier Financial Subsidiary Banks they may result in financial liability and/or adversely affect the market perception of the Premier Financial Subsidiary Banks and their products and services as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on Premier Financial’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations.

      Inability to Hire and Retain Qualified Employees

Premier Financial’s performance is largely dependent on the talents and efforts of highly skilled individuals and their ability to attract and retain customer relationships in a community bank environment. There is intense competition in the financial services industry for qualified employees. In addition, Premier Financial faces increasing competition with businesses outside the financial services industry for the most highly skilled individuals. Premier Financial’s business could be adversely affected if it were unable to retain and motivate its existing key employees and management team.  Furthermore, Premier Financial’s success may be impacted if it were unable to recruit replacement management and key employees in a reasonable amount of time.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the Merger, the expected pro forma effect of the Merger, and plans and objectives of Premier Financial’s management for future operations of the combined organization following consummation of the Merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” or similar expressions and may include discussions of future strategy. Each of Premier Financial and Citizens First caution you not to rely unduly on any forward-looking statements in this proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements.

Factors that might cause such a difference include the following:

•	the ability of Citizens First to obtain the required shareholder approval or the companies to obtain the required regulatory approvals for the Merger;

•	the ability of the companies to consummate the Merger;

•	the ability to successfully integrate Citizens First into Premier Financial following the Merger;

•	a material adverse change in the financial condition, results of operations or prospects of either Citizens First or Premier Financial;

•	the ability to fully realize any cost savings and/or revenue enhancements or the ability to realize them on a timely basis;

•	the risk of borrower, depositor and other customer attrition after the transaction is completed;

•	a change in general business and economic conditions;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and

•	other risk factors described on pages __ to __ of this proxy statement/prospectus.

Premier Financial and Citizens First undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Premier Financial common stock is traded on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) Global Market under the trading symbol “PFBI”. The closing sale price reported for Premier Financial common stock on October 23, 2007, the last trading date preceding the public announcement of the Merger Agreement, was $14.45. Citizen First common stock is not traded over any organized exchange nor is it actively traded in a recognized over the counter market.  Shares are occasionally bought and sold by private individuals, firms, or corporations and in many instances, Citizens First does not have knowledge of the purchase price or the terms of the purchase.  The stock is also traded periodically through local brokerage firms.  The following table reflects the approximate range of the high and low prices for Citizens First common stock during each quarter indicated based upon information furnished to Citizens First by one or more parties or local brokerage firms involved in certain sales and purchases.  Since all of these sales have been private sales, Citizens First has no way of verifying the accuracy of the representations made to it as to the prices paid for Citizens First capital stock, but Citizens First and Premier Financial have no reason to believe that any of such representations are inaccurate.

The following table sets forth for the periods indicated the high and low prices per share of Premier Financial common stock and Citizens First common stock as reported on their respective market, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Premier Financial			Citizens First
			Cash					Cash
	Sales Price		Dividend	Sales Price				Dividend
	High	Low	Declared	High		Low		Declared
2005
First Quarter	$12.75	$10.78	$-		$20.00		$20.00	$0.01
Second Quarter	13.00	10.00	-		*		*	0.01
Third Quarter	14.93	11.90	-		*		*	0.01
Fourth Quarter	15.98	12.66	-		*		*	0.01

2006
First Quarter	$16.44	$14.01	$-	$	*	$	*	$-
Second Quarter	16.50	13.25	-		*		25.00	0.04
Third Quarter	15.40	13.90	0.05		25.00		*	-
Fourth Quarter	14.90	13.40	0.05		*		*	0.04

2007
First Quarter	$16.49	$13.36	$0.10	$	*	$	*	$-
Second Quarter	16.50	15.03	0.10		*		*	0.04
Third Quarter	16.45	13.23	0.10		*		*	-
Fourth Quarter	14.77	12.10	0.10		*		*	0.65

2008
First Quarter (through Jan. 31)	$13.59	$12.20	$-	$	*	$	*	$-

* No reported trades

The shareholders of Premier Financial are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly. Dividends were $0.40 per share in 2007, $0.10 per share in 2006 and no dividends in 2005. The payment of dividends is subject to the restrictions set forth in Kentucky corporate and banking laws and the limitations imposed by the Federal Reserve Board.

Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the Premier Financial Subsidiary Banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each of the Premier Financial Subsidiary Bank's earnings and financial condition.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary historical consolidated financial information for Premier Financial and Citizens First. The balance sheet data and income statement data of each of Premier Financial and Citizens First as of and for the five years in the period ended December 31, 2006 are taken from the audited consolidated financial statements of Premier Financial and Citizens First, respectively.

The following information should be read in conjunction with the audited consolidated financial statements of each of Premier Financial and Citizens First, and the related footnotes.
PREMIER FINANCIAL
Summary Consolidated Financial Data

Dollars in thousands, except per share amounts	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Summary Statements of Income
Net interest income	$16,652	$15,941	$21,395	$19,852	$18,064	$19,182	$20,838
Provision for loan losses	(103)	(1,051)	(1,161)	4	1,026	20,513	9,453
Non-interest income	3,461	3,031	4,165	3,920	3,606	4,064	2,717
Non-interest expense	12,232	12,736	16,937	17,305	17,782	17,632	17,831
Income taxes (benefit)	2,601	2,445	3,283	2,029	899	(5,282)	(1,522)
Income (loss) from continuing operations	5,383	4,842	6,501	4,434	1,963	(9,617)	(2,207)
Income (loss) from discontinued operations	-	-	-	-	4,734	(80)	(1,130)
Net income (loss)	$5,383	$4,842	$6,501	$4,434	$6,697	$(9,697)	$(3,337)
Per Share Information
Income (loss) from continuing operations - basic	$1.03	$0.92	$1.24	$0.85	$0.37	$(1.84)	$(0.42)
Income (loss) from continuing operations - diluted	1.02	0.92	1.24	0.84	0.37	(1.84)	(0.42)
Net income – basic	1.03	0.92	1.24	0.85	1.28	(1.85)	(0.64)
Net income – diluted	1.02	0.92	1.24	0.84	1.28	(1.85)	(0.64)
Book value	12.50	11.35	11.65	10.37	9.75	8.70	10.73
Cash dividends	0.30	0.05	0.10	0.00	0.00	0.00	0.00
Selected Balance Sheet Information
Total assets of continuing operations	$547,002	$539,701	$535,452	$528,324	$537,255	$543,229	$590,868
Total assets of discontinued operations	-	-	-	-	-	79,163	84,406
Loans, net of unearned income	346,502	346,037	343,797	328,717	324,937	331,794	373,099
Allowance for loan losses	6,499	6,941	6,661	7,892	9,384	14,300	9,698
Goodwill and other intangibles	15,816	15,816	15,816	15,816	15,816	15,816	15,816
Securities	123,347	129,510	121,367	137,419	153,892	147,646	144,698
Deposits	450,960	445,820	438,950	435,843	437,798	455,474	477,724
Other borrowings	26,711	23,693	33,091	19,053	20,536	18,307	32,600
Subordinated debentures	-	8,505	-	15,722	20,876	26,546	29,639
Stockholders’ equity	65,472	59,393	61,002	54,287	51,029	45,540	56,124

	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Selected Ratios
Return on average assets (1), (2)	1.30%	1.19%	1.21%	0.82%	0.36%	(1.66)%	(0.37)%
Return on average equity (2)	11.25%	11.31%	11.31%	8.42%	4.06%	(18.46)%	(3.77)%
Dividend payout (2)	29.41%	5.43%	8.06%	0.00%	0.00%	0.00%	0.00%
Stockholders’ equity to total assets assets at period-end (3)	11.97%	11.00%	11.39%	10.28%	9.50%	8.38%	9.50%
Average stockholders’ equity to average total assets (1)	11.57%	10.58%	10.74%	9.77%	8.23%	7.88%	8.44%

(1)  Computed based on average assets from continuing operations
(2)  Computed based on income (loss) from continuing operations
(3)  Shareholders’ equity at period-end divided by assets from continuing operations
(4)  A 2003 investigation into the conduct of the former president of Farmers Deposit Bank by Premier and the FDIC, resulted in the charge-off of over $17.2 million of loans. The resulting depletion of the allowance for loan losses together with the analysis of additional risk in the loan portfolio warranted significant additional provisions for loan losses at the Bank. In addition to the provision for loan losses, interest income reversals and other non-interest expenses, including bad check write-offs and loan review expenses, were recorded.

CITIZENS FIRST
Summary Consolidated Financial Data

Dollars in thousands, except per share amounts	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Summary Statements of Income
Net interest income	$1,871	$1,921	$2,559	$2,524	$2,357	$1,978	$1,223
Provision for loan losses	35	100	130	166	200	123	245
Non-interest income	232	217	294	243	203	85	60
Non-interest expense	1,388	1,288	1,716	1,675	1,615	1,395	1,137
Income taxes (benefit)	306	317	433	360	281	199	(61)
Net income (loss)	$374	$433	$575	$565	$465	$346	$(38)
Per Share Information
Net income – basic	0.94	1.08	1.44	1.41	1.17	0.87	(0.09)
Net income - diluted	0.94	1.08	1.44	1.41	1.17	0.87	(0.09)
Book value	14.86	13.66	13.97	12.62	11.24	10.08	9.22
Cash dividends	0.04	0.04	0.08	0.04	0.00	0.00	0.00
Selected Balance Sheet Information
Total assets	$59,062	$61,130	$62,683	$56,782	$52,105	$47,210	$39,679
Loans, net of unearned income	47,290	46,008	47,060	47,350	46,461	38,990	31,166
Allowance for loan losses	581	527	558	556	537	428	350
Securities	3,984	2,996	898	2,132	127	0	0
Deposits	52,493	55,341	56,813	51,422	47,415	42,928	35,887
Other borrowings	0	0	0	0	0	0	0
Stockholders’ equity	5,942	5,464	5,589	5,047	4,497	4,033	3,686
Shares outstanding	400	400	400	400	400	400	400

Selected Ratios
Return on average assets	0.84%	0.94%	0.92%	0.99%	0.89%	0.73%	(0.10)%
Return on average equity	8.39%	10.57%	10.29%	11.19%	10.34%	8.58%	(1.03)%
Dividend payout	4.26%	3.70%	5.56%	2.84%	0.00%	0.00%	0.00%

THE SPECIAL MEETING

General
This section contains information about the Citizens First special shareholder meeting that has been called to vote upon the matters described below.

We are mailing this proxy statement/prospectus to you, as a Citizens First shareholder, on or about _______ ___, 2008. Together with this proxy statement/prospectus, we also are sending to you a notice of the special meeting and a form of proxy that the Citizens First board is soliciting for use at the special meeting. The special meeting will be held on                     , __________ ___, 2008, at ______ __.m., local time.

Matters to Be Considered

     At the special meeting, you will be asked:

•	to approve the Merger Agreement and the transactions contemplated thereby; and

•
to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to the Citizens Financial corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Citizens First Bank, Inc.
Attention:  Corporate Secretary
601 Washington Street
Ravenswood, West Virginia 26164

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the special meeting as described above.

Solicitation of Proxies

Citizens First will bear the entire cost of soliciting proxies from you, except that Premier Financial has agreed to pay the cost of the preparation and filing of this proxy statement/prospectus and other fees relating to the Merger paid to the Securities and Exchange Commission. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Citizens First will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter.

Record Date and Voting Rights

In accordance with West Virginia law, Citizens First’s articles of incorporation and bylaws and the Nasdaq rules, we have fixed ______________, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Citizens First common stock at the close of business on the record date. At that time, 400,000 shares of Citizens First common stock were outstanding, held by ___ holders of record. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Citizens First common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Citizens First common stock you held as of the close of business on the record date.

Holders of shares of Citizens First common stock present in person at the special meeting but not voting, and shares of Citizens First common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal.

Vote Required

The presence of a majority of the outstanding shares of Citizens First Common Stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote by a majority of shares voting at the special meeting is required to approve the Merger Agreement.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the Merger Agreement and the transactions contemplated thereby require the affirmative vote of a majority of the outstanding shares of Citizens First common stock represented at the special meeting, abstentions will have the same effect as votes against these matters. Accordingly, the Citizens First board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Citizens First and their affiliates, beneficially owned approximately ___shares of Citizens First common stock, entitling them to exercise approximately ___% of the voting power of the Citizens First common stock entitled to vote at the special meeting. Each director and executive officer of Citizens First has indicated that they will vote each share of Citizens First common stock that they own “FOR”approval and adoption of the Merger Agreement and the transactions contemplated thereby.

Recommendation of the Citizens First Board of Directors

The Citizens First board of directors has approved the Merger Agreement and the transactions contemplated thereby.  The Citizens First board believes that the Merger Agreement and the transactions contemplated thereby are fair to, and are in the best interests of, Citizens First and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby.

APPROVAL OF THE MERGER

          This summary of the material terms and provisions of the Merger Agreement is qualified in its entirety by reference to such document. The Merger Agreement is attached asAppendix Ito this proxy statement/prospectus. We incorporate Appendix I into this summary by reference.

Merger

          Subject to satisfaction or waiver of all conditions in the Merger Agreement, Citizens First will merge with and into CFB Interim Bank, a wholly-owned subsidiary of Premier Financial.  Upon completion of the Merger, CFB Interim Bank will change its name to Citizens First Bank, Inc., its corporate existence will terminate and CFB Interim Bank will continue as the surviving corporation.

          Immediately following the Merger, the directors and officers of Citizens First will become the directors and officers of CFB Interim Bank.

Merger Consideration

          Each share of Citizens First common stock will be converted in the Merger into:

•	1.20 shares of Premier Financial common stock; and

•
cash; the amount of cash will be determined by taking the volume-weighted average of the closing price of Premier Common Stock for the five (5) trading days ending with the fifth business day before the Effective Time multiplied by 1.20 and subtracting that amount from $29.25.  The difference shall be the cash consideration; in no event, however, shall the cash consideration exceed $13.25 per share.

          The amount and nature of the merger consideration was established through arm’s-length negotiations between Premier Financial and Citizens First and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page ___ and “Premier Financial Reasons for the Merger” beginning on page __. The parties have structured the Merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “Certain Federal Income Tax Consequences of the Merger” beginning on page __.

          We cannot assure you that the current fair market value of Premier Financial or Citizens First common stock will be equivalent to the fair market value of Premier Financial or Citizens First common stock on the effective date of the Merger.

No Fractional Shares

          Each holder of shares of common stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Premier Financial common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Premier Financial common stock multiplied by (ii) the volume-weighted average of the closing price for a share of Premier Financial common stock for the five trading days ending with the fifth business day before the Effective Time.

Dissenters’ Appraisal Rights

The following summary does not purport to be a complete statement of the procedures to be followed by Citizens First shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of West Virginia Code Sections 31D-13-1301 et seq., the full texts of which are attached as Appendix II to this Proxy Statement.

Appraisal Rights

Under the West Virginia Business Corporation Act, Citizens First shareholders may object to the Merger and demand in writing to be paid the fair value of their shares.  Shareholders who elect to exercise appraisal rights must comply with all of the procedures of the West Virginia Business Corporation Act to preserve those rights.  A copy of the provision of the West Virginia Business Corporation Act concerning the “Appraisal Rights” is attached as Appendix II to this Proxy Statement.

Section 31D-13-1321 sets forth the initial procedures to be followed by a shareholder electing to demand appraisal of his or her shares.  These must be followed strictly.  Failure to comply with these procedures may cause you to lose your appraisal rights.  The following information is only a brief summary of the required procedures under West Virginia law and is qualified in its entirety by the provisions of the West Virginia Business Corporation Act.

General Requirements

If you want to object to the Merger and be paid the full value of your shares in cash, §31D-13-1321 requires you to take the following actions:

•
You must deliver a written demand for appraisal to Citizens First before the vote is taken on the Merger Agreement at Citizens First’s special meeting.  This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement.  Merely voting against, abstaining from voting or failing to vote in favor of adoption of the Merger Agreement will not constitute a demand for appraisal within the meaning of §31D-13-1321.  See “Requirements for Written Demand for Appraisal” below for more details on making a demand for appraisal.

•
You must not vote in favor of approval and adoption of the Merger Agreement. A failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement will constitute a waiver of your right of appraisal. Accordingly, if you want to maintain your appraisal rights you must either check the “Against” box or the “Abstain” box on the proxy card or refrain from executing and returning the enclosed proxy card.

•
You must continuously hold your shares of Citizens First stock from the date you make the demand for appraisal through the effective date of the Merger. A stockholder who is the record holder of shares of Citizens First common stock on the date the written demand for appraisal is made, but who thereafter transfers these shares prior to completion of the Merger, will lose any right to appraisal in respect of those shares.

Requirements for Written Demand for Appraisal

Voting against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will not constitute a written demand for appraisal within the meaning of §31D-13-1321.  The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

Citizens First shareholders who wish to exercise their appraisal rights should address written demands to:

Thomas M. Lookabaugh
President and Chief Executive Officer
Citizens First Bank, Inc.
601 Washington Street
Ravenswood, West Virginia 26164

Citizens First must receive all written demands for appraisal before the vote concerning the Merger Agreement is taken.

Written Notice from Citizens First After the Effective Date

Within ten days after the effective date of the Merger, Citizens First must give written notice that the Merger has become effective to each Citizens First shareholder who has properly sent a written demand for appraisal and who did not vote in favor of the Merger.  The written notice and form will (a) specify the date of the first announcement to shareholders of the principal terms of the Merger and (b) require the shareholder(s) to certify (x) whether or not the beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (y) that the shareholder(s) did not vote for the Merger.  The form will also specify (a) where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited; (b) a date by which Citizens First must receive the form; (c) Citizens First’s estimate of the fair value of the shares; (d) that, if requested in writing, that Citizens First will provide within ten (10) days after the date set forth in (b) above the number of shareholders who return the dissenters form by the specified date and the total number of shares owned by them; and (e) the date by which a shareholder may withdraw their request for appraisal rights.

ANY SHAREHOLDER FAILING TO MAKE DEMAND AS OUTLINED ABOVE AND IN APPENDIX II SHALL BE BOUND BY THE MERGER PLAN IN ACCORDANCE WITH ITS TERMS.

Background of the Merger; Board Recommendations and Reasons for the Merger

The board of directors and management of Citizens First have periodically explored and discussed strategic options potentially available to it in an effort to enhance shareholder value. These discussions included the possibility of business combinations involving Citizens First and other financial institutions. From time to time, representatives of Citizens First have had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination.  None of those discussions resulted in a transaction.

In determining to approve the Merger Agreement and the transactions contemplated thereby, and to recommend their approval to shareholders, the Citizens First board of directors reviewed and considered a number of factors, including, without limitation, the following:

•
the value to be received by the shareholders under the Merger Agreement relative to the historical trading price of Citizens First common stock represented a premium of approximately 17.0% over the closing price of Citizens First common stock on October 23, 2007, the last trading day before the Merger Agreement was signed;

•	the per share value of the consideration to Citizens First shareholders and the fact that at least a portion of the consideration will be in the form of cash;

•	the anticipated tax-free exchange of Citizens First common stock for Premier Financial common stock for that portion of consideration;

•
the ability of Citizens First shareholders, through the Premier Financial common stock component of the merger consideration, to participate in the potential growth of the combined institutions following consummation of the transaction;

•
the competitive environment facing community banks like Citizens First, and management’s belief that its customers and employees would benefit from a combination with Premier Financial due to the combined company’s enhanced ability to serve its customers more broadly and effectively because of the combined company’s greater scale, broader product mix, stronger platform and robust systems;

•	the result of the due diligence investigation of Premier Financial conducted by Citizens First;

•	the board’s familiarity with and review of the business, financial condition, results of operations, and prospects of Premier Financial, including among others, its growth and profitability potential;

•	management’s belief that the Merger would likely be approved by the appropriate regulatory authorities without undue conditions of delay and in accordance with the terms proposed; and

•
the potential alternatives available to Citizens First, including other potential merger transactions and the alternative of remaining independent, and the risks and challenges inherent in successfully implementing its business plan.

In reaching its determination to approve and recommend the Merger, the Citizens First board of directors did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the Citizens First board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Citizens First board of directors.

Based on the foregoing, the Citizens First board of directors believes that the Merger is in the best interests of Citizens First and its shareholders and recommends that shareholders vote “FOR” approval of the Merger Agreement.

Premier Financial’s Reasons for the Merger

The Merger is consistent with Premier Financial’s plan to have operations, offices and distinct capabilities in markets of its choice within its region. The Merger will afford Premier Financial the opportunity to expand into Ravenswood, Jackson County, West Virginia and Ripley, Jackson County, West Virginia.  Premier Financial believes that the Merger provides an opportunity to enhance Premier Financial’s stockholder value with the prospects of positive long-term performance of Premier Financial’s common stock. Premier Financial believes that the Merger is a strategic fit between Premier Financial and Citizens First given the compatibility of the management and business philosophy of each company. Enhanced opportunities should result from the Merger by eliminating redundant or unnecessary costs and enhancing revenue growth prospects.

Interests of Certain Persons in the Merger

Certain members of Citizens First’s management have interests in the Merger in addition to their interests as shareholders of Citizens First. These interests are described below. In each case, the Citizens First board of directors was aware of these potential interests, and considered them, among other matters in approving the Merger Agreement and the transactions contemplated thereby.

Management Following the Merger. The Merger Agreement provides the following with respect to the management of Citizens First at the time of the Merger:

•
The directors and officers of the surviving bank at the Effective Time shall be those persons who are directors and officers respectively of Citizens First immediately before the Effective Time.  The committees of the Board of Directors of the surviving bank at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Citizens First as they exist immediately before the Effective Time.  The committees of officers of the surviving bank at the Effective Time shall be the same as and shall be composed of the same officers who are serving on the committees of officers of Citizens First as they exist immediately before the Effective Time.

Employee Benefit Plans. Premier Financial intends to provide the employees of Citizens First with employee benefit plans substantially similar to those provided to the employees of Premier Financial. Employees of Citizens First will receive credit for their service to Citizens First in determining their eligibility and vesting in the benefit plans provided by Premier Financial. The agreement also provides that Premier Financial will pay to any Citizens First employee who is involuntary terminated other than for cause within twelve (12) months after the closing date, a severance payment equal to one (1) week of base pay (at the rate in effect on the termination date) for each year of service at Citizens First (with credit for partial years of service), with a minimum payment equal to four (4) weeks of base pay and a maximum payment equal to eight (8) weeks of base pay.

Conditions of the Merger

The respective obligations of Premier Financial and Citizens First to consummate the Merger are subject to the satisfaction of certain mutual conditions, including the following:

•
The shareholders of Citizens First approve the Merger Agreement and the transactions contemplated thereby, described in the proxy statement/prospectus at the special meeting of shareholders of Citizens First;

•
All regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement are obtained from the Federal Reserve Board, the Federal Deposit Insurance Corporation, the West Virginia Board of Banking and Financial Institutions and any other appropriate federal and/or state regulatory agencies without unreasonable conditions, and all waiting periods after such approvals required by law or regulation expire;

•
The registration statement (of which this proxy statement/prospectus is a part) registering shares of Premier Financial common stock to be issued in the Merger is declared effective and not subject to a stop order or any threatened stop order;

•
There shall be no actual or threatened litigation, investigations or proceedings challenging the validity of, or damages in connection with, the Merger that would have a material adverse effect with respect to the interests of Premier Financial or Citizens First or impose a term or condition that shall be deemed to materially adversely impact the economic or business benefits of the Merger;

•
The absence of any statute, rule, regulation, judgment, decree, injunction or other order being enacted, issued, promulgated, enforced or entered by a governmental authority effectively prohibiting consummation of the Merger;

•
All permits or other authorizations under state securities laws necessary to consummate the Merger and to issue the shares of Premier Financial common stock to be issued in the Merger being obtained and remaining in full force and effect.

In addition to the mutual covenants described above, the obligation of Premier Financial to consummate the Merger is subject to the satisfaction, unless waived, of the following other conditions:

•
The representations and warranties of Citizens First made in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the effective time of the Merger and Premier Financial receives a certificate of the chief executive officer and the chief financial officer of Citizens First to that effect;

•
Citizens First performs in all material respects all obligations required to be performed under the Merger Agreement prior to the effective time of the Merger and delivers to Premier Financial a certificate of its chief executive officer and chief financial officer to that effect; and

•
Premier Financial shall have received an opinion of Huddleston Bolen LLP, counsel to Premier Financial, dated as of the effective time of the Merger, that the Merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code.

In addition to the mutual covenants described above, Citizens First’s obligation to complete the Merger is subject to the satisfaction, unless waived, of the following other conditions:

•
The representations and warranties of Premier Financial made in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the effective time of the Merger and Citizen First receives a certificate of the chief executive officer and chief financial officer of Premier Financial to that effect;

•
Premier Financial performs in all material respects all obligations required to be performed under the Merger Agreement prior to the effective time of the Merger and delivers to Citizens First a certificate of its chief executive officer and chief financial officer to that effect; and

•
Citizens First shall have received an opinion of Jackson Kelly PLLC, counsel to Citizens First, stating that, among other things, as of the effective time of the Merger, the Merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Citizens First to the extent that they receive Premier Financial common stock in exchange for their Citizens First common stock in the Merger.

Representations and Warranties

The Merger Agreement contains representations and warranties by Premier Financial and Citizens First. These representations and warranties are qualified by a materiality standard, which means that Premier Financial or Citizens First is not in breach of a representation or warranty unless the existence of any fact, event or circumstance, individually, or taken together with other facts, events or circumstances has had or is reasonably likely to have a material adverse effect on Premier Financial or Citizens First. These include, among other things, representations and warranties by Premier Financial and Citizens First to each other as to:

•	organization and good standing of each entity and its subsidiaries;

•	each entity’s capital structure;

•	each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the reorganization agreement;

•	absence of material adverse changes since December 31, 2006;

•	consents and approvals required;

•	regulatory matters;

•	accuracy of documents, including financial statements and other reports, filed with the SEC;

•	absence of defaults under contracts and agreements;

•	absence of environmental problems;

•	absence of conflicts between each entity’s obligations under the Merger Agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	litigation and related matters;

•	taxes and tax regulatory matters;

•	employee benefit matters; and

•	books and records fully and accurately maintained and fairly present events and transactions;

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the closing in any of the following ways:

•	By mutual consent in writing of Citizens First and Premier Financial; or

•
By Citizens First by giving written notice thereof to Premier Financial if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Premier Financial or any Premier Financial Subsidiary Bank since December 31, 2006, or (ii) Premier Financial has in any material respect breached any covenant, undertaking, representation or warranty contained in the Merger Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

•
By Premier Financial by giving written notice thereof to Citizens First if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Citizens First since December 31, 2006 or (ii) Citizens First has in any material respect breached any covenant, undertaking, representation or warranty contained in the Merger Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

•
By either Citizens First or Premier Financial upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by the Merger Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

•	By either Citizens Bank or Premier Financial upon written notice to the other if any condition precedent to either party's performance under the Merger Agreement is not satisfied or fulfilled; or

•	By either Citizens First or Premier Financial if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

•
By either Citizens First or Premier Financial upon the bankruptcy, insolvency or assignment for the benefit of creditors of Citizens First, Premier Financial or of any of the Premier Financial Subsidiary Banks; or

•
By either Citizens First or Premier Financial, if the shareholders of Citizens First shall fail to approve the Merger by the vote required under the West Virginia Business Corporation Act and the Articles of Incorporation and Bylaws of Citizens First.

Termination Fee

The Merger Agreement provides that:

(a)            Citizens First shall pay to Premier Financial a cancellation fee of $275,000.00 (the "Termination Fee") if a Triggering Event (as defined below) has occurred; provided that Premier Financial has not breached in any material respect the obligations of Premier Financial contained in the Merger Agreement. The Termination Fee shall be payable in immediately available funds.

(b)            A "Triggering Event" shall mean:

(i)            a willful breach of the Merger Agreement which would permit Premier Financial to terminate the Merger Agreement; or

(ii)            the occurrence of both paragraphs (A) and (B):

(A)            The Citizens First Board of Directors fails to recommend the Merger to Citizens First shareholders and to continue such recommendation until the Citizens First shareholders meeting duly called and held for the purpose of approving the Merger Agreement (the "Shareholders Meeting"), unless the Citizens First Board of Directors reasonably concludes that one of the conditions precedent to Citizens First's obligation to close, other than the required shareholders' vote, is not likely to be met, or unless a recommendation of the Merger would constitute a breach of the Citizens First Board of Directors fiduciary duty, and

(B)            the shareholders of Citizens First fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms of the Merger Agreement; or

(iii)            the occurrence of both paragraphs (A) and (B):

(A)            The shareholders of Citizens First fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof and,

(B)            pursuant to an offer or negotiations initiated or commenced while the Merger Agreement is in effect, either: (a) within 12 months following the date of the Merger Agreement, Citizens First announces or enters into a contract for a transaction with any person or group of persons relating to a merger or other business combination involving Citizens First or the sale or other disposition of a majority of the assets of, or equity interest in, Citizens First other than a transaction pursuant to which Citizens First is the surviving corporation and the shareholders of Citizens First are the owners of a majority of the stock of the surviving corporation subsequent to the transaction (an "Acquisition Transaction") and such transaction is consummated within 18 months following the date hereof; (b) within 12 months following the date hereof, a tender or exchange offer is commenced by any person or group of persons to acquire equity securities of Citizens First if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Citizens First (a "Tender Offer"), and such equity interest is acquired pursuant to such Tender Offer within 18 months following the date hereof.

Waiver and Amendment

Prior to the effective time of the Merger, any provision of the Merger Agreement may be waived by the party benefiting from the provision or amended or modified by an agreement in writing between the parties, except that, after the special meeting, the Merger Agreement may not be amended if it would violate the West Virginia Business Corporation Act.

Indemnification; Directors’ and Officers’ Insurance

Premier Financial has agreed to indemnify the directors and officers of Citizens First after the effective time of the Merger to the fullest extent that Premier Financial is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of Kentucky and Premier Financial’s Articles of Incorporation and Bylaws. Premier Financial has also agreed to use its reasonable best efforts to cause the directors and officers of Citizens First to be covered by a directors’ and officers’ liability insurance policy maintained by Premier Financial.

Closing Date; Effective Time

The Merger will be consummated and become effective upon the issuance of a certificate of merger by the West Virginia Secretary of State (or on such other date as may be specified in the articles of merger to be filed with the West Virginia Secretary of State). Unless otherwise agreed to by Premier Financial or Citizens First, the closing of the Merger will take place on the fifth business day to occur after the last of the conditions to the Merger have been satisfied or waived.

Regulatory Approvals

The Merger and the other transactions contemplated by the Merger Agreement require the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Board of Banking and Financial Institutions. As a bank holding company, Premier Financial is subject to regulation under the Bank Holding Company Act of 1956.   Premier Financial and Citizens First have filed all required applications seeking approval of the Merger with the Federal Reserve, the Federal Deposit Insurance Corporation and the West Virginia Board of Banking and Financial Institutions.

Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the Merger if, among other things, it determines that the effect of the Merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The West Virginia Board of Banking and Financial Institutions will review the Merger under similar standards.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve Board before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws.

The Merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the Merger will be obtained and, if the Merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the Merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve Board.

Premier Financial and Citizens First are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the Merger.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Citizens First common stock to Premier Financial common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement contains certain forbearances and affirmative covenants made by Citizens First. Citizens First has agreed that, until the effective time of the Merger, without the prior written consent of Premier Financial, that Citizens First will not:

(a)            Make any change in its authorized capital stock.

(b)            Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

(c)            Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

(d)            Declare or pay any dividends or other distributions on any shares of common stock.

(e)            Purchase or otherwise acquire or agree to acquire for a consideration any share of its common stock (other than in a fiduciary capacity).

(f)            Enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect.

(g)            Take any action materially and adversely affecting the Merger Agreement or the transactions contemplated by the Merger Agreement or the financial condition (present or prospective), businesses, properties, or operations of Citizens First.

(h)            Acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, bank, or banking association.

(i)            Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract.

(j)            Amend its Articles of Incorporation or Association, By-laws or Charter.

(k)            Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Citizens First, or the acquisition of their Citizens First common stock, or the merger of Citizens First with any person other than Premier Financial, and Citizens First shall promptly notify Premier Financial orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.

          Citizens First has also agreed that, it will:

(a)            Promptly advise Premier Financial in writing of the name and address of and number of shares of Citizens First common stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the West Virginia Business Corporation Act.

(b)            Operate its business only in the normal course and manner.

(c)            Make available to Premier Financial for review prior to Citizens First’s final loan approval, any loan documentation, credit memorandums or other related documentation requested or received by Citizens First in its decision making process in determining whether to extend credit to any borrower for:

(1)	Any new loan, or renewal of an existing loan, that totals $250,000 or greater; or

(2)
Any new loan, or renewal of an existing loan, which, when included with all other loans from Citizens First to any such borrower and their related interests, would cause such borrower’s total loans from Citizens First, including loans from Citizens First to their related interests, to exceed $400,000.

(d)            Promptly advise Premier Financial of any material adverse change in the financial condition, assets, business operations or key personnel of Citizens First and of any material breach of any representation or warranty made by Citizens First in the Merger Agreement.

(e)            Direct its accountants to give Premier Financial access to all information, documents and working papers pertaining to Citizens First.

(f)            Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of the Merger Agreement.

(g)            Furnish to Premier Financial a list containing the names and addresses of all holders of Citizens First common stock.

(h)            Use its best efforts in good faith to take or cause to be taken all action required under the Merger Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated thereby at the earliest possible date and cooperate fully with Premier Financial to that end.

Accounting Treatment

The Merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Citizens First, as of the completion of the Merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill and will not be amortized. Instead, goodwill is evaluated for impairment annually. Financial statements of Premier Financial issued after the consummation of the Merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Citizens First. The operating results of Citizens First will be reflected in Premier Financial consolidated financial statements from and after the date the Merger is consummated.

Management and Operations after the Merger

Board of Directors.

The present directors of Citizens First will become the directors of the surviving bank.

Management.

The present officers of Citizens First will become the officers of the surviving bank.

Resales of Premier Financial Common Stock

The shares of Premier Financial common stock to be issued to shareholders of Citizens First under the Merger Agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of Premier Financial after the Merger and who were not affiliates of Citizens First on the date of the special meeting.

All directors and executive officers of Citizens First are considered affiliates of Citizens First for this purpose. They may resell shares of Premier Financial common stock received in the Merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Citizens First director and each other person deemed to be an affiliate will enter into an agreement with Premier Financial providing that the person will not transfer any shares of Premier Financial common stock received in the Merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Premier Financial common stock.

PROPOSED ACQUISITION

On November 27, 2007 Premier Financial and Traders Bankshares, Inc. (“Traders”), a one bank bank holding company entered into an Agreement of Merger (the “Traders Merger Agreement”). Under the Traders Merger Agreement upon completion of the Merger, each share of Traders’ 180,000 issued and outstanding common stock will be converted into the right to receive 3.75 shares of Premier Financial and $50.00 cash, without interest.  The Traders Merger Agreement contemplates the merger of Traders with and into a wholly owned subsidiary of Premier Financial such that upon consummation of the Merger, Traders would become a wholly owned subsidiary of Premier Financial and shareholders of Traders would become shareholders of Premier Financial.  The Merger is contingent upon approval by Traders shareholders and regulatory authorities.  The Merger is also subject to termination:

•	By either Traders or Premier Financial, if the Closing does not occur on or before April 30, 2008 unless extended by mutual agreement in writing; or

•
By Traders by giving written notice thereof to Premier Financial during the five day period (“Election Period”) ending two business days prior to the Closing Date, if the volume weighted average of the daily closing price per share of Premier Financial common stock for the five trading days ending with the tenth trading day prior to the Closing Date (“Closing Price”) is less than $11.20, unless Premier Financial by giving written notice to Traders after having received a termination notice from Traders, at its option, increases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Financial common stock which are the equivalent to at least $42.00, based upon the Closing Price and the total Merger Consideration being received by Traders shareholders is equal to at least $92.00 per share.

•
By Premier Financial by giving written notice thereof to Traders during the Election Period if the Closing Price is more than $16.80, unless Traders by giving written notice to Premier after having received a termination notice from Premier, at its option, decreases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Financial common stock which are the equivalent to, at the greatest, $63.00 based upon the Closing Price and the total Merger Consideration being received by Traders’ shareholders is equal to, at the greatest, $113.00 per share.

Accordingly, the probability of consummation of this proposed Merger cannot be conclusively stated at this time.

On September 30, 2007, Traders reported total assets of $106 million.  At that date, Traders had one wholly owned subsidiary:  Traders Bank, a West Virginia chartered commercial bank with its main office in Spencer, West Virginia.  The following is a summary of unaudited selected financial data for Traders as of and for the nine months ended September 30, 2007.  The results are not necessarily indicative of future operations:

($ in thousands)
Assets	105,968
Liabilities	93,651
Stockholders’ Equity	12,317
Net Income	323

A description of Traders follows.

Regulatory Matters Regarding Traders

On July 13, 2004 Traders Bank, the wholly owned banking subsidiary of Traders, the Federal Reserve Bank of Richmond and the West Virginia Division of Banking entered into a written agreement requiring certain corrective action on the part of Traders Bank, including:

(1)
Retention of an independent management consultant acceptable to both regulators to conduct a review of the functions and performance of Traders Bank’s management and Traders Bank’s staffing needs, and the formulation by Traders Bank of a management plan to address the findings and recommendations of such report.

(2)	Traders Bank is required to notify the Federal Reserve Bank of Richmond of appointment of any new officers or directors.

(3)	Traders Bank is restricted in its indemnification of and payment of severance payments to certain executive officers.

(4)	Traders Bank was required to submit to both regulators written loan policies and procedures.

(5)
Traders Bank was required to submit to both regulators a written plan to improve the bank’s asset position on past due loans or adversely classified or listed loans, and to submit quarterly progress reports to both regulators updating the asset improvement plan.

(6)	Traders Bank was required to submit to both regulators a revised written loan review program addressing loan review deficiencies.

(7)	Traders Bank is required to maintain adequate loan loss reserves.

(8)	Traders Bank was required to submit to both regulators a written strategic business plan for improving earnings and overall conditions of the Bank.

(9)	Traders Bank was required to submit to both regulators a written plan to achieve and maintain sufficient capital.

(10)	Traders Bank is prohibited from declaring or paying any dividends without prior written approval of both regulators.

(11)	Traders Bank was required to submit to both regulators a written investment policy and procedures statement.

(12)	Traders Bank was required to submit to both regulators a written plan for enhancing independent testing of the bank’s anti-money laundering compliance and customer due diligence program.

Compliance with this Agreement is monitored and coordinated by a committee of Traders Bank’s board of directors.

On February 27, 2007, Traders Bank entered into a Memorandum of Understanding with the Federal Reserve Bank of Richmond following a consumer affair’s examination, which identified certain deficiencies, in particular failure to maintain adequate flood hazard insurance.  Pursuant to Order issued November 28, 2007 and consented to by Traders Bank on January 2, 2008, Traders Bank was assessed a civil money penalty in the amount of $4,200 for an apparent pattern and practice of violations of Federal Reserve Board Regulation H regarding flood insurance requirements.

Officers of Traders Entitled to Severance

The Traders’ Merger also entitles certain officers of Traders to receive sums as a result of the Traders’ Merger.

•
Gary Brown, the President and CEO of Traders, is party to an employment contract dated November 21, 2005.  The initial term of the employment contract was for 2 years and automatically renewed for a period of one year, until November 21, 2008.  The employment contract provides, upon “Change of Control”, that the executive may terminate the employment contract and will be entitled to 225% of his annual salary plus any accrued incentive compensation as “Severance Pay”, plus any accrued vacation days.  Mr. Brown has indicated that it his current intention to terminate his employment. Mr. Brown would be paid the “Severance Pay” currently estimated to be $411,717.

•
Elta K. Cottrell, Executive Vice President of Traders is party to an existing “Employment and Change-of-Control Agreement” dated May 22, 2007.  The term of the employment contract is for a period of 5 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus to the executive upon termination or a material change in title, position, status, pay, benefits, location of employment, authority or duties.  It is anticipated that Ms. Cottrell will be paid the “Severance Pay” currently estimated to be $97,537.

•
Marshall T. McNeer, Vice President of Traders is party to an existing “Employment and Change-of-Control Agreement” dated December 19, 2006.  The term of the employment contract is for a period of 2 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus (Mr. McNeer does not participate in the incentive bonus program) to executive upon termination or a material change in title, position, status, pay or benefits.  It is anticipated that Mr. McNeer will be paid the “Severance Pay” currently estimated to be $78,750.

•
Martha J. Haymaker, Executive Vice President and Chief Financial Officer of Traders is party to an existing “Employment and Change-of-Control Agreement” dated October 12, 2006.  The term of the employment contract is for a period of 5 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus to executive upon termination or a material change in title, position, status, pay or benefits.  In the event of such termination or change, Ms. Haymaker wouldbe paid “Severance Pay” which is currently estimated to be $101,310.

Traders Bank Signage and Board Members

The Traders Merger Agreement provides that for at least one year after consummation of the Merger, if and as permitted by regulatory authorities, all locations will utilize signage containing the name “Traders”.  Additionally, for at least two years after consummation of the Merger, if Traders Bank is merged with any other subsidiary of Premier Financial, Premier Financial shall appoint to the board of directors of the survivor of such merger such number of directors from Traders’ current board as of November 27, 2007 (or if such number is insufficient, from the Spencer, West Virginia area) to ensure that at least 50% of the surviving entity’s board of directors is from the Spencer, West Virginia area.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the material U.S. federal income tax consequences of the Merger to the holders of Citizens First common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Citizens First common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and holders subject to the alternative minimum tax.

The Merger

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon Premier Financial receiving an opinion from Huddleston Bolen LLP and upon Citizens First receiving an opinion from Jackson Kelly PLLC, both to the effect that, based upon facts, representations and assumptions set forth in such opinions, the Merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Citizens First or Premier Financial, in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Citizens First and Premier Financial will be a party to the Merger within the meaning of Section 368(b) of the Internal Revenue Code, and neither of Citizens First or Premier Financial will recognize any gain or loss as a result of the Merger.

Consequences to Shareholders

Cash in Lieu of Fractional Shares. Holders of Citizens First common stock who receive cash in lieu of fractional shares of Premier Financial common stock in the Merger generally will be treated as if the fractional shares of Premier Financial common stock had been distributed to them as part of the Merger, and then redeemed by Premier Financial in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

Exchange of Citizens First Common Stock for Premier Common Stock and Cash. Holders of Citizens First common stock will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Premier Financial common stock received plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Citizens First common stock exchanged by the holder.

Taxation of Capital Gain. Any capital gain recognized by any holder of Citizens First common stock under the above discussion will be long-term capital gain if the holder has held the Citizens First common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. The deductibility of capital losses by shareholders may be limited.

Basis in Premier Financial Common Stock. Each holder’s aggregate tax basis in Premier Financial common stock received in the Merger will be the same as the holder’s aggregate tax basis in the Citizens First common stock exchanged, decreased by the amount of any cash received in the Merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of Premier Financial common stock received by a holder in the Merger will include the holding period of the Citizens First common stock exchanged in the Merger to the extent the Citizens First common stock exchanged is held as a capital asset at the time of the Merger.

Constructive Ownership. In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Citizens First common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Backup Withholding and Reporting Requirements

Holders of Citizens First common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the Merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the transmittal letter, or (b) otherwise proves to Premier Financial and its exchange agent that the holder is exempt from backup withholding.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the Merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Citizens First common stock. We strongly encourage shareholders of Citizens First to consult their tax advisors to determine the particular tax consequences to them of the Merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT
PREMIER FINANCIAL AND
CITIZENS FIRST

PREMIER FINANCIAL

Description of Business

Premier Financial is a multi-bank holding company that, as of September 30, 2007, operates ten banking offices in Kentucky, three banking offices in Ohio, and six banking offices in West Virginia. At September 30, 2007, Premier Financial had total consolidated assets of $547 million, total consolidated deposits of $451 million and total consolidated shareholders' equity of $65 million. The banking subsidiaries (the "Premier Financial Subsidiary Banks") consist of Citizens Deposit Bank & Trust, Vanceburg, Kentucky; Farmers Deposit Bank, Eminence, Kentucky; Ohio River Bank, Ironton, Ohio; First Central Bank, Inc., Philippi, West Virginia; and Boone County Bank, Inc., Madison, West Virginia.

In 2000 Premier Financial suspended its acquisition strategy in order to focus on improving operations, strengthening capital and management oversight and improving the profitability of the banks previously acquired. While Premier Financial remains committed to its core strategy of rural banking with community oriented and locally named institutions, Premier Financial may dispose of additional corporate assets that no longer meet Premier's geographic or operational performance goals. Effective January 3, 2005, Premier merged two of its subsidiary banks, Citizens Deposit Bank & Trust in Vanceburg, Kentucky and Bank of Germantown, in Germantown, Kentucky. Bank of Germantown was merged into Citizens Deposit Bank, with its facilities continuing to operate as branches of Citizens Deposit Bank.

In the fourth quarter of 2003, Premier Financial adopted and began to implement a plan to sell its subsidiary Citizens Bank (Kentucky), Inc. ("Citizens Bank") located in Georgetown, Kentucky. On February 13, 2004, Premier Financial announced that it had signed a definitive agreement to sell Citizens Bank in a cash transaction valued at approximately $14,500,000, and on July 1, 2004 the sale transaction closed. In accordance with Financial Accounting Standard 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which became effective for Premier Financial on January 1, 2002, the financial position and results of operations of Citizens Bank are removed from the detail line items in Premier Financial’s financial statements and presented separately as "discontinued operations."

Beginning in April 2005 and concluding in July 2005, Premier Financial converted each of the Premier Financial Subsidiary Banks from an in-house system administered by a wholly-owned subsidiary to an outsourced system administered by FiServ for their data and item processing functions. Subsequent to the conversion, the operations of Premier Financial’s data processing subsidiary, Premier Data Services, Inc. were suspended and the subsidiary was merged into Premier Financial on June 27, 2006.

Premier Financial is a legal entity separate and distinct from the Premier Financial Subsidiary Banks and non-bank subsidiaries. Accordingly, the right of Premier Financial, and thus the right of Premier Financial's creditors and shareholders, to participate in any distribution of the assets or earnings of any of the Premier Financial Subsidiary Banks or non-bank subsidiaries is necessarily subject to the prior claims of creditors of such subsidiaries, except to the extent that claims of Premier Financial, in its capacity as a creditor, may be recognized. The principal source of Premier Financial's revenue is dividends from the Premier Financial Subsidiary Banks and non-bank subsidiary.

Premier Financial was incorporated as a Kentucky corporation in 1991 and has functioned as a bank holding company since its formation. During 2002, Premier Financial moved its principal executive offices from Georgetown, Kentucky to its present location at 2883 5th Avenue, Huntington, West Virginia, 25702. The purpose of the move was to be more centrally located among Premier Financial Subsidiary Banks and its directorship. Premier Financial's telephone number is (304) 525-1600.

Business - General

Through the Premier Financial Subsidiary Banks Premier Financial focuses on providing quality, community banking services to individuals and small-to-medium sized businesses primarily in non-urban areas. By seeking to provide such banking services in non-urban areas, Premier Financial believes that it can minimize the competitive effect of larger financial institutions that typically are focused on large metropolitan areas. Each Premier Financial Subsidiary Banks retains its local management structure which offers customers direct access to the Premier Financial Subsidiary Bank's president and other officers in an environment conducive to friendly, informed and courteous service. This approach also enables each Premier Financial Subsidiary Bank to offer local and timely decision-making, and flexible and reasonable operating procedures and credit policies limited only by a framework of centralized risk controls provided by Premier Financial to promote prudent banking practices.

Each Premier Financial Subsidiary Bank maintains its community orientation by, among other things, having selected members of its community as members of its board of directors, who assist in the introduction of prospective customers to the Premier Financial Subsidiary Bank and in the development or modification of products and services to meet customer needs. As a result of the development of personal banking relationships with its customers and the convenience and service offered by the Premier Financial Subsidiary Banks, the Premier Financial Subsidiary Banks' lending and investing activities are funded primarily by core deposits.

When appropriate and economically advantageous, Premier Financial centralizes certain of the Premier Financial Subsidiary Banks' back office, support and investment functions in order to achieve consistency and cost efficiency in the delivery of products and services. Premier Financial centrally provides services such as accounting, loan review, operations and network support, human resources, compliance and internal auditing to the Premier Financial Subsidiary Banks to enhance their ability to compete effectively. Premier Financial also provides overall direction in the areas of credit policy and administration, strategic planning, marketing, investment portfolio management and other financial and administrative services. Each Premier Financial Subsidiary Bank participates in product development by advising management of new products and services needed by its customers and desirable changes to existing products and services.

Prior to the conversions in mid 2005, Premier Financial’s data processing subsidiary, Premier Data Services, Inc., provided centralized data processing services to four of the Premier Financial Subsidiary Banks. Beginning in late 2004 and continuing through the middle of 2005, Premier Financial converted its data processing system to an external third-party provider. Through the conversion process, Premier Financial senior management along with each Premier Financial Subsidiary Bank's management reviewed and standardized their offering of products and services, although pricing decisions will remain at the local Premier Financial Subsidiary Bank level. Furthermore, as a result of conversion, Premier Financial through the Premier Financial Subsidiary Banks is able offer more modern products, such as internet banking and check imaging, and will be well positioned to take advantage of emerging technologies such as image exchange to clear items.

Each of the Premier Financial Subsidiary Banks provides a wide range of retail and commercial banking services, including commercial, real estate, agricultural and consumer lending; depository and funds transfer services; collections; safe deposit boxes; cash management services; and other services tailored for both individuals and businesses.

The Premier Financial Subsidiary Banks' residential mortgage lending activities consist primarily of loans for purchasing personal residences or loans for commercial or consumer purposes secured by residential mortgages. Consumer lending activities consist of traditional forms of financing for automobile and personal loans. Commercial lending activities include loans to small businesses located primarily in the communities in which the Premier Financial Subsidiary Banks are located and surrounding areas. Commercial loans are secured by business assets including real estate, equipment, inventory, and accounts receivable. Some commercial loans are unsecured.

The Premier Financial Subsidiary Banks' range of deposit services includes checking accounts, NOW accounts, savings accounts, money market accounts, club accounts, individual retirement accounts, certificates of deposit and overdraft protection. Customers can access their accounts via traditional bank branch locations as well as Automated Teller Machines (ATM’s) and the internet. The Premier Financial Subsidiary Banks’ also offer bill payment and telephone banking services. Deposits of the Premier Financial Subsidiary Banks are insured by the Bank Insurance Fund administered by the FDIC.

Competition

The Premier Financial Subsidiary Banks encounter strong competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws that permit multi-bank holding companies as well as the availability of nationwide interstate banking have created a highly competitive environment for financial services providers. In one or more aspects of its business, each Premier Financial Subsidiary Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies and other financial intermediaries operating in its market and elsewhere, many of which have substantially greater financial and managerial resources. While the Premier Financial Subsidiary Banks are smaller financial institutions, each of the Premier Financial Subsidiary Banks' competitors include large bank holding companies having substantially greater resources and offering certain services that Premier Financial Subsidiary Banks may not currently provide. Each Premier Financial Subsidiary Bank seeks to minimize the competitive effect of larger financial institutions through a community banking approach that emphasizes direct customer access to the Premier Financial Subsidiary Bank's president and other officers in an environment conducive to friendly, informed and courteous service.

Management believes that each Premier Financial Subsidiary Bank is positioned to compete successfully in its respective primary market area, although no assurances as to ongoing competitiveness can be given. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality and scope of the services rendered, the convenience of the banking facilities and, in the case of loans to commercial borrowers, relative lending limits. Management believes that the commitment of the Premier Financial Subsidiary Banks to personal service, innovation and involvement in their respective communities and primary market areas, as well as their commitment to quality community banking service, are factors that contribute to their competitiveness.

Regulatory Matters

The following discussion sets forth certain elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to Premier Financial. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of the holders of securities, including Premier Financial common shares. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to Premier Financial or its subsidiaries may have a material effect on the business of Premier Financial.

General - As a bank holding company, Premier Financial is subject to regulation under the Bank Holding Company Act ("BHC Act"), and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System ("Federal Reserve"). Under the BHC Act, bank holding companies generally may not acquire ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. Similarly, bank holding companies generally may not acquire ownership or control of a savings association without the prior approval of the Federal Reserve. Further, branching by the Premier Financial Subsidiary Banks is subject to the jurisdiction, and requires the approval of each Premier Financial Subsidary Bank's primary federal banking regulator and, if the Premier Financial Subsidiary Bank is a state-chartered bank, the appropriate state banking regulator.

Under the BHC Act, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of the nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a risk to the financial soundness and stability of any bank subsidiary of the bank holding company. Premier Financial and the Premier Financial Subsidiary Banks are subject to the Federal Reserve Act, which limits borrowings by Premier Financial and its nonbank subsidiaries from the Premier Financial Subsidiary Banks and also limits various other transactions between Premier and its nonbank subsidiaries with the Premier Financial Subsidiary Banks.

The two Premier Financial Subsidiary Banks chartered in Kentucky are supervised, regulated and examined by the Kentucky Department of Financial Institutions, the Premier Financial Subsidiary Bank chartered in Ohio is supervised, regulated and examined by the Ohio Division of Financial Institutions, and the two Premier Financial Subsidiary Banks chartered in West Virginia are supervised, regulated and examined by the West Virginia Division of Banking. In addition, those Premier Financial Subsidiary Banks that are members of the Federal Reserve System are supervised and regulated by the Federal Reserve, and those banks that are not members of the Federal Reserve System are supervised and regulated by the Federal Deposit Insurance Corporation ("FDIC"). Each banking regulator has the authority to issue cease-and-desist orders if it determines that the activities of a bank regularly represent an unsafe and unsound banking practice or a violation of law.

Both federal and state law extensively regulates various aspects of the banking business, such as reserve and capital requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Premier Financial, the Premier Financial Subsidiary Banks and Premier Financial's nonbank subsidiary are also affected by the fiscal and monetary policies of the federal government and the Federal Reserve and by various other governmental laws, regulations and requirements. Further, the earnings of Premier Financial and Premier Financial Subsidiary Banks are affected by general economic conditions and prevailing interest rates. Legislation and administrative actions affecting the banking industry are frequently considered by the United States Congress, state legislatures and various regulatory agencies. It is not possible to predict with certainty whether such legislation or administrative actions will be enacted or the extent to which the banking industry, in general, or Premier Financial and the Premier Financial Subsidiary Banks, in particular, would be affected.

Liability for Bank Subsidiaries - The Federal Reserve has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when Premier Financial may not have the resources to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

Any depository institution insured by the FDIC may be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. In the event that such a default occurred with respect to a bank, any loans to the bank from its parent holding company will be subordinate in right of payment of the bank's depositors and certain of its other obligations.

Capital Requirements - Premier Financial is subject to capital ratios, requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the ratios, requirements and guidelines imposed by the Federal Reserve and the FDIC on the Premier Financial Subsidiary Banks within their respective jurisdictions. These capital requirements establish higher capital standards for banks and bank holding companies that assume greater credit risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. A bank's or holding company's capital is divided into two tiers: "Tier I" capital and "Tier II" capital. "Tier I" capital includes common shareholders' equity, non-cumulative perpetual preferred stock, and related surplus (excluding auction rate issues), minority interests in equity accounts of consolidated subsidiaries and Trust Preferred Securities (subject to certain limitations.) Goodwill, certain identifiable intangible assets and certain other assets are subtracted from these sources of capital to calculate Tier I capital. "Tier 2" capital includes, among other items, perpetual preferred stock not meeting the Tier I definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

Bank holding companies currently are required to maintain Tier I and total capital (the sum of Tier 1 and Tier 2 capital) equal to at least 4% and 8% of total risk-weighted assets, respectively. At December 31, 2006, Premier Financial met both requirements, with Tier I and total capital equal to 14.7% and 16.0% of its total risk-weighted assets, respectively.

In addition to the risk-based capital guidelines, the Federal Reserve requires bank holding companies to maintain a minimum "leverage ratio" (Tier I capital to adjusted total assets) of 3%, if the holding company has the highest regulatory ratings for risk-based capital purposes. All other bank holding companies are required to maintain a leverage ratio of 3% plus at least 100 to 200 basis points. At December 31, 2006, Premier Financial's leverage ratio was 8.9%.

On June 9, 1997, PFBI Capital Trust (Trust), a statutory business trust created under Delaware law, issued $28,750,000 of 9.750% Preferred Securities ("Preferred Securities" or "Trust Preferred Securities") with a stated value and liquidation preference of $25 per share. Prior to their redemption in November 2006, a portion of the Preferred Securities issued by the Trust qualified as Tier 1 capital for the Company under the Federal Reserve Board's regulatory framework.

The foregoing capital requirements are minimum requirements. The Federal Reserve may set capital requirements higher than the minimums described above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

Additionally, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements.

An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee the bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and executive compensation and permits regulatory action against a financial institution that does not meet such standards.
Regulatory Agreements - On September 29, 2000, Premier Financial entered into an agreement with the Federal Reserve Bank of Cleveland (FRB) that prohibited Premier Financial from paying dividends or incurring any additional debt without the prior written approval of the FRB. Additionally, the agreement required Premier Financial to develop and monitor compliance with certain operational policies designed to strengthen Board of Director oversight including credit administration, liquidity, internal audit and loan review.

On January 29, 2003, Premier Financial entered into a written agreement with the FRB which superseded and rescinded a previous agreement between Premier Financial and the Federal Reserve Bank. In, 2006, the Federal Reserve Bank determined that Premier had fully satisfied all of the provisions of the Written Agreement and, accordingly, the FRB terminated the agreement effective April 18, 2006. Among other provisions, the agreement required Premier Financial to retain an independent consultant to review its management, directorate and organizational structure, adopt a management plan responsive to such consultant's report, update its management succession plan in accordance with any recommendations in such consultant's report, monitor its subsidiary banks' compliance with bank policies and loan review programs, conduct formal quarterly reviews of its subsidiary banks' allowances for loan losses, maintain sufficient capital, submit a plan to the FRB for improving consolidated earnings over a three-year period, and submit to the FRB annual projections of planned sources and uses of Premier Financial's cash, including a plan to service its outstanding debt and then outstanding trust preferred securities. Premier Financial’s compliance with the written agreement was monitored by a committee consisting of three of its outside directors.

Some of the Premier Financial Subsidary Banks have, in the past, been subject to regulatory agreements. Before they were merged together into one entity, two of Premier Financial's subsidiaries, Citizens Deposit Bank & Trust and the Bank of Germantown, entered into similar agreements with their respective primary regulators which, among other things, prohibited the payment of dividends without prior written approval and required significant changes in their credit administration policies. The banks fully complied with the terms of the agreements in 2004 and the agreements were accordingly rescinded by their regulators.

As a result of a 2003 investigation into the conduct of the former president of Farmers Deposit Bank by Premier Financial and the FDIC, Premier Financial charged-off over $17.2 million of loans. The resulting depletion of the allowance for loan losses together with the analysis of additional risk in the loan portfolio warranted significant additional provisions for loan losses at Farmers Deposit Bank. In addition to the provision for loan losses, interest income reversals and other non-interest expenses, including bad check write-offs and loan review expenses, were recorded. On December 24, 2003, Premier announced that Farmers Deposit Bank had reached an agreement with the FDIC and the Kentucky Department of Financial Institutions ("KDFI") [collectively referred to as "Supervisory Authorities"] to consent to the issuance of a cease & desist order ("Order") from its Supervisory Authorities. The Order also outlined a number of steps to be taken by Farmers Deposit Bank which were designed to remedy and/or prevent the reoccurrence of events that gave rise to the investigation during the latter half of 2003. Having found that Farmers Deposit Bank had fully complied with the Order, the Supervisory Authorities rescinded the Order on December 13, 2005.

Dividend Restrictions– Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier Financial without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the Premier Financial Subsidiary Bank's from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each Premier Financial Subsidiary Bank's earnings and financial condition.

Interstate Banking - Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), subject to certain concentration limits, (i) bank holding companies, such as Premier Financial, are permitted to acquire banks and bank holding companies located in any state of the United States, subject to certain restrictions, and (ii) banks are permitted to acquire branch offices outside their home state by merging with out-of-state banks, purchasing branches in other states or establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to the relevant provisions of the Riegle-Neal Act; and provided further, that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of the relevant provisions of the Riegle-Neal Act.

Gramm-Leach-Bliley Act - On November 12, 1999, the Gramm-Leach-Bliley Act (the "Act") was signed into law, eliminating many of the remaining barriers to full convergence of the banking, securities, and insurance industries. The major provisions of the Act took effect March 12, 2000.

The Act enables a broad-scale consolidation among banks, securities firms, and insurance companies by creating a new type of financial services company called a "financial holding company," a bank holding company with dramatically expanded powers. Financial holding companies can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting), and merchant banking. In addition, the Act permits the Federal Reserve and the Treasury Department to authorize additional activities for financial holding companies, but only if they jointly determine that such activities are "financial in nature" or "complementary to financial activities." Premier Financial does not presently qualify to elect financial holding company status.

The Federal Reserve serves as the primary "umbrella" regulator of financial holding companies, with jurisdiction over the parent company and more limited oversight over its subsidiaries. The primary regulator of each subsidiary of a financial holding company depends on the activities conducted by the subsidiary. A financial holding company need not obtain Federal Reserve approval prior to engaging, either de novo or through acquisitions, in financial activities previously determined to be permissible by the Federal Reserve. Instead, a financial holding company need only provide notice to the Federal Reserve within 30 days after commencing the new activity or consummating the acquisition.

Number of Employees

The Company and its subsidiaries collectively had approximately 225 full-time equivalent employees as of December 31, 2006.

Properties

Premier Financial leases its principal executive offices located in Huntington, West Virginia. Premier Financial also owns property located at 104 Jefferson Street, Brooksville, Kentucky, which serves as a branch for Citizen's Deposit Bank. Except as noted, each of the Premier Financial Subsidiary Banks owns the real property and improvements on which their banking activities are conducted.

Citizens Deposit Bank & Trust, in addition to its main office at 400 Second Street in Vanceburg, Kentucky, has four branch offices in Lewis County, Kentucky, (including one leased facility), one leased branch office in Mason County, Kentucky, one branch located on Highway 10 in Germantown, Kentucky, and one branch located in Bracken County, Kentucky. Farmers Deposit Bank, in addition to its main office at 5230 South Main Street in Eminence, Kentucky, has two branches in Henry County, Kentucky. Ohio River Bank, in addition to its main office at 221 Railroad Street in Ironton, Ohio, has two branches, one leased facility in Lawrence County, Ohio and one in Scioto County, Ohio. First Central Bank, in addition to its main office at 2 South Main Street in Philippi, West Virginia, has a branch located in Buckhannon, West Virginia. Boone County Bank, in addition to its main office at 300 State Street, Madison, West Virginia, has one leased branch located in Lincoln County, West Virginia and two other branches, one each located in Boone and Logan Counties, West Virginia.

Legal Proceedings

The Premier Financial Subsidiary Banks are respectively parties to legal actions that are ordinary routine litigation incidental to a commercial banking business. In management's opinion, the outcome of these matters, individually or in the aggregate, will not have a material adverse impact on the results of operations or financial position of Premier Financial.

Management's Discussion and Analysis of Financial Condition and Results
of Operations – Year End 2006

Introduction

Premier Financial (referred to in this section as "Premier") is a multi-bank holding company headquartered in Huntington, West Virginia.  It operates five community bank subsidiaries ranging in size from $77 million to $151 million, each with a local community name and orientation. On July 1, 2004, Premier sold one bank subsidiary, Citizens Bank (Kentucky), Inc. ("Citizens Bank"). As such, and in accordance with Financial Accounting Standard 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the financial position and results of operations of Citizens Bank are removed from the detail line items in the Company's consolidated financial statements and this Management's Discussion and Analysis, and are presented separately as "discontinued operations." Premier realized a net profit on the sale of Citizens Bank of $4.7 million which is included in the income from discontinued operations. See Note 2 to the consolidated financial statements presented separately in this Prospectus for additional information concerning discontinued operations. The remaining banks operate in twenty communities within the states of West Virginia, Ohio and Kentucky and provide their customers with a full range of banking services. On January 3, 2005, Premier merged two of its banks, Citizen's Deposit Bank and Bank of Germantown.  On June 27, 2006, Premier merged its inactive data processing subsidiary into the parent company.  Prior to Premier’s conversion to an outsourced data services provider in the second quarter of 2005, the data processing subsidiary provided the data processing and management services for four of Premier's affiliate banks and one other non-affiliated bank. As of December 31, 2006, Premier had approximately $535 million in total assets, $344 million in total loans, $439 million in total deposits and $13 million in customer repurchase agreements.

The consolidated financial statements presented separately in this Prospectus have been prepared by the management of Premier in conformity with accounting principles generally accepted in the United States of America. The audit committee of the Board of Directors engaged Crowe Chizek and Company LLC (Crowe) as independent auditors to audit the consolidated financial statements, and their report is included elsewhere herein. Financial information appearing throughout this Prospectus is consistent with that reported in the consolidated financial statements. The following discussion is designed to assist readers of the consolidated financial statements in understanding significant changes in Premier's financial condition and results of operations.

Management's objective of a fair presentation of financial information is achieved through a system of internal accounting controls. The financial control system of Premier is designed to provide reasonable assurance that assets are safeguarded from loss and that transactions are properly authorized and recorded in the financial records. As an integral part of that financial control system, the audit committee of the Board of Directors engaged an audit firm other than Crowe to perform internal audits of the financial records of each of the subsidiaries on a periodic basis in 2004. Their findings and recommendations were reported to Premier’s audit committee as well as the audit committees of the subsidiaries.  In 2005, Premier reduced its reliance on third-party internal audit and loan review providers and expanded its internal audit staff at the holding company level. Likewise, their findings and recommendations are reported to Premier's audit committee as well as the audit committees of the subsidiaries. Also, on a regular periodic basis, the subsidiary banks are examined by Federal and State banking authorities for safety and soundness as well as compliance with applicable banking laws and regulations. The activities of both the internal and external audit functions are reviewed by the audit committee of the Board of Directors.

Forward-Looking Statements

Management's discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties, and there are certain important factors that may cause actual results to differ materially from those anticipated. These important factors include, but are not limited to, economic conditions (both generally and more specifically in the markets in which Premier operates), competition for Premier's customers from other providers of financial services, government legislation and regulation (which changes from time to time), changes in interest rates, Premier's ability to originate quality loans, collect delinquent loans and attract and retain deposits, the impact of Premier's growth or lack thereof, Premier's ability to control costs, and new accounting pronouncements, all of which are difficult to predict and many of which are beyond the control of Premier.  The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “predict,” “continue” and similar expressions are intended to identify forward-looking statements.

Critical Accounting Policies

General

The financial condition and results of operations presented in the Consolidated Financial Statements, accompanying Notes to the Consolidated Financial Statements and management's discussion and analysis are, to a large degree, dependent upon our accounting policies. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change.

Presented below is a discussion of those accounting policies that management believes are the most important to the presentation and understanding of our financial condition and results of operations. These critical accounting policies require management's most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood. See also Note 1 of the accompanying consolidated financial statements presented elsewhere in this Prospectus.

Allowance for Loan Losses

Premier Financial monitors and maintains an allowance for loan losses to absorb an estimate of probable incurred losses inherent in the loan portfolio. Premier Financial maintains policies and procedures that address the systems of control over the following areas of maintenance of the allowance: the systematic methodology used to determine the appropriate level of the allowance to provide assurance that the allowance for loan losses is maintained in accordance with accounting principles generally accepted in the United States of America; the accounting policies for loan charge-offs and recoveries; the assessment and measurement of impairment in the loan portfolio; and the loan grading system.

Premier Financial evaluates various loans individually for impairment as required by Statement of Financial Accounting Standard (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. Loans evaluated individually for impairment include non-performing loans, such as loans on non-accrual, loans past due 90 days or more, restructured loans and other loans selected by management including loans graded as substandard or doubtful by the internal credit review process. The evaluations are based upon discounted expected cash flows or collateral valuations. If the evaluation shows that a loan is individually impaired, then a specific reserve is established for the amount of impairment. If a loan evaluated individually is not impaired, then the loan is assessed for impairment under SFAS No. 5, Accounting for Contingencies (SFAS 5), with a group of loans that have similar characteristics.

For loans without individual measures of impairment, Premier Financial makes estimates of losses for groups of loans as required by SFAS 5. Loans are grouped by similar characteristics, including the type of loan, the assigned loan grade and the general collateral type. A loss rate reflecting the expected loss inherent in a group of loans is derived based upon estimates of default rates for a given loan grade, the predominant collateral type for the group and the terms of the loan. The resulting estimate of losses for groups of loans is adjusted for relevant environmental factors and other conditions of the portfolio of loans, including: borrower and industry concentrations; levels and trends in delinquencies, charge-offs and recoveries; changes in underwriting standards and risk selection; level of experience, ability and depth of lending management; and national and local economic conditions.

The amount of estimated impairment for individually evaluated loans and groups of loans is added together for a total estimate of probable incurred loan losses. This estimate of losses is compared to the allowance for loan losses of Premier Financial as of the evaluation date and, if the estimate of losses exceeds the allowance, an additional provision to the allowance would be made. If the estimate of losses is less than the allowance, the degree to which the allowance exceeds the estimate is evaluated to determine whether the allowance falls outside a range of estimates. If the estimate of losses were below the range of reasonable estimates, the allowance would be reduced by way of a credit to the provision for loan losses. Premier Financial recognizes the inherent imprecision in estimates of losses due to various uncertainties and variability related to the factors used, and therefore a reasonable range around the estimate of losses is derived and used to ascertain whether the allowance is too high. If different assumptions or conditions were to prevail and it is determined that the allowance is not adequate to absorb the new estimate of probable incurred losses, an additional provision for loan losses would be made, which amount may be material to the Consolidated Financial Statements.

Impairment of Goodwill

As required by applicable accounting guidance, goodwill is evaluated at least annually to determine if the amount recorded on Premier Financial's balance sheet is impaired. If goodwill is determined to be impaired, the recorded amount would be reduced to estimated fair value by a charge to expense in the period in which impairment is determined. Impairment is evaluated in the aggregate for all of Premier Financial’s banking operations. Operating characteristics of the aggregate banking operations are derived and compared to a database of peer group banks that have been sold. Pricing valuation factors that are considered in estimating the fair value of Premier Financial’s aggregate banking operations include price-to-total assets, price-to-total book value, price-to-deposits and price-to-earnings. Unusual events that have impacted the operating characteristics of Premier Financial's aggregate banking operations are considered to assess the likelihood of recurrence and adjustments to historical performance may be made. Changes in assumptions regarding the likelihood of unusual historical events recurring or the use of different pricing valuation factors could have a material impact on management's impairment analysis.

Realization of Deferred Tax Assets

Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Deferred tax assets for Premier Financial primarily relate to the allowance for loan losses, and unrealized losses in the investment portfolio. In considering the need for a valuation allowance to reduce deferred tax assets to the amount expected to be realized, management considers the amount of previously paid taxes that may be recoverable and the likelihood of generating sufficient future taxable income to fully utilize expected future tax deductions. Changes in these assumptions could impact the carrying value of deferred tax assets and require a charge to tax expense.

Summary Financial Results

Premier had net income from continuing operations of $6.501 million in 2006 compared to a $4.434 million of net income from continuing operations reported for the year 2005. Net income increased in 2006 as a result of an increase in interest income due to a greater volume of loans outstanding; higher yields on all earning assets; a negative provision for loan losses; and a reduction in the net operating costs of the company.  Net income from continuing operations in 2004 was $1.963 million.  The increase in 2005 over 2004 was the result of an increase in interest income due to higher yields on earning assets; a decrease in interest expense due to the early retirement of Trust Preferred Securities; a significant decrease in the provision for loan losses; and a reduction in the net operating costs of the company. Net income in 2004 was primarily the result of the continued earnings of Premier's profitable banks partially offset by expenses associated with rehabilitating its subsidiary, Farmers Deposit Bank, conducting Premier's own investigation, cooperating with the SEC investigation, and reducing debt at the holding company.  Basic earnings per share from continuing operations were $1.24 in 2006 compared to $0.85 in 2005 and to $0.37 in 2004.

The following table comparatively illustrates the components of ROA and ROE over the previous five years. Return on average assets (ROA) measures how effectively Premier utilizes its assets to produce net income. Premier's net income in 2006 resulted in an ROA of 1.21%, an increase over the 0.82% ROA in 2005 and the 0.36% ROA reported in 2004.  As shown in the table, fully taxable equivalent net interest income (as a percent of average earning assets) again reached its highest level in five years in 2006 at 4.32%.  The previous five year high was earned in 2005 at 4.00%.  The net losses in 2003 and 2002 were primarily the result of an increase in the provision for loan losses, resulting in a significantly reduced net credit income in 2002 and negative net credit income in 2003.  In 2004, net credit income was once again positive and continued to increase in both 2005 and again in 2006.  In 2005, minimal provisions for loan losses were recorded and thus there was little reduction from net interest income.  In 2006, negative provisions for loan losses were recorded which served to increase net credit income to 4.56%.  This increase in net credit income (as a percent of average earning assets) was complemented by the highest level of non-interest income (as a percent of average earning assets) over the past five years and a reduction in non-interest expenses (as a percent of average earning assets) when compared to the previous two years. As illustrated in the table, Premier's 2006 fully taxable net interest income as a percent of average earning assets was up to 4.32% from the 4.00% recorded in 2005 as the yield on loans and investments increased in 2006 at a faster rate than the rates paid on interest bearing liabilities.  The curtailment of interest expense growth was partially due to the early extinguishment of Premier’s junior subordinated debentures and other borrowed funds late in 2004 and throughout 2005 and 2006.

ANALYSIS of RETURN ON ASSETS and EQUITY
from continuing operations

	2006		2005		2004		2003(1)		2002
As a percent of average earning assets
Fully taxable-equivalent net interest income	4.32%		4.00%		3.61%		3.63%		3.84%
Provision for loan losses	0.23		(0.00)		(0.20)		(3.81)		(1.70)
Net credit income	4.55		4.00		3.41		(0.18)		2.14
Gains on the sales of assets & subsidiaries	0.00		0.00		0.02		0.11		(0.01)
Non-interest income	0.84		0.78		0.69		0.62		0.50
Non-interest expense	(3.40)		(3.46)		(3.52)		(3.26)		(3.21)
Tax equivalent adjustment	(0.03)		(0.03)		(0.03)		(0.07)		(0.08)
Applicable income taxes	(0.66)		(0.41)		(0.18)		0.98		0.27
Return on average earning assets	1.30		0.88		0.39		(1.79)		(0.40)
Multiplied by average earning assets to average total assets	93.07		92.84		92.39		92.86		92.34
Return on average assets	1.21%		0.82%		0.36%		(1.66)%		(0.37)%
Multiplied by average assets to average equity	9.31	X	10.23	X	11.33	X	11.13	X	10.26	X
Return on average equity	11.31%		8.42%		4.06%		(18.46)%		(3.77)%

The net overhead ratio (non-interest expense less non-interest income as a percent of average earning assets) decreased in 2006 to 2.56%, the lowest ratio reported in the last five years.  This ratio compares to 2.68% in 2005, 2.83% in 2004 and 2.64% in 2003.  The decrease in 2006 net overhead was the result of increases in Premier’s non-interest income related to service charges on deposit accounts, electronic banking income and secondary market mortgage commissions, plus decreases in non-interest expenses related to occupancy and equipment costs, net OREO expenses, recoveries of bad check losses, and conversion costs incurred in 2005.  The decrease in 2005 net overhead was similarly the result of increases in Premier’s non-interest income related to service charges on deposit accounts, electronic banking income and secondary market mortgage commissions plus a significant decrease in professional fee expense.

Return on average equity (ROE), another measure of earnings performance, indicates the amount of net income earned in relation to the total equity invested. Premier's 2006 ROE was 11.31% compared to 8.42% in 2005 and 4.06% realized in 2004. ROE increased primarily due  to the increase in net income reported in 2006 versus 2005 and 2004.

A breakdown of Premier's financial results by quarter for the years ended December 31, 2006 and 2005 is summarized below.

QUARTERLY FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts)
	First	Second	Third	Fourth	Full Year
2006
Interest income	$7,676	$8,014	$8,248	$8,462	$32,400
Interest expense	2,472	2,654	2,871	3,008	11,005
Net interest income	5,204	5,360	5,377	5,454	21,395
Provision for loan losses	(194)	(819)	(38)	(110)	(1,161)
Securities gains	0	0	0	0	0
Net overhead	3,348	3,161	3,196	3,067	12,772
Income before income taxes	2,050	3,018	2,219	2,497	9,784
Net income	1,367	2,000	1,475	1,659	6,501
Basic net income per share	0.26	0.38	0.28	0.32	1.24
Diluted net income per share	0.26	0.38	0.28	0.32	1.24
Dividends paid per share	0.00	0.00	0.05	0.05	0.10

2005
Interest income	$7,045	$7,172	$7,465	$7,717	$29,399
Interest expense	2,318	2,279	2,410	2,540	9,547
Net interest income	4,727	4,893	5,055	5,177	19,852
Provision for loan losses	243	191	(140)	(290)	4
Securities gains	0	0	0	0	0
Net overhead	3,327	3,660	3,189	3,209	13,385
Income before income taxes	1,157	1,042	2,006	2,258	6,463
Net income	803	727	1,367	1,537	4,434
Basic net income per share	0.15	0.14	0.26	0.29	0.85
Diluted net income per share	0.15	0.14	0.26	0.29	0.84
Dividends paid per share	0.00	0.00	0.00	0.00	0.00

Sale of Subsidiaries

In the fourth quarter of 2003, Premier adopted and began to implement a plan to sell its subsidiary Citizens Bank (Kentucky), Inc. ("Citizens Bank") located in Georgetown, Kentucky. On February 13, 2004, Premier Financial announced that it had signed a definitive agreement to sell Citizens Bank in a cash transaction valued at approximately $14,500,000, which was completed on July 1, 2004. The sale of this subsidiary helped to restore the financial position of Premier after the impact of the losses sustained at Farmers Deposit Bank during the second and third quarters of 2003. As a result of the sale, regulatory capital ratios of Premier were restored to the stronger levels management wishes to maintain; cash reserves of the holding company were replenished; a portion of the cash reserves were used to reduce outstanding debt by $9.4 million; and the profit from the sale allowed Premier to utilize a substantial portion of its Federal income tax net operating loss carryforward.

Balance Sheet Analysis

Summary

A financial institution's primary sources of revenue are generated by its earning assets, while its major expenses are produced by the funding of these assets with interest bearing liabilities. Effective management of these sources and uses of funds is essential in attaining a financial institution's optimal profitability while maintaining a minimum amount of interest rate risk and credit risk. Information on rate-related sources and uses of funds for each of the three years in the period ended December 31, 2006, is provided in the table below.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS
(Dollars in thousands)
	2006			2005			2004
	Average Balance	Interest (2)	Yield/ Rate (3)	Average Balance	Interest (2)	Yield/ Rate (3)	Average Balance	Interest (2)	Yield/ Rate (3)
Assets:
Interest earning assets
U.S. Treasury and federal agency securities	$95,705	$3,398	3.55%	$107,177	$3,278	3.06%	$112,260	$3,117	2.78%
States and municipal obligations (1)	2,342	138	5.89	2,666	153	5.74	4,941	338	6.84
Mortgage backed securities	33,953	1,564	4.61	37,050	1,583	4.27	29,803	1,183	3.97
Other securities	3,179	182	5.73	3,089	148	4.79	3,216	138	4.29
Total investment securities	135,179	5,282	3.91	149,982	5,162	3.44	150,220	4,776	3.18
Federal funds sold	24,365	1,215	4.99	23,083	745	3.23	29,369	380	1.29
Interest-bearing deposits with banks	486	24	4.94	436	12	2.75	256	6	2.57
Loans, net of unearned income (4)(5)
Commercial	161,898	12,424	7.67	147,398	10,291	6.98	132,785	8,913	6.71
Real estate mortgage	129,944	9,271	7.13	132,527	9,236	6.97	145,387	10,182	7.00
Installment	46,494	4,334	9.32	46,690	4,083	8.74	47,438	4,029	8.49
Total loans	338,336	26,029	7.69	326,615	23,610	7.23	325,610	23,124	7.10
Total interest earning assets	498,366	32,550	6.53	500,116	29,529	5.90	505,455	28,286	5.60
Allowance for loan losses	(7,465)			(8,998)			(11,413)
Cash and due from banks	13,824			13,619			13,837
Premises and equipment	7,055			7,256			7,738
Other assets	23,688			26,697			31,490
Assets of discontinued operations	-			-			39,762
Total assets	$535,468			$538,690			$586,869

Liabilities and Equity:
Interest bearing liabilities
NOW and money market	$129,080	1,766	1.37%	$142,501	1,409	0.99%	$158,169	1,290	0.82%
Savings deposits	52,295	321	0.61	59,365	412	0.69	62,518	521	0.83
Certificates of deposit and other time deposits	188,044	6,896	3.67	174,057	4,904	2.82	164,932	4,455	2.70
Total interest bearing deposits	369,419	8,983	2.43	375,923	6,725	1.79	385,619	6,266	1.62
Short-term borrowings	9,591	234	2.44	8,422	180	2.14	6,539	118	1.80
Other borrowings	7,765	574	7.39	1,586	14	0.88	5,306	248	4.67
FHLB advances	7,815	453	5.80	8,775	499	5.69	9,955	556	5.59
Debentures	7,887	760	9.64	20,480	2,129	10.40	25,397	2,869	11.30
Total interest-bearing liabilities	402,477	11,004	2.73%	415,186	9,547	2.30%	432,816	10,057	2.32%
Non-interest bearing deposits	72,781			66,848			62,486
Other liabilities	2,721			4,007			7,393
Liabilities of discontinued operations	-			-			35,876
Shareholders’ equity	57,489			52,649			48,298
Total liabilities and equity	$535,468			$538,690			$586,869

Net interest earnings (1)		$21,546			$19,982			$18,229
Net interest spread (1)			3.80%			3.60%			3.28%
Net interest margin (1)			4.32%			4.00%			3.61%
(1) Taxable - equivalent yields are calculated assuming a 34% federal income tax rate
(2) Excludes the interest income and interest expense of discontinued operations
(3) Yields are calculated on historical cost except for yields on marketable equity securities that are calculated used fair value
(4) Includes loan fees, immaterial in amount, in both interest income and the calculation of yield on loans
(5) Includes loans on non-accrual status

In 2006, average earning assets declined by 0.3% or $1.8 million from 2005, following a 1.0% or $5.3 million decline in 2005 from 2004.  Average interest bearing liabilities, the primary source of funds supporting the earning assets, decreased 3.1% or $12.8 million in 2006 from 2005, which follows a 4.1% or $17.6 million decline in 2005 from 2004.  The 2006 decline in average earning assets was primarily the result of a $14.8 million decline in average total investment securities as some maturing funds were used to fund loans or to continue the company’s debt reduction strategy.  The decline in 2006 average interest bearing liabilities was due to a $6.5 million decrease in average interest bearing deposits and a $5.8 million decrease in average high cost debt and Federal Home Loan Bank (FHLB) advances.  A portion of the decline in average interest bearing deposits was due to the $1.2 million increase in short-term borrowings, primarily customer repurchase agreements.  Furthermore, nearly all of the decrease in average interest bearing deposits was offset by a $5.9 million increase in non-interest bearing deposits.  The decline in 2005 average earning assets was primarily the result of a decline in federal funds sold as those funds were either used to fund loans or to continue the company’s debt reduction strategy.  The decline in 2005 average interest bearing liabilities was due to a $9.7 million decrease in average interest bearing deposits and a $6.1 million decrease in average high cost debt and FHLB advances.  Nearly half of the decrease in average interest bearing deposit was offset by a $4.4 million increase in non-interest bearing deposits.  Additional information on each of the components of earning assets and interest bearing liabilities is contained in the following sections of this Prospectus.

Loan Portfolio

Premier's loan portfolio is its largest and highest yielding component of average earning assets, totaling 67.9% of average earning assets during 2006. After several declining years, average loans increased in 2005 by $1.0 million or 0.3% followed by a $11.7 million or 3.6% increase in 2006.  The 2006 increase is largely attributable to loan growth in Premier’s West Virginia and Ohio markets.  In 2006, Premier realized a $10.0 million or 6.5% increase in its West Virginia markets and a $2.1 million or 4.6% increase in average outstanding loans in its Ohio markets, while average loans in its Kentucky markets remained virtually unchanged.  This follows an $11.2 million or 7.7% increase in average loans in its West Virginia markets in 2005, and a $2.1 million or 4.7% increase in loans in its Ohio markets in 2005.  In 2005, the high level of charge-offs and loan collections at Farmers Deposit Bank in Kentucky nearly offset the increase in loans in Premier’s other markets.  The average loans outstanding at Farmers Deposit declined by $14.8 million in 2005.  However, in 2006, average loans outstanding at Farmers Deposit decreased by only $571,000 or 1.3% as loan charge-offs and payoffs were nearly offset by new loans.

Total loans at December 31, 2006 increased by $15.1 million or 4.6% from the total at December 31, 2005.  This increase follows a $3.8 million or 1.2% increase in 2005 from total loans at December 31, 2004.  The increase in 2006 was the result of a significant increase in loan demand in Premier’s markets which more than offset the $1.4 million of loan charge-offs recorded during the year, (nearly half at Farmers Deposit).  The increase in 2005 was the result  of increased loan demand in Premier’s markets which offset $2.2 million of loan charge-offs recorded during the year, (half at Farmers Deposit) and $4.2 million of net loan collections at Farmers Deposit.

Loans secured by real estate, which in total constituted approximately 73% of Premier's loan portfolio at December 31, 2006, consist of a diverse portfolio of predominantly single family residential loans and loans for commercial purposes where real estate is part of the collateral, not the primary source of repayment. Residential real estate mortgage loans generally do not exceed 80% of the value of the real property securing the loan. The residential real estate mortgage loan portfolio primarily consists of adjustable rate residential mortgage loans. The origination of these mortgage loans can be more difficult in a low interest rate environment where there is a significant demand for fixed rate mortgages. Premier also participates in the solicitation of loans for the secondary market and recognizes the referral fees in non-interest income. Commercial loans are generally made to small-to-medium size businesses located within a defined market area and typically are secured by business assets and guarantees of the principal owners. Additional risks of loss are associated with commercial lending such as the potential for adverse changes in economic conditions or the borrowers' ability to successfully execute their business plan. Consumer loans generally are made to individuals living in Premier's defined market area who are known to the local bank's staff. Consumer loans are generally made for terms of up to seven years on a secured or unsecured basis; however longer terms may be approved in certain circumstances and for revolving credit lines. While consumer loans generally provide Premier Financial with increased interest income, consumer loans may involve a greater risk of default.

The following table presents a five year comparison of loans by type. With the exception of those categories included in the comparison, there are no loan concentrations which exceed 10% of total loans. Additionally, Premier's loan portfolio contains no loans to foreign borrowers nor does it have a material volume of highly leveraged transaction lending.

LOAN SUMMARY
(Dollars in thousands)
	As of December 31,
	2006	%	2005	%	2004	%	2003(2)%		2002	%
Summary of Loans by Type
Commercial, secured by real estate	$101,786	29.6%	$85,989	26.2%	$101,567	31.3%	$101,325	30.5%	$109,571	29.3%
Commercial, other	43,981	12.8	49,362	15.0	40,923	12.6	38,063	11.5	51,347	13.8
Real estate construction	11,303	3.3	11,070	3.4	5,906	1.8	5,414	1.6	7,318	2.0
Real estate mortgage	138,795	40.4	134,570	40.9	128,243	39.5	126,134	38.0	134,271	36.0
Agricultural	1,930	0.5	1,670	0.5	2,380	0.7	3,032	0.9	4,381	1.2
Consumer	42,188	12.3	42,096	12.8	44,470	13.7	56,216	17.0	63,534	17.0
Other	3,814	1.1	3,960	1.2	1,438	0.4	1,610	0.5	2,677	0.7
Total loans	$343,797	100.0%	$328,717	100.0%	$324,927	100.0%	$331,794	100.0%	$373,099	100.0%

Non-performing Assets
Non-accrual loans	$4,698		$3,751		$6,847		$11,958		$8,197
Accruing loans which are contractually past due 90 days or more	992		853		739		4,137		1,238
Restructured loans	1,268		1,540		238		104		129
Total non-performing and restructured loans	6,958		6,144		7,824		16,199		9,564
Other real estate acquired through foreclosures	495		2,049		2,247		3,187		3,505
Total non-performing and restructured loans and other real estate	$7,453		$8,193		$10,071		$19,386		$13,069

Non-performing and restructured loans as a % of total loans	2.02%		1.87%		2.41%		4.88%		2.56%
Non-performing and restructured loans and other real estate as a % of total assets (1)	1.39%		1.55%		1.87%		3.57%		2.21%

Allocation of Allowance for Loan Losses
Commercial, other	$839	14.4%	$1,071	16.7%	$1,734	13.7%	$4,166	12.9%	$2,294	15.7%
Real estate, construction	117	3.3	134	3.4	83	1.8	662	1.6	632	2.0
Real estate, other	3,395	70.0	3,810	67.1	4,276	70.8	4,886	68.5	4,341	65.3
Consumer installment	521	12.3	772	12.8	1,255	13.7	2,478	17.0	977	17.0
Unallocated	1,789		2,105		2,036		2,108		1,454
Total	$6,661	100.0%	$7,892	100.0%	$9,384	100.0%	$14,300	100.0%	$9,698	100.0%

(1) From continuing operations

In addition to the loans presented in the loan summary table, Premier also offers certain off-balance sheet products such as letters of credit, revolving credit agreements, and other loan commitments. These products are offered under the same credit standards as the loan portfolio and are included in the risk-based capital ratios used by the Federal Reserve to evaluate capital adequacy. Additional information on off-balance sheet commitments is contained in Note 19 to the consolidated financial statements.

Total non-performing assets, which consist of past-due loans on which interest is not being accrued ("non accrual loans"), foreclosed properties in the process of liquidation ("OREO"), loans with restructured terms to enable a delinquent borrower to repay and accruing loans past due 90 days or more, were $7.5 million or 1.39% of total assets of continuing operations at year-end 2006.  The amount continues to decline from the $8.2 million, or 1.55% of total assets of continuing operations at year-end 2005, and is down significantly from the $10.1 million of non-performing assets (1.87% of total assets of continuing operations) at year-end 2004.  The decrease in 2006 was largely due to the $1.6 million reduction in OREO property, which was partially offset by an increase in non-accrual loans.  As the collection or rehabilitation of previously delinquent loans and charge-offs of loans determined to be uncollectible continued in 2006, these efforts were offset by other loans newly placed on non-accrual status.  Management believes the estimated potential losses related to these newly delinquent loans to be adequately provided for in the allowance for loan losses.  These losses were also included in the analyses that supported the recording of negative loan loss provisions during 2006.  The decrease in non-performing assets in 2005 was due to the collection or rehabilitation of previously delinquent loans, the charge-offs of loans determined to be uncollectible and the sale of $1.7 million of OREO property.  As management's efforts to collect these loans upon maturity continue, loans are only renewed using Premier's strengthened credit policies. Otherwise, loans may be placed on non-accrual status and foreclosure proceedings begun to obtain and liquidate any collateral securing the past due or matured loans. Premier is committed to continuing to reduce its high level of non-performing assets and implementing strong underwriting standards to help maintain a lower level of non-performing assets in the future. This effort is revealed in the decline in non-performing assets from the end of 2002 to the end of 2006, primarily related to the sale of OREO properties and the decline in non-accrual loans and loans 90+ days past due. Premier's efforts at its other affiliate banks in 2003 and 2004 are masked by the high level of non-performing assets at Farmers Deposit Bank, which alone totaled $12.5 million at December 31, 2003. At December 31, 2004, the non-performing assets at Farmers Deposit Bank had declined to $6.8 million, leaving $3.3 million of total non-performing assets at the other Affiliate Banks combined.  At December 31, 2005, the non-performing assets at Farmers Deposit Bank had declined even further to $4.7 million.  And by December 31, 2006, the non-performing assets at Farmers Deposit bank totaled $3.6 million.

The Loan Summary table presents five years of comparative non-performing asset information. Other than these loans and the impaired loans discussed in Note 6 to the consolidated financial statements, Premier does not have a significant volume of loans whereby management has serious doubts about the borrowers ability to comply with the present repayment terms of the loan.

It is Premier's policy to place loans that are past due over 90 days on non-accrual status, unless the loans are adequately secured and in the process of collection. Premier had no commitments to provide additional funds on non-accrual loans at December 31, 2006. For real estate loans, upon repossession, the balance of the loan is transferred to "Other Real Estate Owned" (OREO) and carried at the lower of the outstanding loan balance or the fair value of the property based on current appraisals and other current market trends less estimated disposal costs. If a writedown of the OREO property is necessary at the time of foreclosure, the amount is charged against the allowance for loan losses. A periodic review of the recorded property value is performed in conjunction with normal loan reviews, and if market conditions indicate that the recorded value exceeds the fair market value less estimated disposal costs, additional writedowns of the property value are charged directly to operations.

During 2006 Premier recognized a $105,000 net profit on the disposition of OREO properties, net of writedowns, while in 2005 Premier realized $17,000 net profit on the disposition of OREO properties.  During 2004, Premier realized a $123,000 net profit on the disposition of OREO properties.  Although loans may be classified as non-performing, some continue to pay interest irregularly or at less than original contracted terms. During 2006, approximately $151,000 of interest was recognized on non-accrual and restructured loans, while approximately $348,000 would have been recognized in accordance with their original terms.

The allowance for loan losses is maintained to absorb probable incurred losses associated with lending activities. Actual losses are charged against the allowance ("charge-offs") while collections on loans previously charged off ("recoveries") are added back to the allowance. Since actual losses within a given loan portfolio are difficult to predict, management uses a significant amount of estimation and judgment to determine the adequacy of the allowance for loan losses. Factors considered in determining the adequacy of the allowance include an individual assessment of risk on certain loans and total creditor relationships, historical charge-off experience, the type of loan, levels of non-performing and past due loans, and an evaluation of current economic conditions. Loans are evaluated for credit risk and assigned a risk grade. Premier's risk grading criteria are based upon Federal Reserve guidelines and definitions. In evaluating the adequacy of the allowance for loan losses, loans that are assigned passing grades are grouped together and multiplied by historical charge-off percentages to determine an estimated amount of potential losses and a corresponding amount of allowance. Loans that are assigned marginally passing grades are grouped together and allocated slightly higher percentages to determine the estimated amount of potential losses due to the identification of increased risk(s). Loans that are assigned a grade of "substandard" or "doubtful" are usually determined to be impaired.

A loan is categorized and reported as impaired when it is probable that the creditor will be unable to pay all of the principal and interest amounts according to the contractual terms of the loan agreement. In determining whether a loan is impaired, management considers such factors as past payment history, recent economic events, current and projected financial condition and other relevant information that is available at the time. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual basis for other loans. If a loan is deemed to be impaired an evaluation of the amount of estimated loss is performed assessing the present value of estimated future cashflows using the loan's existing rate or assessing the fair and realizable value of the loan collateral if repayment is expected solely from the collateral. The estimation of loss is assigned to the impaired loan and is used in determining the adequacy of the allowance for loan losses. For impaired loans, this estimation of loss is reevaluated quarterly and, if necessary, adjusted based upon the current known facts and circumstances related to the loan and the borrower. Additional information on Premier's impaired loans is contained in Note 6 to the consolidated financial statements. The sum of the calculations and estimations of the risk of loss in a given loan portfolio is compared to the recorded balance of the allowance for loan losses. If the total allowance is deemed to be inadequate a charge to earnings is recorded to increase the allowance. Conversely, should an evaluation of the allowance result in a lower estimate of the risk of loss in the loan portfolio and the allowance is deemed to be more than adequate, a reversal of previous charges to earnings ("a negative provision") may be warranted in the current period. Events that may lead to negative provisions included greater than anticipated recoveries, a reduction in the historical loss ratios, securing more collateral on an impaired loan during the collection process, or receiving payment in full on an impaired loan.  All of these events occurred in varying degrees during 2006 and resulted in $1,161,000 of negative provisions during the year.

At December 31, 2006, the allowance for loan losses was $6.7 million or 1.94% of total year-end loans.  This ratio is a decrease from the prior year’s 2.40% and the 2.89% at the end of 2004.  The decrease in the allowance in 2006 was primarily the result of the $1.2 million of negative provisions for loan losses recorded during the year, as charge-offs in 2006 were nearly offset by recoveries.  The decrease in 2005 was the result of the charge-off of $2.2 million of loans previously identified as impaired partially offset by $719,000 of recoveries.  Only $4,000 of provision expense was recorded in 2005.  In management's opinion, the allowance for loan losses is adequate to absorb the current estimated risk of loss in the existing loan portfolio. The summary of the allowance for loan losses allocated by loan type is presented in the Loan Summary Table above.

The following table provides a detailed history of the allowance for loan losses, illustrating charge-offs and recoveries by loan type, and the annual provision for loan losses over the past five years. In 2006, negative provisions were recorded in each of the four quarters of the year as Premier realized collections of previously impaired loans whereby estimated losses were previously assigned to the loan as well as recoveries of previously charged-off loans.  These positive events as well as the ongoing reduction in Premier’s historical loss ratios resulted in a lower estimate of the risk of loss in the loan portfolio and, thus, negative provisions were warranted.  The negative provision for loan losses totaled $1.2 million in 2006.

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	For the Year Ended December 31
	2006	2005	2004	2003(1)	2002
Allowance for loan losses beginning of period	$7,892	$9,384	$14,300	$9,698	$7,371
Amounts charged off:
Commercial, financial and agricultural loans	154	736	1,520	4,417	4,080
Real estate construction loans	0	0	5	0	833
Real estate loans - other	863	549	2,413	6,427	1,072
Consumer installment loans	393	930	3,054	5,669	1,904
Total charge-offs	1,410	2,215	6,992	16,513	7,889

Recoveries on amounts previously charged-off:
Commercial, financial and agricultural loans	266	91	264	145	138
Real estate construction loans	8	1	1	37	16
Real estate loans - other	340	84	87	74	163
Consumer installment loans	726	543	698	346	446
Total recoveries	1,340	719	1,050	602	763

Net charge-offs	70	1,496	5,942	15,911	7,126
Provision for loan losses	(1,161)	4	1,026	20,513	9,453

Allowance for loan losses, end of period	$6,661	$7,892	$9,384	$14,300	$9,698

Average total loans	$338,336	$326,615	$325,610	$352,156	$382,763
Total loans at year-end	343,797	328,717	324,927	331,794	373,099

As a percent of average loans
Net charge-offs	0.02%	0.46%	1.82%	4.52%	1.86%
Provision for loan losses	(0.34)%	0.00%	0.32%	5.83%	2.47%
Allowance for loan losses	1.97%	2.42%	2.88%	4.06%	2.53%

As a percent of total loans at year-end
Allowance for loan losses	1.94%	2.40%	2.89%	4.31%	2.60%

As a multiple of net charge-offs
Allowance for loan losses	95.16X	5.28X	1.58X	0.90X	1.36X
Income before tax and provision for loan losses	123.19X	4.32X	0.65X	0.35X	0.80X

Future provisions to the allowance for loan losses, positive or negative, will depend on future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans having significant credit risk.  The provision for loan losses in 2005 was only $4,000.  During the third and fourth quarters of 2005, negative provisions were recorded substantially offsetting the provisions recorded during the first half of the year.  During the latter half of 2005, Premier realized collections of previously impaired loans whereby estimated losses were previously assigned to the loan as well as recoveries of previously charged-off loans.  The provision for loan losses in 2004 was $1.0 million and was the result of newly identified impaired loans and increases in the volume of loans outstanding at the banks located in West Virginia. Premier continually evaluates the adequacy of its allowance for loan losses, and changes in the provision are based on the estimated probable incurred losses in the loan portfolio.

Net charge-offs in 2006 decreased to just $70,000 as a significant volume of recoveries nearly offset the level of charge-offs recorded during the year.  In 2005 net charge-offs decreased to $1.5 million, down $4.4 million or 75% from the $5.9 million of net charge-offs experienced in 2004.  Approximately $641,000 or 43% of the 2005 net charge-offs and $4.8 million or 81% of the 2004 net charge-offs were at Farmers Deposit Bank.  In 2006, Farmers Deposit Bank recorded $249,000 of net recoveries and provided nearly 70% of the Company’s total recoveries for 2006.  While total charge-offs decreased in 2006, the level of loans secured by real estate that were charged-off increased by $314,000 or 57.2% as collection efforts on a few real estate secured borrowers came to their ultimate conclusion.  All categories of loan charge-offs were down in 2005, while consumer loan charge-offs continued to exceed the other categories of loan charge-offs. Although management believes it has identified the significant remaining credit risk in the loan portfolio, additional charge-offs may be recorded in the coming months due to the high level of non-performing loans and the resolution of collection efforts on those loans. These factors are considered in determining the adequacy of the allowance for loan losses, which at December 31, 2006 was 1.94% of total loans outstanding and 96% of non-performing loans.

      The following table presents the maturity distribution and interest sensitivity of selected loan categories at December 31, 2006. Maturities are based upon contractual terms.

LOAN MATURITIES and INTEREST SENSITIVITY
December 31, 2006
(Dollars in thousands)

	Projected Maturities*
	One Year or Less	One Through Five Years	Over Five Years	Total
Commercial, secured by real estate	$38,310	$51,758	$11,718	$101,786
Commercial, other	21,357	19,694	2,930	43,981
Real estate construction	6,927	3,114	1,262	11,303
Agricultural	592	794	544	1,930
Total	$67,186	$75,360	$16,454	$159,000

Fixed rate loans	$15,065	$36,113	$4,558	$55,736
Floating rate loans	52,121	39,247	11,896	103,264
Total	$67,186	$75,360	$16,454	$159,000

Fixed rate loans projected to mature after one year				$40,671
Floating rate loans projected to mature after one year				51,143
Total				$91,814

(*) Based on scheduled or approximate repayments

Investment Portfolio and
Other Earning Assets

Investment securities averaged $135.2 million in 2006, down $14.8 million or 9.9% from the $150.0 million averaged in 2005.  This decrease follows two years of average investments around $150.0 million.  As investments matured in 2006 and 2005 not all funds were reinvested in the investment portfolio.  Some funds were used to satisfy loan growth, deposit withdrawals and debt payments.  Furthermore, during the latter part of 2006, bond reinvestment yields were not as attractive as the yield on highly liquid federal funds sold and funds from maturing investments were less likely to be reinvested in bonds.  At December 31, 2006, the amount of investments totaled $121.4 million, down $16.1 million from December 31, 2005.  This follows a $16.5 million decrease in 2005 from the balance at December 31, 2004.

The following table presents the carrying values of investment securities.

FAIR VALUE OF SECURITIES AVAILABLE FOR SALE
(Dollars in thousands)
	As of December 31
	2006	2005	2004

U.S. Treasury securities	$6,401	$3,941	$250
U.S. Agency securities	76,911	95,300	115,514
States and political subdivisions	3,413	2,514	2,751
Mortgage-backed securities	34,617	35,639	34,942
Corporate securities	25	25	435
Total securities	$121,367	$137,419	$153,892

As sources of funds (deposits, federal funds purchased, and repurchase agreements with corporate customers) fluctuate, excess funds are initially invested in federal funds sold and other short-term investments. Based upon analyses of asset/liability repricing, interest rate forecasts, and liquidity requirements, funds are periodically reinvested in high-quality debt securities, which typically mature over a longer period of time. At the time of purchase, management determines whether the securities will be classified as trading, available-for-sale, or held-to-maturity. At December 31, 2006 all of Premier's investments were classified as available-for-sale and carried on the books at market value.

As shown in the following Securities Maturity and Yield Analysis table, the average maturity period of the securities available-for-sale at December 31, 2006 was 4 years 7 months, lengthened somewhat by the 11 year 3 month average final maturity of the mortgage-backed securities portfolio. The table uses a final maturity method to report the average maturity of mortgage-backed securities, which excludes the effect of monthly payments and prepayments. Approximately 69% of Premier's investment securities are U.S. Government agency or Treasury securities that have an average maturity of 1 year 8 months. The average maturity of the investment portfolio is managed at a level to maintain a proper matching with interest rate risk guidelines. During 2004, Premier sold a portion of the securities classified as available-for-sale as part of its management of interest rate risk, as shown in the Statements of Cash Flows. Premier does not have any securities classified as trading or held-to-maturity and it has no plans to establish such classifications at the present time. Other information regarding investment securities may be found in the following table and in Note 5 to the consolidated financial statements.

SECURITIES MATURITY AND YIELD ANALYSIS
December 31, 2006
(Dollars in thousands)
	Market Value	Average Maturity (yrs/mos)	Taxable Equivalent Yield*
U.S. Treasury securities
Within one year	$994		4.44%
After one but within five years	5,407		4.36
Total U.S. Treasury Securities	6,401	2/5	4.38

U.S. Government Agencies securities
Within one year	26,901		3.16
After one but within five years	50,010		4.18
Total U.S. Government Agencies securities	$76,911	1/7	3.82

States and political subdivisions
Within one year	349		4.26
After one but within five years	964		4.93
After five but within ten years	544		4.65
Over ten years	1,556		5.84
Total states and political subdivisions securities	$3,413	6/11	5.23

Mortgage-backed securities**
Within one year	3,681		3.93
After one but within five years	1,993		5.36
After five but within ten years	911		3.85
Over ten years	28,032		4.68
Total mortgage-backed securities	$34,617	11/3	4.62

Corporate securities	$25

Total securities available-for-sale	$121,367	4/7	4.12

(*) Fully tax-equivalent using the rate of 34%
(**) Maturities for mortgage-backed securities are based on final maturity

Premier's average investment in federal funds sold and other short-term investments increased by 5.6% in 2006.  This follows a 21.4% decrease in 2005. Averaging $24.4 million in 2006, federal funds sold and other short-term investments increased $1.3 million from the $23.1 million averaged in 2005 but were lower than the $29.4 million averaged in 2004. The increase in average federal funds sold in 2006 was the result of retaining available funds to be used in the short-term to fund loans or satisfy deposit withdrawals.  Furthermore, during the latter part of 2006, bond investment yields were not as attractive as the yield on highly liquid federal funds sold and funds from maturing investments were less likely to be reinvested in bonds.  The decrease in average federal funds sold in 2005 from 2004 was the result of investing more of Premier's available funds into higher yielding investments and using a portion of the funds to reduce outstanding debt and satisfy deposit withdrawals.  Fluctuations in federal funds sold and other short-term investments reflect management's goal to maximize asset yields while maintaining proper asset/liability structure, as discussed in greater detail above and in other sections of this report.

Funding Sources

In 2005, Premier began raising the rates paid on it interest bearing deposits in response to the increase in market interest rates.  Market rates continued to increase through 2006.  As a result, the average rate paid on interest bearing liabilities increased to 2.73% in 2006, up from the 2.30% paid in 2005.  The 43 basis point increase was primarily the result of an 85 basis point increase in the average rate paid on certificates of deposit and other time deposits, which made up 46.7% of the total average interest bearing liabilities in 2006.  During 2006, Premier was able to offset some of the increase in rates paid on deposits by reducing the interest cost on its long-term debt by refinancing the remaining $15.5 million of its 9.75% Trust Preferred Securities as discussed in more detail below. In 2005, Premier was able to offset the 17 basis point increase in the average rate paid on interest bearing deposits by reducing a portion of its high rate long-term borrowings.  The average rate paid on interest bearing liabilities decreased to 2.30% in 2005, down from the 2.32% paid in 2004.  The decrease is largely due to the early redemption of $5.5 million of Premier’s 9.75% Trust Preferred Securities late in 2004 and the payment of 10 quarters of deferred distributions on the Trust Preferred Securities in March 2005.  The interest savings more than offset the increase in interest expense due to the rise in rates paid on NOW and money market transactional deposit accounts and on certificates of deposit.  Due to alternative sources of investment and an ever increasing sophistication of customers in funds management techniques to maximize return on their money, competition for funds has become more intense. Premier's banks periodically offer special rate products to attract additional deposits.

Premier’s deposits, on average, remained relatively unchanged in 2006, decreasing by $571,000 or 0.1% from 2005 average deposits.  The 2006 decrease follows a 1.2% or $5.3 million decrease in 2005 from the average in 2004.  While average deposits in 2006 remained relatively unchanged in total, the composition of those deposits shifted toward non-interest bearing deposits.  In addition, some public fund and tax-exempt organization deposits were reestablished as repurchase agreements in 2006.  Average repurchase agreements increased by $1.3 million or 16.4% in 2006 when compared to 2005.  In 2005, $13.3 million of the decline in deposits was at Farmers Deposit Bank, partially due to Premier's capital restoration plan as certain deposits were not renewed as part of the plan to reduce the size of the Bank.  In Premier’s other markets during 2005, deposits, on average, increased by 2.2% or $8.0 million.  In 2006, average deposits at Farmers Deposit Bank declined by $4.7 million, while in Premier’s other markets, deposits, on average, increased by $4.2 million or 1.1% during 2006.

In 2006, average non-interest bearing deposits continued to increase, surpassing 2005 average non-interest bearing deposits by $5.9 million or 8.9%.  In 2005, non-interest bearing deposits increased 7.0% or $4.4 million on average when compared to 2004.  Since no interest is paid on these deposits, an increase in non-interest bearing deposits helps to increase Premier's net interest margin and its profitability. Non-interest bearing deposits are more susceptible to withdrawal and therefore may provide challenges to maintaining adequate liquidity. (See the additional discussion on liquidity below.)  However, Premier’s approach to community banking and friendly customer service has resulted in increases in average non-interest bearing deposits in each of the past four years.

In 2006, average interest bearing deposits decreased by $6.5 million or 1.7%.  This decrease was largely due to the stiff competition for funds in 2006 and high rate certificate of deposits “specials” offered by some of Premier’s local competition.  Some of these “special” rates exceeded the yields that Premier could earn by purchasing investments and therefore matching the competitions’ rates would have resulted in reducing Premier’s net interest income.  Instead, Premier continued to focus on building its base of customer relationships by offering more convenient electronic banking products to its non-interest bearing deposit customers.  Premier did realize a shift in its interest bearing deposits from lower cost savings and interest bearing transaction accounts to certificates of deposit as customers moved their funds to take advantage of the rising interest rates paid on these certificates.  The result was a 64 basis point increase in the average rate paid on interest bearing deposits in 2006 versus the 17 basis point increase realized in 2005.  In 2005, interest bearing deposits decreased by 2.5% or $9.7 million on average when compared to 2004.  The decrease was largely due to a $13.6 million decrease in average interest bearing deposits at Farmers Deposit Bank.  The remaining increase was the result of internal growth in Premier’s other markets.

The following table provides information on the maturities of time deposits of $100,000 or more at December 31, 2006.

MATURITY OF TIME DEPOSITS $100,000 OR MORE
December 31, 2006
(Dollars in thousands)

Maturing 3 months or less	$11,105
Maturing over 3 months	11,263
Maturing over 6 months	19,108
Maturing over 12 months	12,001
Total	$53,477

Other funding sources for Premier include short and long-term borrowings. Premier's short-term borrowings primarily consist of securities sold under agreements to repurchase with commercial, public entity and tax exempt organization customers.  These are short-term non-FDIC insured deposit like products that are secured by the pledging of investment securities in Premier’s investment portfolio.  Also included in short-term borrowings are federal funds purchased from other banks.. These short-term borrowings fluctuate depending on near term funding needs and as part of Premier's management of its asset/liability mix.  In 2006, short-term borrowings averaged $9.6 million, up $1.2 million or 13.9% from the average in 2005 primarily due to the increase in repurchase agreements discussed above.  In 2005, short-term borrowings averaged $8.4 million, up $1.9 million from the average in 2004 due to an increase in public fund repurchase agreements.

Long-term borrowings consist of Federal Home Loan Bank (FHLB) borrowings by Premier's banks, other borrowings by the parent holding company and debt issued in the form of subordinated debentures to an unconsolidated trust subsidiary. FHLB advances, on average, declined by 10.9% or $960,000 in 2006, following an 11.9% or $1.2 million decrease in 2005. Premier uses fixed rate FHLB advances from time-to-time to fund certain residential and commercial loans as well to maximize investment opportunities as part of its interest rate risk management. In 2006 and 2005, Premier made all of its scheduled principal payments and took advantage of penalty free prepayment opportunities as they became available. At December 31, 2006, FHLB advances totaled $7.3 million and had repayment schedules from four to six years with $4.0 million maturing in 2010.

In 2006, Premier refinanced the remaining $15.7 million of its 9.75% Junior Subordinated Deferrable Interest Debentures ("Subordinated Debentures") that were due in 2027. The refinancing was accomplished using two separate bank borrowings at the parent company and $2.2 million of cash held by the parent in its subsidiary banks.  On January 31, 2006, Premier borrowed $7.0 million from First Guaranty Bank in Hammond, Louisiana under a promissory note bearing interest floating daily at the “Wall Street Journal” prime rate (currently 8.25%) and requiring monthly principal payments of $50,000 until maturity on September 28, 2017.  The note is secured by a pledge of Premier’s 100% interest in Boone County Bank.  The proceeds of this note were used to redeem $7.0 million of the Subordinated Debentures as of January 31, 2006.  On November 10, 2006, Premier borrowed $6.5 million from The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) under a term note bearing interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (currently 7.25%) and requiring 83 monthly principal and interest payments of $100,000 and a final payment of any balance due at maturity on November 9, 2013. The note is secured by a pledge of Premier’s 100% interest in Citizens Deposit Bank and Trust, Inc. and Premier’s 100% interest in Farmers-Deposit Bank, Eminence, Kentucky.  Also during 2006, Premier repaid two $701,000 subordinated notes with a 0% interest rate.  For more information on other borrowings and the subordinated debentures, see Notes 11 and 12 to the consolidated financial statements.

PAYMENTS DUE ON CONTRACTUAL OBLIGATIONS
December 31, 2006
(Dollars in thousands)

	Total	Less than one year	1-3 years	3-5 years	More than five years

Federal Home Loan Bank advances	$7,285	$637	$1,375	$5,203	$70
Other borrowed funds	12,275	1,344	2,860	3,118	4,953
Operating lease obligations	206	138	62	4	2
Data and item processing contracts*	5,280	1,848	2,772	660	0
Total	$25,046	$3,967	$7,069	$8,985	$5,025

* Data and item processing contractual obligations are estimated using the average billing for the last three months of 2006.

On December 20, 2004, Premier entered into a sixty-three month contract with Fiserv Solutions, Inc. (Fiserv) whereby Fiserv will provide data processing and item processing services to Premier.  Conversions by Premier’s subsidiary bank to Fiserv systems began on April 15, 2005 and were completed by July 31, 2005.  Based upon the average billings of the last three months of 2006, the estimated payments to Fiserv for these services will be approximately $1,316,000 per year beginning in 2007.  Actual results may vary depending upon the number and type of accounts actually processed and future customer activity.

Asset/Liability Management and Market Risk

Asset/liability management is a means of maximizing net interest income while minimizing interest rate risk by planning and controlling the mix and maturities of interest related assets and liabilities. Premier has established an Asset/Liability Management Committee (ALCO) for the purpose of monitoring and managing interest rate risk and to evaluate investment portfolio strategies. Interest rate risk is the earnings variation that could occur due to changes in market interest rates. The Board of Directors has established policies to monitor and limit exposure to interest rate risk. Premier monitors its interest rate risk through the use of an earnings simulation model prepared by an independent third party to analyze net interest income sensitivity.

The earnings simulation model uses assumptions, maturity patterns, and reinvestment rates provided by Premier and forecasts the effect of instantaneous movements in interest rates of both 100 (1.00%) and 200 (2.00%) basis points. The most recent earnings simulation model projects net interest income would increase by approximately 1.4% over the projected stable rate net interest income if interest rates rise by 100 basis points over the next year. Conversely, the simulation projects an approximate 0.9% decrease in net interest income if interest rates fall by 100 basis points over the next year. Within the same time frame, but assuming a 200 basis point movement in interest rates, the simulation projects that net interest income would increase by 2.6% over the projected stable rate net interest income in a rising rate scenario and would decrease by 2.2% in a falling rate scenario. Under both the 100 and 200 basis point simulations, the percentage changes in net interest income are within Premier's ALCO guidelines.

The model simulation calculations of present value have certain acceptable shortcomings. The discount rates and prepayment assumptions utilized are based on estimated market interest rate levels for similar loans and securities nationwide. The unique characteristics of Premier's loans and securities may not necessarily parallel those assumed in the model simulations, and therefore, actual results could likely result in different discount rates, prepayment experiences and present values. The discount rates used for deposits and borrowings are based upon available alternative types and sources of funds which may not necessarily be indicative of the present value of Premier's deposits and borrowings. Premier's deposits have customer relationship advantages that are difficult to simulate. A higher or lower interest rate environment will most likely result in different investment and borrowing strategies by Premier which would be designed to further mitigate any negative effects on the value of, and the net interest earnings generated on Premier's net assets.

The following table presents summary information about the simulation model's interest rate risk measures and results.

	Year-end 2006	Year-end 2005	ALCO Guidelines

Projected 1-year net interest income
-100 bp change vs. base rate	-0.9%	-0.6%	5%
+100 bp change vs. base rate	1.4%	0.5%	5%
Projected 1-year net interest income
-200 bp change vs. base rate	-2.2%	-1.3%	10%
+200 bp change vs. base rate	2.6%	0.9%	10%

Liquidity

Liquidity is the ability to satisfy demands for deposit withdrawals, lending commitments, and other corporate needs. Premier's liquidity is based on the stable nature of consumer core deposits held by the banking subsidiaries. Likewise, additional liquidity is available from holdings of investment securities and short-term investments which can be readily converted into cash. Furthermore, Premier's banks continue to have the ability to attract short-term sources of funds such as federal funds and repurchase agreements.

Premier generated $5.4 million of cash from operations in 2006, which compares to $2.1 million in 2005 and $11.5 million in 2004.  The increase in 2006 was primarily the result of a return to normal cash generated from operations compared to 2005.   The decrease in 2005 was primarily the result of the payment of the deferred distributions of the Trust Preferred Securities in March 2005, which came out of cash from operations.  The higher level of cash from operations in 2004 was the result of deferring interest payments on the Trust Preferred Securities and income tax refunds generated from the carry back of net operating losses.  Total cash from operations along with the proceeds from the sale and maturity of securities and the repayment of loans were used to purchase securities, satisfy deposit withdrawals, fund new loans and reduce outstanding debt during those years. Net cash provided by liquidating investing activities totaled $7.9 million in 2005 and $7.5 million in 2004.  However in 2006, $5.9 million of cash was used in investing activities primarily to fund loan growth.  In addition to the $5.4 million of cash from operations, Premier generated $1.4 million in additional cash from financing activities, primarily due to the increase in deposits and repurchase agreements.  In 2005 and 2004, net cash used to satisfy deposit withdrawals and reduce debt totaled $8.4 million in 2005, $20.9 million in 2004. Details on the sources and uses of cash can be found in the Consolidated Statements of Cash Flows in the consolidated financial statements.

At December 31, 2006, the parent company had over $3.6 million in cash held with its subsidiary banks.  This balance along with cash dividends expected to be received from its subsidiaries is sufficient to cover the operating costs of the parent, service its existing other debt and pay dividends to common shareholders.  During 2006, the parent company generated $5.1 million of cash from operations and used $4.9 million to redeem a portion of the Trust Preferred Securities outstanding, make principal payments on its outstanding other debt and pay dividends to shareholders.  Also during 2006, the parent company borrowed $13.5 million which was used to redeem the remainder of the Trust Preferred Securities.  During 2005, the parent company generated $1.5 million of cash from operations and used $5.8 million to redeem a portion of the Trust Preferred Securities outstanding and payoff its outstanding other debt.  Additional information on parent company cash flows and financial statements is contained in Note 22 to the consolidated financial statements.

Capital Resources

Premier's consolidated average equity-to-asset ratio increased to 10.74% during 2006, up from 9.77% in 2005 and from 8.23% in 2004.  The ratios for all three years are considered adequate for a company of Premier's size. The increase in 2006 was largely due to the increase in net income with the slight decline in average total assets.  The increase in 2005 was largely due to increase in net income in 2005 and the decline in average assets due to the sale of Citizen’s Bank Kentucky on July 1, 2004.  The Federal Reserve's risk-based capital guidelines and leverage ratio measure the capital adequacy of banking institutions. The risk- based capital guidelines weight balance sheet assets and off-balance sheet commitments by prescribed factors relative to credit risk, thus eliminating disincentives for holding low risk assets and requiring more capital for holding higher risk assets.  At year-end 2006, Premier’s risk adjusted capital-to-assets ratio was 16.0% compared to 19.1% at December 31, 2005.  Both of these ratios are well above the minimum level of 8.0% prescribed for bank holding companies of Premier's size. The leverage ratio is a measure of total tangible equity to total tangible assets. Premier's leverage ratio at December 31, 2006 was 8.9% compared to 10.6% at December 31, 2005.  Both of these ratios are above the recommended 4.0% to 5.0% recommended by the Federal Reserve. The decrease in the 2006 ratios was primarily the result of redeeming the remainder of Premier’s Trust Preferred Securities which was includable as capital in Premier’s 2005 capital ratios (see Selected Capital Information table below.)  Premier's capital ratios are the direct result of management's desire to maintain a strong capital position. Additional information on Premier's capital ratios and the capital ratios of its banks may be found in Note 21 to the consolidated financial statements.

The primary source of funds for dividends paid by Premier is the dividends received from its subsidiary banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory agencies. Under these regulations, the amount of dividends that may be paid without prior approval in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years, subject to regulatory capital requirements and additional restrictions more fully described in Note 21 to the consolidated financial statements. During 2007, Premier's banks could, without prior approval, declare and pay to Premier dividends of approximately $3.2 million plus any 2007 net profits retained through the date of declaration by Ohio River Bank, Boone County Bank, First Central Bank and Farmers Deposit Bank.  In 2005, Citizens Deposit Bank requested and received approval from the Federal Reserve to pay a $3.0 million dividend in March 2005.  This amount was substantially higher than the bank’s prior two years of reported net income.  As such, Citizens Deposit Bank must continue to request approval for up to two years beyond the December 31, 2005 to pay any future dividends to the parent company out of its current earnings.

    Additional information on the capital position of Premier is included in the following table.

SELECTED CAPITAL INFORMATION
(Dollars in thousands)
	As of December 31
	2006	2005	Change

Stockholders’ Equity	$61,002	$54,287	$6,715
Qualifying capital securities of subsidiary trust	0	15,250	(15,250)
Disallowed amounts of goodwill and other intangibles	(15,816)	(15,816)	0
Disallowed deferred tax assets	0	(628)	628
Unrealized loss on securities available for sale	1,150	1,718	(568)
Tier I capital	$46,336	$54,811	$(8,475)

Tier II capital adjustments
Qualifying capital securities of subsidiary trust	0	0
Allowable amount of the allowance for loan losses	3,977	3,899
Total capital	$50,313	$58,710

Total risk-weighted assets	$315,485	$307,951

Ratios
Tier I capital to risk-weighted assets	14.69%	17.80%
Total capital to risk-weighted assets	15.95%	19.06%
Leverage at year-end	8.89%	10.61%

Income Statement Analysis
Net Interest Income

Net interest income, the amount by which interest generated from earning assets exceeds the expense associated with funding those assets, is Premier's most significant component of earnings.  Net interest income on a fully tax-equivalent basis was $21.5 million in 2006, up 7.8% from the 20.0 million earned in 2005 which follows a 9.6% increase in 2005 from 2004.  When net interest income is presented on a fully tax-equivalent basis, interest income from tax-exempt earning assets is increased by the amount equivalent to the federal income taxes which would have been paid if this income were taxable at the statutory federal tax rate of 34% for companies of Premier's size. The increase in net interest income in 2006 is largely due to an increase in interest income from loans and federal funds sold due to higher overall yields and a greater volume of loans outstanding.  This increase in interest income more than offset the increase in interest expense in 2006 resulting from higher rates paid on deposits and a higher volume of certificates of deposit.  As shown in the Rate Volume Analysis table below, increases in the yields on loans, investments and other earning assets increased Premier’s interest income by $2.4 million.  This increase was complemented by an $867,000 increase in interest income due to an increase in loans outstanding which was partially offset by a $324,000 reduction in interest income due to a lower total of investment securities outstanding.  Also shown in the table below, interest expense on deposits increased by $2.3 million, $2.0 million due to higher rates paid, primarily certificates of deposit, and $0.3 million due to a shifting of deposits from savings and transaction based accounts to certificates of deposit.  This overall increase in interest expense was partially offset by net interest expense savings of $855,000 due to the refinancing and early redemption of outstanding debt and the reduction in FHLB borrowings.  Some of this interest expense savings was offset by higher interest paid on other short-term borrowings.  The combined effect was to increase net interest income by $1,564,000 for the year.

The increase in net interest income in 2005 is largely due to an increase in interest income from loans and investments due to higher yields and a decrease in interest expense due to a reduction in outstanding debt.  As shown in the Rate Volume Analysis table below, increases in the yields on loans, investments and other earning assets increased Premier’s interest income by $1.2 million.  This increase was complemented by interest expense savings of over $1.0 million due to the reduction of outstanding debt, FHLB borrowings and other borrowings.  Some of this interest expense savings was offset by higher interest paid on deposits and other short-term borrowings due to overall higher rates paid on deposits and an increase in average certificates of deposit outstanding.  The combined effect was to increase net interest income in 2005 by $1,752,000.

RATE VOLUME ANALYSIS OF CHANGES IN NET INTEREST INCOME
(Dollars in thousands on a tax equivalent basis)
	2006 vs 2005			2005 vs 2004
	Increase (decrease) due to change in			Increase (decrease) due to change in
	Volume	Rate	Net Change	Volume	Rate	Net Change
Interest income*:
Loans	$867	$1,552	$2,419	$72	$414	$486
Investment securities	(324)	444	120	(8)	394	386
Federal funds sold	43	427	470	(61)	426	365
Deposits with banks	2	10	12	5	0	5
Total interest income	$588	$2,433	$3,021	$8	$1,234	$1,242

Interest expense:
Deposits
NOW and money market	$(116)	$473	$357	$(104)	$223	$119
Savings	(46)	(45)	(91)	(25)	(84)	(109)
Certificates of deposit	419	1,573	1,992	252	197	449
Short-term borrowings	27	27	54	38	24	62
Other borrowings	194	366	560	(108)	(126)	(234)
FHLB borrowings	(56)	10	(46)	(67)	10	(57)
Debt	(1,224)	(145)	(1,369)	(524)	(216)	(740)
Total interest expense	$(802)	$2,259	$1,457	$(538)	$28	$(510)
Net interest income*	$1,390	$174	$1,564	$546	$1,206	$1,752

(*) Fully taxable equivalent using the rate of 34% Note - Changes to rate/volume are allocated to both rate and volume on a proportional dollar basis

As net interest income dollars increased in 2006, Premier’s net interest margin also increased.  In 2006, the yield earned on investment securities increased 47 basis points to 3.91% while the average yield on the loan portfolio increased 46 basis points to 7.69%.  The yield on federal funds sold increased 176 basis points to 4.99%.  The net result on all earning assets was to increase the yield 63 basis points to 6.53% in 2006, up from the 5.90% earned in 2005 and the 5.60% earned in 2004.  Similarly, in 2006 Premier increased the average rate paid on its deposits by 64 basis points to keep competitive with local and national markets.  The average rate paid on certificates of deposit increased the most at 85 basis points, while interest bearing transaction accounts increased on average by only 38 basis points in 2006.  Premier also increased the rates paid on its short-term borrowings by 30 basis points.  Rates also increased on other borrowings as Premier refinanced its subordinated debt with floating prime rate and sub prime rate loans.  This refinancing resulted in a corresponding decrease in the overall rate paid on debt outstanding.  The overall result of increasing rates paid on deposits and rate decreases resulting from debt refinancing was to increase the overall cost of funds by 43 basis points to 2.73%, up from the 2.30% in 2005 and 2.32% in 2004.  As a result Premier's net interest spread increased by 20 basis points and its net interest margin increased by 32 basis points to 4.32% in 2006, up from 4.00% in 2005 and 3.61% in 2004.

In 2005, the yield earned on investment securities increased 26 basis points to 3.44% while the average yield on the loan portfolio increased 13 basis points to 7.23%.  The yield on federal funds sold increased 194 basis points to 3.23%.  The net result on all earning assets was to increase the yield 30 basis points to 5.90% in 2005, up from the 5.60% earned in 2004.  Similarly, in 2005 Premier increased the average rate paid on its deposits by 17 basis points to keep competitive with national and local market rates.  Premier also increased the rates paid on its short-term borrowings by 34 basis points.  However, these rate increases were offset by reductions in other borrowings, FHLB advances and Premier’s subordinated debentures.  Furthermore, due to the payment of the cumulative deferred Trust Preferred distributions in March, the effective rate on the outstanding principal balance of the debt decreased by 90 basis points to 10.40%.  The overall effect on all interest bearing liabilities was to actually reduce the cost of funds 2 basis points to 2.30% in 2005, down from 2.32% in 2004.  As a result Premier's net interest spread increased by 33 basis points and its net interest margin increased by 39 basis points to 4.00% in 2005, up from 3.61% in 2004. Further discussion of interest income is included in the section of this Prospectus entitled "Balance Sheet Analysis."

Non-interest Income and Expense

Non-interest income has been and will continue to be an important factor for improving profitability. Recognizing this importance, management continues to evaluate areas where non-interest income can be enhanced. As shown in the table of Non-interest Income and Expense below, total fees and other income increased by $245,000 or 6.3% in 2006.  The increase in 2006 was fairly evenly distributed between increases in the volume of service charges on deposit accounts, electronic banking income, and secondary market mortgage income.  In 2006, service charges on deposit accounts increased $72,000 or 2.6% to $2,804,000, primarily due to increases in Premier’s non-interest bearing deposit customer base.  Electronic banking income, which consists of debit and credit card transaction fees, ATM fees and internet banking fees, increased $95,000 or 23.6% to $498,000 in 2006.  Premier’s data processing conversion in 2005 modernized and increased the number of methods by which customers could electronically access their accounts and deposited funds.  The increase in electronic banking income reflects the increased number of customers utilizing these methods.  Secondary market mortgage income, which are commissions and fees earned for originating and selling mortgage loans to third parties in the secondary market, increased $86,000 or 39.6% to $303,000 in 2006.  In 2005, Premier changed its approach to secondary market mortgage originations in an effort to expedite the loan approval process.  The increased income in 2006 reflects a greater number customers taking advantage of this process.  Other non-interest income was relatively unchanged totaling $560,000 in 2006 compared to $568,000 in 2005 as the elimination of data processing fees earned in 2005 was offset by increases in the collection of loan extension and late payment fees in 2006.

In 2005, total fees and other income increased 11.8% or $414,000 from the amount earned in 2004.  The increase in 2005 is again largely due to an increase in service charges of deposit accounts, electronic banking income and secondary market mortgage.  Service charges on deposit accounts increased to $2,732,000 in 2005, an increase of 8.7% or $219,000. The increase was the result of changes in the way Premier charges customers for overdrawing their checking accounts and a general increase in customers and activity.   Electronic banking income increased $153,000 or 61.2% in 2005, largely due to the modernization of the ways Premier’s customers can access their deposit accounts.  Secondary market mortgage income increased $146,000 or over 200% as Premier changed its approach to secondary market mortgage originations and increased its volume of transactions.  Other income decreased 15.5% or $104,000 in 2005 largely due to lower data processing revenue from non-affiliate banks as Premier’s data processing subsidiary ceased providing these services in late 2004 and early 2005.

    The following table is a summary of non-interest income and expense for each of the years in the three-year period ending December 31, 2006.

NON-INTEREST INCOME AND EXPENSE
(Dollars in thousands)
				Increase (Decrease) Over Prior Year
				2006		2005
	2006	2005	2004	Amount	Percent	Amount	Percent
Non-interest income:
Service charges on deposit accounts	$2,804	$2,732	$2,513	$72	2.64	$219	8.71
Electronic banking income	498	403	250	95	23.57	153	61.20
Secondary market mortgage income	303	217	71	86	39.63	146	205.63
Other	560	568	672	(8)	(1.41)	(104)	(15.48)
Total fees and other income	$4,165	$3,920	$3,506	245	6.25	414	11.81
Investment securities gains	0	0	100	0		(100)
Total non-interest income	$4,165	$3,920	$3,606	$245	6.25	$314	8.71

Non-interest expense:
Salaries and wages	$7,540	$7,443	$7,103	$97	1.30	$340	4.79
Employee benefits	1,590	1,642	1,633	(52)	(3.17)	9	0.55
Total staff costs	9,130	9,085	8,736	45	0.50	349	3.99
Occupancy and equipment	1,907	2,262	2,141	(355)	(15.69)	121	5.65
Outside data processing	2,036	1,505	1,023	531	35.28	482	47.12
Professional fees	496	554	2,271	(58)	(10.47)	(1,717)	(75.61)
Taxes, other than payroll, property and income	598	423	589	175	41.37	(166)	(28.18)
OREO (gains) losses and expenses, net	(91)	52	(45)	(143)	(275.00)	97	215.56
Bad check losses (recoveries)	(79)	36	94	(115)	(319.44)	(58)	(61.70)
Supplies	333	362	365	(29)	(8.01)	(3)	(0.82)
Accelerated amortization of subordinated debt issuance costs	548	184	214	364	197.83	(30)	(14.02)
Other expenses	2,059	2,842	2,394	(783)	(27.55)	448	18.71
Total non-interest expenses	$16,937	$17,305	$17,782	$(368)	(2.13)	$(477)	(2.68)

      In 2006 and 2005, Premier did not execute any sales of investment securities.  In 2004, Premier realized $100,000 in net gains on securities sales. These securities were sold as part of Premier's management of its asset/liability position and to liquidate certain tax exempt investments in order to generate future taxable income.

Just as management continues to evaluate areas where non-interest income can be enhanced, it strives to find ways to improve the efficiency of its operations and utilize the economies of scale of the consolidated entity to reduce its operating costs.  Premier’s 2006 net overhead ratio, or non-interest expense less non-interest income excluding securities transactions and other similar non-operating transactions to average earning assets was 2.56%, a decrease from the 2.68% realized in 2005 and the 2.82% ratio realized in 2004.  The actual dollars of net overhead declined by 4.6% or $613,000 in 2006 which reduced the ratio by 12 basis points.  In 2005, the ratio decreased by 15 basis points, as the actual dollars of net overhead expense decreased by 6.2% or $891,000. For the year 2006, net overhead was $12.8 million, down from the $13.4 million of 2005 net overhead. The current year decrease follows a $891,000 decrease in 2005 from the $14.3 million of net overhead in 2004.

Total non-interest expense in 2006 decreased by $368,000, or 2.1% from 2005 as decreases in occupancy and equipment costs, professional fees, OREO losses, bad check losses and other expenses were only partially offset by higher data processing fees, accelerated trust preferred issuance cost amortization, and taxes not on income.  Total non-interest expense in 2005 decreased by $477,000, or 2.7% from 2004 as decreases in professional fees, taxes not on income, and bad check losses were only partially offset by higher data processing fees, staff costs, OREO expenses, occupancy and equipment expenses and other operating expenses.

Staff costs increased by $45,000 or 0.5% in 2006 versus 2005.  Normal salary and wage increases and $142,000 of stock compensation expense resulting from the adoption of FAS 123R in 2006 were substantially offset by reductions in staff count and correspondent benefit cost reductions resulting from the data processing conversion in 2005.  Staff costs increased by $349,000 or 4.0% in 2005 versus 2004.  Normal salary and wage increases in 2005 were increased by the addition of full time internal audit staff at the parent company.  The use of employees to perform the internal audits of the company helped to reduce professional fees paid to outside professionals which performed the function in 2004 and earlier.

Occupancy and equipment expenses decreased by $355,000 or 15.7% in 2006 due to savings from the disposal of equipment and facilities related to Premier’s data processing subsidiary in 2005, lower property and casualty insurance costs, and the expensing of obsolete equipment as part of the data processing conversion in 2005.  Occupancy and equipment expenses increased by $121,000 or 5.7% in 2005 due to the costs of operating an additional branch location opened in January 2005 plus an increase in equipment costs related to the write-off of old equipment and the purchase of new technology related to Premier’s conversion to an outside data processor in 2005.

Outside data processing expense increased by $531,000 or 35.3% in 2006 as 2006 represents the first full year of expense since Premier converted to an outsourced provider in early-to-mid 2005.  Outside data processing expense increased by $482,000 or 47.1% in 2005 as Premier transitioned its internal data and item processing functions to an outsourced provider.  Savings in other expense areas such as staff costs, occupancy and equipment expense and other operating expenses have been realized as a result of the conversion.

Professional fees decreased by $58,000 or 10.5% in 2006 largely due to lower internal audit costs, tax preparation fees and consulting expenses.  In 2005, Premier used an outside firm to continue to provide internal audits of Farmers Deposit Bank.  For 2006, these audits were performed by internal staff at the parent company.  Professional fees decreased by $1,717,000 or 75.6% in 2005 versus 2004 largely due to the increased audit costs as well as legal fees and other professional fees associated with Premier's investigation of Farmers Deposit Bank and the related SEC investigation in 2004 as disclosed in previous filings.  Professional fees also declined in 2005 as a result of bringing the internal audit function in-house for all banks except Farmers Deposit.

Taxes not on income increased by $175,000 or 41.4% in 2006 versus 2005.  The increase in 2006 is largely due to an increase in taxable equity for equity based franchise taxes and an increase in local municipal taxes.  Taxes not on income decreased by $166,000 or 28.1% in 2005 versus 2004.  The decrease in 2005 is largely due to a decrease in the taxable equity of the two Kentucky banks subject to the Kentucky Bank Franchise Tax.

OREO gains, losses and expenses resulted in net gains of $91,000 in 2006 versus $52,000 of net expenses in 2005, a $143,000 reduction of non-interest expense.  OREO expense represents the costs to operate, maintain and liquidate Other Real Estate acquired through foreclosure in satisfaction of unpaid loans.  In 2006 as Premier sold most its inventory of OREO properties, it realized $105,000 of net gains on their disposition as well as a reduction in the expenses needed to maintain the properties.  A majority of the gains on the disposition of OREO were on properties from which no previous writedowns had occurred.  OREO writedowns and expenses totaled $52,000 in 2005, a $97,000 increase over the net $45,000 benefit realized in 2004.  The 2005 expense represents the costs to operate, maintain and liquidate Other Real Estate.  In 2004, Premier realized $123,000 of net profit from the disposition of OREO properties. This profit more than offset the costs of maintaining the remaining OREO property held in 2004.

Net recoveries on bad checks totaled $79,000 in 2006 compared to $36,000 of net losses on bad checks in 2005.  The $115,000 decrease was a largely the result of a $101,000 partial settlement on the recovery of bad check losses related to dishonored checks in 2003.  In 2005 bad check losses declined for the second year in a row to $36,000 down from $94,000 in 2004.

Accelerated Trust Preferred issuance costs were recognized in 2004, 2005 and 2006.  At the time of issuance, the costs to originate the Trust Preferred Securities were capitalized. The costs were being amortized over the 30 year life of the securities which were scheduled to mature in 2027 and were recorded as an adjustment to interest expense. In March 2003, Premier began redeeming its Trust Preferred Securities in accordance with the terms of the instrument. At time of redemption an amount of the remaining unamortized issuance costs proportional to the size of the redemption is expensed to non-interest expense. As a result of the $4.5 million early redemption on October 15, 2004 and the additional $1.0 million redeemed on December 31, 2004, Premier expensed $214,000 of the issuance costs.  In 2005, as a result of the $5.0 million early redemption on December 31, 2005, Premier expensed $184,000 of the issuance costs.  In 2006, as a result of the $7.0 million early redemption on January 31, 2006 and the final $8.25 million redeemed on November 10, 2006, Premier expensed the final $548,000 of the issuance costs.  Additional information on the Trust Preferred Securities is contained in Note 12 to the consolidated financial statements.

Other expenses totaled $2.1 million in 2006, a $783,000 or $27.6% decrease from the $2.8 million recorded in 2005.  The decrease in 2006 is largely due to costs and fees incurred in 2005 related to Premier’s conversion to an outsource data and item processing provider.  These costs included the travel and training of employees, fees and travel expense reimbursements paid to Fiserv to convert Premier’s data and costs associated with upgrading Premier’s computer networks.  Other reductions in 2006 expense include lower FDIC insurance costs; recoveries of previously expensed loan collection costs as well as lower costs incurred in 2006; lower insurance costs and costs incurred in 2005 related the termination of trust services.  Other expenses that increased in 2006 include advertising, employee training and development, and travel costs associated with the internal audit function.  Other expenses totaled $2.8 million in 2005, an 18.7% or $448,000 increase from the $2.4 million recorded in 2004.  Again, the increase in 2005 is largely due to costs and fees related to Premier’s conversion to an outsource data and item processing provider.  These costs included the travel and training of employees, fees and travel expense reimbursements paid to Fiserv to convert Premier’s data and costs associated with upgrading Premier’s computer networks.  An analysis of the allowance for loan losses and related provision for loan losses is included in the Loan Portfolio section of the Balance Sheet Analysis of this Prospectus.

Premier recognized $3.3 million of income tax expense related to continuing operations in 2006. This amount compares to $2.0 million of income tax expense recorded in 2005 and $899,000 of income tax expense recorded in 2004.  Premier's effective tax rate was 33.6% in 2006, up slightly from the 31.4% in 2005 and 2004. Premier's effective tax rate in 2006 was increased primarily due to stock compensation expense required by FAS 123R, most of which is a non-deductible expense for income tax purposes since it relates primarily to qualified incentive stock options. In addition, the tax saving benefits of holding tax-exempt investments and other tax saving instruments helped to reduce Premier's tax rate in 2005 and 2004 to 31.4% from the 34.0% statutory rate. Additional information regarding income taxes is contained in Note 13 to the consolidated financial statements.

Effects of Changing Prices

The results of operations and financial condition presented in this report are based on historical cost, unadjusted for the effects of inflation. Inflation affects Premier in two ways. One is that inflation can result in increased operating costs which must be absorbed or recovered through increased prices for services. The second effect is on the purchasing power of the corporation. Virtually all of a bank's assets and liabilities are monetary in nature. Regardless of changes in prices, most assets and liabilities of the banking subsidiaries will be converted into a fixed number of dollars. Non-earning assets, such as premises and equipment, do not comprise a major portion of Premier's assets; therefore, most assets are subject to repricing on a more frequent basis than in other industries.

Premier's ability to offset the effects of inflation and potential reductions in future purchasing power depends primarily on its ability to maintain capital levels by adjusting prices for its services and to improve net interest income by maintaining an effective asset/liability mix.  Management's efforts to meet these goals are described in other sections of this report.

Management’s Discussion and Analysis of Financial Condition and Results of Operations – September 30, 2007

FORWARD-LOOKING STATEMENTS

Management's discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties, and there are certain important factors that may cause actual results to differ materially from those anticipated. These important factors include, but are not limited to, economic conditions (both generally and more specifically in the markets in which Premier operates), competition for Premier's customers from other providers of financial services, government legislation and regulation (which changes from time to time), changes in interest rates, Premier's ability to originate quality loans, collect delinquent loans and attract and retain deposits, the impact of Premier's growth, Premier's ability to control costs, and new accounting pronouncements, all of which are difficult to predict and many of which are beyond the control of Premier.  The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “predict,” “continue” and similar expressions are intended to identify forward-looking statements.

A.          Results of Operations

A financial institution’s primary sources of revenue are generated by interest income on loans, investments and other earning assets, while its major expenses are produced by the funding of these assets with interest bearing liabilities.  Effective management of these sources and uses of funds is essential in attaining a financial institution’s optimal profitability while maintaining a minimum amount of interest rate risk and credit risk.

Net income for the nine months ended September 30, 2007 was $5,383,000, or $1.03 per share, compared to net income of $4,842,000, or $0.92 per share for the nine months ended September 30, 2006.  The increase in income reported for 2007 was primarily the result of higher interest income (primarily on loans), higher non-interest income, life insurance benefits on the death of a former officer of a subsidiary, and expenses in 2006 related to the accelerated amortization of issuance costs related to the early redemption of $7.0 million of Premier’s Trust Preferred securities on January 31, 2006.  These increases in profitability were only partially offset by higher interest expense and the income effect of higher negative loan loss provisions recorded in the first nine months of 2006 compared to the first nine months of 2007.

For the three months ended September 30, 2007, net income was $1,807,000, or $0.35 per share, compared to net income of $1,475,000 or $0.28 per share for the three months ended September 30, 2006.  The increase in income for 2007 was primarily due to a 5.9% increase in interest income, an 83.0% increase in secondary market mortgage income and an 8.5% decrease in non-interest expense.  These increases in profitability were only partially offset by a 4.0% increase in interest expense and the income effect of negative loan loss provisions recorded in the third quarter of 2006 compared to the provision expense in the third quarter of 2007.

Net interest income for the nine months ended September 30, 2007 totaled $16.65 million, up 4.5% from the $15.94 million of net interest income earned during the first nine months of 2006.   Interest income in 2007 increased by $2.12 million or 8.9%, $1.21 million, or 6.3%, due to higher interest rates earned and increases in loans outstanding, $600,000 due to higher yields and an increase in federal funds sold outstanding, and $287,000 due to higher yields on securities available-for-sale although average investments outstanding decreased.  Interest expense increased in total by $1.41 million in 2007 compared to 2006, partially offsetting the increase in interest income.  Interest savings of $672,000 were realized due to the early redemption of $7.0 million of Premier’s Trust Preferred Securities on January 31, 2006 and the final $8.25 million on November 10, 2006.  A portion of the savings was offset by the $179,000 increase in interest expense related to FHLB advances and other borrowings as Premier borrowed $7.0 million to complete the January 2006 redemption and another $6.5 million to complete the November 2006 redemption.  (See Note 6 to the consolidated financial statements on page F-__.)  The net interest savings realized was more than offset by a $1.83 million, or 28.5% increase in interest expense on deposits.  Due to the sustained increase in interest rates in 2007 when compared to 2006, Premier has increased the rates paid to its depositors to remain competitive in its markets.  As a result of the increase in interest income, the net interest margin for the nine months ending September 30, 2007 increased to 4.39% compared to 4.29% for the same period in 2006.

Additional information on Premier’s net interest income for the first nine months of 2007 and 2006 is contained in the following table.

PREMIER FINANCIAL BANCORP, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS
AND NET INTEREST INCOME ANALYSIS

	Nine Months Ended Sept 30, 2007			Nine Months Ended Sept 30, 2006
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest Earning Assets
Federal funds sold and other	$38,696	$1,508	5.21%	$24,006	$884	4.92%
Securities available for sale
Taxable	122,247	4,093	4.46	134,974	3,853	3.81
Tax-exempt	4,104	118	5.81	2,288	70	6.18
Total investment securities	126,351	4,211	4.51	137,262	3,923	3.85
Total loans	343,759	20,343	7.91	336,327	19,130	7.60
Total interest-earning assets	508,806	26,062	6.86%	497,595	23,937	6.44%
Allowance for loan losses	(6,650)			(7,663)
Cash and due from banks	13,871			13,760
Other assets	29,547			31,035
Total assets	$545,574			$534,727

Liabilities and Equity
Interest-bearing liabilities
Interest-bearing deposits	$376,335	8,273	2.94	$368,983	6,439	2.33
Short-term borrowings	13,195	248	2.51	9,464	175	2.47
FHLB advances & other borrowings	16,078	889	7.39	14,930	710	6.36
Debentures	-	-	0.00	9,298	672	9.66
Total interest-bearing liabilities	405,608	9,410	3.10%	402,675	7,996	2.65%
Non-interest bearing deposits	74,279			72,891
Other liabilities	2,578			2,594
Shareholders’ equity	63,109			56,567
Total liabilities and equity	$545,574			$534,727

Net interest earnings		$16,652			$15,941
Net interest spread			3.76%			3.79%
Net interest margin			4.39%			4.29%

Additional information on Premier’s net interest income for the third quarter of 2007 and third quarter of 2006 is contained in the following table.

PREMIER FINANCIAL BANCORP, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS
AND NET INTEREST INCOME ANALYSIS

	Three Months Ended Sept 30, 2007			Three Months Ended Sept 30, 2006
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest Earning Assets
Federal funds sold and other	$35,241	$450	5.07%	$21,004	$287	5.42%
Securities available for sale
Taxable	124,124	1,425	4.59	131,456	1,299	3.95
Tax-exempt	4,008	38	5.75	2,111	24	6.89
Total investment securities	128,132	1,463	4.63	133,567	1,323	4.00
Total loans	344,316	6,826	7.87	342,798	6,637	7.68
Total interest-earning assets	507,689	8,738	6.85%	497,369	8,247	6.60%
Allowance for loan losses	(6,613)			(7,226)
Cash and due from banks	13,865			13,654
Other assets	30,133			30,405
Total assets	$545,074			$534,202

Liabilities and Equity
Interest-bearing liabilities
Interest-bearing deposits	$375,841	2,814	2.97	$368,423	2,350	2.53
Short-term borrowings	13,234	83	2.49	9,560	60	2.49
FHLB advances & other borrowings	13,847	251	7.19	14,365	255	7.04
Debentures	-	-	0.00	8,505	205	9.64
Total interest-bearing liabilities	402,922	3,148	3.10%	400,853	2,870	2.84%
Non-interest bearing deposits	74,830			72,122
Other liabilities	2,873			3,039
Shareholders’ equity	64,449			58,188
Total liabilities and equity	$545,074			$534,202

Net interest earnings		$5,590			$5,377
Net interest spread			3.75%			3.76%
Net interest margin			4.39%			4.31%

Net interest income for the quarter ending September 30, 2007 totaled $5.59 million, up $213,000 or 4.0% from the $5.38 million of net interest income earned in the third quarter of 2006.  Interest income in 2007 increased by $490,000 or 5.9%.  Interest income on loans increased by $188,000, or 2.8% as a higher volume of loans was complemented by overall higher yields.  Interest earned on federal funds sold increased by $152,000 in 2007, due to a higher volume outstanding although yields declined somewhat.  In contrast, interest earned on securities available-for-sale increased by $139,000 in 2007, due to an increase in overall yields although average investments outstanding decreased.  Premier monitors investment opportunities and maintains its liquidity position in an effort to optimize interest income.  Interest expense increased in total by $277,000 in the third quarter of 2007 compared to the same quarter of 2006, partially offsetting the increase in interest income.  Interest savings of $205,000 were realized due to the retirement of Premier’s Trust Preferred Securities in 2006. A portion of the savings was offset by the $30,000 increase in interest expense related to other borrowings as Premier borrowed $13.5 million to complete the 2006 redemptions. (See Note 6 to the consolidated financial statements on page F-56).  This increase in interest on other borrowings was offset by $35,000 of interest savings on FHLB advances due to principal payments and a $2.1 million prepayment in the first quarter of 2007.  (See Note 5 to the consolidated financial statements on page F-55.)  The combined net interest savings realized on the Trust Preferred refinancing was more than offset by a $464,000, or 19.7% increase in interest expense on deposits and a $23,000 or 38.3% increase in interest expense on customer repurchase agreements.  Again, due to the higher interest rate environment in 2007 versus the same period 2006, Premier has increased the rates paid to its depositors to remain competitive in its markets.  Furthermore, deposit balances and repurchase agreements outstanding have increased in the third quarter of 2007 compared to the same quarter of 2006.  As a result of the $213,000 increase in net interest income in 2007, the net interest margin for the three months ending September 30, 2007 increased to 4.39% compared to 4.31% for the same period in 2006.

Non-interest income increased to $3,461,000 for the first nine months of 2007.  This total includes $212,000 of life insurance benefits on the death of a former officer of a subsidiary.  Excluding this benefit, non-interest income increased $218,000 in the first nine months of 2007 when compared to the $3,031,000 of non-interest income earned during the first nine months of 2006.  Service charges on deposit accounts have decreased by $57,000 or 2.7% to $2,031,000 in 2007 largely due to deposit customers’ lower propensity to overdraft their deposit accounts.  A new required disclosure of year-to-date NSF charges on customers’ deposit account statements is believed to be resulting in lower overdraft activity by customers.  Offsetting this decrease, however, electronic banking income (income from debit/credit cards, ATM fees and internet banking charges) increased $80,000 or 21.9% to $446,000 in 2007 due to increases in Premier’s deposit customer base and their greater propensity to use electronic means to conduct their banking business.  Premier’s conversion to a more modern banking software system in 2005 has allowed Premier to offer more electronic banking services and made it easier for customers to conduct their banking electronically.  Secondary market mortgage income increased $277,000, or 151%, to $460,000 in 2007 as Premier has expanded its efforts to originate mortgage loans for brokers for a commission.  Other non-interest income decreased $82,000, or 20.8%, to $312,000 in 2007 largely due to lower late payment fees on consumer loans, lower checkbook fee income and the termination of life insurance cash surrender value increases.  For the quarter ending September 30, 2007, non-interest income decreased $17,000 to $1,110,000 compared to $1,127,000 for the third quarter of 2006.  The decrease is primarily due to an $84,000 decrease in service charges and fees on deposit accounts and a $38,000 decrease in other non-interest income.  These decreases were partially offset by a $27,000, or 20.9% increase in electronic banking income and a $78,000, or 83.0% increase in secondary market mortgage income.

Non-interest expenses for the first nine months of 2007 totaled $12,232,000 or 3.00% of average assets on an annualized basis compared to $12,736,000 or 3.18% of average assets for the same period of 2006.  Staff costs decreased by $199,000, or 2.9%, to $6,647,000 in 2007 largely due to staff reductions and an increase in the deferral of loan origination costs.  Occupancy and equipment expenses decreased by $59,000 or 3.8% to $1,490,000 in 2007 largely due to a $55,000 real estate impairment writedown in 2006.  Otherwise, higher occupancy costs related to net rent expense,  utilities, snow removal, and other occupancy costs and higher equipment costs related to software subscriptions and equipment maintenance were offset by lower insurance costs and equipment depreciation.  Outside data processing costs increased by $63,000 or 4.2% to $1,575,000 in 2007 largely due to fee increases for core processing and ATM processing, an increase in the number of items processed, and additional charges for new internet banking products offered by Premier.  Offsetting these expense increases in first nine months of 2007 were the following expense reductions.  Professional fees declined by $62,000 or 17.1% to $301,000 in 2007 largely due to lower legal fees, lower external and internal audit expense and lower consultant charges.  Taxes other than payroll, property and income decreased by $6,000 or 1.4% to $436,000 in 2007.  Write-downs, expenses and sales of other real estate owned (OREO) decreased by $48,000 from a $29,000 net gain in 2006 to $77,000 net gain in 2007 largely due to gains on the disposition of OREO recorded during the third quarter of 2007.   Supplies expense declined by $22,000, or 8.7%, to $230,000 in 2007.  Other expenses declined by $171,000 to $1,630,000 in 2007 largely due to $256,000 of accelerated issuance costs in 2006 related to the redemption of $7.0 million of Premier’s trust preferred securities on January 31, 2006 offset by increased FDIC insurance costs and accelerated amortization of origination costs on other borrowings.

Non-interest expenses for the third quarter of 2007 totaled $3,957,000 or 2.90% of average assets on an annualized basis compared to $4,323,000 or 3.24% of average assets for the same period of 2006.  Staff costs decreased by $155,000, or 6.7%, largely due to staff reductions and an increase in the deferral of loan origination costs.  Occupancy and equipment costs declined by $92,000 or 16.0% in the third quarter of 2007 largely due to a $55,000 real estate impairment writedown in 2006 and lower equipment depreciation expense in 2007.  Write-downs, expenses and sales of other real estate owned (OREO) decreased by $104,000 in the third quarter of 2007 due to gains on the disposition of OREO in 2007.  Taxes other than payroll, property and income decreased by $32,000 as a result of lower than anticipated equity based taxes.  Other operating expenses increased by $6,000, or 1.0%, to $577,000 in the third quarter of 2007 as an increase in FDIC insurance was primarily offset by lower insurance costs, lower loan processing costs, lower correspondent bank charges and lower travel costs.  Other categories of expenses such as outside data processing, professional fees and supplies expense were relatively unchanged, as individual categories and collectively, in the third quarter of 2007 compared to the same quarter of 2006.

Income tax expense was $2,601,000 for the first nine months of 2007 compared to $2,445,000 for the first nine months of 2006.  The effective tax rate for the nine months ended September 30, 2007 was 32.6%, compared to the 33.6% effective tax rate for the same period in 2006.  The decrease in the effective tax rate is largely due to the life insurance benefits realized in 2007 which are exempt from income tax.  Income tax expense for the quarter ending September 30, 2007 was $911,000 (33.5% effective tax rate) compared to $744,000 (33.5% effective tax rate) for the same period of 2006.

The annualized returns on shareholders’ equity and average assets were approximately 11.25% and 1.30% for the nine months ended September 30, 2007 compared to 11.31% and 1.19% for the same period in 2006.  For the quarter ending September 30, 2007, annualized returns on shareholders’ equity and average assets were approximately 11.22% and 1.33% compared to 10.14% and 1.10% for the same quarter in 2006.

B.          Financial Position

Total assets at September 30, 2007 increased $11.6 million to $547.0 million from the $535.5 million at December 31, 2006.  Earning assets increased to $509.8 million at September 30, 2007 from the $496.7 million at December 31, 2006, an increase of $13.1million, or 2.6%.  The increase was due to an increase in federal funds sold, loans and the securities portfolio with a partially offsetting decrease in total cash and due from banks.

      Cash and due from banks at September 30, 2007 was $15.2 million, a $1.8 million decrease from the $17.0 million at December 31, 2006.  Federal funds sold increased $7.7 million from the $27.6 million reported at December 31, 2006.  Changes in these two highly liquid assets are generally in response to increases in deposits, the demand for deposit withdrawals or the funding of loans and are part of Premier’s management of its liquidity and interest rate risks.  The increase in federal funds sold during the first nine months of 2007 is in response to proceeds from increases in total deposits that were not invested in high quality securities.  These funds were held in federal funds sold due to the inverted yield curve earlier in 2007.  During a period of an inverted yield curve, shorter-term investments, such as federal funds sold, yield higher interest income than longer-term investments such as investment grade bonds.  (A normal yield curve rewards longer-term investing with higher interest yields.)  As a result, Premier has been keeping its funds from the growth in deposits in higher yielding federal funds sold and investing in investment grade bonds when yields were comparable.

Securities available for sale totaled $123.4 million at September 30, 2007, a $2.0 million increase from the $121.4 million at December 31, 2006.  The modest increase in comparison to the increase in federal funds sold was largely due to the inverted yield curve earlier in 2007.  The inverted yield curve resulted in lower returns for longer-term investments and thus no additional interest reward for the interest rate risk being assumed with a longer-term investment.  The yield curve became more traditional during the second quarter of 2007, and accordingly, Premier began to resume its normal investment security purchase activity.  Additionally, the investment portfolio increased $833,000 due to increases in the market value of the total portfolio.  The investment portfolio is predominately high quality interest-bearing bonds with defined maturity dates backed by the U.S. Government or Government sponsored agencies.  The unrealized losses at September 30, 2007 and December 31, 2006 are price changes resulting from changes in the interest rate environment and are not considered to be other than temporary declines in the value of the securities.  Their fair value is expected to recover as the bonds approach their maturity date and/or market conditions improve.  In the third quarter of 2007 alone, the market value of the securities portfolio improved by $1.4 million reducing the net unrealized loss to approximately $909,000 at September 30, 2007.  Additional details on investment activities can be found in the Consolidated Statements of Cash Flows and Note 2 to the consolidated financial statements

Total loans at September 30, 2007 were $346.5 million compared to $343.8 million at December 31, 2006, a $2.7 million increase.  Premier has been able to offset continued loan collections at Farmers Deposit Bank, pay-offs on impaired loans and net payments on other loans, plus the charge-off of $636,000 of uncollectible loans across the company with new loans to customers.

Deposits totaled $451.0 million as of September 30, 2007, a $12.0 million increase from the $439.0 million in deposits at December 31, 2006.  The increase is largely due to a $7.5 million increase in other interest bearing deposits coupled with a $0.6 million increase in time deposits $100,000 and over.  Non-interest bearing deposits increased by an additional $4.0 million which helped to fund interest bearing assets without negatively impacting the net interest margin.  Repurchase agreements with corporate and public entity customers decreased by $0.5 million to $13.0 million as of September 30, 2007.

Federal Home Loan Bank (FHLB) advances declined by $2.4 million in the first nine months of 2007 due to regularly scheduled principal payments and $2.1 million of debt prepayments.  Other borrowed funds decreased by $3.5 million since December 31, 2006, due to regularly scheduled principal payments and $2,500,000 of debt prepayments.  See Notes 5 and 6 to the consolidated financial statements for additional information on the Company’s outstanding bank debt and FHLB advances.

      The following table sets forth information with respect to the Company’s nonperforming assets at September 30, 2007 and December 31, 2006.

	(In Thousands)
	2007	2006
Non-accrual loans	$3,432	$4,698
Accruing loans which are contractually past due 90 days or more	1,048	992
Restructured	1,428	1,268
Total non-performing loans	5,908	6,958
Other real estate acquired through foreclosure	229	495
Total non-performing assets	$6,137	$7,453

Non-performing loans as a percentage of total loans	1.71%	2.02%

Non-performing assets as a percentage of total assets	1.12%	1.39%

Total non-performing loans and non-performing assets have decreased since year-end largely due to loan pay-offs received on non-accrual loans during the first nine months of 2007 plus charge-offs of non-performing loans during the same time frame.  These declines were partially offset by additional loans placed on non-accrual during the first nine months of 2007.  Accruing loans past due 90 days or more also declined in the first six months of 2007 due to collection efforts by the Company but increased slightly in the third quarter of 2007.  Premier continues to make a significant effort to reduce its past due and non-performing loans by reviewing loan files, using the courts to bring borrowers current with the terms of their loan agreements and/or the foreclosure and sale of OREO properties.  As in the past, when these plans are executed, Premier may experience increases in non-performing loans and non-performing assets. Furthermore, any resulting increases in loans placed on non-accrual status will have a negative impact on future loan interest income.  Also, as these plans are executed, other loans may be identified that would necessitate additional charge-offs and potentially additional provisions for loan losses.

During the third quarter of 2007, the Company recorded $25,000 of provisions for loan losses as recoveries of previously charged-off loans and collections on impaired loans that had an allowance for loan losses allocation were more than offset by increases in credit risk identified in the loan portfolio.  This provision expense compares to $38,000 of negative provisions (the reversal of previously recorded provisions) recorded during the third quarter of 2006.  The negative provisions were made in accordance with Premier’s policies regarding management’s estimation of probable incurred losses in the loan portfolio and the adequacy of the allowance for loan losses, which are in accordance with accounting principles generally accepted in the United States of America.  The negative provisions in the third quarter of 2006 were the result of continued improvement in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Farmers Deposit Bank.

For the first nine months of 2007, the provision expense in the first and third quarters of 2007 was more than offset by $164,000 of negative provisions recorded in the second quarter of 2007.  The net $103,000 in negative provisions in the first nine months of 2007 compare to $1,051,000 of negative provisions recorded during the first nine months of 2006.  The significant level of negative provisions in the first nine months of 2006 were the result of continued improvement in the estimated credit risk at banks formerly subject to regulatory agreements, payments on loans previously identified as having significant credit risk at Farmers Deposit Bank and at First Central Bank, and $1,231,000 of recoveries of previously charged-off loans collected in 2006.  Nearly two-thirds of the high level of recoveries occurred in the second quarter of 2006 ($772,000) and was attributable to recoveries from a few customers which had significant charged-off loan balances.  Future recoveries, if any, are not anticipated to continue to be that sizable. Future provisions to the allowance for loan losses, positive or negative, will depend on future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans having significant credit risk.  Premier continues to monitor and evaluate the impact that national housing market price declines may have on its local markets and collateral valuations as management evaluates the adequacy of the allowance for loan losses.  While some price deterioration is expected, it is not currently anticipated that Premier’s markets will be impacted as severely as other areas of the country due to the historically modest increases in real estate values in the Company’s markets.

Gross charge-offs totaled $636,000 during the first nine months of 2007.  Any collections on these loans would be presented in future financial statements as recoveries of the amounts charged against the allowance.  Recoveries recorded during the first nine months of 2007 totaled $577,000, resulting in net charge-offs for the first nine months of 2007 of $59,000.  This compares to $100,000 of net recoveries recorded in the first nine months of 2006.  The allowance for loan losses at September 30, 2007 was 1.88% of total loans as compared to 1.94% at December 31, 2006.  The slightly declining percentage of allowance for loan losses to total loans is largely due to the $59,000 of net charge-offs recorded in the first nine months of 2007 plus the $103,000 of negative provisions and the increase in total loans outstanding since year-end.

C.          Critical Accounting Policies

The Company follows financial accounting and reporting policies that are in accordance with generally accepted accounting principles in the United States of America.  These policies are presented in Note 1 to the consolidated audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2006.  Some of these accounting policies, as discussed below, are considered to be critical accounting policies.  Critical accounting policies are those policies that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  The Company has identified two accounting policies that are critical accounting policies, and an understanding of these policies is necessary to understand the financial statements.  These policies relate to determining the adequacy of the allowance for loan losses and the impairment of goodwill.  A detailed description of these accounting policies is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006.  There have been no significant changes in the application of these accounting policies since December 31, 2006.

Management believes that the judgments, estimates and assumptions used in the preparation of the consolidated financial statements are appropriate given the factual circumstances at the time.

D.          Liquidity

Liquidity objectives for the Company can be expressed in terms of maintaining sufficient cash flows to meet both existing and unplanned obligations in a cost effective manner.  Adequate liquidity allows the Company to meet the demands of both the borrower and the depositor on a timely basis, as well as pursuing other business opportunities as they arise.  Thus, liquidity management embodies both an asset and liability aspect while attempting to maximize profitability. In order to provide for funds on a current and long-term basis, the Company’s subsidiary banks rely primarily on the following sources:

1.
Core deposits consisting of both consumer and commercial deposits and certificates of deposit of $100,000 or more. Management believes that the majority of its $100,000 or more certificates of deposit are no more volatile than its other deposits. This is due to the nature of the markets in which the subsidiaries operate.

2.	Cash flow generated by repayment of loans and interest.

3.	Arrangements with correspondent banks for purchase of unsecured federal funds.

4.	The sale of securities under repurchase agreements and borrowing from the Federal Home Loan Bank.

5.	Maintenance of an adequate available-for-sale security portfolio. The Company owns $123.4 million of securities at market value as of September 30, 2007.

The cash flow statements for the periods presented in the financial statements provide an indication of the Company’s sources and uses of cash as well as an indication of the ability of the Company to maintain an adequate level of liquidity.

E.          Capital

At September 30, 2007, total stockholders’ equity of $65.5 million was 12.0% of total assets.  This compares to total stockholders’ equity of $61.0 million or 11.4% of total assets on December 31, 2006.

Tier I capital totaled $50.3 million at September 30, 2007, which represents a Tier I leverage ratio of 9.5%.  This ratio is up from the 8.9% at December 31, 2006 due to Premier’s continued profitability in relation to the growth in total assets.

Book value per share was $12.50 at September 30, 2007, and $11.65 at December 31, 2006.  The increase in book value per share was the result of the $1.03 per share earned during the first nine months less $0.30 per share in common dividends.  Also increasing the book value per share was $550,000 of other comprehensive income for the first nine months of 2007 related to the after tax decrease in the market value of investment securities available for sale.

CITIZENS FIRST

Citizens First is a West Virginia bank, which is not a member of the Federal Reserve System.  Citizens First was incorporated in 2001 and opened for business on July 16, 2001.  Citizens First has two locations:  its main office at 601 Washington Street, Ravenswood, West Virginia, and its branch office at 103 Miller Drive, Ripley, West Virginia.

As of September 30, 2007, Citizens First reported, total assets of $59 million, net loans of $47 million, deposits of $53 million and shareholders’ equity of $6 million.

The principal executive offices of Citizens First are located at 601 Washington Street, Ravenswood, West Virginia 26164, telephone number (304) 273-1100.

DESCRIPTION OF
PREMIER FINANCIAL COMMON STOCK
General

The authorized capital stock of Premier Financial consists of 10,000,000 shares of common stock, no par value per share of which 5,237,899 shares are currently outstanding and 1,000,000 preferred shares, no par value per share, none of which are currently outstanding. The outstanding shares are held by 576shareholders of record, as well as 1,243 shareholders in street name as of December 19, 2007. All outstanding shares of Premier Financial common stock are fully paid and nonassessable. The unissued portion of Premier Financial’s authorized common stock (subject to registration approval by the SEC) are available for issuance as the board of directors of Premier Financial determines advisable.

Premier Financial has also established stock option plans as incentive for certain eligible officers. As of September 30, 2007, Premier Financial had 152,417stock options issued and outstanding.

Common Stock

Voting Rights. Premier Financial has only one outstanding class of stock and all voting rights are vested in the holders of Premier Financial’s common stock. On all matters subject to a vote of shareholders, the shareholders of Premier Financial will be entitled to one vote for each share of common stock owned. Shareholders of Premier Financial have cumulative voting rights with regard to election of directors. At the present time, no senior securities of Premier Financial are outstanding and no shares of preferred stock are outstanding, nor does the board of directors presently contemplate issuing senior securities or preferred stock.

Dividend Rights. The shareholders of Premier Financial are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly since September 2006. Dividends were $0.40 per share in 2007, $0.10 per share in 2006 and none in 2005. The payment of dividends is subject to the restrictions set forth in the Kentucky Business Corporation Act, Kentucky banking laws and the limitations imposed by the federal banking regulations.

Dividend Restrictions.  Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier Financial without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit any Premier Financial Subsidiary Banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each of the Premier Financial Subsidiary Bank's earnings and financial condition.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of Premier Financial common stock are entitled to receive pro rata all of the assets of Premier Financial available for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of Premier Financial common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Premier Financial common stock.

Transfer Agent and Registrar. The transfer agent and registrar for Premier Financial’s common stock is Registrar and Transfer Company.

Preemptive Rights

No holder of any share of the capital stock of Premier Financial has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the Kentucky Business Corporation Act, the articles of incorporation of Premier Financial contain provisions that indemnify its directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act. These provisions do not limit or eliminate the rights of Premier Financial or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of Premier Financial provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Premier Financial has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of Premier Financial are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Premier Financial pursuant to the foregoing provisions, Premier Financial has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Premier Financial common stock upon consummation of the Merger will be freely tradable without restriction or registration under the Securities Act, except for shares owned by “affiliates” as described under “Resales of Premier Financial Common Stock” on page __.

Premier Financial cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of Premier Financial’s shareholders are governed by the Kentucky Business Corporation Act and the rights of Citizens First’s shareholders are governed by the West Virginia Business Corporation Act. The rights of shareholders under both corporations are also governed by their respective articles of incorporation and bylaws. Following the Merger, the rights of Citizens First’s shareholders that receive Premier Financial common stock will be governed by the articles and bylaws of Premier Financial. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Citizens First’s articles of incorporation and bylaws, Premier Financial’s articles of incorporation and bylaws and West Virginia and Kentucky law.

Authorized Capital Stock

Premier Financial	Citizens First
10,000,000 shares of common stock, no par value per share and 1,000,000 shares of preferred stock, without par value.	750,000 shares of common stock, $1.00 par value per share.
Authority is given in Premier Financial’s articles of incorporation for its board of directors to issue, without shareholder approval, up to 1,000,000 shares of preferred stock, to divide the shares of preferred stock into series and, within the limitations of laws of the Commonwealth of Kentucky, to vary, as between series, dividend rates, voting rights, redemption provisions, voluntary and involuntary liquidation prices, sinking fund provisions and conversion privileges.  Any preferred stock issued could be granted priority and preference over Premier Financial common stock in payment of dividends and upon liquidation or dissolution of Premier Financial.  Premier Financial has no current plans for issuance of authorized shares of preferred stock.
Citizens First’s articles of incorporation do not authorize issuance of preferred stock.

Size of Board of Directors

Premier Financial	Citizens First
Premier Financial’s bylaws provide that the number of directors of Premier Financial shall be fixed by the board of directors from time to time.  Presently the board of directors of Premier Financial consists of 9 individuals.

Citizens First’s bylaws provide that the board of directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof.  Presently the board of directors consists of 6 individuals.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation.  Both Premier Financial and Citizens First have cumulative voting.

Classes of Directors

Premier Financial	Citizens First
Premier Financial only has one class of directors.	Citizens First has only one class of directors.

Filling Vacancies on the Board

Premier Financial	Citizens First
Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by action of a majority of the remaining directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

When any vacancy occurs among the board of directors for any reason, including an increase in the number thereof, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

Removal of Directors

Premier Financial	Citizens First
At a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.  If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal are sufficient to elect him if such votes had been cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he is a part.
A director may be removed from the board of directors by affirmative vote of 75% of outstanding shares.

Director Nominations

Premier Financial	Citizens First
Nominations for election to the board of directors may be made by the board of directors or by any shareholder entitled to vote for election of directors.  Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of Premier Financial not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of Premier Financial not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed.  Such notification shall contain specified information to the extent known to the notifying shareholder.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors.  Each director must beneficially own at least 500 shares of common stock of the Bank at all times that he or she serves as director.

Anti-Takeover Provisions — Business Combinations

Premier Financial	Citizens First
None
Citizens First’s Articles of Incorporation provides that unless certain fair price provisions are met certain proposed business combinations require a higher vote of the shareholders (75%) to approve the business combination.

Calling Annual Meetings of Shareholders

Premier Financial	Citizens First
The annual meeting of the shareholders of Premier Financial shall be held at such time, place and on such date as the chief executive officer may designate, said date to be no later than six months following the end of Premier Financial’s fiscal year.  The purpose of such meetings shall be the election of directors and the transaction of such other business as may properly come before it.  If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable.

The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held on the third Thursday of April of each year, or at such other date and time as the board of directors may designate.

Vote Required for Amendments to Articles
of Incorporation and Certain Transactions

Premier Financial	Citizens First
The Articles of Incorporation of Premier Financial may be amended by a majority vote of shareholders voting at any meeting at which a quorum is present called for the purpose of amending the Articles of Incorporation.

The Articles of Incorporation of Citizens First may be amended by a majority vote of the shareholders voting on an issue at a meeting at which a quorum is present except that 75% of the outstanding shares is required to change the Articles of Incorporation dealing with the “Vote Required for Certain Business Combinations”, the vote required to change the certain matters dealing with the “Stockholder Nomination of Directors Candidates” “Newly Created Directorship and Vacancies” and “Removal” of directors.

Amendment of Bylaws

Premier Financial	Citizens First
The board of directors shall have the power and authority to alter, amend or repeal the bylaws by the vote of a majority of the entire board of directors, subject always to the power of the shareholders to change or repeal such bylaws.

Generally, the bylaws may be amended, altered or repealed, at any regular meeting of the board of directors or at any special meeting of the board of directors called for such purpose, by a vote of a majority of the whole number of directors.  However, certain provisions of the bylaws dealing with the annual meeting of shareholders; the fixing of a record date for the annual meeting of shareholders; number, nomination and qualification of directors; filling vacancies on the board of directors; and the removal of directors require a vote of 75% of the shareholders.

Appraisal Rights

Premier Financial	Citizens First
Shareholders of Premier Financial have appraisal rights in accordance with Kentucky law.	Shareholders of Citizens First have appraisal rights in accordance with West Virginia law.

Dividends

Premier Financial	Citizens First
A Kentucky corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any stockholders who have rights superior to those receiving the dividend.

A West Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any stockholders who have rights superior to those receiving the dividend.

Discharge of Duties; Exculpation and Indemnification

Premier Financial	Citizens First
Premier Financial bylaws provide that Premier Financial shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, indemnify each director and officer of Premier Financial against expenses (including attorneys’ fees), judgments, taxes, fines, and amounts paid in settlement, incurred in connection with, and shall advance expenses (including attorneys’ fees) incurred in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of Premier Financial, or is or was serving at the request of Premier Financial as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

Citizens First’s Articles of Incorporation provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation's board of directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code.

ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum, the Merger Agreement could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, Citizens First has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Citizens First recommends that its shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to the company’s shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

The board of directors of Citizens First recommends that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Huddleston Bolen LLP and Jackson Kelly PLLC will opine as to the qualification of the Merger as a reorganization and the tax treatment of the consideration paid in connection with the Merger under the Internal Revenue Code. Huddleston Bolen LLP will opine as to the legality of the common stock of Premier Financial offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Premier Financial appearing herein for the years ended December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006, have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as set forth in their report thereon. These financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Premier Financial filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of Premier Financial common stock to be issued to Citizens First shareholders in connection with the Merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Premier Financial and its common stock. The rules and regulations of the SEC allow Premier Financial and Citizens First to omit certain information included in the registration statement from this proxy statement/prospectus. This proxy statement/prospectus is part of the registration statement and is a prospectus of Premier Financial in addition to being Citizens First’s proxy statement for its special meeting.

Premier Financial (File No. 0-20908) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Premier Financial, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information that Premier Financial has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Premier Financial to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by Premier Financial with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Premier Financial has previously filed with the SEC:

• Definitive Proxy Materials for the 2007 Annual Meeting of Shareholders	Filed on April 24, 2007.

• Current Reports on Form 8-K	Filed on November 26, 2007, November 28, 2007, November 29, 2007, December 6, 2007 and February 13, 2008.

Premier Financial also incorporates by reference additional documents that may be filed under Sections 13(a) and 15(d) of the Securities Exchange Act with the SEC between the date of this proxy statement/prospectus and the completion of the Merger or the termination of the Merger Agreement. These include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25301
Attention: Brien M. Chase
Telephone: (304) 525-1600

If you would like to request any documents, please do so by                     ___, 2008 in order to receive them before the shareholder meeting.

Neither Premier Financial nor Citizens First has authorized anyone to give any information or make any representation about the Merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this proxy statement/prospectus about Premier Financial has been supplied by Premier Financial and information about Citizens First has been supplied by Citizens First. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

OTHER MATTERS

The board of directors knows of no other matters that may come before this meeting. If any matters other than those referred to should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Thomas M. Lookabaugh,
President and Chief Executive Officer

PREMIER FINANCIAL BANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Premier Financial Bancorp, Inc.
Huntington, West Virginia

We have audited the accompanying consolidated balance sheets of Premier Financial Bancorp, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Financial Bancorp, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Crowe Chizek and Company LLC

Columbus, Ohio
March 30, 2007

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(Dollars in Thousands, Except Per Share Data)

	2006	2005
ASSETS
Cash and due from banks	$16,974	$16,080
Federal funds sold	27,583	18,812
Securities available for sale	121,367	137,419
Loans held for sale	1,978	868
Loans	343,797	328,717
Allowance for loan losses	(6,661)	(7,892)
Net loans	337,136	320,825
Federal Home Loan Bank and Federal Reserve Bank stock	3,265	3,060
Premises and equipment, net	6,533	7,126
Real estate and other property acquired through foreclosure	495	2,049
Interest receivable	2,821	2,661
Goodwill	15,816	15,816
Other assets	1,484	3,608
Total assets	$535,452	$528,324

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$72,784	$69,856
Time deposits, $100,000 and over	53,477	42,169
Other interest bearing	312,689	323,818
Total deposits	438,950	435,843
Federal funds purchased	976	-
Securities sold under agreements to repurchase	12,555	9,317
Federal Home Loan Bank advances	7,285	8,334
Other borrowed funds	12,275	-
Notes payable	-	1,402
Guaranteed junior subordinated interest debentures	-	15,722
Interest payable	1,061	724
Other liabilities	1,348	2,695
Total liabilities	474,450	474,037
Commitments and contingent liabilities	-	-

Stockholders' equity
Preferred stock, no par value; 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, no par value; 10,000,000 shares authorized;
5,236,899 in 2006 and 5,233,897 in 2005 shares issued and outstanding	1,108	1,105
Additional paid-in capital	43,624	43,458
Retained earnings	17,420	11,442
Accumulated other comprehensive income (loss)	(1,150)	(1,718)
Total stockholders' equity	61,002	54,287
Total liabilities and stockholders' equity	$535,452	$528,324

See accompanying notes

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31
(In Thousands, Except Per Share Data)

	2006	2005	2004
Interest income
Loans, including fees	$25,926	$23,532	$23,073
Investment securities
Taxable	5,148	5,014	4,444
Tax-exempt	88	96	217
Federal funds sold	1,215	745	380
Other interest income	23	12	7
Total interest income	32,400	29,399	28,121

Interest expense
Deposits	8,984	6,725	6,267
Repurchase agreements and other	234	180	115
FHLB advances and other borrowings	1,027	513	807
Debentures	760	2,129	2,868
Total interest expense	11,005	9,547	10,057

Net interest income	21,395	19,852	18,064
Provision for loan losses	(1,161)	4	1,026
Net interest income after provision for loan losses	22,556	19,848	17,038

Non-interest income
Service charges	2,804	2,732	2,513
Electronic banking income	498	403	250
Secondary market mortgage income	303	217	71
Securities gains	-	-	100
Other	560	568	672
	4,165	3,920	3,606
Non-interest expenses
Salaries and employee benefits	9,130	9,085	8,736
Occupancy and equipment expenses	1,907	2,262	2,141
Outside data processing	2,036	1,505	1,023
Professional fees	496	554	2,271
Taxes, other than payroll, property and income	598	423	589
Write-downs, expenses, sales of other real estate owned, net of gains	(91)	52	(45)
Supplies	333	362	365
Other expenses	2,528	3,062	2,702
	16,937	17,305	17,782
Income from continuing operations before income taxes	9,784	6,463	2,862
Provision for income taxes	3,283	2,029	899

Income from continuing operations	6,501	4,434	1,963

Discontinued operation
Income from operations of discontinued component	-	-	4
Gain on sale of discontinued component	-	-	6,664
Provision for income taxes	-	-	1,934
Income from discontinued operation	-	-	4,734

Net income	$6,501	$4,434	$6,697

(continued)

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Continued)
Years Ended December 31
(In Thousands, Except Per Share Data)

	2006	2005	2004
Weighted average shares outstanding:
Basic	5,236	5,233	5,232
Diluted	5,264	5,248	5,237

Earnings per share from continuing operations:
Basic	$1.24	$0.85	$0.37
Diluted	1.24	0.84	0.37

Earnings per share from discontinued operation:
Basic	$-	$-	$0.90
Diluted	-	-	0.90

Net earnings per share:
Basic	$1.24	$0.85	$1.28
Diluted	1.24	0.84	1.28

See accompanying notes

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Years Ended December 31
(In Thousands, Except Per Share Data)

	2006	2005	2004

Net income	$6,501	$4,434	$6,697

Other comprehensive income (loss):
Unrealized gains and (losses) arising during the period	861	(1,805)	(1,730)
Reclassification of realized amount	-	-	(100)
Net change in unrealized gain (loss) on securities	861	(1,805)	(1,830)
Less tax impact	293	(614)	(622)
Other comprehensive income (loss):	568	(1,191)	(1,208)

Comprehensive income	$7,069	$3,243	$5,489

See accompanying notes

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2006, 2005 and 2004
(In Thousands, Except Per Share Data)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balances, January 1, 2004	$1,103	$43,445	$311	$681	$45,540
Net change in unrealized gains (losses) on securities available for sale	-	-	-	(1,208)	(1,208)
Net income	-	-	6,697	-	6,697
Balances, December 31, 2004	1,103	43,445	7,008	(527)	51,029
Net change in unrealized gains (losses) on securities available for sale	-	-	-	(1,191)	(1,191)
Stock options exercised, 1,667 shares	2	13	-	-	15
Net income	-	-	4,434	-	4,434
Balances, December 31, 2005	1,105	43,458	11,442	(1,718)	54,287
Net change in unrealized gains (losses) on securities available for sale	-	-	-	568	568
Cash dividends paid ($0.10 per share)	-	-	(523)	-	(523)
Stock options exercised, 3,002 shares	3	24	-	-	27
Stock based compensation expense	-	142	-	-	142
Net income	-	-	6,501	-	6,501
Balances, December 31, 2006	$1,108	$43,624	$17,420	$(1,150)	$61,002

See accompanying notes

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31
(In Thousands, Except Per Share Data)

	2006	2005	2004
Cash flows from continuing operating activities
Net income	$6,501	$4,434	$6,697
Adjustments to reconcile income to net cash from continuing operating activities
Income from discontinued operation	-	-	(4,734)
Depreciation and impairment of real estate	868	976	904
Provision for loan losses	(1,161)	4	1,026
Amortization, net	187	236	496
FHLB stock dividends	(145)	(113)	(90)
Gains on other real estate owned, net	(105)	(17)	(123)
Stock compensation expense	142	-	-
Securities gains	-	-	(100)
Changes in :
Interest receivable	(160)	79	708
Deferred income taxes	1,071	1,119	3,334
Loans held for sale	(1,110)	(868)	-
Other assets	288	1,069	1,774
Interest payable	337	(4,808)	1,630
Other liabilities	(1,347)	(18)	(20)
Net cash from continuing operating activities	5,366	2,093	11,502

Cash flows from continuing investing activities
Purchases of securities available for sale	(23,248)	(18,486)	(76,861)
Proceeds from sales of securities available for sale	-	-	1,911
Proceeds from maturities and calls of securities available for sale	39,974	34,143	66,675
Purchase of FHLB stock, net of redemptions	(60)	(336)	(31)
Proceeds from sale of subsidiary	-	-	14,311
Net change in federal funds sold	(8,771)	(1,470)	(291)
Net change in loans	(20,284)	(6,120)	311
Purchases of loan participations from other banks	(1,605)	(1,197)	(2,943)
Payments on loan participations with other banks	6,067	589	10
Purchases of premises and equipment, net	(361)	(845)	(205)
Proceeds from sale of other real estate acquired through foreclosure	2,417	1,658	4,610
Net cash from continuing investing activities	(5,871)	7,936	7,497

(continued)

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years Ended December 31
(In Thousands, Except Per Share Data)

	2006	2005	2004
Cash flows from continuing financing activities
Net change in deposits	3,107	(1,955)	(17,676)
Cash dividends paid	(523)	-	-
Repayment of Federal Home Loan Bank advances	(1,049)	(954)	(1,417)
Early redemption of debentures, net	(15,250)	(5,000)	(5,500)
Repayment of other borrowed funds	(2,627)	(800)	(5,400)
Proceeds from other borrowings	13,500	-	-
Proceeds from stock option exercises	27	15	-
Net change in federal funds purchased	976	(1,838)	1,838
Net change in agreements to repurchase securities	3,238	2,109	7,208
Net cash from continuing financing activities	1,399	(8,423)	(20,947)

Net change in cash and cash equivalents from continuing activities	894	1,606	(1,948)

Cash and cash equivalents of discontinued operations
Net cash from operating activities	-	-	432
Net cash from investing activities	-	-	(2,636)
Net cash from financing activities	-	-	(3,102)

Cash and cash equivalents at beginning of year
Continuing operations	16,080	14,474	16,422
Discontinued operations	-	-	5,306

Cash and cash equivalents at end of year	$16,974	$16,080	$14,474

Supplemental disclosures of cash flow information:
Cash paid during year for -
Interest	$10,667	$14,354	$8,428
Income taxes paid (refunded)	2,285	191	(3,946)

Loans transferred to real estate acquired through foreclosure	$672	$1,443	$3,547
Fixed assets transferred to other real estate owned	141	-	-

See accompanying notes

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of Premier Financial Bancorp, Inc. (the Company) and its wholly-owned subsidiaries:

			Unaudited
			December 31, 2006
Subsidiary	Location	Year Acquired	Total Assets	Net Income
Citizens Deposit Bank & Trust	Vanceburg, Kentucky	1991	$121,176	$1,988
Farmers Deposit Bank	Eminence, Kentucky	1996	77,073	1,320
Ohio River Bank	Ironton, Ohio	1998	80,121	933
First Central Bank, Inc.	Philippi, West Virginia	1998	105,446	1,855
Boone County Bank, Inc.	Madison, West Virginia	1998	151,260	2,218
Mt. Vernon Financial Holdings, Inc.	Huntington, West Virginia	1999	1,537	32

All material intercompany transactions and balances have been eliminated.

Nature of Operations: The subsidiary banks (Banks) operate under state bank charters and provide traditional banking services, including trust services, to customers primarily located in the counties and adjoining counties in Kentucky, Ohio, and West Virginia in which the Banks operate. Chartered as state banks, the Banks are subject to regulation by their respective state banking regulators and the Federal Deposit Insurance Corporation (FDIC) or the Federal Reserve Bank for member banks. The Company is also subject to regulation by the Federal Reserve Bank.

Estimates in the Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses, the identification and evaluation of impaired loans, impairment of goodwill, realizability of deferred tax assets, and fair values of financial instruments are particularly subject to change.

Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and interest-earning balances with banks with an original maturity less than ninety days. Net cash flows are reported for loans, federal funds sold, deposits, and other borrowing transactions.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities: The Company classifies its securities portfolio as either securities available for sale or securities held to maturity. Securities held to maturity are carried at amortized cost.

Securities available for sale are carried at fair value. Adjustments from amortized cost to fair value are recorded in stockholders’ equity, net of related income tax, under accumulated other comprehensive income on securities available for sale. Other securities such as Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount computed using the level yield method. Gains or losses on dispositions are based on the net proceeds and adjusted carrying amount of the securities sold using the specific identification method. Securities are written down to fair value when a decline in fair value is not temporary.

Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Company’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Loans: Net loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest income on loans is recognized on the accrual basis except for those loans in a non-accrual of income status. The accrual of interest on impaired loans is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers’ financial condition is such that collection of interest is doubtful.

All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for loan losses is a valuation allowance for probable incurred credit losses increased by a provision for loan losses charged to expense. The allowance is an amount that management believes will be adequate to absorb probable incurred losses on existing loans based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loans are charged against the allowance for loan losses when management believes that the collection of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and accordingly, they are not separately identified for impairment disclosures. All other loans are evaluated for impairment on an individual basis. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded principally by the straight-line method with useful lives ranging from 7 to 40 years for premises and from 3 to 15 years for equipment.

Real Estate Acquired Through Foreclosure: Real estate acquired through foreclosure is carried at the lower of the recorded investment in the property or its fair value. Upon repossession, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged to operating expenses. Certain parcels of real estate are being leased to third parties to offset holding period costs. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

Federal Home Loan Bank (FHLB) stock: The Banks are members of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate that the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Impairment is evaluated using the aggregate of all banking operations. To evaluate impairment, management uses pricing valuation factors such as price-to-total assets and price-to-total deposits from databases of actual peer group bank sales. These valuation factors are applied to the comparable factors of the Company’s aggregate banking operations to arrive at estimated fair value. The Company does not have any identifiable intangible assets such as core deposit intangibles.

Stock Based Compensation: Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-based Payment, using the modified prospective transition method. Accordingly, the Company has recorded stock-based employee compensation cost using the fair value method starting in 2006. For 2006, adopting this standard resulted in a reduction of income before income taxes of $142, a reduction in net income of $140, and a decrease in basic and diluted earnings per share of $0.03.

Prior to January 1, 2006, employee compensation expense under stock options was reported using the intrinsic value method; therefore, no stock-based compensation cost is reflected in net income for the years ending December 31, 2005 and 2004, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, for the years ending December 31.

	2005	2004
Income from continuing operations	$4,434	$1,963
Deduct: Stock based compensation expense determined under fair value based method	(93)	(63)
Pro forma income	$4,341	$1,900

Basic earnings per share from continuing operations	$0.85	$0.37
Pro forma basic earnings per share	0.83	0.36

Diluted earnings per share from continuing operations	$0.84	$0.37
Pro forma basic earnings per share	0.82	0.36

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Off Balance Sheet Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and dividends through the date of issuance of the financial statements.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as a separate component of equity.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: All of the Company’s operations are considered by management to be aggregated into one reportable operating segment. While the chief decision-makers monitor the revenue streams of the various products and services, the identifiable segments are not material. Operations are managed and financial performance is evaluated on a Company-wide basis.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoption of New Accounting Standards: Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-based Payment. See “Stock Compensation” above for further discussion of the effect of adopting this standard.

In September 2006, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), which is effective for fiscal years ending on or after November 15, 2006. SAB 108 provides guidance on how the effects of prior-year uncorrected financial statement misstatements should be considered in quantifying a current year misstatement. SAB 108 requires public companies to quantify misstatements using both an income statement (rollover) and balance sheet (iron curtain) approach and evaluate whether either approach results in a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. If prior year errors that had been previously considered immaterial now are considered material based on either approach, no restatement is required so long as management properly applied its previous approach and all relevant facts and circumstances were considered. Adjustments considered immaterial in prior years under the method previously used, but now considered material under the dual approach required by SAB 108, are to be recorded upon initial adoption of SAB 108. The adoption of SAB 108 had no effect on the Company’s financial statements for the year ending December 31, 2006.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards Not Yet Adopted: In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The standard is effective for fiscal years beginning after November 15, 2007. The Company has not completed its evaluation of the impact of the adoption of this standard.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48), which prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has determined that the adoption of FIN 48 will not have a material effect on the financial statements.

New accounting standards have also been issued that the Company does not expect will have a material effect on the financial statements when adopted in future years or for which the Company has not yet completed its evaluation of the potential effect upon adoption. In general, these standards revise the accounting for derivatives embedded in other financial instruments for 2007, revise the recognition and accounting for servicing of financial assets for 2007, revise the accrual of post-retirement benefits associated with providing life insurance for 2008, and revise the accounting for cash surrender value for 2007.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 2 - DISCONTINUED OPERATIONS

In the fourth quarter of 2003, the Company adopted and began to implement a plan to sell its subsidiary Citizens Bank (Kentucky), Inc. (“Citizens Bank”) located in Georgetown, Kentucky. On February 13, 2004, the Company announced that it had signed a definitive agreement to sell Citizens Bank in a cash transaction valued at approximately $14,500. The sale was completed on July 1, 2004. In accordance with Financial Accounting Standard 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which became effective for the Company on January 1, 2002, the financial position and results of operations of Citizens Bank are removed from the detail line items in the Company’s financial statements and presented separately as “discontinued operations.”

A condensed statement of operations for Citizens Bank follows:

For the six months ended June 30, 2004

Interest income	$2,021
Interest expense	732
Net interest income	1,289
Provision for loan losses	-
Non-interest income	434
Non-interest expense	1,718
Income tax (benefit)	(1)
Net income	$4

Activity in the allowance for loan losses for Citizens Bank follows (in thousands):

2004
Balance, beginning of year	$2,164
Loans charged-off	(283)
Recoveries	124
Provision for loan losses	-
Sale of subsidiary	(2,005)
Balance, end of year	$-

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 3 - REGULATORY MATTERS

On January 29, 2003, the Company entered into a written agreement with the Federal Reserve Bank (FRB) which superseded and rescinded a previous agreement between the Company and the FRB. In 2006, the Federal Reserve Bank determined that Premier fully satisfied all of the provisions of the Written Agreement and, accordingly, the FRB terminated the agreement effective April 18, 2006. Among other provisions, the agreement required the Company to retain an independent consultant to review its management, directorate and organizational structure, adopt a management plan responsive to such consultant's report, update its management succession plan in accordance with any recommendations in such consultant's report, monitor its subsidiary banks' compliance with bank policies and loan review programs, conduct formal quarterly reviews of its subsidiary Banks' allowances for loan losses, maintain sufficient capital, submit a plan to the FRB for improving consolidated earnings over a three-year period, and submit to the FRB annual projections of planned sources and uses of the Company's cash, including a plan to service its outstanding debt and then outstanding trust preferred securities. The Company’s compliance with the written agreement was monitored by a committee consisting of three of its outside directors.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 4 - RESTRICTIONS ON CASH AND DUE FROM BANKS

Included in cash and due from banks are certain non-interest bearing deposits that are held at the Federal Reserve or maintained in vault cash in accordance with average balance requirements specified by the Federal Reserve Board of Governors. The balance requirement at December 31, 2006 and 2005 was approximately $3,300 and $3,100.

NOTE 5 -SECURITIES

Amortized cost and fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

2006	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U. S. Treasury securities	$6,454	$-	$(53)	$6,401
U. S. agency securities	77,885	43	(1,017)	76,911
Obligations of states and political subdivisions	3,413	15	(15)	3,413
Mortgage-backed securities	35,332	40	(755)	34,617
Corporate securities	25	-	-	25
Total available for sale	$123,109	$98	$(1,840)	$121,367

2005	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U. S. Treasury securities	$3,952	$3	$(14)	$3,941
U. S. agency securities	97,209	-	(1,909)	95,300
Obligations of states and political subdivisions	2,487	31	(4)	2,514
Mortgage-backed securities	36,349	2	(712)	35,639
Corporate securities	25	-	-	25
Total available for sale	$140,022	$36	$(2,639)	$137,419

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 5 - SECURITIES (Continued)

The amortized cost and fair value of securities at December 31, 2006 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Available for sale
Due in one year or less	$28,491	$28,244
Due after one year through five years	57,154	56,382
Due after five years through ten years	539	544
Due after ten years	1,593	1,580
Mortgage-backed securities	35,332	34,617
Total available for sale	$123,109	$121,367

There were no sales of securities in 2006 or 2005. Proceeds from sales of securities during 2004 were $1,911. Gross gains of $101 and gross losses of $1 were realized on those sales.

Securities with an approximate carrying value of $76,845 and $75,396 at December 31, 2006 and 2005 were pledged to secure public deposits, trust funds, securities sold under agreements to repur-chase and for other purposes as required or permitted by law.

Securities with unrealized losses at year-end 2006 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. treasury securities	$5,435	$(32)	$966	$(21)	$6,401	$(53)
U.S. agency securities	3,735	(12)	63,145	(1,005)	66,880	(1,017)
Obligations of states and political subdivisions	1,581	(12)	322	(3)	1,903	(15)
Gov’t guaranteed mortgage- backed securities	-	-	13,121	(381)	13,121	(381)
Mortgage-backed securities	943	(3)	14,720	(371)	15,663	(374)

Total temporarily impaired	$11,694	$(59)	$92,274	$(1,781)	$103,968	$(1,840)

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 5 - SECURITIES (Continued)

Securities with unrealized losses at year-end 2005 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. treasury securities	$968	$(14)	$-	$-	$968	$(14)
U.S. agency securities	22,096	(332)	73,204	(1,577)	95,300	(1,909)
Obligations of states and political subdivisions	397	(4)	-	-	397	(4)
Mortgage-backed securities	22,328	(341)	11,968	(371)	34,297	(712)

Total temporarily impaired	$45,789	$(691)	$85,172	$(1,948)	$130,962	$(2,639)

The investment portfolio is predominately high quality interest-bearing bonds with defined maturity dates backed by the U.S. Government or Government sponsored entities. The unrealized losses at December 31, 2006 and December 31, 2005 are price changes resulting from changes in the interest rate environment and are considered to be temporary declines in the value of the securities. Their fair value is expected to recover as the bonds approach their maturity date and/or market conditions improve.

NOTE 6 - LOANS

Loans at year-end were as follows:

	2006	2005
Commercial, secured by real estate	$101,786	$85,989
Commercial, other	43,981	49,362
Real estate construction	11,303	11,070
Residential real estate	138,795	134,570
Agricultural	1,930	1,670
Consumer and home equity	42,188	42,092
Other	3,814	3,964
	$343,797	$328,717

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 6 - LOANS (Continued)

Certain directors and executive officers of the Banks and companies in which they have beneficial ownership, were loan customers of the Banks during 2006 and 2005. Such related party loans are governed by federal banking regulations which require such loans  to be made in the ordinary course of business at the Banks’ normal credit terms and interest rates.

An analysis of the 2006 activity with respect to all director and executive officer loans is as follows (in thousands):

Balance, December 31, 2005	$14,668
Additions, including loans now meeting disclosure requirements	8,198
Amounts collected and loans no longer meeting disclosure requirements	(8,535)
Balance, December 31, 2006	$14,331

Activity in the allowance for loan losses was as follows:

	2006	2005	2004
Balance, beginning of year	$7,892	$9,384	$14,300
Loans charged off	(1,410)	(2,215)	(6,992)
Recoveries	1,340	719	1,050
Provision for loan losses	(1,161)	4	1,026
Balance, end of year	$6,661	$7,892	$9,384

Impaired loans were as follows:
	2006	2005	2004
Impaired loans at year-end with an allowance	$7,766	$7,926	$12,918
Impaired loans at year-end with no allowance	0	291	263
Amount of the allowance for loan losses allocated	1,774	1,921	2,915
Average of impaired loans during the year	8,258	10,819	16,069
Interest income recognized during impairment	480	583	640
Cash-basis interest income recognized	480	499	620

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 6 - LOANS (Continued)

Nonperforming loans at year end were as follows:

	2006	2005	2004
Loans past due over 90 days still on accrual	$992	$853	$739
Non-accrual loans	4,698	3,751	6,847
Restructured loans	1,268	1,540	238

Nonperforming loans include some impaired loans and smaller balance homogeneous loans, such as residential mortgage and consumer loans, that are collectively evaluated for impairment. Loan impairment is reported when full payment under the loan terms is not anticipated, which can include loans that are current or less than 90 days past due.

NOTE 7 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

	2006	2005
Land and improvements	$1,522	$1,618
Buildings and leasehold improvements	5,659	6,218
Furniture and equipment	7,431	7,039
	14,612	14,875
Less: accumulated depreciation	(8,079)	(7,749)
	$6,533	$7,126

Operating Leases: The Company leases certain branch and other properties as well as some equipment under operating leases. Rent expense, net of rental income, was $204, $188, and $234 for 2006, 2005, and 2004. Rent commitments, before considering renewal options that generally are present, were as follows:

2007	$138
2008	47
2009	15
2010	2
2011 and thereafter	4
$206

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 8 - DEPOSITS

At December 31, 2006  the scheduled maturities of time deposits are as follows:

2007	$154,155
2008	26,853
2009	7,739
2010	7,248
2011 and thereafter	3,037
$199,032

Certain directors and executive officers of the Banks and companies in which they have beneficial ownership were deposit customers of the Banks during 2006 and 2005. The balance of such deposits at December 31, 2006 and 2005 were approximately $11,295 and $8,090.

NOTE 9 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase generally mature within one to ninety days from the transaction date. Information concerning securities sold under agreements to repurchase is summarized as follows:

	2006	2005
Year-end balance	$12,555	$9,317
Average balance during the year	$9,542	$8,201
Average interest rate during the year	2.43%	2.10%
Maximum month-end balance during the year	$12,555	$9,378
Weighted average interest rate at year-end	2.34%	2.39%

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 10 - FEDERAL HOME LOAN BANK ADVANCES

The Banks own stock of the Federal Home Loan Bank (FHLB) of Cincinnati, Ohio. This stock allows the Banks to borrow advances from the FHLB.

All advances are paid either on a monthly basis or at maturity, over remaining terms of four to six years, with fixed interest rates ranging from 4.10% to 6.64%, averaging 5.82%. Advances are secured by the FHLB stock, certain pledged investment securities and substantially all single family first mortgage loans of the participating Banks. Scheduled principal payments due on advances during the five years subsequent to December 31, 2006 are as follows:

2007	$637
2008	670
2009	705
2010	4,742
2011	461
Thereafter	70
$7,285

NOTE 11 - NOTES PAYABLE AND OTHER BORROWED FUNDS

On January 31, 2006, the Company executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated January 31, 2006 for the principal amount of $7,000,000, bearing interest floating daily at the “Wall Street Journal” prime rate (currently 8.25%) and requiring monthly principal payments of $50,000 until maturity on September 28, 2017. The note is secured by a pledge of Premier’s 100% interest in Boone County Bank (a wholly owned subsidiary) under Commercial Pledge Agreement dated January 31, 2006. The proceeds of this note were used to redeem $7,000,000 (280,000 shares) of Premier’s 9.75% Trust Preferred Securities as of January 31, 2006. Premier’s chairman owns approximately 27.6% of the voting stock of First Guaranty Bank. Premier’s board of directors reviewed the loan and authorized the Company to enter into the loan transaction .

On November 10, 2006, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) a Term Note and Business Loan Agreement dated November 10, 2006 in the principal amount of $6,500,000, bearing interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (initially 7.25%) and requiring 83 monthly principal and interest payments of $100,000 and a final

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 11 - NOTES PAYABLE AND OTHER BORROWED FUNDS (Continued)

payment of any balance due at maturity on November 9, 2013. The note is secured by a pledge of Premier’s 100% interest in Citizens Deposit Bank and Trust, Inc. (a wholly owned subsidiary) and Premier’s 100% interest in Farmers-Deposit Bank, Eminence, Kentucky (a wholly owned subsidiary) under a Stock Pledge and Security Agreement dated November 10, 2006. The proceeds of this note were used in conjunction with $1,750,000 of the Company’s own cash to redeem the final $8,250,000 (330,000 shares) of Premier’s 9.75% Trust Preferred Securities on November 10, 2006.

Scheduled principal payments due on the two bank borrowings subsequent to December 31, 2006 are as follows:

2007	$1,344
2008	1,400
2009	1,460
2010	1,524
2011	1,594
Thereafter	4,953
$12,275

In addition to the $6,500,000 Term Note, Premier executed and delivered to the Bankers’ Bank a Promissory Note whereby Premier may request and receive monies from Bankers’ Bank from time to time, but the aggregate outstanding principal balance under the Promissory Note at any time shall not exceed $3,500,000, and the right to request and receive monies from Bankers’ Bank hereunder shall cease and terminate on November 9, 2007. The outstanding principal balance under this Promissory Note shall bear annual interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (initially 7.25%). Interest on this Promissory Note shall be due and payable on the 5th day of each, January, April, July and October during the term of this Promissory Note, and at the maturity date hereof. Any outstanding principal amount loaned to Premier under this Promissory Note, and not previously repaid, shall be due on November 9, 2007.  The Promissory Note is secured by the same collateral as the $6,500,000 Term Note.

In June 2006, the Company fully repaid the non-interest bearing $701,000 note payable to Mr. Reynolds, Chairman of the Board, and the non-interest bearing $701,000 note payable to Mr. Walker, President and CEO of the Company. In an agreement reached with the Federal Reserve Bank of Cleveland, Mr. Reynolds loaned the Company the proceeds to make the June 2002 distribution on the Trust Preferred Securities. Similarly, Mr. Walker loaned the Company the proceeds to make the September 2002 distribution of the Trust Preferred Securities.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 12 - GUARANTEED JUNIOR SUBORDINATED INTEREST DEBENTURES

On June 9, 1997, PFBI Capital Trust (Trust), a statutory business trust created under Delaware law, issued $28,750 of 9.750% Preferred Securities (“Preferred Securities” or “Trust Preferred Securities”) with a stated value and liquidation preference of $25 per share. The Trust’s obligations under the Preferred Securities issued were fully and unconditionally guaranteed by the Company. The proceeds from the sale of the Preferred Securities of the Trust, as well as the proceeds from the issuance of common securities to the Company, were utilized by the Trust to invest in $29,639 of 9.750% Junior Subordinated Deferrable Interest Debentures (the “Debentures”) of the Company. The Debentures, which were scheduled to mature on June 30, 2027, were unsecured obligations and ranked subordinate and junior to the right of payment to all senior indebtedness, liabilities and obligations of the Company. The Debentures represented the sole assets of the Trust. Distributions on the Preferred Securities were payable at an annual rate of 9.750% of the stated liquidation amount of $25 per Preferred Security, payable quarterly. Cash distributions on the Preferred Securities were made to the extent interest on the Debentures was received by the Trust. Debt issuance costs of $1,478 were capitalized by the Trust and were amortized over the life of the debenture.

The Company determined that the Trust met the definition of a variable interest entity and that the Company was not the primary beneficiary of the Trust’s activities. Accordingly, the Trust was not consolidated with the Company and the Company did not report the Preferred Securities issued by the Trust as liabilities. Instead the Company reported as liabilities the Debentures issued by the Company and held by the Trust, as these were no longer eliminated in consolidation. The amounts were reported as “Guaranteed junior subordinated interest debentures” and continued to be presented in liabilities on the balance sheet.

The Debentures were generally redeemable by the Company in whole or in part on or after June 30, 2002 at 100% of the liquidation amount. Proceeds from any redemption of the Debentures caused a mandatory redemption of the Preferred Securities and the common securities having an aggregate liquidation amount equal to the principal amount of the Debentures redeemed. Beginning in March 2003 and ending with a final redemption on November 10, 2006, the Company has redeemed all of the $28,750 of the outstanding Trust Preferred Securities. The following table details the redemptions by date and amount.

March 31, 2003	$3,000
October 15, 2004	4,500
December 31, 2004	1,000
December 31, 2005	5,000
January 31, 2006	7,000
November 10, 2006	8,250
$28,750

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 13 - INCOME TAXES

The components of the provision (benefit) for income taxes are as follows:

	2006	2005	2004
Current	$2,212	$910	$(2,435)
Deferred	1,071	1,119	3,334
Provision for income taxes	$3,283	$2,029	$899

The Company’s deferred tax assets and liabilities at December 31 are shown below. No valuation allowance for the realization of deferred tax assets is considered necessary.

	2006	2005
Deferred tax assets
Allowance for loan losses	$2,265	$2,683
AMT and other credit carryforwards	0	359
Write-downs of other real estate owned	80	9
Taxable income on non-accrual loans	153	54
Unrealized loss on investment securities	592	885
Other	40	59
Total deferred tax assets	3,130	4,049

Deferred tax liabilities
Amortization of intangibles	$2,001	$1,660
Depreciation	105	101
Federal Home Loan Bank dividends	318	270
Other	157	105
Total deferred tax liabilities	2,581	2,136

Net deferred tax assets, included in other assets	$549	$1,913

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 13 - INCOME TAXES (Continued)

An analysis of the differences between the effective tax rates and the statutory U.S. federal income tax rate is as follows:

	2006		2005		2004
U.S. federal income tax rate	$3,327	34.0%	$2,197	34.0%	$973	34.0%
Changes from the statutory rate
Tax-exempt interest income	(97)	(1.0)	(81)	(1.3)	(131)	(4.6)
Non-deductible interest expense related to carrying tax-exempt interest earning assets	8	0.1	5	0.1	5	0.2
Non-deductible stock compensation expense	46	0.5	-	0.0	-	0.0
Tax credits	(10)	(0.1)	(10)	(0.2)	-	0.0
Other	9	0.1	(82)	(1.2)	52	1.8
	$3,283	33.6%	$2,029	31.4%	$899	31.4%

NOTE 14 - EMPLOYEE BENEFIT PLANS

The Company has qualified profit sharing plans that cover substantially all employees. Contributions to the plans consist of a Company match and additional amounts at the discretion of the Company’s Board of Directors. Total contributions to the plans were $236, $229 and $197 in 2006, 2005 and 2004.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 15- STOCK COMPENSATION EXPENSE

On January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock Issued for Employees.” SFAS No. 123R establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. Prior to the adoption of SFAS No. 123R, the Company reported employee compensation expense under stock option plans only if options were granted below market prices at grant date in accordance with the intrinsic value method of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. In accordance with APB No. 25, the Company reported no compensation expense on options granted as the exercise price of the options granted always equaled the market price of the underlying stock on the date of grant. SFAS No. 123R eliminates the ability to account for stock-based compensation using APB No. 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant.

The Company transitioned to SFAS No. 123R using the modified prospective application method ("modified prospective application"). As permitted under modified prospective application, as it is applicable to the Company, SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006. Additionally, compensation cost for non-vested awards that were outstanding as of January 1, 2006 will be recognized as the remaining requisite service is rendered during the period of and/or the periods after the adoption of SFAS No. 123R, adjusted for forfeitures. The recognition of compensation cost for those earlier awards is based on the same method and on the same grant-date fair values previously determined for the pro forma disclosures reported by the Company for periods prior to January 1, 2006.

On February 15, 2006, 35,250 incentive stock options were granted out of the 2002 Plan at an exercise price of $16.00. These options vest in three equal annual installments ending on February 15, 2009. On January 19, 2005, 35,000 incentive stock options were granted out of the 2002 Plan at an exercise price of $11.62. These options vest in three equal annual installments ending on January 19, 2008. On February 18, 2004, 28,200 incentive stock options were granted out of the 2002 Plan at an exercise price of $9.30. These options vest in three equal annual installments ending on February 18, 2007. On January 15, 2003, 28,650 incentive stock options were granted out of the 2002 Plan at an exercise price of $7.96. These options vested in three equal annual installments and were fully vested on January 15, 2006.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 15- STOCK COMPENSATION EXPENSE (Continued)

The fair value of the Company's employee stock options granted is estimated at the date of grant using the Black-Scholes option-pricing model. This model requires the input of highly subjective assumptions, changes to which can materially affect the fair value estimate. Additionally, there may be other factors that would otherwise have a significant effect on the value of employee stock options granted but are not considered by the model. The assumptions used in the Black-Scholes option-pricing model are as follows:

	2006	2005	2004
Risk-free interest rate	4.62%	3.70%	3.15%
Expected option life (yrs)	5.00	5.00	5.00
Expected stock price volatility	0.26	0.25	0.25
Dividend yield	0.00%	0.00%	0.00%
Weighted average fair value of options granted during the year	$5.21	$3.48	$2.64

The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield in effect at the time of the grant. The expected option life was estimated at half the total option term since there has been little option exercise history. The expected stock price volatility is based on historical volatilities of the Company’s common stock. The estimated dividend yield is the dividend yield at the time of the option grant.

Compensation expense of $142 was recorded for the year ended December 31, 2006. The after tax impact was to reduce earnings per share by $0.03 Prior to the adoption of SFAS No. 123R, the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Consolidated Statements of Cash Flows. SFAS No. 123R requires the cash flows from the tax benefits resulting from tax deductions in excess of the compensation expense recognized for those options to be classified as financing cash flows.

Stock-based compensation expense is recognized ratably over the requisite service period for all awards. Unrecognized stock-based compensation expense related to stock options totaled $85 at December 31, 2006. This unrecognized expense is expected to be recognized over the next 27 months based on the vesting periods of the options.

Information related to the stock option plan during each year follows:

	2006	2005	2004
Intrinsic value of options exercised	$9	$5	$-
Cash received from option exercises	27	15	-
Tax benefit realized from option exercises	2	-	-

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 15 - STOCK COMPENSATION EXPENSE - continued

A summary of the Company’s stock option activity is as follows:

	----------2006----------		----------2005----------		----------2004----------
		Weighted Average Exercise		Weighted Average Exercise		Weighted Average Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at beginning of year	111,750	$11.05	83,650	$10.65	55,450	$11.33
Grants	35,250	16.00	35,000	11.62	28,200	9.30
Exercises	(3,002)	9.02	(1,667)	8.50
Forfeitures or expired	(23,750)	13.11	(5,233)	9.31	-	0.00
Outstanding at year-end	120,248	$12.25	111,750	$11.05	83,650	$10.65

Exercisable at year-end	55,931	$10.68	54,180	$11.61	39,821	$12.65
Weighted average remaining life	7.3		6.2		6.2
Weighted average fair value of options granted during the year	$5.21		$3.48		$2.64

Additional information regarding stock options outstanding and exercisable at December 31, 2006, is provided in the following table:

	- - - - - - - - Outstanding - - - - - - - -			- - - - - - - - Currently Exercisable - - - - - - - -
Range of Exercise Prices	Number	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value

$7.50 to $10.00	42,749	$8.70	$230	34,590	6.5	$8.55	$191
$10.01 to $12.50	32,999	11.62	81	10,341	8.0	11.62	25
$15.01 to $17.50	44,500	16.12	0	11,000	2.0	16.50	0
Outstanding at Dec 31, 2006	120,248	12.25	$311	55,931	5.9	10.68	$216

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 16 - RELATED PARTY TRANSACTIONS

During 2006, 2005, and 2004, the Company paid approximately $228, $191, and $358 for printing, supplies, furniture, and equipment to a company affiliated by common ownership. The Company also paid another affiliate approximately $468, $499, and $489 in 2006, 2005, and 2004 to permit the Company’s employees to participate in that entity’s employee medical benefit plan.

During 2006, 2005 and 2004, the Company paid approximately $52, $52, and $52 to lease its headquarters facility at 2883 Fifth Avenue, Huntington, West Virginia from River City Properties, LLC, an entity 12.5% owned by the Company’s Chairman of the Board.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 17- EARNINGS PER SHARE

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations for 2006, 2005 and 2004 is presented below:

	2006	2005	2004
Basic earnings per share from continuing operations
Income available to common stockholders	$6,501	$4,434	$1,963
Weighted average common shares outstanding	5,236	5,233	5,232
Earnings per share	$1.24	$0.85	$0.37

Diluted earnings per share from continuing operations
Income available to common stockholders	$6,501	$4,434	$1,963
Weighted average common shares outstanding	5,236	5,233	5,232
Add dilutive effects of assumed exercise of stock options	28	15	5
Weighted average common and dilutive potential common shares outstanding	5,264	5,248	5,237
Earnings per share assuming dilution	$1.24	$0.84	$0.37

Basic earnings per share
Income available to common stockholders	$6,501	$4,434	$6,697
Weighted average common shares outstanding	5,236	5,233	5,232
Earnings per share	$1.24	$0.85	$1.28

Diluted earnings per share
Income available to common stockholders	$6,501	$4,434	$6,697
Weighted average common shares outstanding	5,236	5,233	5,232
Add dilutive effects of assumed exercise of stock options	28	15	5
Weighted average common and dilutive potential common shares outstanding	5,264	5,248	5,237
Earnings per share assuming dilution	$1.24	$0.84	$1.28

Stock options for 46,250, 32,000 and 32,000 shares of common stock were not considered in computing diluted earnings per share for 2006, 2005 and 2004 because they were antidilutive.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 18 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of the Company’s financial instruments at year-end are as follows:

	2006		2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and due from banks	$16,974	$16,974	$16,080	$16,080
Federal funds sold	27,583	27,583	18,812	18,812
Securities available for sale	121,367	121,367	137,419	137,419
Loans held for sale	1,978	1,978	868	868
Loans, net	337,136	337,730	320,825	304,589
Federal Home Loan Bank and Federal Reserve Bank stock	3,265	3,265	3,060	3,060
Interest receivable	2,821	2,821	2,661	2,661

Financial liabilities
Deposits	$(438,950)	$(437,280)	$(435,843)	$(434,459)
Federal funds purchased	(976)	(976)	-	-
Securities sold under agreements to repurchase	(12,555)	(12,555)	(9,317)	(9,317)
Federal Home Loan Bank advances	(7,285)	(7,506)	(8,334)	(7,355)
Other borrowed funds	(12,275)	(12,303)	-	-
Notes payable	-	-	(1,402)	(1,319)
Guaranteed junior subordinated interest debentures	-	-	(15,722)	(14,997)
Interest payable	(1,061)	(1,061)	(724)	(724)

Carrying amount is the estimated fair value for cash and due from banks, Federal funds sold, Federal Home Loan Bank and Federal Reserve Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of debt is based on current rates for similar financing. The fair value of commitments to extend credit and standby letters of credit is not considered material.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 19 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include standby letters of credit and commitments to extend credit in the form of unused lines of credit. The Banks use the same credit policies in making commitments and conditional obliga-tions as they do for on-balance sheet instruments. In addition, the Banks offer a service whereby deposit customers for a fee are permitted to overdraw their accounts up to a certain deminimus amount, also known as “bounce protection” or “overdraft protection”. The aggregate unused portion of “bounce protection” was $5,226 at December 31, 2006.

At December 31, 2006 and 2005, the Banks had the following financial instruments whose approximate contract amounts represent credit risk:

	2006	2005
Standby letters of credit	$678	$949

Commitments to extend credit
Fixed	$5,498	$8,303
Variable	32,988	24,158

Standby letters of credit represent conditional commitments issued by the Banks to guarantee the performance of a third party. The credit risk involved in issuing these letters of credit is essentially the same as the risk involved in extending loans to customers. Collateral held varies but primarily includes real estate and certificates of deposit. Some letters of credit are unsecured.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Outstanding commitments are at current market rates. Fixed rate loan commitments have interest rates ranging from 5.0% to 18.0%. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer’s creditworthiness on a case-by-case basis. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income producing properties.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 20 - LEGAL PROCEEDINGS

Legal proceedings involving the Company and its subsidiaries periodically arise in the ordinary course of business, including claims by debtors and their related interests against the Company’s subsidiaries following initial collection proceedings. These legal proceedings sometimes can involve claims for substantial damages. At December 31, 2006 management is unaware of any legal proceedings for which the expected outcome would have a material adverse effect upon the consolidated financial statements of the Company.

NOTE 21 - STOCKHOLDERS’ EQUITY

The Company’s principal source of funds for dividend payments is dividends received from the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, as defined, combined with the retained net profits of the preceding two years, subject to the capital requirements and additional restrictions as discussed below. During 2007 the Banks could, without prior approval, declare dividends of approximately $3.2 million plus any 2007 net profits retained to the date of the dividend declaration.

The Company and the subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

These quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum amounts and ratios (set forth in the following table) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006 the Company and the Banks meet all quantitative capital adequacy requirements to which they are subject.

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 21 - STOCKHOLDERS’ EQUITY (Continued)

The Company’s and the subsidiary Banks’ capital amounts and ratios as of December 31, 2006 are presented in the table below. As of December 31, 2006, the most recent notification from the Federal Reserve Bank categorized the Company and its subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Company’s category.

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
2006	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets):
Consolidated (1)	$50,313	16.0%	$25,239	8%	$31,549	10%
Boone County Bank	16,488	20.7	6,372	8	7,965	10
Citizens Deposit Bank	12,819	17.4	5,893	8	7,366	10
Farmers Deposit Bank	10,441	23.2	3,606	8	4,507	10
Ohio River Bank	7,233	16.3	3,557	8	4,447	10
First Central Bank	9,291	12.6	5,904	8	7,380	10

Tier I Capital (to Risk-Weighted Assets):
Consolidated (1)	$46,336	14.7%	$12,619	4%	$18,929	6%
Boone County Bank	15,490	19.5	3,186	4	4,779	6
Citizens Deposit Bank	11,893	16.2	2,946	4	4,419	6
Farmers Deposit Bank	9,854	21.9	1,803	4	2,704	6
Ohio River Bank	6,721	15.1	1,779	4	2,668	6
First Central Bank	8,475	11.5	2,952	4	4,428	6

Tier I Capital (to Average Assets):
Consolidated (1)	$46,336	8.9%	$20,855	4%	$26,068	5%
Boone County Bank	15,490	10.6	5,824	4	7,280	5
Citizens Deposit Bank	11,893	10.0	4,779	4	5,974	5
Farmers Deposit Bank	9,854	13.4	2,949	4	3,686	5
Ohio River Bank	6,721	8.4	3,211	4	4,013	5
First Central Bank	8,475	8.5	3,981	4	4,976	5

(1) Consolidated company is not subject to Prompt Corrective Action Provisions

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 21 - STOCKHOLDERS’ EQUITY (Continued)

The Company’s and the subsidiary Banks’ capital amounts and ratios as of December 31, 2005 are presented in the table below:

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
2005	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets):
Consolidated (1)	$58,710	19.1%	$24,636	8%	$30,795	10%
Boone County Bank	15,778	20.8	6,073	8	7,591	10
Citizens Deposit Bank	12,318	17.0	5,801	8	7,251	10
Farmers Deposit Bank	9,398	12.7	3,470	8	4,337	10
Ohio River Bank	6,978	16.3	3,434	8	4,292	10
First Central Bank	8,584	12.1	5,658	8	7,073	10

Tier I Capital (to Risk-Weighted Assets):
Consolidated (1)	$54,811	17.8%	$12,318	4%	$18,477	6%
Boone County Bank	14,927	19.7	3,036	4	4,555	6
Citizens Deposit Bank	11,396	15.7	2,900	4	4,351	6
Farmers Deposit Bank	8,823	20.3	1,735	4	2,602	6
Ohio River Bank	6,482	15.1	1,717	4	2,575	6
First Central Bank	7,690	10.9	2,829	4	4,244	6

Tier I Capital (to Average Assets):
Consolidated (1)	$54,811	10.6%	$20,660	4%	$25,826	5%
Boone County Bank	14,927	10.3	5,772	4	7,216	5
Citizens Deposit Bank	11,396	9.7	4,699	4	5,873	5
Farmers Deposit Bank	8,823	11.4	3,096	4	3,870	5
Ohio River Bank	11,303	12.5	3,606	4	4,507	5
First Central Bank	7,690	8.2	3,771	4	4,713	5

(1) Consolidated company is not subject to Prompt Corrective Action Provisions

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 22 - PARENT COMPANY FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS
December 31
	2006	2005
ASSETS
Cash	$3,562	$3,248
Investment in subsidiaries	69,218	66,936
Premises and equipment	560	541
Other assets	375	1,106

Total assets	$73,715	$71,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other liabilities	$438	$420
Notes payable	-	1,402
Subordinated debentures issued to trust	-	15,722
Other borrowed funds	12,275	-
Total liabilities	12,713	17,544

Stockholders’ equity
Preferred stock	-	-
Common stock	1,108	1,105
Additional paid-in capital	43,624	43,458
Retained earnings	17,420	11,442
Accumulated other comprehensive income	(1,150)	(1,718)
Total stockholders’ equity	61,002	54,287

Total liabilities and stockholders’ equity	$73,715	$71,831

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 22 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

Condensed Statement of Operations
Years Ended December 31
	2006	2005	2004
Income
Dividends from continuing subsidiaries	$6,440	$8,405	$5,800
Interest and dividend income	37	45	46
Other income	615	484	367
Total income	7,092	8,934	6,213

Expenses
Interest expense	1,334	2,142	3,117
Salaries and employee benefits	1,199	1,180	726
Professional fees	165	37	1,607
Accelerated subordinated debenture issuance costs	548	184	214
Other expenses	420	341	514
Total expenses	3,666	3,884	6,178

Income from continuing operations before income taxes and equity in undistributed income of subsidiaries	3,426	5,050	35

Income tax (benefit)	(1,160)	(1,314)	(2,071)

Income from continuing operations before equity in undistributed income of subsidiaries	4,586	6,364	2,106
Equity in undistributed income (excess distributions) of subsidiaries continuing in operation	1,915	(1,930)	(143)
Net income from continuing operations	6,501	4,434	1,963
Net income from discontinued operations	-	-	4,734
Net income	$6,501	$4,434	$6,697

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 22 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

Condensed Statement of Cash Flows
Years Ended December 31
	2006	2005	2004
Cash flows from operating activities
Net income	$6,501	$4,434	$6,697
Adjustments to reconcile net income to net cash from operating activities
Income from discontinued operation	-	-	(4,734)
Depreciation	101	83	91
Stock compensation expense	142	-	-
(Gain) loss from sales of assets	(4)	(3)	159
Dividends in excess of net income of subsidiaries continuing in operation	-	1,930	143
Equity in undistributed earnings of subsidiaries	(1,915)	-	-
Change in other assets	258	(35)	(1,436)
Change in other liabilities	17	(4,934)	1,406
Net cash from operating activities	5,100	1,475	2,326

Cash flows from investing activities
Capital contributed to subsidiaries continuing in operation	-	-	(1,831)
Proceeds from liquidation of subsidiary	203	-	14,311
Proceeds from sales of assets, net of purchases	(116)	(108)	192
Net cash from investing activities	87	(108)	12,672

Cash flows from financing activities
Early redemption of subordinated note	(15,250)	(5,000)	(5,500)
Cash dividends paid to shareholders	(523)	-	-
Issuance of common stock	27	15	-
Proceeds from borrowings	13,500	-	-
Payments on other borrowed funds	(2,627)	(800)	(5,400)
Net cash from financing activities	(4,873)	(5,785)	(10,900)

Net change in cash and cash equivalents	314	(4,418)	4,098

Cash and cash equivalents at beginning of year	3,248	7,666	3,568
Cash and cash equivalents at end of year	$3,562	$3,248	$7,666

(continued)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004
(Dollars in Thousands, Except Per Share Data)

NOTE 23 - QUARTERLY FINANCIAL DATA (UNAUDITED)

				Earnings per Share
	Interest Income	Net Interest Income	Net Income	Basic	Fully Diluted
2006
First Quarter	$7,676	$5,204	$1,367	$0.26	$0.26
Second Quarter	8,014	5,360	2,000	0.38	0.38
Third Quarter	8,248	5,377	1,475	0.28	0.28
Fourth Quarter	8,462	5,454	1,659	0.32	0.32

2005
First Quarter	$7,045	$4,727	$803	$0.15	$0.15
Second Quarter	7,172	4,893	727	0.14	0.14
Third Quarter	7,465	5,055	1,367	0.26	0.26
Fourth Quarter	7,717	5,177	1,537	0.29	0.29

In 2006, interest income improved each quarter as yields on earning assets rose and loan balances outstanding increased. The improvement in interest income drove the improvement in net interest income, but was tempered by rising interest costs on deposits. Net income was also impacted positively in each of the four quarters by reversals of the provision for loan losses (negative provisions) especially the second quarter when $819,000 of negative provisions were recorded. The negative provisions were due to improvements in the Company’s historical loan loss ratios, recoveries of previously charged-off loans and the collection of impaired loans with previous allocations of the allowance for loan losses that were no longer needed.

Similarly in 2005, interest income improved each quarter as yields on investments and federal funds sold rose and loan balances outstanding increased. The improvement in interest income drove the improvement in net interest income. Net income was also impacted positively in the third and fourth quarters by the recording of reversals of the provision for loan losses due to improvements in the Company’s historical loan loss ratios and the collection of impaired loans with previous allocations of the allowance for loan losses that were no longer needed.

PREMIER FINANCIAL BANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007
(UNAUDITED)

PREMIER FINANCIAL BANCORP, INC.
SEPTEMBER 30, 2007

PART I  - FINANCIAL INFORMATION

Item 1.  Financial Statements

The accompanying information has not been audited by independent public accountants; however, in the opinion of management such information reflects all adjustments necessary for a fair presentation of the results for the interim period.  All such adjustments are of a normal and recurring nature.  Premier Financial Bancorp, Inc.’s (“Premier’s”) accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America.  Certain accounting principles used by Premier involve a significant amount of judgment about future events and require the use of estimates in their application.  The following policies are particularly sensitive in terms of judgments and the extent to which estimates are used: allowance for loan losses, the identification and evaluation of impaired loans, the impairment of goodwill, the realization of deferred tax assets and stock based compensation disclosures.  These estimates are based on assumptions that may involve significant uncertainty at the time of their use.  However, the policies, the estimates and the estimation process as well as the resulting disclosures are periodically reviewed by the Audit Committee of the Board of Directors.

The accompanying financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally required by accounting principles generally accepted in the United States of America or those normally made in the registrant’s annual report on Form 10-K.  Accordingly, the reader of the Form 10-Q may wish to refer to the registrant’s Form 10-K for the year ended December 31, 2006 for further information in this regard.

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2007AND DECEMBER 31, 2006
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	(UNAUDITED)
	2007	2006
ASSETS
Cash and due from banks	$15,152	$16,974
Federal funds sold	35,238	27,583
Securities available for sale	123,347	121,367
Loans held for sale	4,251	1,978
Loans	346,502	343,797
Allowance for loan losses	(6,499)	(6,661)
Net loans	340,003	337,136
Federal Home Loan Bank and Federal Reserve Bank stock	3,316	3,265
Premises and equipment, net	6,259	6,533
Real estate and other property acquired through foreclosure	229	495
Interest receivable	3,179	2,821
Goodwill	15,816	15,816
Other assets	212	1,484
Total assets	$547,002	$535,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$76,735	$72,784
Time deposits, $100,000 and over	54,074	53,477
Other interest bearing	320,151	312,689
Total deposits	450,960	438,950
Federal funds purchased	-	976
Securities sold under agreements to repurchase	13,034	12,555
Federal Home Loan Bank advances	4,910	7,285
Other borrowed funds	8,767	12,275
Interest payable	1,184	1,061
Other liabilities	2,675	1,348
Total liabilities	481,530	474,450

Stockholders' equity
Preferred stock, no par value; 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, no par value; 10,000,000 shares authorized;
5,236,899 shares issued and outstanding	1,108	1,108
Additional paid in capital	43,732	43,624
Retained earnings	21,232	17,420
Accumulated other comprehensive income (loss)	(600)	(1,150)
Total stockholders' equity	65,472	61,002
Total liabilities and stockholders' equity	$547,002	$535,452

See Accompanying Notes to Consolidated Financial Statements

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007AND 2006
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Interest income
Loans, including fees	$6,825	$6,637	$20,343	$19,130
Securities available for sale
Taxable	1,424	1,300	4,093	3,855
Tax-exempt	39	24	118	69
Federal funds sold and other	450	287	1,508	884
Total interest income	8,738	8,248	26,062	23,938

Interest expense
Deposits	2,815	2,351	8,273	6,440
Repurchase agreements and other	83	60	248	175
FHLB advances and other borrowings	250	255	889	710
Debentures	-	205	-	672
Total interest expense	3,148	2,871	9,410	7,997

Net interest income	5,590	5,377	16,652	15,941
Provision for loan losses	25	(38)	(103)	(1,051)
Net interest income after provision for loan losses	5,565	5,415	16,755	16,992

Non-interest income
Service charges on deposit accounts	691	775	2,031	2,088
Electronic banking income	156	129	446	366
Secondary market mortgage income	172	94	460	183
Life insurance benefit	-	-	212	-
Other	91	129	312	394
	1,110	1,127	3,461	3,031
Non-interest expenses
Salaries and employee benefits	2,159	2,314	6,647	6,846
Occupancy and equipment expenses	483	575	1,490	1,549
Outside data processing	537	525	1,575	1,512
Professional fees	110	108	301	363
Taxes, other than payroll, property and income	128	160	436	442
Write-downs, expenses, sales of other real estate owned, net of gains	(111)	(7)	(77)	(29)
Supplies	74	77	230	252
Other expenses	577	571	1,630	1,801
	3,957	4,323	12,232	12,736
Income before income taxes	2,718	2,219	7,984	7,287
Provision for income taxes	911	744	2,601	2,445

Net income	$1,807	$1,475	$5,383	$4,842

Weighted average shares outstanding:
Basic	5,237	5,237	5,237	5,236
Diluted	5,262	5,262	5,265	5,264

Net income per share:
Basic	$0.35	$0.28	$1.03	$0.92
Diluted	0.34	0.28	1.02	0.92
Dividends per share	0.10	0.05	0.30	0.05
(continued)

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income	$1,807	$1,475	$5,383	$4,842

Other comprehensive income:
Unrealized gains arising during the period	1,371	2,136	833	597
Reclassification of realized amount	-	-	-	-
Net change in unrealized gain (loss) on securities	1,371	2,136	833	597
Less tax impact	466	726	283	203
Other comprehensive income:	905	1,410	550	394

Comprehensive income	$2,712	$2,885	$5,933	$5,236

See Accompanying Notes to Consolidated Financial Statements

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	2007	2006
Cash flows from operating activities
Net income	$5,383	$4,842
Adjustments to reconcile net income to net cash from operating activities
Depreciation	573	666
Provision for loan losses	(103)	(1,051)
Amortization (accretion), net	(31)	37
Stock compensation expense	108	104
FHLB stock dividends	-	(103)
OREO writedowns (gains on sales), net	(47)	(34)
Loans originated for sale	(22,835)	(7,875)
Secondary market loans sold	20,562	7,604
Changes in :
Interest receivable	(358)	(199)
Other assets	989	733
Interest payable	123	489
Other liabilities	(150)	(1,618)
Net cash from operating activities	4,214	3,595

Cash flows from investing activities
Purchases of securities available for sale	(28,114)	(15,004)
Proceeds from maturities and calls of securities available for sale	28,450	23,472
Proceeds from sale of securities available for sale	25	-
Redemption of FHLB stock, (net of purchases)	(51)	(58)
Net change in federal funds sold	(7,655)	(3,258)
Net change in loans	(2,966)	(17,685)
Purchases of premises and equipment, net	(299)	(392)
Proceeds from sale of other real estate acquired through foreclosure	515	2,133
Net cash from investing activities	(10,095)	(10,792)

Cash flows from financing activities
Net change in deposits	12,010	9,977
Cash dividends paid	(1,571)	(261)
Repayment of Federal Home Loan Bank advances	(2,375)	(702)
Repayment of subordinated notes	-	(1,402)
Proceeds from other borrowings	-	7,000
Repayment of other borrowed funds	(3,508)	(413)
Early redemption of Trust Preferred Securities	-	(7,000)
Proceeds from stock option exercises	-	27
Net change in federal funds purchased	(976)	-
Net change in agreements to repurchase securities	479	157
Net cash from financing activities	4,059	7,383

Net change in cash and cash equivalents	(1,822)	186

Cash and cash equivalents at beginning of period	16,974	16,080

Cash and cash equivalents at end of period	$15,152	$16,266

(continued)

PREMIER FINANCIAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
NINE MONTHS ENDED SEPTEMBER 30, 2007AND 2006
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	2007	2006
Supplemental disclosures of cash flow information:
Cash paid during period for interest	$9,287	$7,508

Loans transferred to real estate acquired through foreclosure	202	465

See Accompanying Notes to Consolidated Financial Statements

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  1 - BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Premier Financial Bancorp, Inc. (the Company) and its wholly owned subsidiaries:

				September 30, 2007
		Year	Total	Net Income
Subsidiary	Location	Acquired	Assets	Qtr	YTD
Citizens Deposit Bank & Trust	Vanceburg, Kentucky	1991	$123,238	$446	$1,336
Farmers Deposit Bank	Eminence, Kentucky	1996	71,934	327	974
Ohio River Bank	Ironton, Ohio	1998	85,795	297	838
First Central Bank, Inc.	Philippi, West Virginia	1998	110,314	366	1,097
Boone County Bank, Inc.	Madison, West Virginia	1998	156,596	652	1,872
Mt. Vernon Financial Holdings, Inc.	Huntington, West Virginia	1999	635	13	198
Parent and Intercompany Eliminations			(1,510)	(294)	(932)
Consolidated Total			547,002	1,807	5,383

All significant intercompany transactions and balances have been eliminated.

The Company adopted FASB Interpretation 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), as of January 1, 2007.  The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of West Virginia.  The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other expense.  The Company did not have any amounts accrued for interest and penalties at January 1, 2007.  Under FIN 48, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.  The Company is no longer subject to examination by taxing authorities for years before 2004.  The Company does not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.  The adoption had no effect on the Company’s financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This Statement establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The standard is effective for fiscal years beginning after November 15, 2007.  The Company has not completed its evaluation of the impact of the adoption of this standard.

In February 2007, the FASB issued Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities.  The standard provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The new standard is effective for the Company on January 1, 2008.  The Company does not expect the adoption of SFAS No. 159 to have a material impact on the financial statements

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  2 –SECURITIES

Amortized cost and fair value of investment securities, by category, at September 30, 2007 are summarized as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U. S. Treasury securities	$6,472	$25	$(4)	$6,493
U. S. agency securities	76,012	191	(294)	75,909
Obligations of states and political subdivisions	4,080	6	(26)	4,060
Mortgage-backed securities	37,692	32	(839)	36,885
Total available for sale	$124,256	$254	$(1,163)	$123,347

Amortized cost and fair value of investment securities, by category, at December 31, 2006 are summarized as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U. S. Treasury securities	$6,454	$-	$(53)	$6,401
U. S. agency securities	77,885	43	(1,017)	76,911
Obligations of states and political subdivisions	3,413	15	(15)	3,413
Mortgage-backed securities	35,332	40	(755)	34,617
Corporate securities	25	-	-	25
Total available for sale	$123,109	$98	$(1,840)	$121,367

Securities with unrealized losses at September 30, 2007 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. treasury securities	$-	$-	$986	$(4)	$986	$(4)
U.S. agency securities	-	-	43,980	(294)	43,980	(294)
Obligations of states and political subdivisions	2,963	(24)	208	(2)	3,171	(26)
Gov’t guaranteed mortgage-backed securities	1,312	(6)	11,537	(384)	12,849	(390)
Mortgage-backed securities	5,290	(53)	12,911	(396)	18,201	(449)

Total temporarily impaired	$9,565	$(83)	$69,622	$(1,080)	$79,187	$(1,163)

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  2–SECURITIES - continued

Securities with unrealized losses at December 31, 2006 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. treasury securities	$5,435	$(32)	$966	$(21)	$6,401	$(53)
U.S. agency securities	3,735	(12)	63,145	(1,005)	66,880	(1,017)
Obligations of states and political subdivisions	1,581	(12)	322	(3)	1,903	(15)
Gov’t guaranteed mortgage-backed securities	-	-	13,121	(381)	13,121	(381)
Mortgage-backed securities	943	(3)	14,720	(371)	15,663	(374)

Total temporarily impaired	$11,694	$(59)	$92,274	$(1,781)	$103,968	$(1,840)

The investment portfolio is predominately high quality interest-bearing bonds with defined maturity dates backed by the U.S. Government or Government sponsored agencies.  The unrealized losses at September 30, 2007 and December 31, 2006 are price changes resulting from changes in the interest rate environment and are not considered to be other than temporary declines in the value of the securities.  Their fair value is expected to recover as the bonds approach their maturity date and/or market conditions improve.

NOTE  3 – LOANS

Major classifications of loans at September 30, 2007 and December 31, 2006 are summarized as follows:
	2007	2006
Commercial, secured by real estate	$100,604	$101,786
Commercial, other	41,164	43,981
Real estate construction	19,983	11,303
Residential real estate	136,516	138,795
Agricultural	2,033	1,930
Consumer and home equity	43,038	42,188
Other	3,164	3,814
	$346,502	$343,797

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  3 – LOANS - continued

The following table sets forth information with respect to the Company’s impaired loans at September 30, 2007 and December 31, 2006.
	2007	2006
Impaired loans at period end with an allowance	$4,895	$7,766
Impaired loan at period end with no allowance	-	-
Amount of allowance for loan losses allocated	1,528	1,774

The following table sets forth information with respect to the Company’s nonperforming loans at September 30, 2007 and December 31, 2006.
	2007	2006
Non-accrual loans	$3,432	$4,698
Accruing loans which are contractually past due 90 days or more	1,048	992
Restructured loans	1,428	1,268
Total	$5,908	$6,958

NOTE  4 – ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the three and nine months ended September 30, 2007 and 2006 are as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Balance, beginning of period	$6,640	$7,198	$6,661	$7,892
Gross charge-offs	(312)	(370)	(636)	(1,131)
Recoveries	146	151	577	1,231
Provision for loan losses	25	(38)	(103)	(1,051)
Balance, end of period	$6,499	$6,941	$6,499	$6,941

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  5 – FEDERAL HOME LOAN BANK ADVANCES

The Banks own stock of the Federal Home Loan Bank (FHLB) of Cincinnati, Ohio. This stock allows the Banks to borrow advances from the FHLB.

In the first quarter of 2007, the Company prepaid $2,070,000 of advances with interest rates ranging from 5.30% to 5.60%.  All remaining advances are paid either on a monthly basis or at maturity, over remaining terms of three to five years, with fixed interest rates ranging from 4.10% to 6.64%, averaging 6.04%.  Advances are secured by the FHLB stock, certain pledged investment securities and substantially all single family first mortgage loans of the participating Banks.  Scheduled principal payments due on advances during the five calendar years subsequent to September 30, 2007 are as follows:

2007 (remaining three months)	$46
2008	190
2009	198
2010	4,207
2011	206
Thereafter	63
$4,910

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  6 –OTHER BORROWED FUNDS

On January 31, 2006, the Company executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated January 31, 2006 for the principal amount of $7,000,000, bearing interest floating daily at the “Wall Street Journal” prime rate (currently 8.25%) and requiring monthly principal payments of $50,000 until maturity on September 28, 2017.  The note is secured by a pledge of Premier’s 100% interest in Boone County Bank (a wholly owned subsidiary) under Commercial Pledge Agreement dated January 31, 2006.  The proceeds of this note were used to redeem $7,000,000 (280,000 shares) of Premier’s 9.75% Trust Preferred Securities as of January 31, 2006.  Premier’s chairman owns approximately 27.6% of the voting stock of First Guaranty Bank.  Premier’s board of directors reviewed the loan and authorized the Company to enter into the loan transaction.  The balance of this loan was approximately $2,889,000 at September 30, 2007.

On November 10, 2006, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) a Term Note and Business Loan Agreement dated November 10, 2006 in the principal amount of $6,500,000, bearing interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (initially 7.25%) and requiring 83 monthly principal and interest payments of $100,000 and a final payment of any balance due at maturity on November 9, 2013. The note is secured by a pledge of Premier’s 100% interest in Citizens Deposit Bank and Trust, Inc. (a wholly owned subsidiary) and Premier’s 100% interest in Farmers-Deposit Bank, Eminence, Kentucky (a wholly owned subsidiary) under a Stock Pledge and Security Agreement dated November 10, 2006. The proceeds of this note were used in conjunction with $1,750,000 of the Company’s own cash to redeem the final $8,250,000 (330,000 shares) of Premier’s 9.75% Trust Preferred Securities on November 10, 2006.  The balance of this loan was approximately $5,878,000 at September 30, 2007.

In addition to the $6,500,000 Term Note, Premier executed and delivered to the Bankers’ Bank a Promissory Note whereby Premier may request and receive monies from Bankers’ Bank from time to time, but the aggregate outstanding principal balance under the Promissory Note at any time shall not exceed $3,500,000, and the right to request and receive monies from Bankers’ Bank hereunder shall cease and terminate on November 9, 2007. The outstanding principal balance under this Promissory Note shall bear annual interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (initially 7.25%). Interest on this Promissory Note shall be due and payable on the 5th day of each, January, April, July and October during the term of this Promissory Note, and at the maturity date hereof. Any outstanding principal amount loaned to Premier under this Promissory Note, and not previously repaid, shall be due on November 9, 2007.  The Promissory Note is secured by the same collateral as the $6,500,000 Term Note.  At September 30, 2007, there was no outstanding principal balance on the Promissory Note.

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  7 - STOCKHOLDERS’ EQUITY AND REGULATORY MATTERS

The Company’s principal source of funds for dividend payments to shareholders is dividends received from the subsidiary Banks.  Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.  Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, as defined, combined with the retained net profits of the preceding two years, subject to the capital requirements and additional restrictions as discussed below.  During 2007, the Banks could, without prior approval, declare dividends of approximately $3.2 million plus any 2007 net profits retained to the date of the dividend declaration.

The Company and the subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

These quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum amounts and ratios (set forth in the following table) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2007, that the Company and the Banks meet all quantitative capital adequacy requirements to which they are subject.

Shown below is a summary of regulatory capital ratios for the Company:
	Sept 30, 2007	December 31, 2006	Regulatory Minimum Requirements	To Be Considered Well Capitalized
Tier I Capital (to Risk-Weighted Assets)	15.7%	14.7%	4.0%	6.0%
Total Capital (to Risk-Weighted Assets)	17.0%	16.0%	8.0%	10.0%
Tier I Capital (to Average Assets)	9.5%	8.9%	4.0%	5.0%

As of September 30, 2007, the most recent notification from the FRB categorized the Company and its subsidiary Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the preceding table.  There are no conditions or events since that notification that management believes have changed the Company’s category.

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  8 – STOCK COMPENSATION EXPENSE

From time to time the Company grants stock options to its employees.  The Company accounts for these option grants using SFAS No. 123R, “Share-Based Payments,” which establishes accounting requirements for share-based compensation to employees.  Under SFAS 123R, the Company estimates the fair value of the options at the time they are granted to employees and expenses that fair value over the vesting period of the option grant.

On January 17, 2007, 37,000 incentive stock options were granted out of the 2002 Plan at an exercise price of $14.22.  These options vest in three equal annual installments ending on January 17, 2010.  On February 15, 2006, 35,250 incentive stock options were granted out of the 2002 Plan at an exercise price of $16.00.  These options vest in three equal annual installments ending on February 15, 2009.  On January 19, 2005, 35,000 incentive stock options were granted out of the 2002 Plan at an exercise price of $11.62.  These options vest in three equal annual installments ending on January 19, 2008.  On February 18, 2004, 28,200 incentive stock options were granted out of the 2002 Plan at an exercise price of $9.30.  These options vested in three equal annual installments and were fully vested on February 18, 2007.  On January 15, 2003, 28,650 incentive stock options were granted out of the 2002 Plan at an exercise price of $7.96.  These options vested in three equal annual installments and were fully vested on January 15, 2006.

The fair value of the Company's employee stock options granted is estimated at the date of grant using the Black-Scholes option-pricing model. This model requires the input of highly subjective assumptions, changes to which can materially affect the fair value estimate. Additionally, there may be other factors that would otherwise have a significant effect on the value of employee stock options granted but are not considered by the model. The assumptions used in the Black-Scholes option-pricing model are as follows

	2007	2006	2005
Risk-free interest rate	4.78%	4.62%	3.70%
Expected option life (yrs)	5.00	5.00	5.00
Expected stock price volatility	0.25	0.26	0.25
Dividend yield	1.41%	0.00%	0.00%
Weighted average fair value of options granted during the year	$3.81	$5.21	$3.48

The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield in effect at the time of the grant.  The expected option life was estimated at half the total option term since there has been little option exercise history.  The expected stock price volatility is based on historical volatilities of the Company’s common stock.  The estimated dividend yield is the dividend yield at the time of the option grant.

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  8 – STOCK COMPENSATION EXPENSE - continued

Compensation expense of $108,000 was recorded for the first nine months of 2007 compared to $104,000 for the first nine months of 2006.  For the three months ended Sept 30, $34,000 was recorded for 2007 while $36,000 was recorded 2006.  Stock-based compensation expense is recognized ratably over the requisite service period for all awards. Unrecognized stock-based compensation expense related to stock options totaled $93,000 at September 30, 2007. This unrecognized expense is expected to be recognized over the next 27 months based on the vesting periods of the options.

A summary of the Company’s stock option activity and related information is presented below for the nine months ended September 30:

	- - - - - - 2007 - - - - - -		- - - - - - 2006 - - - - - -
		Weighted Average Exercise		Weighted Average Exercise
	Options	Price	Options	Price
Outstanding at beginning of year	120,248	$12.25	111,750	$11.05
Grants	37,000	14.22	35,250	16.00
Exercises	-	-	(3,002)	9.02
Forfeitures or expired	(4,831)	14.44	(21,750)	13.10
Outstanding at September 30,	152,417	$12.66	122,248	$12.26

Exercisable at September 30,	85,764		56,432
Weighted average remaining life of options outstanding	7.1		7.6
Weighted average fair value of options granted during the year	$3.81		$5.21

Additional information regarding stock options outstanding and exercisable at September 30, 2007, is provided in the following table:

	- - - - - - - Outstanding - - - - - - -			- - - - - - - - Currently Exercisable - - - - - - - -
Range of Exercise Prices	Number	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value

$7.50 to $10.00	42,749	$8.70	$261	42,749	5.9	$8.70	$261
$10.01 to $12.50	32,500	11.62	103	21,172	7.3	11.62	67
$12.51 to $15.00	34,000	14.22	20	0	0.0	14.22	0
$15.01 to $17.50	43,168	16.13	0	21,843	6.6	16.25	0
Outstanding - September 30, 2007	152,417	12.66	$384	85,764	7.1	11.34	$328

PREMIER FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED, DOLLARS IN TABLES IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE  9 – PENDING ACQUISITION

On October 24, 2007, Premier Financial Bancorp, Inc. (Premier) entered into a material definitive agreement with Citizens First Bank, Inc. (Citizens First), a bank with $59 million of total assets located in Ravenswood, West Virginia.  Under terms of the definitive agreement, Premier will purchase Citizens First for up to $11,700,000 in stock and cash.  Each share of Citizens First common stock will be entitled to merger consideration of cash and stock that will generally total $29.25, subject to certain limitations.  Premier will issue 480,000 shares of its common stock plus, depending upon Premier’s stock price nearer to transaction closing, Premier will pay in total up to $5.3 million in cash to the shareholders of Citizens First.  The transaction, which still requires approval by regulatory agencies and Citizens First’s shareholders, is anticipated to close sometime in the first quarter of 2008.

AGREEMENT OF MERGER

DATED AS OF OCTOBER 24, 2007

among

PREMIER FINANCIAL BANCORP, INC.

and

CITIZENS FIRST BANK, INC.

and

CFB INTERIM BANK, INC.

		Page
Section 1.	Merger

1.1	General Effect of Merger; Assets	2
1.2	Liabilities of Surviving Bank	2
1.3	Name, Directors and Officers of Surviving Bank	2
1.4	Offices, Policies of Surviving Bank	3
1.5	Capital Structure of Surviving Bank	3
1.6	Change in Method of Effecting Acquisition	3

Section 2.	Conversion, Exchange and Cancellation of Shares

2.1	General	4
2.2	Stock Consideration and Cash Consideration	4
2.3	Manner of Exchange	4
2.4	Fractional Shares	5
2.5	Lost Certificates	5

Section 3.	Representations, Warrantis and Covenants of Premier

3.1	Organization, Standing and Authority	6
3.2	Capital Structure	6
3.3	Premier Subsidiaries	6
3.4	Authority	7
3.5	Premier Financial Statements	8
3.6	Allowance for Possible Loan Losses	8
3.7	Accuracy of Annual Reports	8
3.8	Absence of Undisclosed Liabilities	8
3.9	Tax Matters	9
3.10	Loans	9
3.11	Properties	10
3.12	Compliance with Laws	10
3.13	Employee Benefit Plans	10
3.14	Commitments and Contracts	11
3.15	Labor	11
3.16	Material Contracts Furnished	12
3.17	Material Contracts	12
3.18	Material Contract Defaults	12
3.19	Legal Proceedings	12
3.20	Absence of Certain Changes or Events	12
3.21	Reports	13
3.22	Investments	13

3.23	Securities Portfolio	13
3.24	Environmental Matters	13
3.25	Accuracy of Proxy Statement	13
3.26	Interim Bank Formation; Adoption Agreement	14
3.27	Filing of Application to Merge	14
3.28	Best Efforts	14
3.29	Conduct of Business - Acquisitions	14
3.30	Conduct of Business - Affirmative Covenants of Premier	14

Section 4.	Representations, Warranties and Covenants of Bank

4.1	Organization, Standing and Authority	16
4.2	Capital Structure	16
4.3	No Subsidiaries	16
4.4	Authority	16
4.5	Bank Financial Statements	16
4.6	Accuracy of Annual Reports	17
4.7	Allowance for Possible Loan Losses	17
4.8	Absence of Undisclosed Liabilities	17
4.9	Tax Matters	18
4.10	Loans	18
4.11	Properties	18
4.12	Compliance with Laws	19
4.13	Employee Benefit Plans	19
4.14	Commitments and Contracts	20
4.15	Labor	20
4.16	Material Contracts Furnished	20
4.17	Material Contracts	20
4.18	Material Contract Defaults	21
4.19	Legal Proceedings	21
4.20	Absence of Certain Changes or Events	21
4.21	Reports	21
4.22	Accuracy of Proxy Statement	22
4.23	Investments	22
4.24	Securities Portfolio	22
4.25	Environmental Matters	22
4.26	Best Efforts	22
4.27	Conduct of Business – Negative Covenants of Bank	22
4.28	Conduct of Business – Affirmative Covenants of Bank	24

Section 5.	Indemnification and Confidentiality

5.1	Access and Information	26
5.2	Furnishing Information and Indemnification	26
5.3	Confidentiality	27
5.4	Updates to Information	27

Section 6.	Conditions Precedent

(a)	Governmental Approvals	28
(b)	Shareholder Approval	28
(c)	Registration Statement	28
(d)	Affiliates	28
(e)	No Divestiture or Adverse Condition	29
(f)	Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Premier	29
(g)	Accuracy of Representations and Warranties; Performance of Obligations and Covenants – Bank	29
(h)	Opinion of Counsel for Bank	29
(i)	Opinion of Counsel for Premier	30
(j)	Less than 20% Dissenters	32
(k)	Tax Ruling or Opinion Letter	32
(l)	Absence of Material Adverse Changes - Premier	32
(m)	Absence of Material Adverse Changes – Bank	33

Section 7.	Closing Date and Effective Time

7.1	Closing Date	34
7.2	Effective Time	34

Section 8.	Termination of Agreement

8.1	Grounds for Termination	35
8.2	Effect of Termination	35
8.3	Lost Opportunity Costs	35
8.4	Return of Information	37

Section 9.	Waiver and Amendment	38

Section 10.	Meeting of Shareholders of Bank	39

Section 11.	Rights of Dissenting Shareholders	40

Section 12.	Indemnification

12.1	Indemnification	41
12.2	Insurance	41
12.3	Consolidation or Merger	41
12.4	Survival	41

Section 13.	Operations after the Closing Date

13.1	Employees of the Bank	42
13.2	Severance	42
13.3	Survival	42

Section 14.	Miscellaneous

14.1	Public Announcements	43
14.2	Brokers and Finders	43
14.3	Disclosed In Writing	43
14.4	Entire Agreement	43
14.5	Counterparts	43
14.6	Invalid Provisions	43
14.7	Notices	43
14.8	Headings	44
14.9	Expenses	44
14.10	Governing Law	44
14.11	No Assignment	44
14.12	Effectiveness of Agreement	44
14.13	Further Acts	45
14.14	Representations and Warranties Not to Survive	45
14.15	Individual Directors	45

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (hereinafter sometimes referred to as the "Agreement"), made and entered into as of the 24th day of October, 2007, by and between PREMIER FINANCIAL BANCORP INC. ("Premier") and CITIZENS FIRST BANK, INC. ("Bank"), and its directors, or a majority of them;

W I T N E S S E T H:

WHEREAS, Premier is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky and a registered bank holding company, with its principal office and place of business located in the City of Huntington, County of Cabell and State of West Virginia, with authorized capital stock consisting of 10,000,000 common shares, no par value per share ("Premier Common Stock"), of which 5,236,899 shares are currently outstanding and 1,000,000 preferred shares, no par value per share, none of which are currently outstanding ("Premier Preferred Stock"); and

    WHEREAS, Bank is a state banking corporation, duly organized and validly existing under the laws of the State of West Virginia, with its principal office and place of business located in Ravenswood, County of Jackson, State of West Virginia, with capital accounts as of December 31, 2006 consisting of authorized capital stock of $750,000 divided into 750,000 authorized shares of common stock, of which 400,000 shares are currently outstanding, having a par value of $1 per share ("Bank Common Stock"), surplus of $3,600,000 and retained earnings of $1,589,000; and

WHEREAS, Premier and Bank have agreed to the merger of Bank with and into a wholly-owned subsidiary of Premier, to be organized under the laws of the State of West Virginia, so that upon consummation of the merger Bank will be a wholly-owned subsidiary of Premier; and

WHEREAS, the Board of Directors of Premier has approved this agreement and has authorized the execution hereof in counterparts; and

WHEREAS, the Board of Directors of Bank has approved this agreement, authorized the execution hereof in counterparts, and directed that it be submitted to its shareholders for approval, ratification and confirmation; and

WHEREAS, Premier has agreed to cause a new West Virginia corporation to be organized which shall be named CFB Interim Bank, Inc. ("Interim Bank"), with its principal office and place of business to be located in Ravenswood, County of Jackson, State of West Virginia, and all shares of its capital stock to be owned by Premier; and

WHEREAS, Premier has agreed to cause Interim Bank to approve this Agreement and authorize the execution of an Adoption Agreement substantially in the form attached hereto as "Exhibit A" which is incorporated herein by reference.

1

NOW, THEREFORE, in consideration of the foregoing premises, which are not mere recitals but an integral part hereof, and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.   Merger

    1.1       General Effect of Merger; Assets.  At the Effective Time (hereinafter defined in Section 7.2) and subject to the terms and conditions hereof and of the attendant Plan of Merger ("Plan of Merger") attached hereto as "Exhibit B", Bank shall merge with and into Interim Bank (the "Merger") under the charter of Interim Bank pursuant to the provisions of and with the effect provided in the West Virginia Business Corporation Act, Chapter 31D.  Interim Bank shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Bank and shall take the name and title of "Citizens First Bank, Inc.".  At the Effective Time of the Merger, the corporate existence of Bank shall, as provided in the West Virginia Business Corporation Act, Chapter 31D, Article 11 of the West Virginia Code, be merged with and into Interim Bank and continued in the Surviving Bank and the separate existence of Bank shall cease.  The Surviving Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Interim Bank and Bank; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Interim Bank and Bank, and each of them, shall be deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in the Interim Bank and Bank and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

1.2     Liabilities of Surviving Bank.  From and after the Effective Time of the Merger, the Surviving Bank shall be liable for all liabilities of Bank and Interim Bank and all deposits, debts, liabilities, obligations and contracts of Bank and Interim Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Bank or Interim Bank, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Bank and shall not be released or impaired by the Merger, and all rights of creditors and other obligees and all liens on property of either Bank or Interim Bank shall be preserved unimpaired, and the Surviving Bank shall have all rights and shall be liable for all obligations of Bank under all employee benefit plans and arrangements of Bank and such plans and related trusts shall continue in effect without any interruption or termination unless and until changed as therein or by law provided or permitted or as mutually agreed to by the parties hereto.

1.3     Name, Directors and Officers of Surviving Bank.  From and after the Effective Time, the name of the Surviving Bank shall be "Citizens First Bank, Inc.".  The Articles of Incorporation and the By-laws of Interim Bank in effect immediately prior to the Effective Time (which shall be substantially the same as the Articles of Incorporation and By-laws of Bank) shall be the Articles of Incorporation and By-laws of the Surviving Bank until changed as therein or by law provided.  The directors and officers of the Surviving Bank at the Effective Time shall be those persons who are directors and officers respectively of Bank immediately before the Effective Time.  The committees of the Board of Directors of the Surviving Bank at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Bank as they exist immediately before the Effective Time.  The committees of officers of the Surviving Bank at the Effective Time shall be the same as and shall be composed of the same officers who are serving on the committees of officers of Bank as they exist immediately before the Effective Time.

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1.4     Offices, Policies of Surviving Bank.  From and after the Effective Time, the business and location of the Surviving Bank shall be the same as that of Bank.  Unless contrary to law, all corporate acts, plans, policies, applications, agreements, loan commitments, orders, registrations, licenses, approvals and authorizations of Bank and Interim Bank, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of Surviving Bank and shall be effective and binding thereon as the same were with respect to Bank and Interim Bank immediately before the Effective Time.

1.5     Capital Structure of Surviving Bank.  The capital structure of the Surviving Bank shall be the same as the capital structure of Interim Bank.

1.6     Change in Method of Effecting Acquisition.  Premier may at any time prior to the Effective Time change the method of effecting the combination with Bank (including, without limitation, the provisions of this Section 1 if and to the extent it deems such change to be necessary, appropriate or desirable; however, that no such change shall (i) cause the approval of the stockholders of Premier to be required as a condition to the Merger, (ii) alter or change the amount or kind of Merger Consideration (as hereinafter defined), or the relative proportions of cash and Premier Common Stock included therein, (iii) adversely affect the tax treatment of Bank's stockholders as a result of receiving the Merger Consideration or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided further, that Premier shall provide Bank prior written notice of such change and the reasons therefore.

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Section 2.   Conversion, Exchange and Cancellation of Shares

2.1     General.  The manner of converting and exchanging Bank Common Stock, all of which is represented by outstanding share certificates, into Premier Common Stock and cash shall be as hereinafter provided in this Section 2.

2.2     Stock Consideration and Cash Consideration.

(a)      Each holder of a share of Bank Common Stock (other than those shares of Bank Common Stock for which appraisal rights have been perfected pursuant to the West Virginia Business Corporation Act), shall receive in respect thereof, subject to the limitations set forth in this Agreement, (i) 1.20 shares of Premier Common Stock (the "Stock Consideration") and (ii) an amount of cash without interest to be determined as follows (the "Cash Consideration").  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."   The Cash Consideration is based upon each share of Bank Common Stock being entitled to receive up to $29.25 in Merger Consideration per share with the Stock Consideration being fixed at 1.20 shares of Premier Common Stock.  The actual amount of Cash Consideration will be determined by taking the volume-weighted average of the closing price of Premier Common Stock for the five (5) trading days ending with the fifth business day before the Effective Time multiplied by 1.20 (the “Stock Consideration Amount”) and subtracting that sum from $29.25.  The difference shall be the Cash Consideration; in no event, however, shall the Cash Consideration exceed $13.25 per share.  Attached hereto as Exhibit “C” is a chart showing the Cash Consideration relative to various assumed Stock Consideration Amounts.

(b)      Outstanding Premier Stock.  Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(c)      Treasury Shares.  Each share of Bank Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefore.

(d)      Merger Sub.  Each share of capital stock of Interim Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger, and no consideration shall be issued in exchange therefor.

2.3      Manner of Exchange.   After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Bank, each holder of a certificate theretofore evidencing outstanding shares of Bank Common Stock, upon surrender of such certificate, accompanied by a Letter of Transmittal, to Premier shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Premier Common Stock for which shares of Bank Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 2, plus cash as provided in Section 2.2(a), without interest.  Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented Bank Common Stock will be deemed to evidence the right to receive the Cash Consideration (without interest) plus the number of full shares of Premier Common Stock into which the shares of Bank Common Stock represented thereby may be converted, and will be deemed for all corporate purposes of Premier to evidence ownership of the number of full shares of Premier Common Stock and Cash Consideration into which the shares of Bank Common Stock represented thereby were converted.  Until such outstanding certificates formerly representing Bank Common Stock are surrendered, no dividend payable to holders of record of Premier Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof and no interest will be paid on the Cash Consideration.  After the Effective Time of the Merger there shall be no further registry of transfers on the records of Bank of shares of Bank Common Stock.  Upon surrender of certificates of Bank Common Stock for exchange for Premier Common Stock, there shall be paid to the record holder of the certificates of Premier Common Stock issued in exchange therefor (i) the Cash Consideration, (ii) the amount of dividends theretofore paid with respect to such full shares of Premier Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (iii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender.  No interest shall be payable with respect to such dividends or Cash Consideration upon surrender of outstanding certificates.

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2.4      Fractional Shares.  Premier will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Bank shareholder otherwise entitled to receive such fractional shares.  The amount of such cash payment will be determined by multiplying the fractional share interest to which a Bank shareholder would otherwise be entitled by the volume-weighted average of the closing price of Premier Common Stock for the five trading days ending with the fifth business day before the Effective Time.  Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Bank Common Stock are exchanged.

2.5      Lost Certificates.  If a certificate evidencing outstanding shares of Bank Common Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Premier  certificate and cash, without interest, to which he would otherwise be entitled on exchange of such certificate, by notifying Premier in writing of such lost, stolen or destroyed certificate and giving Premier evidence of loss and a bond sufficient to indemnify Premier against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

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Section 3.   Representations, Warranties and Covenants of Premier

Except as disclosed in writing, Premier hereby represents and warrants to and covenants with Bank that:

3.1      Organization, Standing and Authority.  Premier  is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and is a duly registered bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.  Premier has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Premier in accordance with its terms.  No action of Premier 's shareholders is or will be required to approve this Agreement or the Merger.  At the Effective Time, Premier will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

3.2      Capital Structure.  The authorized capital stock of Premier consists of 10,000,000 shares of Premier Common Stock, of which 5,236,899 shares are currently issued and outstanding and 1,000,000 shares of Premier Preferred Stock, none of which are currently issued and outstanding.  All of such shares are fully paid and non-assessable.  Premier does not have any other shares of Premier Common Stock or Premier Preferred Stock or any other capital stock issued or outstanding.  Premier does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock except that Premier has reserved 511,000 shares of Premier Common Stock to be issued upon the exercise of stock options granted to certain Premier employees.  As of June 30, 2007 156,248 option grants were outstanding, of which 85,764 were immediately exercisable.  Neither the holders of Premier Common Stock or Premier Preferred Stock have any preemptive rights with respect to the issuance of additional authorized shares of Premier Common Stock.  Nothing in this Agreement shall prohibit or impair the ability and right of Premier to increase its authorized capital stock, or issue or agree to commit to issue additional shares of its capital stock, and any increase in authorized capital stock, or issuance, or agreement or commitment to issue, additional shares of Premier Common Stock (other than an issuance, or agreement or commitment to issue, resulting from a stock dividend, stock split, or reverse stock split) shall not alter or affect the Merger Consideration set forth in Section 2.2 hereof.

3.3      Premier Subsidiaries.  At the date of this Agreement, Premier has five (5) state bank subsidiaries, and one (1) non-banking/non-holding company subsidiary, as follows:

(a)       Premier State Banks:

          Citizens Deposit Bank and Trust, Inc.;
 Farmers Deposit Bank, Eminence, Kentucky;
 Ohio River Bank, Inc.;
 First Central Bank, Inc.; and
 Boone County Bank, Inc.

hereinafter referred to as "Premier State Banks".

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(b)       Premier has one (1) non-bank/non-bank holding company subsidiary:

 Mt. Vernon Financial Holdings, Inc.

hereinafter referred to as the “Premier Non-Bank Subsidiary”.

The Premier State Banks and Premier Non-Bank Subsidiary are hereinafter jointly referred to as the “Premier Subsidiaries”.

Except for the Premier State Banks and Premier Non-Bank Subsidiary, Premier has no subsidiaries.

Each of the Premier State Banks is a banking corporation, duly organized, validly existing under the laws of either the State of West Virginia or Ohio, or the Commonwealth of Kentucky, and has the corporate power and is duly authorized to own all of its properties and assets and to carry on its business as is now being conducted.  The Premier Non-Bank Subsidiary is a corporation, validly existing under the laws of the Commonwealth of Kentucky, and has the corporate power and is duly authorized to own all of its properties and assets and to carry on its business as is now being conducted.  Premier owns all of the issued and outstanding capital stock of each of the Premier Subsidiaries, free and clear of any liens, claims, security interest, encumbrances, charges or rights of third parties of any kind whatsoever, except that (i) all Premier’s 100% interest in Boone County Bank is pledged as collateral for a $7,000,000 loan from First Guaranty Bank of Hammond, Louisiana and (ii) all of Premier’s 100% interest in Farmers Deposit Bank and Citizens Deposit Bank are pledged as collateral for a $6,500,000 loan from The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky.

Nothing in this Agreement shall prohibit or impair the ability and right of Premier or any Premier Subsidiary to create or acquire, or agree to create or acquire, any other subsidiaries or entities or to acquire, consolidate or merge with any other company, corporation, bank or banking association, or to acquire or establish any branch prior to the Effective Time.

3.4      Authority.  The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Premier, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Premier is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Premier is subject.

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3.5      Premier Financial Statements.  Premier has delivered to Bank prior to the execution of this Agreement copies of the following financial statements of Premier (which, together with all future financial statements to be furnished are collectively referred to herein as the "Premier Financial Statements"): the audited Consolidated Balance Sheets of Premier as of December 31, 2006, December 31, 2005 and December 31, 2004, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and of Consolidated Statements of Changes in Shareholders' Equity for the years then ended, and the notes thereto.  The Premier Financial Statements (as of the dates thereof and for the periods covered thereby):

           (a)     are in accordance with the books and records of Premier, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practices; and

           (b)     present fairly, in all material respects, the financial position and results of operations and cash flows of Premier as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

Premier’s unaudited Balance Sheet and the related unaudited Statement of Income and Statement of Changes in Stockholders’ Equity, for the calendar quarter ended June 30, 2007, and for each calendar quarter thereafter until the Effective Time, all of which Premier shall deliver to Bank as soon as practicable, will be prepared in accordance with accounting principals consistently applied and will fairly present Premier’s financial condition and results of operations as of such date and for such period, except for footnote disclosures, which generally do not include all of the disclosures normally required for annual financial statements.

3.6      Allowance for Possible Loan Losses.  The allowance for possible loan losses shown on the Consolidated Balance Sheet of Premier as of December 31, 2006, has been established and are adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 2006.

3.7      Accuracy of Annual Reports.  The annual report of Premier to its shareholders for the years 2006, 2005 and 2004 heretofore delivered to Bank do not contain as of the dates thereof any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

3.8      Absence of Undisclosed Liabilities.  At December 31, 2006, none of Premier or the Premier Subsidiaries had any obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Premier (i) except as disclosed in the Premier Financial Statements or as disclosed to Bank in writing and (ii) except, in the case of any of the Premier Banks, for unfunded loan commitments made in the ordinary course of their respective businesses and consistent with generally accepted banking practices; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to December 31, 2006, or from any action omitted to be taken during such period that, to the knowledge of Premier, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Bank in writing, or as disclosed or provided for in the Premier Financial Statements.  The amounts set up as liabilities for taxes in the Premier Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at December 31, 2006.  Since December 31, 2006, none of Premier or the Premier Subsidiaries has incurred or paid any obligation or liability which would be material (on a consolidated basis) to Premier, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted banking practices and except as disclosed herein.

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3.9      Tax Matters.

(a)     All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of any of Premier or the Premier Subsidiaries have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Premier management.  All taxes shown on filed returns have been paid.  As of the date hereof, and as of the Effective Time, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to any of Premier or the Premier Subsidiaries, except as reserved against in the Premier Financial Statements, or as previously disclosed to Bank in writing.  Except as disclosed by Premier in writing, all taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

(b)     None of Premier or the Premier Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(c)     To the extent any federal, state, local or foreign taxes are due from any of Premier or the Premier Subsidiaries for the period or periods beginning January 1, 2007, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Premier or the Premier Subsidiaries prepared before the Effective Time.

(d)     Deferred taxes of Premier or the Premier Subsidiaries have been provided for in accordance with generally accepted accounting principles.

3.10    Loans.  Except as previously disclosed to Bank in writing or as disclosed or provided for in the Premier Financial Statements, to the best knowledge and belief of its management, each loan reflected as an asset of any Premier Bank in the Premier Financial Statements as of December 31, 2006, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, was made in the ordinary course of business, was not known to be uncollectible at the time it was made and was made in accordance with the standard loan policies of such lending bank, and no loan having an unpaid balance (principal and accrued interest) in excess of $500,000.00 is subject to any asserted defense, offset or counterclaim known to Premier.

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3.11    Properties.  Except as previously disclosed to Bank in writing, or disclosed in the Premier Financial Statements, Premier and the Premier Subsidiaries have good and marketable title, free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Premier Financial Statements as being owned by them at December 31, 2006 or acquired by them after December 31, 2006.  To the best knowledge and belief of Premier management, all buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business on a consolidated basis, held under leases or subleases by any of Premier and the Premier Subsidiaries, as the case may be, are held under valid instruments enforceable in accordance with their respective terms (except as previously disclosed in writing to Bank and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

3.12    Compliance with Laws.  Premier and each of the respective Premier Subsidiaries, to Premier 's best knowledge and belief:

(a)     is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

(b)     has received no notification (not previously disclosed to Bank in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

3.13    Employee Benefit Plans.  With respect to any plan or arrangement of Premier or any Premier Subsidiary which constitutes an employee benefit within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"):

(a)     All "employee benefit plans", as defined in Section 3(3) of ERISA, which cover one or more employees employed by any of Premier or any Premier Subsidiary (each individually, a "Plan", and collectively, the "Plans") comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986.  As of December 31, 2006, none of Premier or any Premier Subsidiary had any material liability under any Plan that is not reflected on the audited statements of financial condition of Premier or the unaudited balance sheets of the Premier Subsidiaries, as of such date, or in the notes thereto (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation and anniversary awards, provided that such liabilities are not in any event material).  Neither the Plans nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

(b)     No litigation is pending against any Plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

(c)     Neither Premier nor any Premier Subsidiary is a party to any multiemployer pension plan as defined in Section 414(f) of the Internal Revenue Code of 1986 and Section 3(37) of ERISA.

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3.14    Commitments and Contracts.  Neither Premier nor any Premier Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

 (i)     any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant;

(ii)     any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant;

           (iii)     any contract or agreement with any labor union;

(iv)    any contract not made in the ordinary course of business containing covenants limiting the freedom of Premier or any Premier Subsidiary to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Premier or any Premier Subsidiary will carry on its business (other than as may be required by law or applicable regulatory authorities).

3.15    Labor.    No work stoppage involving Premier or any Premier Subsidiary is pending or, to the best Premier 's knowledge, threatened.  Neither Premier nor any Premier Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Premier or any Premier Subsidiary.  Employees of Premier or any Premier Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

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3.16    Material Contracts Furnished.  Premier has made available to Bank true and complete copies of all material contracts, leases and other agreements to which Premier or any Premier Subsidiary are parties or by which they are bound and of all employment, pension, retirement, stock option, profit sharing and deferred compensation, consultant, bonus, group insurance or similar plans with respect to any of the directors, officers, or other employees of Premier or any Premier Subsidiary.

3.17    Material Contracts.  Except as previously disclosed to Bank in writing and except as is otherwise provided in this Agreement, none of Premier or the Premier Subsidiaries, nor any of their respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under, (i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

3.18    Material Contract Defaults.  None of Premier or the Premier Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Bank in writing.

3.19    Legal Proceedings.  Except as previously disclosed by Premier to Bank in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to any of Premier or the Premier Subsidiaries, respectively, or against any property, asset, interest or right of any of them, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Premier or any of the Premier Subsidiaries, respectively, or that threaten or would impede the consummation of the transactions contemplated by this Agreement.  None of Premier or the Premier Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

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3.20    Absence of Certain Changes or Events.  Since December 31, 2006, none of Premier or the Premier Subsidiaries has:  (i) incurred any material liability, except in the ordinary course of its business, and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable banking practice.

3.21    Reports.  Since January 1, 2006, each of Premier and the Premier Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, which they were required to file with:  (i) the Securities and Exchange Commission, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements; (ii) the Board of Governors of the Federal Reserve System; (iii) the Office of the Comptroller of the Currency; (iv) the Federal Deposit Insurance Corporation; (v) the West Virginia Department of Banking; (vi) the Kentucky Office of Financial Institutions; (vii) the Ohio Department of Banking; and (viii) any other governmental agency or regulatory authority having jurisdiction over its operations.  Each of such reports and documents, including the financial statements, exhibits and schedules thereto, and each other document delivered to Bank by Premier does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

3.22    Investments.    Except as incurred in the ordinary course of business as heretofore conducted or as previously disclosed to Bank in writing, all securities owned by Premier and the Premier Subsidiaries of record and beneficially are free and clear of all mortgages, liens, pledges and encumbrances.  Any securities owned of record by Premier and the Premier Subsidiaries in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer have been previously disclosed to Bank in writing.  There are no voting trusts or other agreements or undertakings with respect to the voting of such securities.

3.23    Securities Portfolio.  Since December 31, 2006, there have been no significant changes in the quality of Premier 's or any of the Premier Banks' portfolios of securities except as previously disclosed to Bank in writing.

3.24    Environmental Matters.  To the knowledge of Premier, neither Premier nor any Premier Subsidiary nor any properties owned or operated by Premier or any Premier Subsidiary has been or is in violation of or liable under any Environmental Law (as hereinafter defined).  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of Premier 's management, threatened relating to the liability of any properties owned or operated by Premier or any Premier Subsidiary under any Environmental Law.  "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, sub-surface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

3.25    Accuracy of Proxy Statement.  The material which refers to Premier and which will be submitted by Premier for inclusion in the proxy statement referred to in Section 10 hereof, or in any amendment or supplement thereto, mailed to the holders of Bank Common Stock will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

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3.26    Interim Bank Formation; Adoption Agreement.  Premier at its sole cost and expense shall cause to be organized Interim Bank as a West Virginia banking corporation and shall cause Interim Bank to execute and enter into an Adoption Agreement in substantially the form attached hereto as "Exhibit A" and a Plan of Merger in substantially the form annexed hereto as "Exhibit B" and cause Interim Bank to take such action as is provided in this Agreement or in said Adoption Agreement or Plan of Merger upon Interim Bank's part to be taken.  Immediately prior to the Effective Time, Premier will own all of the issued and outstanding shares of Interim Bank's capital stock.

3.27    Filing of Application to Merge.  Premier at its sole cost and expense shall cause to be filed with the Federal Reserve Board, Federal Deposit Insurance Corporation and West Virginia Board of Banking and Financial Institutions an application to merge Bank and Interim Bank, and shall cause Interim Bank to take such action as is provided in this Agreement upon Interim Bank's part to be taken.

3.28    Best Efforts.  On or prior to the Closing Date (hereinafter defined in Section 7.1 hereof), Premier will, to the extent permitted by applicable laws, rules and regulations, take such actions, and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

3.29    Conduct of Business - Acquisitions.  Premier and Bank have agreed in principle that continued growth of Premier through the acquisition of, or consolidation or merger with, one or more banks or bank holding companies, and the payment of cash, the issuance of additional shares of Premier, or both, as consideration therefor, all upon proper terms and conditions, will inure to the benefit of Premier and to Bank in the event the Merger is effected.  Bank has agreed that in the event the Merger is effected, such contemplated actions will inure to the benefit of Bank as well as to Premier, and has generally approved, in principle, such acts. Bank hereby consents to, and agrees that Premier, without obtaining any further consent or approval of Bank, may acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire any assets of any other company, corporation, bank or banking association, and no agreement to issue Premier Common Stock or issuance thereof in connection with any such act shall alter or affect the Merger Consideration set forth in Section 2.2 hereof.

3.30    Conduct of Business - Affirmative Covenants of Premier.  Premier covenants and agrees that:

(a)     Subsequent to the date of this Agreement and prior to the Effective Time, Premier and the Premier Subsidiaries will operate their respective businesses only in the normal course and manner.

(b)     Immediately upon the execution of this Agreement, Premier will direct its accountants to give Bank access to all information, documents and working papers pertaining to Premier;

(c)     From and after the execution of this Agreement, Premier will promptly advise Bank of any material adverse change in its or any Premier Subsidiary's respective financial conditions, assets, business operations or key personnel and of any material breach of any representation or warranty made by Premier in this Agreement;

(d)     Subsequent to the date of this Agreement and prior to the Effective Time Premier shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Premier against losses for which insurance protection can reasonably be obtained;

(e)     Premier will use its best efforts in good faith to take or cause to be taken all actions required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Bank to that end.

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Section 4.     Representations, Warranties and Covenants of Bank

Bank hereby represents and warrants to and covenants with Premier that:

4.1      Organization, Standing and Authority.  Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia.  Bank has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Bank in accordance with its terms, subject only to the requirement of ratification, confirmation and approval by Bank's shareholders.  At the Effective Time, Bank will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

4.2      Capital Structure.  The authorized capital stock of Bank consists of 750,000 shares of Bank Common Stock, par value of $1 per share, of which 400,000 shares are issued and outstanding and are fully paid and non-assessable.  Bank does not have any subscriptions, options, warrants, calls, or other agreements or commitments, of any kind relating to or obligating it to issue any shares of its capital stock.  Further, there are no securities outstanding which are convertible into capital stock of Bank.  None of the shares of Bank Common Stock has been issued in violation of any preemptive rights of shareholders.

4.3      No Subsidiaries.  Bank has no subsidiaries and Bank will not organize or acquire any subsidiaries prior to the Effective Time of the Merger without the written consent of the President of Premier.

4.4      Authority.  The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Bank, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Bank is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Bank is subject.

4.5      Bank Financial Statements.  Bank has delivered to Premier prior to the execution of this Agreement copies of the following financial statements of Bank (which, together with all future financial statements to be furnished are collectively referred to herein as the "Bank Financial Statements"):  the audited Balance Sheets of Bank as of December 31, 2006, December 31, 2005 and December 31, 2004, and the related Statements of Income, Statements of Cash Flows and Statements of Changes in Shareholders’ Equity for the years then ended, and the notes thereto.  The Bank Financial Statements (as of the dates thereof and for the periods covered thereby):

(a)     are in accordance with the books and records of Bank, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practice; and

(b)     present fairly the financial position and results of operations and changes in financial position of Bank as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

Bank's unaudited Balance Sheet and the related unaudited Statement of Income and Statement of Changes in Shareholders’ Equity, as reported in the Bank’s FDIC Quarterly Call Report for the calendar quarter ending June 30, 2007, and for each calendar quarter thereafter until the Effective Time, all of which Bank shall deliver to Premier as soon as practicable, will be prepared in accordance with accounting principles consistently applied and will fairly present Bank's financial condition and results of operations as of such date and for such period.

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4.6      Accuracy of Annual Reports.  Bank's annual reports to its shareholders for the years 2006 and 2005 heretofore delivered to Premier do not contain as of the dates thereof any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

4.7      Allowance for Possible Loan Losses.  The allowances for possible loan losses shown on the Balance Sheet of Bank as of December 31, 2006, have been established and are adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 2006.

4.8      Absence of Undisclosed Liabilities.  At December 31, 2006, the Bank had no obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Bank (i) except as disclosed in the Bank Financial Statements or as previously disclosed to Premier in writing; and (ii) except, in the case of any unfunded loan commitments made in the ordinary course of its business and consistent with generally accepted banking practices; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to December 31, 2006, or from any action omitted to be taken during such period that, to the knowledge of Bank, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Premier in writing, or as disclosed or provided for in the Bank Financial Statements.  The amounts set up as liabilities for taxes in the Bank Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at December 31, 2006.  Since December 31, 2006, the Bank has not incurred or paid any obligation or liability which would be material to Bank, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted banking practices and except as disclosed herein.

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4.9      Tax Matters.

(a)     All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Bank management.  All taxes shown on filed returns have been paid.  As of the date hereof, and as of the Effective Time, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to Bank, except as reserved against in the Bank Financial Statements, or as previously disclosed to Premier in writing.  All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

(b)     Except as previously disclosed to Premier in writing, the Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(c)     To the extent any federal, state, local or foreign taxes are due from Bank for the period or periods beginning January 1, 2006, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Bank, prepared before the Effective Time.

(d)     Deferred taxes of the Bank have been provided for in accordance with generally accepted accounting principles.

4.10    Loans.  Except as previously disclosed to Premier in writing or as disclosed or provided for in the Bank Financial Statements, to the best knowledge and belief of its management, each loan reflected as an asset of Bank in the Bank Financial Statements as of December 31, 2006, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, was made in the ordinary course of business, was not known to be uncollectible at the time it was made and was made in accordance with the standard loan policies of such lending bank, and no loan having an unpaid balance (principal and accrued interest) in excess of $50,000.00 is subject to any asserted defense, offset or counterclaim known to Bank.

4.11    Properties.  Except as previously disclosed to Premier in writing or disclosed in the Bank Financial Statements, Bank has good and marketable title, free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Bank Financial Statements as being owned by it at December 31, 2006 or acquired by it after December 31, 2006.  To the best knowledge and belief of Bank management, all buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business, held under leases or subleases by Bank are held under valid instruments enforceable in accordance with their respective terms (except as previously disclosed in writing to Premier and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

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4.12    Compliance with Laws.   Except as previously disclosed in writing to Premier, the Bank, to its best knowledge and belief:

(a)     is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

(b)     has received no notification (not previously disclosed to Premier in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

4.13    Employee Benefit Plans.  Except as previously disclosed in writing to Premier, with respect to any plan or arrangement of Bank which constitutes an employee benefit plan within the meaning of Section 3(3) of ERISA:

           (a)      Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Internal Revenue Code of 1954, if any, all of which have been fully paid, the Bank has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code of 1954.

           (b)     All "employee benefit plans", as defined in Section 3(3) of ERISA, which cover one or more employees employed by Bank (each individually, a "Plan", and collectively, the "Plan") comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986.  As of December 31, 2006, no material liability under any Plan that is not reflected in the Bank Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation and anniversary awards, provided that such liabilities are not in any event material).  Neither the Plans nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

(c)     No litigation is pending against any plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

(d)     Bank is not a party to any multiemployer pension plan as defined in Section 414(f) of the Code and Section 3(37) of ERISA.

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4.14    Commitments and Contracts.  Except as previously disclosed in writing to Premier the Bank is not a party or subject to any of the following (whether written or oral, express or implied):

(i)      any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Bank and involve not in excess of $25,000 per year);

(ii)     any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant involving in excess of $25,000 per year;

(iii)    any contract or agreement with any labor union;

(iv)    any contract not made in the ordinary course of business containing covenants limiting the freedom of Bank to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Bank will carry on its business (other than as may be required by law or applicable regulatory authorities);

(v)     any lease with annual rental payments aggregating $50,000 or more.

4.15    Labor.  No work stoppage involving Bank is pending or, to the best of Bank's knowledge, threatened.  Bank is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Bank.  Employees of Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

4.16    Material Contracts Furnished.  Bank has made available to Premier true and complete copies of all material contracts, leases and other agreements to which Bank is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plans with respect to any of the directors, officers, or other employees of Bank.

4.17    Material Contracts.  Except as previously disclosed to Premier in writing and except as is otherwise provided in this Agreement, neither the Bank or any of its respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under, (i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

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4.18    Material Contract Defaults.  Bank is not in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Premier in writing.

4.19    Legal Proceedings.  Except as previously disclosed to Premier by Bank in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Bank threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to Bank, or against any property, asset, interest or right of Bank, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Bank, or that threaten or would impede the consummation of the transactions contemplated by this Agreement.  The Bank is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

4.20    Absence of Certain Changes or Events.  Since December 31, 2006, the Bank has not:  (i) incurred any material liability, except in the ordinary course of its business, consistent with generally acceptable banking practice and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable banking practice.

4.21    Reports.  Since January 1, 2006, the Bank has filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to file with:  (i) the Board of Governors of the Federal Reserve System; (ii) the Federal Deposit Insurance Corporation; (iii) the West Virginia Department of Banking; and (iv) any other governmental agency or regulatory authority having jurisdiction over its operations.  Each of such reports and documents, including the financial statements, exhibits and schedules thereto, and each other document delivered to Premier by Bank does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

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4.22    Accuracy of Proxy Statement.  The material which refers to Bank and which will be submitted by Bank for inclusion in the proxy statement referred to in Section 10 hereof, or in any amendment or supplement thereto, mailed to the holders of Bank Common Stock will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

4.23    Investments.  Except as incurred in the ordinary course of business as heretofore conducted or as previously disclosed to Premier in writing, all securities owned by Bank of record and beneficially are free and clear of all mortgages, liens, pledges and encumbrances.  Any securities owned of record by Bank in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer have been previously disclosed to Premier in writing.  There are no voting trusts or other agreements or undertakings with respect to the voting of such securities.

4.24    Securities Portfolio.  Since December 31, 2006, there have been no significant changes in the quality of Bank's portfolio of securities except as previously disclosed to Premier in writing.

4.25    Environmental Matters.  To the knowledge of Bank, neither Bank nor any properties owned or operated by Bank has been or is in violation of or liable under any Environmental Law (as hereinafter defined).  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or the best knowledge of Bank's management, threatened relating to the liability of any properties owned or operated by Bank under any Environmental Law.  "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

4.26    Best Efforts.  On or prior to the Closing Date (hereinafter defined), Bank will, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

4.27    Conduct of Business - Negative Covenants of Bank.  Except as otherwise contemplated hereby, between the date hereof and the Effective Time, or the time when this Agreement terminates as provided herein, the Bank will not, without the prior written approval of the President of Premier:

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(a)     Make any change in its authorized capital stock.

(b)     Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

(c)     Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

(d)     Declare or pay any dividends or other distributions on any shares of common stock.

(e)     Purchase or otherwise acquire or agree to acquire for a consideration any share of Bank Common Stock (other than in a fiduciary capacity).

(f)      Enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect.

(g)     Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the financial condition (present or prospective), businesses, properties, or operations of Bank.

(h)     Acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, bank, or banking association.

(i)      Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract.

(j)      Amend its Articles of Incorporation or Association, By-laws or Charter.

(k)     Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Bank, or the acquisition of their Bank Common Stock, or the merger of Bank with any person other than Premier, and Bank shall promptly notify Premier orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.  Nothing herein shall be construed to limit or affect the fiduciary obligation of Bank's officers and directors to Bank shareholders.

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4.28    Conduct of Business - Affirmative Covenants of Bank.  Bank covenants and agrees that:

(a)     It will promptly advise Premier in writing of the name and address of and number of shares of Bank Common Stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the West Virginia Business Corporation Act.

(b)     Subsequent to the date of this Agreement and prior to the Effective Time it will operate its business only in the normal course and manner.

(c)     It will make available to Premier for review prior to Bank’s final loan approval, any loan documentation, credit memorandums or other related documentation requested or received by Bank in its decision making process in determining whether to extend credit to any borrower for:

(1)	Any new loan, or renewal of an existing loan, that totals $250,000 or greater; or

(2)
Any new loan, or renewal of an existing loan, which, when included with all other loans from Bank to any such borrower and their related interests, would cause such borrower’s total loans from Bank, including loans from Bank to their related interests, to exceed $400,000.

(d)     From and after the execution of this Agreement, Bank will promptly advise Premier of any material adverse change in the financial condition, assets, business operations or key personnel of Bank and of any material breach of any representation or warranty made by Bank in this Agreement.

(e)     Immediately upon the execution of this Agreement, it will direct its accountants to give Premier access to all information, documents and working papers pertaining to Bank.

(f)      Subsequent to the date of this Agreement and prior to the Effective Time, Bank shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Bank against losses for which insurance protection can reasonably be obtained.

(g)     Within ten days from the execution of this Agreement, Bank shall furnish to Premier a list, accurate as of the close of business on a date not more than ten (10) days prior to the date on which such list is furnished, containing the names and addresses of all holders of Bank Common Stock as the same appear on the stock registration books of Bank and the number of shares held by each.  At the Effective Time, Bank shall furnish to Premier a list, true, correct and complete as of the close of business on the preceding day, containing the names and addresses of all holders of Bank Common Stock as the same appear on Bank's stock registration books and the number of shares held by each.

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(h)     It will use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Premier to that end.

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Section 5.     Indemnification and Confidentiality

5.1      Access and Information.  Bank and Premier shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns), and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities and banking laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.1 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate the Merger.

5.2      Furnishing Information and Indemnification.  Premier and the Premier Subsidiaries, on the one hand, and the Bank, on the other hand, have furnished or will furnish as soon as practicable after the date of this Agreement, to each other all the information (including financial statements, information and schedules) concerning themselves required for inclusion in:

(a)     any applications to be filed by any of Premier or Bank with the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Board of Banking and Financial Institutions;

(b)     the registration statement to be filed with the Securities and Exchange Commission on behalf of under the Securities Act of 1933 in connection with the Merger and the proxy statement to solicit the approval of Bank shareholders to the Merger, and any documents to be filed with the Securities and Exchange Commission in connection therewith;

(c)     any filings to be made by Premier with state securities authorities in connection with the transactions contemplated hereunder; and

(d)     any other request, application, statement, report or material to be made or filed by any party to or with any regulatory authority or any governmental agency, department or instrumentality in connection with the transactions contemplated hereunder.

Premier represents and warrants to Bank, and Bank represents and warrants to Premier, that all information so furnished for such requests, statements, applications, reports and materials shall be true and correct in all material respects without omission of any material fact required to be stated to make the information therein not false or misleading.  Premier will indemnify and hold harmless Bank, and Bank will indemnify and hold harmless Premier and each of the Premier Subsidiaries, each of their or the Premier Subsidiaries' and the Bank's respective directors and officers, and each person, if any, who controls such entities within the meaning of the Securities Act of 1933, from and against any and all losses, damages, expenses or liabilities to which such entity, or any such director, officer or controlling person may become subject under applicable laws (including the Securities Act of 1933 and the Securities Exchange Act of 1934) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person, for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

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5.3      Confidentiality.  It is hereby agreed that, except (i) as otherwise required in the performance by the parties of their respective obligations hereunder or under the Merger and (ii) as otherwise required by law, any non-public information received from the other party during the course of the investigation contemplated pursuant hereto shall remain and be kept as confidential information by it and all copies thereof will be returned promptly at the request of the party furnishing such information in the event of the termination of this Agreement and the Merger.  Each of the parties may disclose such information to its respective employees, affiliates, counsel, accountants, representatives, professional advisors and consultants, and shall require each of them to agree to keep all such information confidential.

5.4      Updates to Information.  At the reasonable request of any party hereto, any other party will update by amendment or supplement any disclosure made in writing by such party to the other party and each party hereby represents and warrants that such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof.

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Section 6.     Conditions Precedent

The consummation of this Agreement and the Merger is conditioned upon the following:

(a)     Governmental Approvals.  The approval of and consent to the Merger and the transactions contemplated hereby shall have been given prior to the Effective Time by the regulatory agencies whose approval or consent is required, including, without limitation, to the extent provided by applicable laws, rules and regulations, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Kentucky Office of Financial Institutions, the West Virginia Board of Banking and Financial Institutions and the Securities and Exchange Commission, and all notice periods, waiting periods delay periods and all periods for review, objection or appeal of or to any of the consents, approvals, or permissions required by law with respect to the consummation of the Merger and this Agreement shall have expired.  Such approvals shall not be conditioned or restricted in a manner which, in the judgment of the Board of Directors of Premier, materially adversely affects the economic assumptions of the transactions contemplated hereby so as to render inadvisable consummation of the Merger.

(b)     Shareholder Approval.  The shareholders of Bank and Interim Bank shall have ratified, confirmed and approved this Agreement and the terms and conditions herein contained by the affirmative vote of shareholders of each such corporation, owning at least a majority of its capital stock outstanding, and final approval of this Agreement shall have taken place as provided in Section 10 hereof, and all provisions of Section 10 shall have been fully complied with.

(c)     Registration Statement.  Premier at its sole cost and expense shall have prepared and filed an effective registration statement on Form S-4 or on such other appropriate form as may be prescribed by the Securities and Exchange Commission and as Premier may reasonably be able to prepare and file, providing timely registration under the provisions of the Securities Act of 1933, as amended, of the Premier Common Stock to be exchanged in connection with the Merger, and a prospectus shall have been delivered to all shareholders of Bank prior to obtaining the approval of this Agreement by such shareholders as provided in Section 10, which prospectus may be the same document or part of the same document to the extent permitted by the rules and regulations of the Securities and Exchange Commission as the proxy statement referred to in Section 10, or in the alternative, Premier shall have received an opinion of its counsel that registration of such shares under the Securities Act of 1933 is not required.  The Registration Statement shall be effective and all post-effective amendments filed by Premier with respect to such registration statement shall have been declared effective or shall have been withdrawn and no stop orders suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall, before the Effective Time, have been initiated nor, to the knowledge of Premier, threatened by the Securities and Exchange Commission.

(d)     Affiliates.  Bank agrees to deliver to Premier a letter identifying all persons whom it believes to be, at the time the Merger is submitted to a vote of Bank stockholders, "affiliates" of Bank, for purposes of Rule 145 or Rule 144 (as applicable) under the Securities Act of 1933, and shall use its best efforts to cause each person who is identified as an "affiliate" in such letter to deliver to Premier prior to the Closing Date a written agreement providing that such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Premier Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act of 1933 and the rules and regulations thereunder.

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(e)     No Divestiture or Adverse Condition.  The approvals, consents and permissions referred to in subparagraphs (a), (b) and (c) hereof shall not have required the divestiture or cessation of any significant part of the present operations conducted by Premier, Bank or any Premier Subsidiary, and shall not have imposed any other condition, which divestiture, cessation or condition Premier deems to be materially disadvantageous or burdensome.

(f)      Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Premier.  Unless waived by Bank, the representations and warranties of Premier contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time in all material respects with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties, or operations of Premier and Premier shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Bank shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Premier by one or more appropriate executive officers of Premier.

(g)     Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Bank.  Unless waived by Premier, the representations and warranties of Bank contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Bank, and Bank shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Premier shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Bank by one or more appropriate executive officers of Bank.

(h)     Opinion of Counsel for Bank.  Premier shall have received an opinion of Jackson Kelly, PLLC, counsel for Bank, dated the Closing Date, with respect to such matters as  Premier may reasonably request and to the effect that:

(1)     Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and is duly authorized to own its properties and to conduct its business as then being conducted.

(2)     The authorized capitalization of Bank is as set forth in such opinion and the shares of Bank Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion.  Such issued and outstanding shares of stock are validly issued, fully paid and were not issued in violation of any preemptive rights of the shareholders of Bank.  As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Bank, calling for the purchase from it of shares of unissued capital stock or capital stock held as treasury shares.

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(3)     Bank had the corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by Bank and constitutes the legal, valid and binding obligation of Bank, enforceable in accordance with its terms.

(4)     All necessary corporate proceedings of the board of directors and the shareholders of Bank, to the extent required by law, its Articles of Incorporation and Bylaws or otherwise, to authorize the execution and delivery of this Agreement by Bank and the consummation of the Merger by Bank pursuant to this Agreement have been duly and validly taken.  The number of shares of stock of Bank voted for and against the Merger are as stated in such counsel's opinion; and the number of shares of such stock as to which shareholders have perfected their rights to dissent and appraisal under the West Virginia Business Corporation Act are as stated in such counsel's opinion.

(5)     Such counsel has reviewed the registration statement filed by Premier as described in Section 6(c), and with respect to all information relating to Bank contained therein, such counsel does not know of any respect in which the registration statement contained any false or misleading statement of any material fact or failed to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect (except as to the financial statements and related notes and schedules and other financial data, as to which such counsel need express no opinion).

(6)     The consummation of the Merger will not violate or result in a breach of, or constitute a default under, the Articles of Incorporation or By-Laws of Bank or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and which would have a material adverse affect on the business of Bank, and to which Bank is a party or by which it or any of its property is bound.

(7)     Such counsel does not know of any breach of any warranty contained in this Agreement on the part of Bank or any failure on the part of Bank to perform any of the conditions precedent to the consummation of the Merger imposed upon it herein.

(i)      Opinion of Counsel for Premier.  Bank shall have received the opinion of Huddleston Bolen LLP, counsel for Premier, dated the Closing Date, with respect to such matters as Bank may reasonably request and to the effect that:

(1)     Premier is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, is a bank holding company under the Bank Holding Company Act of 1956, and is duly authorized to own its properties and to conduct its business as then being conducted.

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(2)     Each of the Premier State Banks are banking corporations duly organized, validly existing and in good standing under the laws of the States of Ohio or West Virginia or the Commonwealth of Kentucky, as the case may be, and each is duly authorized to own its properties and to conduct its business as then being conducted.

(3)     The authorized capitalization of Premier is as set forth in such opinion and the shares of Premier Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion.  Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Premier or any Premier Subsidiary.  As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Premier or any Premier Subsidiary, calling for the purchase from any of them of shares of unissued capital stock or capital stock held as treasury shares, except as otherwise permitted by the Agreement or for those shares of stock issued pursuant to any employee stock option plan of Premier.  All of the issued and outstanding shares of each of the Premier Subsidiaries are held of record by Premier.

(4)     All necessary corporate proceedings of the Boards of Directors and the shareholders of Premier and Interim Bank to the extent required by law, their Articles of Incorporation or Association or By-Laws or otherwise, to authorize the execution and delivery of this Agreement or the Adoption Agreement and the consummation of the Merger pursuant to this Agreement have been duly and validly taken.  Premier and Interim Bank have the corporate power and authority to execute, deliver and perform this Agreement or the Adoption Agreement.  This Agreement has been duly authorized, executed and delivered by Premier and Interim Bank (by virtue of the Adoption Agreement) and constitutes the legal, valid and binding obligation of Premier and Interim Bank in accordance with its terms.

(5)     The consummation of the Merger will not violate or result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Premier or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and to which Premier is a party or by which it or its property is bound.

(6)     To the best of such counsel's knowledge, all approvals of public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger by Premier have been obtained.

(7)     The shares of Premier Common Stock into which shares of Bank Common Stock are to be converted upon the Effective Time will upon the Effective Time be duly authorized, and such shares, when transferred to holders of Bank Common Stock pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable shares of Premier Common Stock.

(8)     Such counsel has reviewed the registration statement described in Section 6(c), and with respect to all information relating to the Merger and to Premier and the Premier Subsidiaries contained therein, such counsel does not know of any respect in which the registration statement contained any false or misleading statement of any material fact or failed to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect (except as to the financial statements and related notes and schedules and other financial data, as to which such counsel need express no opinion).

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(9)     The registration statement has been filed on the proper form under the rules and regulations of the Securities and Exchange Commission, notice of effectiveness of the registration statement has been received, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted.

(j)      Less than 20% Dissenters.  Unless waived by Premier, the holders of no more than 20% of the outstanding shares of Bank Common Stock shall have elected to exercise their statutory rights to appraisal in connection with the transactions contemplated hereby, pursuant to the West Virginia Business Corporation Act.

(k)     Tax Ruling or Opinion Letter.  Premier and Bank shall have received a ruling from the Internal Revenue Service, or at their option, Bank shall have received an opinion of tax counsel acceptable to it and Premier shall have received an opinion of tax counsel acceptable to it, to the effect that:

(1)     The Merger will constitute and qualify as a reorganization within the meaning of Sections 368 of the Internal Revenue Code and Bank, Surviving Bank and Premier will each qualify as "a party to a reorganization" as that term is defined in the Internal Revenue Code;

(2)     No gain or loss will be recognized by the shareholders of Bank who exchange their Bank Common Stock for Premier Common Stock pursuant to the Merger, except that gain or loss may be recognized as to cash received as Merger Consideration and cash received in lieu of fractional share interests;

(3)     No gain or loss will be recognized by Premier, Bank, or Surviving Bank by reason of the Merger; and

(4)     The holding period of Premier Common Stock received by Bank shareholders in exchange for Bank Common Stock will include the holding period of the shares of Bank Common Stock so exchanged, provided that the Bank Common Stock is held as a capital asset at the Effective Time.

(l)      Absence of Material Adverse Changes -Premier.  Unless waived by Bank at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Premier since December 31, 2006, and there shall be no suit, action or proceeding pending or threatened against Premier or any Premier Subsidiary which, if successful, would have a material adverse effect on Premier or the Surviving Bank after the consummation of the Merger.

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(m)    Absence of Material Adverse Changes - Bank.  Unless waived by Premier at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Bank since December 31, 2006, and there shall be no suit, action or proceeding pending or threatened against Bank which if successful would have a material adverse effect on Bank or the Surviving Bank after the consummation of the Merger.

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Section 7.     Closing Date and Effective Time

7.1      Closing Date.  The closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied.  The closing shall be held at the offices of Premier in Huntington, West Virginia, and the closing date ("Closing Date") shall be a mutually agreeable date following the date of final approval by such regulatory agencies whose approval is required of the Merger and the transactions contemplated hereby but, in no event, later than forty-five (45) days following the date of such final approval and/or the date when all such conditions are satisfied, whichever date shall last occur.

7.2      Effective Time.  Subject to the terms and upon satisfaction on or before the Closing Date of all conditions specified in this Agreement, the Merger shall be effective at the time specified in the certificate of merger to be issued by the Secretary of State of West Virginia (such time herein called "Effective Time").

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Section 8.     Termination of Agreement

8.1      Grounds for Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date, either before or after the meeting of the shareholders of Bank:

(a)     By mutual consent in writing of Bank and Premier; or

(b)     By Bank by giving written notice thereof to Premier if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Premier or any Premier Bank since December 31, 2006, or (ii) Premier has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

(c)     By Premier by giving written notice thereof to Bank if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Bank since December 31, 2006 or (ii) Bank has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

(d)     By either Bank or Premier upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by this Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

(e)     By either Bank or Premier upon written notice to the other if any condition precedent to either party's performance hereunder is not satisfied or fulfilled; or

(f)      By either Bank or Premier if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

(g)     By either Bank or Premier upon the bankruptcy, insolvency or assignment for the benefit of creditors of Bank, Premier or of any of the Premier Banks; or

(h)     By either Bank or Premier, if the shareholders of Bank shall fail to approve the Merger by the vote required under the West Virginia Business Corporation Act and the Articles of Incorporation and Bylaws of Bank.

8.2      Effect of Termination.  In the event of termination of this Agreement for any reason other than a breach thereof, neither party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages, or expenses suffered or claimed to be suffered by reason thereof, except as provided in Section 8.3.

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8.3.     Lost Opportunity Costs.

(a)     Bank shall pay promptly to Premier a cancellation fee of $275,000.00 (the "Termination Fee") if a Triggering Event (as defined in Section 8.3(b) below) has occurred; provided that Premier has not breached in any material respect the obligations of Premier contained in this Agreement.  The Termination Fee shall be payable in immediately available funds.

(b)     For purposes of this Section 8.3, a "Triggering Event" shall mean:

(i)      a willful breach of this Agreement which would permit Premier to terminate this Agreement; or

(ii)     the occurrence of both paragraphs (A) and (B):

(A)    The Bank Board of Directors fails to recommend the Merger to Bank shareholders and to continue such recommendation until the Bank shareholders meeting duly called and held for the purpose of approving the Merger (the "Shareholders Meeting"), unless the Bank Board of Directors reasonably concludes that one of the conditions precedent to Bank's obligation to close, other than the required shareholders' vote, is not likely to be met, or unless a recommendation of the Merger would constitute a breach of the Bank Board of Directors fiduciary duty, and

(B)    the shareholders of Bank fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof; or

(iii)    the occurrence of both paragraphs (A) and (B):

(A)    The shareholders of Bank fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof and,

(B)    pursuant to an offer or negotiations initiated or commenced while this Agreement is in effect, either:  (a) within 12 months following the date hereof, Bank announces or enters into a contract for a transaction with any person or group of persons relating to a merger or other business combination involving Bank or the sale or other disposition of a majority of the assets of, or equity interest in, Bank other than a transaction pursuant to which Bank is the surviving corporation and the shareholders of Bank are the owners of a majority of the stock of the surviving corporation subsequent to the transaction (an "Acquisition Transaction") and such transaction is consummated within 18 months following the date hereof; (b) within 12 months following the date hereof, a tender or exchange offer is commenced by any person or group of persons to acquire equity securities of Bank if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Bank (a "Tender Offer"), and such equity interest is acquired pursuant to such Tender Offer within 18 months following the date hereof.

As used in this Section 8.3, the terms "person" and "group of persons" shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934.

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8.4      Return of Information.  In the event of the termination of this Agreement for any reason, each party shall deliver to the other party, and shall require each of its officers, agents, employees and independent advisers (including legal, financial and accounting advisers) to deliver to the other party all documents, work papers, and other material obtained from such other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 5 hereof.  Each party agrees that notwithstanding any other provision contained in this Agreement, the undertakings and covenants regarding confidentiality contained in Section 5 shall survive termination of this Agreement.

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Section 9.     Waiver and Amendment

Except with respect to required approvals of the applicable governmental authorities and shareholders, Premier or Bank by written instrument signed by its President at any time (whether before or after approval of the Agreement or the Merger by the shareholders of Bank), may extend the time for the performance of any of the obligations or other acts of the other and may waive, with respect to the other:  (i) any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, and/or (iii) the performance (including performance to the satisfaction of a party or its counsel) of any obligations set out herein.  This Agreement may be amended or supplemented at any time by mutual agreement of the parties (except that they may not be amended in any material respect after approval by the shareholders of the parties without further approval by such shareholders).  Any waiver, amendment or supplement hereof shall be in writing.  Any waiver by Premier or Bank of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be without prejudice to the rights or remedies it may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder.

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Section 10.     Meeting of Shareholders of Bank

Bank shall take all steps necessary to call and hold a meeting of its shareholders in accordance with applicable law and the Articles of Incorporation and By-laws of Bank as soon as practicable for the purpose of submitting this Agreement to its shareholders for their ratification, approval and confirmation, and Bank will send to its shareholders for purposes of such meeting a proxy statement which will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and which will otherwise comply with all applicable laws, rules and regulations.  Premier agrees to assist Bank in the preparation of such proxy statement which will adequately disclose all information relevant and material to the Merger and which will comply with all such laws, rules and regulations.  Premier agrees that the material submitted by it to Bank for inclusion in the proxy statement which refers to the Merger and to Premier and the Premier Subsidiaries will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and which will otherwise comply with all applicable laws, rules and regulations.  Bank will cause such proxy statement to be mailed by First Class mail postage prepaid to all of its shareholders at the last known address of each such shareholder contained in Bank's records and in the proxy statement and at such meeting of its shareholders Bank will recommend that all shareholders vote in favor of this Agreement and the Merger.  Notwithstanding the foregoing, Bank may disclose to any or all of its shareholders any facts with respect to Premier which Bank reasonably deems to be material to such shareholders' consideration of this Agreement and the Merger.

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Section 11.     Rights of Dissenting Shareholders

Any shareholder of Bank who properly exercises his right to dissent and perfects his appraisal rights under West Virginia law shall be entitled, with respect to any shares as to which he or she shall so dissent, to the fair value of such shares as of the day prior to the date on which the shareholders of Bank voted to approve the Merger, excluding any appreciation or depreciation in anticipation of the Merger.  The procedures to be followed and the rights of such dissenting shareholders shall be those set forth in the West Virginia Business Corporation Act, Sections 31D-13-1301 et seq.

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Section 12.    Indemnification.

12.1    Indemnification.   Following the Closing Date and for a period of three (3) years thereafter, Premier shall indemnify, defend and hold harmless the present directors, officers, and employees of the Bank (an “Indemnified Party”) against all costs and expenses (including reasonably attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative by any third party, arising out of actions or omissions occurring at or prior to the Closing Date (including, but not limited to, the transactions contemplated by this Agreement) to the fullest extent that Premier if permitted or required to indemnify (and advance expenses to) its directors and officers by federal law or under the laws of the Commonwealth of Kentucky, Premier’s articles of incorporation, Premier’s bylaws, and any agreement as in effect as of the date hereof.

12.2    Insurance.   For a period of three (3) years from the Closing Date, Premier shall use its reasonable best efforts to provide director’s and officer’s liability insurance for the present and former officers and directors of the Bank with respect to claims against such directors and officers arising from facts or events which occurred before the Closing Date, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as coverage currently being provided by Premier.

12.3    Consolidation or Merger.   If Premier or any of its successors or assigns shall consolidate with or merger into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this Section 12.

12.4    Survival.  Provisions of this Section 12 shall survive the Closing Date and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

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Section 13.  Operations after the Closing Date.

13.1    Employees of the Bank.   Premier shall consider the current employees of the Bank for employment after the Closing Date.  Premier agrees that those employees of the Bank who become employees of Premier or its subsidiaries on the Closing Date (Bank employees), while they remain employees of Premier or its subsidiaries after the Closing Date, will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by Premier to similarly situated employees of Premier and its subsidiaries, except as provided herein.  Except as hereinafter provided, as of the Closing Date, in the event of termination or amendment of any employee benefit and welfare plan in which Bank employees are eligible to participate, (i) such plans will take into account for purposes of eligibility, participation, vesting and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plans), the service of such employees with the Bank as if such service were with Premier and its subsidiaries; (ii) provided Bank employee is currently covered under Bank’s medical and/or health plan at Closing Date, Bank employees will not be subject to any waiting periods or preexisting condition limitations under any medical, dental or health plans of Premier or its subsidiaries in which they are eligible to participate and may participate, except that Bank employees hired within 90 days prior to the Closing Date will be subject to the waiting periods, preexisting  condition limitations, and/or eligibility requirements of Premier’s benefit plans calculated using the Bank’s date of hire; (iii) Bank employees will retain credit for unused sick leave and vacation play which has been accrued as of the Closing Date; and (iv) for purposes of determining the entitlement of Bank employees to sick leave and vacation pay following the Closing Date, the service of such employees with the Bank shall be treated as if such service were with Premier and its subsidiaries.

13.2    Severance.   Premier agrees that each Bank employee who is involuntarily terminated (other than for cause for actions arising after the Closing Date) within twelve (12) months of the Closing Date, shall receive a severance payment equal to one (1) week of base pay (at the rate in effect on the termination date) for each year of service at the Bank (with credit for partial years of service), with a minimum payment equal to four (4) weeks of base pay and a maximum payment equal to eight (8) weeks of base pay.

13.3    Survival.   The provisions of this Section 13 shall survive the Closing Date.

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Section 14.     Miscellaneous

14.1    Public Announcements.  Prior to the Closing Date, each party shall use its best efforts to consult with the other party with respect to any prepared public announcement, statement or release to the press, or statement to a competitor, customer or other third party (except to its consultants or to the regulatory authorities in connection with applications for governmental approvals or filings) with respect to this Agreement or the Merger or the transactions contemplated hereby or thereby, except as may be necessary, in the opinion of counsel, to comply with any law, governmental order or regulation.

14.2    Brokers and Finders.  Bank and Premier represent each to the other that this Agreement and the Merger contemplated hereby are the result of direct negotiations between them and that neither Bank nor Premier has incurred any liability for any broker's, finder's or similar fees in connection with this Agreement or the Merger.

14.3    Disclosed In Writing.  As used in this Agreement, the phrase "disclosed in writing" shall mean disclosed or delivered prior to or within 20 days after, the date of this Agreement by means of a writing describing in reasonable detail the matters contained therein and delivered in accordance with Section 12.7 hereof.  For purposes of this Agreement, anything appearing, contained, disclosed or described (i) in any Premier Financial Statement or Bank Financial Statement (including the notes thereto), (ii) in any call report or similar periodic report furnished to the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board or the West Virginia Department of Banking, or (iii) in any periodic report or other document filed with the Securities and Exchange Commission (including, but not limited to, Forms 8-K, Forms 10-K, Forms 10-Q, Annual Reports, and proxy statements) by either of Premier or Bank, shall be deemed to be previously disclosed.

14.4    Entire Agreement.  This Agreement embodies the entire agreement among the parties and there have been no agreements, representations, or warranties among the parties other than those set forth herein or those provided for herein.

14.5    Counterparts.  This Agreement has been executed in a number of identical counterparts, and each such counterpart shall be deemed to be an original instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

14.6    Invalid Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

14.7    Notices.  Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

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TO BANK:                  Thomas M. Lookabaugh, President
Citizens First Bank, Inc.
601 Washington Street
Ravenswood, West Virginia 26164

with a copy to:              Charles D. Dunbar, Esquire
Jackson Kelly PLLC
1600 Laidley Tower (Zip 25301)
P.O. Box 553
Charleston, West Virginia 25322

TO PREMIER:             Robert Walker, President and Chief Executive Officer
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25301

with a copy to:              Thomas J. Murray, Esquire
Daniel J. Konrad, Esquire
Huddleston Bolen LLP
P. O. Box 2185
Huntington, West Virginia  25722

or such other addresses as shall be furnished in writing by either party to the other party.  Any such notice or communication shall be deemed to have been given as of the date so mailed.

14.8    Headings.  The captions contained in this Agreement are inserted solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

14.9    Expenses.  Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except as otherwise specifically provided herein.

14.10  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia and the United States of America.

14.11  No Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the written consent of the other party.

14.12  Effectiveness of Agreement.  This Agreement shall become effective and binding as to Premier and Bank when one or more counterparts shall have been signed and delivered by Premier and Bank, and shall become effective and binding as to Interim Bank when Interim Bank has executed an Adoption Agreement in substantially the form attached hereto as Exhibit "A".

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14.13  Further Acts.  Premier and Bank each agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements, or other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

14.14  Representations and Warranties Not to Survive.  Except for the representations and warranties contained in Sections 5, 8.3, 14.9 and 14.15, the representations and warranties included or provided in this Agreement shall not survive the Effective Time.

14.15  Individual Directors.  The several Directors of Bank who are signatories to this Agreement have joined into this Agreement to evidence their assent hereto, and for the express purpose of binding themselves, and each of them, to the fulfillment of each of the terms and conditions hereof by the respective parties and to the diligent, expeditious and good faith pursuit, and timely consummation, of the transactions herein contemplated.  Each of the Directors hereby agrees to cooperate fully with the parties, their assistants and agents, in consummating the Merger, to vote appropriately upon all corporate resolutions of the board of directors toward that end, and to take no action inconsistent with the purposes of this Agreement or the consummation of the Merger.  Nothing in this Agreement shall be construed to limit or affect the fiduciary obligation of Bank's officers and directors to Bank shareholders or the ability of any director to vote his or her shares of common stock of the Bank.

IN WITNESS WHEREOF, Premier and Bank have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Premier and Bank, acting by a majority thereof, and WITNESS also the signatures hereto of a majority of the board of directors of Bank.

PREMIER FINANCIAL BANCORP, INC.

By _/s/ Robert W. Walker____________________
Robert Walker, President and Chief Executive Officer

ATTEST:

_/s/ Toney K. Adkins _____________
_Toney K. Adkins___________,
Assistant Secretary
CITIZENS FIRST BANK, INC.

By _/s/ Thomas M. Lookabaugh_______________
Thomas M. Lookabaugh, President and
Chief Executive Officer

ATTEST:
_/s/ B. Scott Miller_______________
_Scott Miller__________, Secretary

44

The following Directors of Citizens
First Bank, Inc. do hereby joint in the
foregoing Agreement to evidence their consent
and agreement thereto:

_/s/ John Myers_______________________
_John Myers_______________, Director

_/s/ B. Scott Miller_____________________
_Scott Miller_______________, Director

_/s/ Norma Jean Cope__________________
_Norma Jean Cope__________, Director

_/s/ Leslie R. Facemeyer________________
_Leslie R. Facemeyer________, Director

_/s/ Thomas M. Lookabaugh_____________
_Thomas M. Lookabaugh_____, Director

_/s/ Marci Weyer___________________
_Marci Weyer_____________, Director

___________________________________
_________________________, Director

___________________________________
_________________________, Director

___________________________________
_________________________, Director

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT, made and entered into as of this 14th day of January, 2008, by and among CFB Interim Bank, Inc. ("Interim Bank"), PREMIER FINANCIAL BANCORP, INC. ("Premier"), and CITIZENS FIRST BANK, INC. (“Bank");

      WHEREAS, Premier and Bank have entered into an Agreement of Merger dated as of the 24th day of October, 2007 ("Agreement"), to which this Adoption Agreement is attached, and which Agreement is incorporated herein by reference; and

WHEREAS, it is provided in Section 3.26 of the Agreement that Premier shall cause Interim Bank to be organized and shall cause Interim Bank to execute and enter into an Adoption Agreement in substantially the form of this Adoption Agreement so as to cause Interim Bank to be bound by the applicable terms and provisions of the Agreement; and

WHEREAS, Interim Bank has been organized;

NOW, THEREFORE, in consideration of the foregoing premises which are not mere recitals but an integral part hereof and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.            Interim Bank hereby joins in and agrees to be bound by the terms and conditions of the Agreement applicable to it to the same extent as if Interim Bank were an original party thereto.

2.            Interim Bank agrees that it shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all actions on its part to be taken so as to permit the consummation of the Agreement and the Merger (as defined in the Agreement) at the earliest possible date, and that it shall cooperate fully with Premier and Bank to that end.

3.            Interim Bank represents and warrants to and covenants with Premier and Bank that:

3.1            Interim Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

3.2            Interim Bank has the corporate power to execute and deliver this Adoption Agreement and to merge with Bank pursuant to the Agreement and has taken or will have taken at the Effective Time of the Merger all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby; and this Adoption Agreement and the Agreement are or at the Effective Time of the Merger will be valid and binding agreements of Interim Bank in accordance with their terms.

IN WITNESS WHEREOF, Premier, Bank and Interim Bank have caused this Agreement to be executed by their duly authorized officers, and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Premier, Bank and Interim Bank, acting by a majority thereof.

PREMIER FINANICAL BANCORP, INC.

By _____________________________________
Robert W. Walker, President
            and Chief Executive Officer
ATTEST

________________________________
Its Secretary

CITIZENS FIRST BANK, INC.

By _____________________________________
Thomas M. Lookabaugh, President and
Chief Executive Officer
ATTEST

________________________________
Its Secretary

CFB INTERIM BANK, INC.

By _____________________________________
Robert W. Walker, President
ATTEST

________________________________
Its Secretary

The undersigned, being all of the Directors of Interim Bank, do hereby join in the foregoing Agreement to evidence their consent and agreement thereto:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

_______________________________________

EXHIBIT B

PLAN OF MERGER

OF

CITIZENS FIRST BANK, INC.

AND

CFB INTERIM BANK, INC.

1.    The Parties.  Citizens First Bank, Inc., a West Virginia corporation ("Bank") shall merge with and into CFB Interim Bank, Inc., a West Virginia corporation ("Interim Bank") (both corporations are sometimes collectively referred to herein as the "Constituent Corporations") under the charter of Interim Bank.  Interim Bank shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Bank and as such shall take the name and title of "Citizens First Bank, Inc.".  The Merger shall become effective at the time when a certificate of merger shall be issued by the Secretary of State of West Virginia (the "Effective Time of the Merger").

2.    Articles of Incorporation; Bylaws.  At the Effective Time of the Merger, the Articles of Incorporation and Bylaws of the Interim Bank in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Bank until altered, amended or repealed in accordance with applicable law.

3.    Assets and Rights.  At the Effective Time of the Merger, the corporate existence of Bank shall, as provided in the West Virginia Corporation Act, be merged with and into Interim Bank and continued in the Surviving Bank.  The Surviving Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations, and each of them, shall be deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in the Constituent Corporations, and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

4.    Liabilities and Obligations. At the Effective Time of the Merger, Interim Bank as the Surviving Bank shall henceforth be and remain responsible and liable for all the liabilities and obligations of the Constituent Corporations; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

5.    Conversion, Exchange and Cancellation of Shares
                  (a)    Conversion Rates.  At the Effective Time of the Merger each outstanding share of Bank Stock shall ipso facto, without any action on the part of the holder thereof, become and be converted into (i) 1.20 shares of Premier Financial Bancorp, Inc. (“Premier”) Common Stock (the “Stock Consideration”) and (ii) an amount of cash without interest to be determined as follows (the “Cash Consideration”).  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration”.  The Cash Consideration is based upon each share of Bank Common Stock being entitled to receive up to $29.25 in Merger Consideration per share with the Stock Consideration being fixed at 1.20 shares of Premier Common Stock.  The actual amount of Cash Consideration will be determined by taking the volume-weighted average of the closing price of Premier Common Stock for the five (5) trading days ending with the fifth business day before the Effective Time multiplied by 1.20 (the “Stock Consideration Amount”) and subtracting that sum from $29.25.  The difference shall be the Cash Consideration; in no event, however, shall the Cash Consideration exceed $13.25 per share, as provided in Section 2.2 of the Agreement of Merger dated October 24, 2007 between Premier and Bank (the "Agreement of Merger").  All shares of Premier Common Stock into which the aforesaid Bank Stock is so converted shall be fully paid and non-assessable.

                  (b)    Manner of Exchange. After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Bank, each shareholder of Bank, upon surrender to Premier of certificates representing Bank Stock, accompanied by a Letter of Transmittal, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Premier Common Stock for which shares of Bank Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 5, plus cash as provided in Section 5(a), without interest. After the Effective Time of the Merger, each outstanding certificate which, prior to the Effective Time of the Merger, represented Bank Stock, will be deemed for all corporate purposes of Premier to evidence ownership of the number of full shares of Premier Common Stock and Cash Consideration into which the shares of Bank Stock represented thereby were converted. Until such outstanding certificates formerly representing Bank Stock are surrendered, no dividend payable to holders of record of Premier Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Bank of shares of Bank Stock. Upon surrender of certificates of Bank Stock for exchange for Premier Common Stock, there shall be paid to the record holder of the certificates of Premier Common Stock issued in exchange therefor (i) the Cash Consideration, (ii) the amount of dividends theretofore paid with respect to such full shares of Premier Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (iii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends or Cash Consideration upon surrender of outstanding certificates.

                  (c)     Fractional Shares.  Premier will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Bank shareholder otherwise entitled to receive such fractional shares.  The amount of such cash payment will be determined by multiplying the fractional share interest to which a Bank shareholder would otherwise be entitled by the volume-weighted average of the closing price of Premier Common Stock for the 5 trading days ending with the fifth business day before the Effective Time.  Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Bank Stock are exchanged.

                  (d)     Lost Certificates.  If a certificate evidencing outstanding shares of Bank Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Premier certificate and cash, without interest, to which the shareholder would otherwise be entitled on surrender of such certificate, by notifying Premier in writing of such lost, stolen or destroyed certificate and giving Premier evidence of loss and a bond sufficient to indemnify Premier against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

6.    Further Assurances.  If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank the title to any property or rights of Interim Bank or Bank or any subsidiary thereof, or otherwise to carry out the provisions hereof, the proper officers and directors of Interim Bank or Bank, as the case may be, as of the Effective Time of the Merger, and thereafter the officers of the Surviving Bank acting on behalf of Interim Bank or Bank, as the case may be, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

7.    Termination and Abandonment.  This Plan of Merger may be terminated and the Merger abandoned as provided in the Agreement of Merger.

8.    Other Terms and Conditions.  All other terms and conditions to the Merger are as provided in the Agreement of Merger.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized, all as of the day and year first above written.

CITIZENS FIRST BANK, INC.
a corporation

By _____________________________________
   President and Chief Executive Officer

ATTEST:

__________________________________
Its Secretary
CFB INTERIM BANK, INC., a corporation

By _____________________________________
   President and Chief Executive Officer
ATTEST:

_________________________________
Its Secretary

EXHIBIT C

Purchase price fixed at 1.20 shares plus cash required to make purchase price up to $29.25 per shares but not more than $13.25 per share.

Weighted Average Premier Stock Price	Stock Consideration	Cash per Citizens First Share	Total Value per Citizens First Share
$16.50	1.20	9.450	$29.250
$16.40	1.20	9.570	$29.250
$16.30	1.20	9.690	$29.250
$16.20	1.20	9.810	$29.250
$16.10	1.20	9.930	$29.250
$16.00	1.20	10.050	$29.250
$15.90	1.20	10.170	$29.250
$15.80	1.20	10.290	$29.250
$15.70	1.20	10.410	$29.250
$15.60	1.20	10.530	$29.250
$15.50	1.20	10.650	$29.250
$15.40	1.20	10.770	$29.250
$15.30	1.20	10.890	$29.250
$15.20	1.20	11.010	$29.250
$15.10	1.20	11.130	$29.250
$15.00	1.20	11.250	$29.250
$14.90	1.20	11.370	$29.250
$14.80	1.20	11.490	$29.250
$14.70	1.20	11.610	$29.250
$14.60	1.20	11.730	$29.250
$14.50	1.20	11.850	$29.250
$14.40	1.20	11.970	$29.250
$14.30	1.20	12.090	$29.250
$14.20	1.20	12.210	$29.250
$14.10	1.20	12.330	$29.250
$13.90	1.20	12.570	$29.250
$13.80	1.20	12.690	$29.250
$13.70	1.20	12.810	$29.250
$13.60	1.20	12.930	$29.250
$13.50	1.20	13.050	$29.250
$13.40	1.20	13.170	$29.250
$13.33	1.20	13.250	$29.250
$13.30	1.20	13.250	$29.214
$13.20	1.20	13.250	$29.094
$13.10	1.20	13.250	$28.974
$13.00	1.20	13.250	$28.854
$12.90	1.20	13.250	$28.734
$12.80	1.20	13.250	$28.614
$12.70	1.20	13.250	$28.494

APPENDIX II – CITIZENS FIRST BANK, INC.

ARTICLE 13. APPRAISAL RIGHTS.

PART 1. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES.

§31D-13-1301. Definitions.

In this article:

    (1)     "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive. For purposes of subdivision (4), subsection (b), section one thousand three hundred two of this article, a person is deemed to be an affiliate of its senior executives.

    (2)      "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

    (3)      "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two, one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

    (4)      "Fair value" means the value of the corporation's shares determined:

    (A)    Immediately before the effectuation of the corporate action to which the shareholder objects;

    (B)    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

    (C)    Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two of this article.

    (5)       "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

    (6)       "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

    (7)       "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

    (8)       "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

    (9)       "Shareholder" means both a record shareholder and a beneficial shareholder.

§31D-13-1302. Right to appraisal.

    (a)       A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

    (1)       Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

    (2)       Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

    (3)       Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

    (4)       An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

    (5)       Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

    (b)       Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

    (1)       Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

    (A)      Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.; or

    (B)      Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

    (2)       The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

    (A)      The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

    (B)      The day before the effective date of the corporate action if there is no meeting of shareholders.

    (3)       Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

    (4)       Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

    (c)       Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

    (d)       A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

    (1)       Was not effectuated in accordance with the applicable provisions of article ten, eleven or twelve of this chapter or the corporation's articles of incorporation, bylaws or board of directors' resolution authorizing the corporate action; or

    (2)       Was procured as a result of fraud or material misrepresentation.

§31D-13-1303. Assertion of rights by nominees and beneficial owners.

    (a)       A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

    (b)       A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

    (1)       Submits to the corporation the record shareholder's written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

    (2)       Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART 2.       PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS.

§31D-13-1320. Notice of appraisal rights.

    (a)       If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

    (b)       In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

§31D-13-1321. Notice of intent to demand payment.

    (a)       If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

    (1)       Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

    (2)       Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

    (b)       A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§31D-13-1322. Appraisal notice and form.

    (a)       If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

    (b)       The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

    (1)       Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

    (2)       State:

    (A)      Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

    (B)      A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

    (C)      The corporation's estimate of the fair value of the shares;

    (D)      That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

    (E)       The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

    (3)        Be accompanied by a copy of this article.

§31D-13-1323. Perfection of rights; right to withdraw.

    (a)        A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

    (b)        A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation's written consent.

    (c)        A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

§31D-13-1324. Payment.

    (a)        Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

    (b)        The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

    (1)        Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

    (2)        A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

    (3)        A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation's obligations under this article.

§31D-13-1325. After-acquired shares.

    (a)        A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.

    (b)        If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

    (1)        Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four of this article;

    (2)        Of the corporation's estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

    (3)        That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

    (4)        That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer; and

    (5)        That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation's offer.

    (c)        Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

    (d)        Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§31D-13-1326. Procedure if shareholder dissatisfied with payment or offer.

    (a)        A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

    (b)        A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART 3.        JUDICIAL APPRAISAL OF SHARES.

§31D-13-1330. Court action.

    (a)        If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

    (b)        The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (c)        The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

    (d)        Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

§31D-13-1331. Court costs and counsel fees.

    (a)        The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (b)        The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (1)        Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

    (2)        Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

    (c)        If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefitted.

    (d)        To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four, one thousand three hundred twenty-five, or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

TRADERS

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the special meeting of the shareholders of Traders Bankshares, Inc. (“Traders”) to be held on ___________ ___, 2008 at _____ __.m. at the offices of Traders, 303 Main Street, Spencer, West, Virginia. At the special meeting, you will be asked to approve the proposed merger of Traders with and into TB Acquisition, Inc., a wholly owned subsidiary of Premier Financial Bancorp, Inc. (“Premier Financial”) (the “Merger”).  In the Merger, each share of Traders Bankshares, Inc. common stock that you own will be exchanged for $50.00 cash and 3.75 shares of Premier Financial common stock.

We expect the Merger to be tax-free with respect to the shares of Premier Financial common stock that you receive. You may have to recognize income or gain for tax purposes for the cash you receive in the merger.

The Merger proposal is described in this proxy statement/prospectus. We encourage you to read this entire document carefully, including the “Risk Factors” section beginning on page __.

Your board recommends that you vote FOR the Merger. We need your vote to complete the Merger. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you neither return your card nor vote in person, the effect will be to vote against the Merger.  The presence of a majority of the outstanding shares of Traders common stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  A favorable vote of the holders of a majority of the Traders common stock outstanding is required to approve the Merger Agreement.

You should obtain current market quotations on shares of Premier Financial common stock, which is listed on National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) Global Market under the symbol “PFBI”

Frederick C. Hardman
Chairman of the Board
Traders Bankshares, Inc.

An investment in Premier Financial common stock in connection with the Merger involves certain risks and uncertainties. See “Risk Factors” beginning on page __ of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Merger or determined if this proxy statement/prospectus is accurate or adequate. It is illegal to tell you otherwise.

The securities to be issued in the Merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This proxy statement/prospectus is dated ___________ ___, 2008 and is being first mailed to shareholders on or about ____________ ___, 2008.

TRADERS BANKSHARES, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON ________________ ___, 2008

YOU ARE HEREBY NOTIFIED of and invited to attend the special  meeting of shareholders of Traders Bankshares, Inc., a West Virginia corporation, to be held on                      , ____________ ___, 2008 at _____ __.m. at the offices of Traders, 303 Main Street, Spencer, West Virginia, for the purpose of considering and voting upon the following:

1.
A proposal to approve and adopt the Agreement of Merger dated as of November 27, 2007, between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc. (hereinafter the “Merger Agreement”) and the transactions contemplated thereby. The Merger Agreement provides that Traders Bankshares, Inc. will merge with and into a subsidiary of Premier Financial Bancorp, Inc., upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the accompanying proxy statement/prospectus.

2.
A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement/prospectus.

3.	Such other matters as may properly come before the special meeting.

Our board of directors has determined that the terms of the Merger are fair to and in the best interests of Traders Bankshares, Inc. and our shareholders, has approved and adopted the Merger Agreement, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

Our board of directors has fixed the close of business on _____________, 2008 as the record date for determination of our shareholders entitled to receive notice of and to vote at the special meeting. The special meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

The presence of a majority of the outstanding shares of Traders common stock, by person or by proxy, is necessary to constitute a quorum in order to have a special meeting.  The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve and adopt the Merger Agreement. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by your board of directors, in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, by delivering to us a duly executed proxy card bearing a later date or by voting in person at the special meeting. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the Merger Agreement and the transactions contemplated thereby.

By Order of the Board of Directors
Frederick C. Hardman
___________, 2008	Chairman of the Board

Page
ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER

SUMMARY

RISK FACTORS

FORWARD-LOOKING STATEMENTS

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

SUMMARY SELECTED FINANCIAL DATA

THE SPECIAL MEETING

General

Matters to be Considered

Proxies

Solicitation of Proxies

Record Date and Voting Rights

Vote Required

Recommendation of the Traders Board of Directors

APPROVAL OF THE MERGER

Merger

Merger Consideration

No Fractional Shares

Dissenters’ Appraisal Rights

Background of the Merger; Board Recommendations and Reasons for the Merger

Opinion of Financial Advisor

Premier Financial’s Reasons for the Merger

Interests of Certain Persons in the Merger

Conditions of the Merger

Traders Bank Signage and Board Members

Regulatory Matters Regarding Traders

Conditions of the Merger

Representations and Warranties

Termination of the Merger Agreement

Termination Fee

Waiver and Amendment

Indemnification; Directors’ and Officers’ Insurance

Acquisition Proposals

Closing Date; Effective Time

Regulatory Approvals

Conduct of Business Pending the Merger

Accounting Treatment

Management and Operations after the Merger

Resales of Premier Financial Common Stock

PROPOSED ACQUISITION

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The Merger

Consequences to Shareholders

Backup Withholding and Reporting Requirements

INFORMATION ABOUT PREMIER FINANCIAL BANCORP, INC. AND TRADERS BANKSHARES, INC.

PREMIER FINANCIAL BANCORP, INC.

Description of Business

Business - General

Competition

Regulatory Matters

Number of Employees

Properties

Legal Proceedings

Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Year End 2006

Management’s Discussion and Analysis of Financial Condition and Results of Operations – September 30, 2007

TRADERS BANKSHARES, INC.

DESCRIPTION OF PREMIER FINANCIAL COMMON STOCK

General

Common Stock

Preemptive Rights

Certain Provisions of the Bylaws

Shares Eligible for Future Sale

COMPARATIVE RIGHTS OF SHAREHOLDERS

ADJOURNMENT OF THE MEETING

LEGAL MATTERS

EXPERTS

SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

OTHER MATTERS

PREMIER CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, 2004 (Audited)

PREMIER CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006 (Unaudited)

Appendix I	–	Agreement of Merger dated as of November 27, 2007, between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc.

Appendix II	–	West Virginia Code 31D-13-1301 et seq. - Appraisal Rights

Appendix III	–	Opinion of Baxter Fentriss and Company

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates certain business and financial information about Premier Financial Bancorp, Inc. from other documents filed with the SEC that is not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon oral or written request to:

Brien M. Chase
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702
(304) 525-1600

If you would like to request any documents, please do so by _______________, 2008 in order to receive them before the shareholder meeting.

QUESTIONS AND ANSWERS
ABOUT THE SHAREHOLDER MEETING AND THE MERGER

Q:	What will shareholders be voting on at the special meeting?

A:	Shareholders will be voting on the following matters:

• A proposal to approve and adopt the Merger Agreement between Premier Financial Bancorp, Inc. (“Premier Financial”) and Traders Bankshares, Inc. (“Traders”) and the transactions contemplated thereby.

•
A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Shareholders will also consider any other matters that may properly come before the meeting.

Q:	Why is Traders proposing the Merger?

A:
We believe the proposed Merger is in the best interests of Traders and its shareholders. Our board of directors believes that combining with Premier Financial provides significant value to our shareholders and provides shareholders the opportunities for growth offered by the combined company.  Additionally, Premier Financial is a publicly-traded company, so Traders shareholders will have a greater market access in the event the shareholder wishes to sell the shares received by the shareholder.

You should review the reasons for the Merger described in greater detail under the caption “Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page __.

Q:	When and where is the shareholder meeting?

A:	The special meeting is scheduled to take place on , _____________ ___, 2008, at ______ __.m., local time, at the offices of Traders, 303 Main Street, Spencer, West Virginia.

Q:	What does the Traders board of directors recommend?

A:
The Traders board of directors has approved the Merger Agreement. The Traders board recommends that shareholders vote “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby.

Q:	What will shareholders receive for their stock?

A:	For each share of Traders common stock that you own, you will receive:

(1) 3.75 shares of Premier Financial common stock; and

(2)
$50.00 cash.
The stock exchange ratio (“Stock Consideration”) is subject to (a) increase, if the Premier Financial share price is less than $11.20 under certain circumstances, to ensure that Traders shareholders receive Premier Financial common stock equivalent to at least $42, or (b) decrease, if the Premier Financial share price is more than $16.80 under certain circumstances, so that Traders shareholders receive Premier Financial common stock not greater than $63.00.

Q:	Is my vote needed to adopt the Merger Agreement and to approve the transactions contemplated thereby?

A:
Yes.  The adoption of the Merger Agreement and the approval of transactions contemplated thereby by the shareholders of Traders requires the affirmative vote of the holders of a majority of the Traders common shares outstanding and entitled to vote at the special meeting.

The special meeting may be adjourned, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.  The affirmative vote of the holders of a majority of the common shares represented, in person or proxy, at the special meeting is required to adjourn such special meeting.

Q:	How do I vote?

A:
If you were the record holder of Traders common shares as of ______________, 2008, you may vote in person by attending the special shareholders meeting or, to ensure that your common shares are represented at the special meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Traders common shares in the name of a broker, bank or other nominee, please see the discussion below regarding common shares held in “street name.”

Q:	What will happen if I fail to vote or abstain from voting?

A:
If you are a Traders shareholder, your failure to vote may prevent Traders from attaining the quorum necessary to hold the special meeting.  A vote to abstain will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and the transactions contemplated thereby. A vote to abstain will have the same effect as a vote “AGAINST” the proposal to approve the adjournment of the Traders special meeting, if necessary, to solicit additional proxies.  The failure to vote, however, will have no effect on the proposal to approve the adjournment of the Traders special meeting, if necessary, to solicit additional proxies.

Q:	If my common shares are held in a stock brokerage account or by a bank or other nominee (in “street name”), will my broker, bank or other nominee vote my common shares for me?

A:
No.  You must provide your broker, bank or nominee (the record holder of your common shares) with instructions on how to vote your common shares.  Please follow the voting instructions provided by your broker, bank or nominee.

If you do not provide voting instructions to your broker, bank or nominee, then your common shares will not be voted by your broker, bank or nominee.  This will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and the transactions contemplated thereby.

Q:	How will my common shares be voted if I return a blank proxy card?

A:	If you sign, date and return your proxy card and do not indicate how you want your common shares to be voted, then:

• your Traders common shares will be voted “FOR”the adoption of the Merger Agreement and the approval of the transactions contemplated thereby; and

• your Traders common shares will be voted “FOR”the approval, if necessary, of the adjournment of the special meeting to solicit additional proxies.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You may revoke your proxy at any time before a vote is taken at the special meeting by:

• filing a written notice of revocation with the Secretary of Traders, at 303 Main Street, Spencer, West Virginia 25276;

• executing and returning a later-dated proxy card; or

• attending the special meeting and giving notice of revocation in person.

Attendance at the special meeting will not, by itself, revoke your proxy.

If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.

Q:	If I do not favor the adoption of the Merger Agreement, what are my rights?

A:
If you are a Traders shareholder as of the ______________, 2008, record date and you do not vote in favor of the adoption of the Merger Agreement, you will have the right under Section 13D-13-1301, et seq. of the West Virginia Business Corporation Act to demand the fair cash value for your Traders common shares.  The right to make this demand is known as “dissenters’ rights.”  For additional information regarding your dissenters’ rights, see “Dissenters’ Rights” on Page ___ of this prospectus/proxy statement and the complete text of the West Virginia Business Corporation Act article concerning Dissenters’ Rights, which is attached to this prospectus/proxy statement as Appendix II.

Q:	When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as we can.  We expect to complete the Merger on or before __________, 2008, assuming shareholder approval and all applicable governmental approvals have been received by that date and all conditions precedent to the Merger have been satisfied or waived.

Q:	When should I send in my Traders share certificate?

A:
Please do not send in your Traders share certificates with your proxy card.  Should the Merger be approved, at a later date, Premier Financial’s exchange agent, will mail to you a Transmittal Form that you should use to surrender your Traders share certificates.  You should not surrender your Traders share certificates for exchange until you receive the Transmittal Form from the exchange agent.

Q:	Where will my Premier Financial common shares be listed?

A:	Premier Financial common shares currently trade on NASDAQ Global Market under the symbol “PFBI”.

Q:	What do I need to do now?

A:
After carefully reviewing this prospectus/proxy statement, including its appendixes, please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible.  By submitting your proxy, you authorize the individuals named in the proxy to vote your common shares at the Traders special shareholders meeting in accordance with your instructions.  Your vote is very important.  Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions to ensure that your common shares will be voted at the Traders special shareholder meeting.

Q:	Who can answer my questions?

A:	Traders shareholders who have questions about the Merger or desire additional copies of this prospectus/proxy statement or additional proxy cards should contact:

Gary L. Brown President and Chief Executive Officer Traders Bankshares, Inc. 303 Main Street Spencer, West Virginia 25276 (304) 927-3340

SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the Merger and the other matters to be considered at the shareholder meeting. See “Where You Can Find More Information” on page ___. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page ___)
We have attached the Merger Agreement to this proxy statement/prospectus as Appendix I. Please read the Merger Agreement. It is the legal document that governs the Merger.

In the Merger, Premier Financial Bancorp, Inc. (“Premier Financial”) will acquire Traders Bankshares, Inc. (“Traders”) by means of the Merger of Traders into a subsidiary of Premier Financial.

Each share of Traders common stock outstanding will be converted in the Merger into cash and shares of Premier Financial common stock. We expect to complete the Merger in the second quarter of 2008, although there can be no assurance in this regard.

Our Reasons for the Merger (page __)
Traders board of directors is proposing the Merger because, among other reasons:

•
the value to be received by the shareholders under the Merger Agreement relative to the historical trading price of Traders common stock represented a premium of approximately 44.0% over the closing price of Traders common stock on November 26, 2007, the last trading day before the Merger Agreement was signed;

•	the per share value of the consideration to Traders shareholders and the fact that a portion of the consideration will be in the form of cash;

•	the anticipated tax-free exchange of Traders common stock for Premier Financial common stock for that portion of consideration; and

•
the ability of Traders shareholders, through the Premier Financial common stock component of the merger consideration, to participate in the potential growth of the combined institutions following consummation of the transaction.

What Shareholders Will Receive (page __)
      Each holder of a share of Traders common stock (other than those shares of Traders common stock for which appraisal rights have been perfected pursuant to the West Virginia Business Corporation Act), shall receive in respect thereof, (i) 3.75 shares of Premier Financial common stock (the "Stock Consideration") and (ii) $50.00 cash without interest (the "Cash Consideration").  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."  The Stock Consideration is subject to (a) increase, if the Premier Financial share price is less than $11.20 under certain circumstances, to ensure that Traders shareholders receive Premier Financial common stock equivalent to at least $42, or (b) decrease, if the Premier Financial share price is more than $16.80 under certain circumstances, so that Traders shareholders receive Premier Financial common stock not greater than $63.00.  See “Termination of the Merger Agreement” on page ___.

Dissenters’ or Appraisal Rights (page ___)
Shareholders will have dissenters’ or appraisal rights in connection with the Merger and the other matters described in this proxy statement/prospectus.

Our Recommendation (page __)
The Traders board of directors believes that the Merger is fair to Traders’ shareholders and in their best interests. Traders’ board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.  A copy of the fairness opinion of Baxter Fentriss and Company is also attached hereto as Appendix III.

Accounting Treatment (page __)
The Merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page __)
You generally will not recognize any gain or loss for United States federal income tax purposes as a result of your exchange of shares of Traders common stock for shares of Premier Financial common stock. Traders shareholders may, however, have to recognize income or gain in connection with the receipt of cash received in the Merger.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the Merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Traders common stock. Shareholders of Traders are strongly urged to consult their tax advisors to determine the particular tax consequences of the Merger to them, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page ___)
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25702
(304) 525-1600

Premier Financial is a multi-bank holding company that, as of September 30, 2007, operated ten banking offices in Kentucky, three banking offices in Ohio, and six banking offices in West Virginia.  At September 30, 2007, Premier had total consolidated assets of $547 million, net loans of $340 million, total consolidated deposits of $451 million and total consolidated shareholders’ equity of $65 million.  The banking subsidiaries of Premier Financial consist of Citizens Deposit Bank & Trust, Vanceburg, Kentucky; Farmers Deposit Bank, Eminence, Kentucky; Ohio River Bank, Ironton, Ohio; First Central Bank, Inc., Philippi, West Virginia; and Boone County Bank, Inc., Madison, West Virginia (hereinafter the “Premier Financial Banking Subsidiaries”).

The headquarters of Premier Financial is located in Huntington, West Virginia. Premier Financial’s executive offices are located at 2883 Fifth Avenue, Huntington, West Virginia.

Traders Bankshares, Inc.
303 Main Street
Spencer, West Virginia 25276
304-927-3340

Traders is a one-bank holding company which owns all of the outstanding shares of Traders Bank, Spencer, West Virginia.  Traders operates at its main office at 303 Main Street, Spencer, West Virginia, at its drive-in office at 406 Main Street, Spencer, West Virginia, and at offices at 606 South Church Street, Ripley, West Virginia, and 1397 Elizabeth Pike, Mineral Wells, West Virginia.

As of September 30, 2007, Traders reported total assets of $106 million, net loans of $54 million, deposits of $93 million and shareholders’ equity of $12 million.

The Shareholder Meeting (page __)
The special shareholder meeting will be held on ____________ ___, 2008 at _____ __.m. at the offices of Traders, 303 Main Street, Spencer, West Virginia. At the special meeting, you will be asked:

•	to approve the Merger Agreement and the transactions contemplated thereby; and

•
if necessary, to consider and vote upon a proposal to adjourn the meeting to a later date or dates, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Record Date; Vote Required (page __)
You can vote at the special meeting if you owned shares of Traders common stock at the close of business on ____________, 2008. On that date, Traders had 180,000 shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Traders common stock that you owned on that date.

The approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of more than 50% of Traders outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of __________ ___, 2008, Traders directors and executive officers, and their affiliates, held approximately 14.2% of the outstanding shares of Traders common stock entitled to vote at the special meeting. The Traders directors have indicated that they plan to vote the shares of Traders common stock that they own for approval of the Merger Agreement and the transactions contemplated thereby.

Conditions to Completion of the Merger (page ___)
The obligations of Premier Financial and Traders to complete the Merger depend on a number of conditions being met. These include:

•	Traders’ shareholders’ approval of the Merger Agreement;

•	approval of the Merger by the necessary federal and state regulatory authorities;

•	absence of any law or court order prohibiting the Merger;

•	receipt of opinions from counsel to Traders and Premier Financial that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•	The continued accuracy of certain representations and warranties.

Where the law permits, Traders or Premier Financial could choose to waive a condition to an obligation to complete the Merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Regulatory Approvals (page __)
We cannot complete the Merger unless it is approved by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) and the West Virginia Board of Banking and Financial Institutions. Once the Federal Reserve Board approves the Merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the Merger.

As of the date of this proxy statement/prospectus all necessary applications have been filed, but we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement (page ____)
Traders and Premier Financial may mutually agree to terminate the Merger at any time.

Either Traders or Premier Financial may terminate the Merger Agreement if any of the following occurs:

•	there has been a material adverse change in the financial condition of Premier Financial, any Premier Financial Subsidiary Bank, or Traders since December 31, 2006; or

•
either party breaches any of its representations or obligations under the Merger Agreement, and does not cure the breach within 30 days if such breach individually or in the aggregate with other breaches results in a material adverse effect; or

•	the approval of any governmental entity required for consummation of the Merger is denied or the shareholders of Traders do not approve the Merger Agreement; or

•	if the Closing does not occur on or before April 30, 2008 unless extended by mutual agreement in writing.

Traders may terminate the Merger Agreement:

•
if the volume weighted average of the daily closing price per share of Premier Financial common stock for the five trading days ending with the tenth trading day prior to the Closing Date (“Closing Price”) is less than $11.20, unless Premier Financial by giving written notice to Traders after having received a termination notice from Traders, at its option, increases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Common Stock which are the equivalent to at least $42.00, based upon the Closing Price and the total Merger Consideration being received by Traders shareholders is equal to at least $92.00 per share.

Premier Financial may terminate the Merger Agreement:

•
if the Closing Price is more than $16.80, unless Traders by giving written notice to Premier Financial after having received a termination notice from Premier, at its option, decreases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier common stock which are the equivalent to, at the greatest, $63.00 based upon the Closing Price and the total Merger Consideration being received by Traders’ shareholders is equal to, at the greatest, $113.00 per share.

Termination Fee (See Page __)
In the event the Merger Agreement is terminated (i) due to a willful breach of the Merger Agreement by Traders;  (ii) as a result of the Traders Board of Directors failure to recommend the Merger and the shareholders of Traders fail to approve the Merger or (iii) the shareholders of Traders fail to approve the Merger and within twelve (12) months following the date of the Merger Agreement, Traders announces or enters into a contract for a transaction with any person relating to a merger or other business combination, Traders may be required to pay to Premier Financial a termination fee of $500,000.00.

Material Differences in the Rights of Premier Financial Shareholders and Citizens First Shareholders (page __)
The rights of Premier Financial’s shareholders are governed by Kentucky law and by Premier Financial’s articles of incorporation and bylaws. The rights of Traders shareholders are governed by West Virginia law and by Traders’ articles of incorporation and bylaws. Upon completion of the Merger, the rights of the Premier Financial’s shareholders, including former shareholders of Traders, will be governed by Kentucky law and the articles of incorporation and bylaws of Premier Financial.

RISK FACTORS

You should carefully read and consider the following risk factors concerning Premier Financial, Traders and the Merger before you decide whether to vote to approve the Merger and/or the other matters to be considered and voted upon at the shareholder meeting.

Risks Associated with the Merger

Fluctuations in the trading price of Premier Financial common stock will change the value of the shares of Premier Financial common stock you receive in the Merger.

     The exchange ratio is set at 3.75 shares of Premier Financial common stock plus $50.00 cash for each share of Traders common stock. The stock exchange ratio (“Stock Consideration”) is subject to (a) increase, if the Premier Financial share price is less than $11.20 under certain circumstances, to ensure that Traders shareholders receive Premier Financial common stock equivalent to at least $42, or (b) decrease, if the Premier Financial share price is more than $16.80 under certain circumstances, so that Traders shareholders receive Premier Financial common stock not greater than $63.00.  As a result, the market value of the Premier Financial common stock that you receive in the Merger will increase or decrease depending on the direction of the price movement of the Premier Financial common stock.  Also, after the Merger, the market value of Premier Financial common stock may decrease and be lower than the market value of Premier Financial common stock that was used in calculating the exchange ratio in the Merger.

The integration of the operations of Premier Financial and Traders may be more difficult than anticipated.

The success of the Merger will depend on a number of factors, including (but not limited to) Premier Financial’s ability to:

•	timely and successfully integrate the operations of Premier Financial and Traders;

•	maintain existing relationships with depositors in Traders, wholly owned subsidiary, Traders Bank, to minimize withdrawals of deposits subsequent to the Merger;

•	maintain and enhance existing relationships with borrowers to limit potential losses from loans made by Traders Bank;

•	control the incremental non-interest expense from Premier Financial to maintain overall operating efficiencies;

•	retain and attract qualified personnel at Premier Financial and Traders Bank; and

•	compete effectively in the communities served by Premier Financial and Traders Bank and in nearby communities.

Traders’ shareholders will have less influence as shareholders of Premier Financial than as shareholders of Traders.

Traders shareholders currently have the right to vote in the election of the board of directors of Traders and on other matters affecting Traders. The shareholders of Traders as a group will own approximately 11.4% of the combined organization (Premier Financial and Traders) and 10.6% of the Premier Financial, Traders and Citizens First combined organization if the Citizens First transaction is consummated (see “Proposed Acquisition” on page __). When the Merger occurs, each shareholder that receives shares of Premier Financial common stock will become a shareholder of Premier Financial with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Traders. Because of this, Traders’ shareholders will have less influence on the management and policies of Premier Financial than they now have on the management and policies of Traders.

Termination Fee may discourage others from trying to acquire Traders.

The termination fee provided for in the Merger Agreement (See “Termination Fee” on page ___ to ____) may discourage other companies from trying to acquire Traders even if the other acquisition could offer higher immediate value to Traders shareholders.

Risks Associated with Premier Financial

      Changes in Interest Rates Could Negatively Impact Premier Financial’s Results of Operations

The earnings of Premier Financial are primarily dependent on net interest income, which is the difference between interest earned on loans and investments, and interest paid on interest-bearing liabilities such as deposits and borrowings. Interest rates are highly sensitive to many factors, including government monetary and fiscal policies; domestic and international economic and political conditions; and, in particular, changes in the discount rate by the Board of Governors of the Federal Reserve System. Conditions such as inflation, recession, unemployment, money supply, government borrowing and other factors beyond management’s control may also affect interest rates. If Premier Financial’s interest-earning assets mature, reprice or prepay more quickly than interest-bearing liabilities in a given period, a decrease in market interest rates could adversely affect net interest income. Likewise, if interest-bearing liabilities mature or reprice, or, in the case of deposits, are withdrawn by the accountholder, more quickly than interest-earning assets in a given period, an increase in market interest rates could adversely affect net interest income. Given Premier Financial’s current mix of assets and liabilities, a declining interest rate environment would negatively impact Premier Financial’s results of operations.

Fixed rate loans increase Premier Financial’s exposure to interest rate risk in a rising rate environment because interest-bearing liabilities would be subject to repricing before assets become subject to repricing. Adjustable rate loans decrease the risks to a lender associated with changes in interest rates but involve other risks. As interest rates rise, the periodic payment by the borrower rises to the extent permitted by the terms of the loan, and the increased periodic payment increases the potential for default. At the same time, for secured loans, the marketability of the underlying collateral may be adversely affected by higher interest rates. In a declining interest rate environment, there is likely to be an increase in prepayment activity on loans as the borrowers refinance their loans at lower interest rates. Under these circumstances, Premier Financial’s results of operations could be negatively impacted.

Changes in interest rates also can affect the value of loans, investments and other interest-rate sensitive assets and Premier Financial’s ability to realize gains on the sale or resolution of assets. This type of income can vary significantly from quarter-to-quarter and year-to-year based on a number of different factors, including the interest rate environment. An increase in interest rates that adversely affects the ability of borrowers to pay the principal or interest on loans may lead to an increase in non-performing assets and increased loan loss reserve requirements that could have a material adverse effect on Premier Financial’s results of operations.

      Regional Economic Changes in Premier Financial’s Markets Could Adversely Impact Results From Operations

Like all banks, Premier Financial is subject to the effects of any economic downturn, and in particular a significant decline in home values or reduced commercial development in Premier Financial’s markets could have a negative effect on results of operations. Premier Financial’s success depends primarily on the general economic conditions in the counties in which Premier Financial conducts business, and in the West Virginia, southern Ohio and northern Kentucky areas in general. Unlike larger banks that are more geographically diversified, Premier Financial provides banking and financial services to customers primarily in the West Virginia counties of Barbour, Boone, Harrison, Lewis, Lincoln, Logan, Kanawha and Upshur, as well as the southern Ohio counties of Gallia, Lawrence and Scioto and the northern Kentucky counties of Bracken, Fleming, Greenup, Lewis, Mason, and Robertson. The local economic conditions in these market areas have a significant impact on Premier Financial’s ability to originate loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in the general economic conditions caused by inflation, recession, unemployment or other factors beyond Premier Financial’s control would affect these local economic conditions and could adversely affect Premier Financial’s financial condition and results of operations. Additionally, a significant decline in home values would likely lead to increased delinquencies and defaults in both the consumer home equity loan and residential real estate loan portfolios and result in increased losses in these portfolios.

      New or Revised Tax, Accounting and Other Laws, Regulations, Rules and Standards Could Significantly Impact Strategic Initiatives, Results of Operations and Financial Condition

The financial services industry is highly regulated and laws and regulations may sometimes impose significant limitations on operations. These regulations, along with the currently existing tax and accounting laws, regulations, rules and standards, control the methods by which financial institutions conduct business; implement strategic initiatives, as well as past, present, and contemplated tax planning; and govern financial disclosures. These laws, regulations, rules, and standards are constantly evolving and may change significantly over time. The nature, extent, and timing of the adoption of significant new laws, changes in existing laws, or repeal of existing laws may have a material impact on Premier Financial’s results of operations and financial condition, the effects of which are impossible to predict at this time.

      The Extended Disruption of Vital Infrastructure Could Negatively Impact Premier Financial’s Results of Operations and Financial Condition

Premier Financial’s operations depend upon, among other things, its technological and physical infrastructure, including its equipment and facilities.  While disaster recovery procedures are in place, an extended disruption of its vital infrastructure by fire, power loss, natural disaster, telecommunications failure, computer hacking and viruses, terrorist activity or the domestic and foreign response to such activity, or other events outside of Premier Financial’s control, could have a material adverse impact either on the financial services industry as a whole, or on Premier Financial’s business, results of operations, and financial condition.

      Strong Competition Within Premier Financial’s Market Area May Limit Profitability

Premier Financial faces significant competition both in attracting deposits and in the origination of loans. Mortgage bankers, commercial banks, credit unions and other savings institutions, which have offices in Premier Financial’s market area have historically provided most of Premier Financial’s competition for deposits; however, Premier Financial also competes with financial institutions that operate through Internet banking operations throughout the continental United States. In addition, and particularly in times of high interest rates, Premier Financial faces additional and significant competition for funds from money market and mutual funds, securities firms, commercial banks, credit unions and other savings institutions located in the same communities and those that operate through Internet banking operations throughout the continental United States. Many competitors have substantially greater financial and other resources than Premier Financial. Moreover, credit unions do not pay federal or state income taxes and are subject to fewer regulatory constraints than community banks and as a result, they may enjoy a competitive advantage over Premier Financial. Premier Financial competes for loans principally on the basis of the interest rates and loan fees its subsidiaries charge, the types of loans the subsidiaries originate and the quality of services they provide to borrowers. This advantage places significant competitive pressure on the prices of loans and deposits.

      Loss of Large Checking and Money Market Deposit Customers Could Increase Cost of Funds and Have a Negative Effect on Results of Operations

Premier Financial has a number of large deposit customers that maintain balances in checking, money market and repurchase agreement accounts at the Premier Financial Subsidiary Banks. The ability to attract these types of deposits has a positive effect on Premier Financial’s net interest margin as they provide a relatively low cost of funds to Premier Financial compared to certificates of deposits or advances. If these depositors were to withdraw these funds and the Premier Financial Subsidiary Banks were not able to replace them with similar types of deposits, the cost of funds would increase and Premier Financial’s results of operation would be negatively impacted.

      Extensive Regulation and Supervision

Premier Financial, primarily through the Premier Financial Subsidiary Banks, is subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect Premier Financial’s lending practices, capital structure, investment practices, dividend policy and growth, among other things. Premier Financial is also subject to a number of federal laws, which, among other things, require it to lend to various sectors of the economy and population, and establish and maintain comprehensive programs relating to anti-money laundering and customer identification. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect Premier Financial in substantial and unpredictable ways. Such changes could subject Premier Financial to additional costs, limit the types of financial services and products it may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, along with corrective action plans required by regulatory agencies, any of which could have a material adverse effect on Premier Financial’s business, financial condition and results of operations.  Premier Financial and certain of the Premier Financial Subsidiary Banks have in the past been subject to such corrective action plans, and therefore there may be some residual reputation damage within the regulatory agencies.  While Premier Financial has policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

      Dividend payments by subsidiaries to Premier Financial and by Premier Financial to its shareholders can be restricted.

Premier Financial’s principal source of funds for dividend payments and its debt service obligations is dividends received from the Premier Financial Subsidiary Banks.  Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.  Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, as defined, combined with the retained net profits of the preceding two years, subject to various capital requirements and additional restrictions.  During 2007 the Premier Financial Subsidiary Banks could, without prior approval, declare dividends of approximately $3.2 million plus any 2007 net profits retained to the date of the dividend declaration.

      Allowance for Loan Losses May Be Insufficient

Premier Financial, through the Premier Financial Subsidiary Banks, maintains an allowance for loan losses based on, among other things, national and regional economic conditions, historical loss experience, evaluations of potential losses on identified problem loans and delinquency trends.  Premier Financial believes that its allowance for loan losses is maintained at a level adequate to absorb any probable losses in its loan portfolio given the current information known to management.  These determinations are based upon estimates that are inherently subjective, and their accuracy depends on the outcome of future events.  Therefore, Premier Financial cannot predict loan losses with certainty and ultimate losses may differ from current estimates.  Depending on changes in economic, operating and other conditions, including changes in interest rates, which are generally beyond its control, Premier Financial’s actual losses could exceed its current allowance estimates.  Premier Financial can provide no assurance that its allowance is sufficient to cover all charge-offs in future periods.  If charge-offs exceed Premier Financial’s allowance, its earnings would decrease.  In addition, regulatory agencies review Premier Financial’s allowance for loan losses and may require additions to the allowance based upon their judgment about information available to them at the time of their examination.  A required increase in Premier Financial’s allowance for loan losses could reduce its earnings.

      Claims and Litigation Pertaining to Fiduciary Responsibility

From time to time, customers make claims and take legal action pertaining to Premier Financial’s and the Premier Financial Subsidiary Banks’ performance of their fiduciary responsibilities. If such claims and legal actions are not resolved in a manner favorable to the Premier Financial Subsidiary Banks they may result in financial liability and/or adversely affect the market perception of the Premier Financial Subsidiary Banks and their products and services as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on Premier Financial’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations.

      Inability to Hire and Retain Qualified Employees

Premier Financial’s performance is largely dependent on the talents and efforts of highly skilled individuals and their ability to attract and retain customer relationships in a community bank environment. There is intense competition in the financial services industry for qualified employees. In addition, Premier Financial faces increasing competition with businesses outside the financial services industry for the most highly skilled individuals. Premier Financial’s business could be adversely affected if it were unable to retain and motivate its existing key employees and management team.  Furthermore, Premier Financial’s success may be impacted if it were unable to recruit replacement management and key employees in a reasonable amount of time.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the Merger, the expected pro forma effect of the Merger, and plans and objectives of Premier Financial’s management for future operations of the combined organization following consummation of the Merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” or similar expressions and may include discussions of future strategy. Each of Premier Financial and Traders caution you not to rely unduly on any forward-looking statements in this proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements.

Factors that might cause such a difference include the following:

•	the ability of Traders to obtain the required shareholder approval or the companies to obtain the required regulatory approvals for the Merger;

•	the ability of the companies to consummate the Merger;

•	the ability to successfully integrate Traders into Premier Financial following the Merger;

•	a material adverse change in the financial condition, results of operations or prospects of either Traders or Premier Financial;

•	the ability to fully realize any cost savings and/or revenue enhancements or the ability to realize them on a timely basis;

•	the risk of borrower, depositor and other customer attrition after the transaction is completed;

•	a change in general business and economic conditions;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and

•	other risk factors described on pages __ to __ of this proxy statement/prospectus.

Premier Financial and Traders undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Premier Financial common stock is traded on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) Global Market under the trading symbol “PFBI”. The closing sale price reported for Premier Financial common stock on November 26, 2007, the last trading date preceding the public announcement of the Merger Agreement, was $13.54. Traders common stock is not traded over any organized exchange nor is it actively traded in a recognized over the counter market.  Shares are occasionally bought and sold by private individuals, firms, or corporations and in many instances, Traders does not have knowledge of the purchase price or the terms of the purchase.  The stock is also traded periodically through local brokerage firms.  The following table reflects the approximate range of the high and low prices for Traders common stock during each quarter indicated based upon information furnished to Traders by one or more parties or local brokerage firms involved in certain sales and purchases.  Since all of these sales have been private sales, Traders has no way of verifying the accuracy of the representations made to it as to the prices paid for Traders capital stock, but Traders and Premier Financial have no reason to believe that any of such representations are inaccurate.

The following table sets forth for the periods indicated the high and low prices per share of Premier Financial common stock and Traders common stock as reported on their respective market, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Premier Financial			Traders
			Cash					Cash
	Sales Price		Dividend	Sales Price				Dividend
	High	Low	Declared	High		Low		Declared
2005
First Quarter	$12.75	$10.78	$-	$	*	$	*	$-
Second Quarter	13.00	10.00	-		*		*	-
Third Quarter	14.93	11.90	-		*		*	-
Fourth Quarter			-		80.00		80.00	-

2006
First Quarter	$16.44	$14.01	$-		$70.00		$70.00	$-
Second Quarter	16.50	13.25	-		70.00		70.00	-
Third Quarter	15.40	13.90	0.05		*		*	-
Fourth Quarter	14.90	13.40	0.05		*		*	-

2007
First Quarter	$16.49	$13.36	$0.10		$70.00		$70.00	$0.25
Second Quarter	16.50	15.03	0.10		70.00		70.00	0.25
Third Quarter	16.45	13.23	0.10		70.00		70.00	0.25
Fourth Quarter	14.77	12.10	0.10		*		*	0.25

2008
First Quarter (through Jan. 31, 2008)	$13.59	$12.20	$-		*		*	$-

* No reported trades

      The shareholders of Premier Financial are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly. Dividends were $0.40 per share in 2007, $0.10 per share in 2006 and no dividends in 2005. The payment of dividends is subject to the restrictions set forth in the Kentucky corporate and banking laws and the limitations imposed by the Federal Reserve Board.

Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier Financial without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the Premier Financial Subsidiary Banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each of the Premier Financial Subsidiary Bank's earnings and financial condition.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary historical consolidated financial information for Premier Financial and Traders. The balance sheet data and income statement data of each of Premier Financial and Traders as of and for the five years in the period ended December 31, 2006 are taken from the audited consolidated financial statements of Premier Financial and Traders, respectively.

The following information should be read in conjunction with the audited consolidated financial statements of each of Premier Financial and Traders, and the related footnotes.
PREMIER FINANCIAL
Summary Consolidated Financial Data

Dollars in thousands, except per share amounts	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Summary Statements of Income
Net interest income	$16,652	$15,941	$21,395	$19,852	$18,064	$19,182	$20,838
Provision for loan losses	(103)	(1,051)	(1,161)	4	1,026	20,513	9,453
Non-interest income	3,461	3,031	4,165	3,920	3,606	4,064	2,717
Non-interest expense	12,232	12,736	16,937	17,305	17,782	17,632	17,831
Income taxes (benefit)	2,601	2,445	3,283	2,029	899	(5,282)	(1,522)
Income (loss) from continuing operations	5,383	4,842	6,501	4,434	1,963	(9,617)	(2,207)
Income (loss) from discontinued operations	-	-	-	-	4,734	(80)	(1,130)
Net income (loss)	$5,383	$4,842	$6,501	$4,434	$6,697	$(9,697)	$(3,337)
Per Share Information
Income (loss) from continuing operations - basic	$1.03	$0.92	$1.24	$0.85	$0.37	$(1.84)	$(0.42)
Income (loss) from continuing operations - diluted	1.02	0.92	1.24	0.84	0.37	(1.84)	(0.42)
Net income – basic	1.03	0.92	1.24	0.85	1.28	(1.85)	(0.64)
Net income – diluted	1.02	0.92	1.24	0.84	1.28	(1.85)	(0.64)
Book value	12.50	11.35	11.65	10.37	9.75	8.70	10.73
Cash dividends	0.30	0.05	0.10	0.00	0.00	0.00	0.00
Selected Balance Sheet Information
Total assets of continuing operations	$547,002	$539,701	$535,452	$528,324	$537,255	$543,229	$590,868
Total assets of discontinued operations	-	-	-	-	-	79,163	84,406
Loans, net of unearned income	346,502	346,037	343,797	328,717	324,937	331,794	373,099
Allowance for loan losses	6,499	6,941	6,661	7,892	9,384	14,300	9,698
Goodwill and other intangibles	15,816	15,816	15,816	15,816	15,816	15,816	15,816
Securities	123,347	129,510	121,367	137,419	153,892	147,646	144,698
Deposits	450,960	445,820	438,950	435,843	437,798	455,474	477,724
Other borrowings	26,711	23,693	33,091	19,053	20,536	18,307	32,600
Subordinated debentures	-	8,505	-	15,722	20,876	26,546	29,639
Stockholders’ equity	65,472	59,393	61,002	54,287	51,029	45,540	56,124

	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Selected Ratios
Return on average assets (1), (2)	1.30%	1.19%	1.21%	0.82%	0.36%	(1.66)%	(0.37)%
Return on average equity (2)	11.25%	11.31%	11.31%	8.42%	4.06%	(18.46)%	(3.77)%
Dividend payout (2)	29.41%	5.43%	8.06%	0.00%	0.00%	0.00%	0.00%
Stockholders’ equity to total assets assets at period-end (3)	11.97%	11.00%	11.39%	10.28%	9.50%	8.38%	9.50%
Average stockholders’ equity to average total assets (1)	11.57%	10.58%	10.74%	9.77%	8.23%	7.88%	8.44%

(1)  Computed based on average assets from continuing operations
(2)  Computed based on income (loss) from continuing operations
(3)  Shareholders’ equity at period-end divided by assets from continuing operations
(4)  A 2003 investigation into the conduct of the former president of Farmers Deposit Bank by Premier and the FDIC, resulted in the charge-off of over $17.2 million of loans. The resulting depletion of the allowance for loan losses together with the analysis of additional risk in the loan portfolio warranted significant additional provisions for loan losses at the Bank. In addition to the provision for loan losses, interest income reversals and other non-interest expenses, including bad check write-offs and loan review expenses, were recorded.

TRADERS
Summary Consolidated Financial Data

Dollars in thousands except per share amounts	As of or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
Summary Statements of Income
Net interest income	$3,126	$3,171	$4,274	$4,584	$4,819	$5,518	$5,618
Provision for loan losses	0	105	105	5,295	1,480	1,275	0
Non-interest income	562	437	638	546	625	539	507
Non-interest expense	3,231	3,395	4,482	4,529	4,024	4,027	3,499
Income taxes (benefit)	270	31	325	(1,775)	(221)	495	951
Net income (loss)	$323	$127	$470	$(2,919)	$160	$260	$1,674
Per Share Information
Net income – basic	1.79	0.71	2.61	(16.22)	0.89	1.45	9.30
Net income - diluted	1.79	0.71	2.61	(16.22)	0.89	1.45	9.30
Book value	68.42	61.69	66.43	61.97	81.04	79.97	84.07
Cash dividends	0.50	0.00	0.00	0.00	0.35	4.20	4.20
Selected Balance Sheet Information
Total assets	$105,968	$102,776	$103,777	$106,691	$110,844	$119,001	$126,060
Loans, net of unearned income	56,362	50,193	48,463	59,595	75,204	91,318	102,673
Allowance for loan losses	2,310	2,072	2,066	3,201	2,069	2,103	1,519
Securities	41,673	44,884	42,224	33,608	23,914	10,653	10,951
Deposits	93,161	91,371	91,166	94,190	95,554	106,692	109,928
Other borrowings	0	0	0	0	0	0	0
Stockholders’ equity	12,317	11,104	11,957	11,155	14,588	14,394	15,134
Shares outstanding	180,000	180,000	179,900	179,900	180,000	180,000	180,000

Selected Ratios
Return on assets (1)	0.41%	0.16%	0.45%	(2.74)%	0.14%	0.22%	1.33%
Return on equity (2)	3.50%	1.52%	3.93%	(26.17)%	1.10%	1.81%	11.06%
Dividend payout	27.93%	0.00%	0.00%	0.00%	39.33%	289.66%	45.16

(1) Using period end total assets (2) Using period-end stockholders’ equity

THE SPECIAL MEETING

General

This section contains information about the Traders special shareholder meeting that has been called to vote upon the matters described below.

We are mailing this proxy statement/prospectus to you, as a Traders shareholder, on or about _______ ___, 2008. Together with this proxy statement/prospectus, we also are sending to you a notice of the special meeting and a form of proxy that the Traders board is soliciting for use at the special meeting. The special meeting will be held on                     , __________ ___, 2008, at ______ __.m., local time.

Matters to Be Considered

At the special meeting, you will be asked:

•	to approve the Merger Agreement and the transactions contemplated thereby; and

•
to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to the Traders corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Traders Bankshares, Inc.
Attn:  Corporate Secretary
303 Main Street
Spencer, West Virginia 25276

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the special meeting as described above.

Solicitation of Proxies

Traders will bear the entire cost of soliciting proxies from you, except that Premier Financial has agreed to pay the cost of the preparation and filing of this proxy statement/prospectus and other fees relating to the Merger paid to the Securities and Exchange Commission. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Traders will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter.

Record Date and Voting Rights

In accordance with West Virginia law, Traders’ articles of incorporation and bylaws and the Nasdaq rules, we have fixed ______________ as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Traders common stock at the close of business on the record date. At that time, 180,000 shares of Traders common stock were outstanding, held by ___ holders of record. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Traders common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Traders common stock you held as of the close of business on the record date.

Holders of shares of Traders common stock present in person at the special meeting but not voting, and shares of Traders common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes, however, will be counted for purposes of determining whether a quorum exists.

Vote Required

The approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of more than 50% of Traders’ outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the Merger Agreement and the transactions contemplated thereby require the affirmative vote of the holders of more than 50% of the outstanding shares of Traders common stock entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, the Traders board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Traders and their affiliates, beneficially owned approximately ___shares of Traders common stock, entitling them to exercise approximately ___% of the voting power of the Traders common stock entitled to vote at the special meeting. Each director and executive officer of Traders has indicated that they will vote each share of Traders common stock that they own “FOR”approval and adoption of the Merger Agreement and the transactions contemplated thereby.
Recommendation of the Traders Board of Directors

The Traders board of directors has approved the Merger Agreement and the transactions contemplated thereby.  The Traders board believes that the Merger Agreement and the transactions contemplated thereby are fair to, and are in the best interests of, Traders and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby.

APPROVAL OF THE MERGER

This summary of the material terms and provisions of the Merger Agreement is qualified in its entirety by reference to such document. The Merger Agreement is attached asAppendix Ito this proxy statement/prospectus. We incorporate this Appendix I into this summary by reference.

Merger

Subject to satisfaction or waiver of all conditions in the Merger Agreement, Traders will merge with and into TB Acquisition, Inc., a wholly-owned subsidiary of Premier Financial.  Upon completion of the Merger, TB Acquisition, Inc. will change its name to Traders Bankshares, Inc., its corporate existence will terminate and TB Acquisition, Inc. will continue as the surviving corporation with the name Traders Bankshares, Inc.

Immediately following the Merger, the directors and officers of Traders will become the directors and officers of TB Acquisition, Inc.

Merger Consideration

Each share of Traders common stock will be converted in the Merger into:

•	$50.00 cash; and

•
3.75 shares of Premier Financial common stock.  The stock exchange ratio (“Stock Consideration”) is subject to (a) increase, if the Premier Financial share price is less than $11.20 under certain circumstances, to ensure that Traders shareholders receive Premier Financial common stock equivalent to at least $42, or (b) decrease, if the Premier Financial share price is more than $16.80 under certain circumstances, so that Traders shareholders receive Premier Financial common stock not greater than $63.00.

The amount and nature of the merger consideration was established through arm’s-length negotiations between Premier Financial and Traders and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page ___ and “Premier Financial Reasons for the Merger” beginning on page __. The parties have structured the Merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “– Certain Federal Income Tax Consequences of the Merger” beginning on page __.   The Merger Agreement may be terminated by either Premier Financial or Traders upon the occurrence of certain circumstances.  See “Termination of the Merger Agreement” beginning on page __.

We cannot assure you that the current fair market value of Premier Financial or Traders common stock will be equivalent to the fair market value of Premier Financial or Traders common stock on the effective date of the Merger.
No Fractional Shares

Each holder of shares of common stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Premier Financial common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Premier Financial common stock multiplied by (ii) the volume-weighted average of the closing price of Premier Financial common stock for the five trading days ending with the fifth business day before the Effective Time.

Dissenters’ Appraisal Rights

The following summary does not purport to be a complete statement of the procedures to be followed by Traders shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of West Virginia Code Sections 31D-13-1301 et seq., the full texts of which are attached as Appendix II to this Proxy Statement.

Appraisal Rights

Under the West Virginia Business Corporation Act, Traders shareholders may object to the Merger and demand in writing to be paid the fair value of their shares.  Shareholders who elect to exercise appraisal rights must comply with all of the procedures of the West Virginia Business Corporation Act to preserve those rights.  A copy of the provision of the West Virginia Business Corporation Act concerning the “Appraisal Rights” is attached as Appendix II to this Proxy Statement.

Section 31D-13-1321 sets forth the initial procedures to be followed by a shareholder electing to demand appraisal of his or her shares.  These must be followed strictly.  Failure to comply with these procedures may cause you to lose your appraisal rights.  The following information is only a brief summary of the required procedures under West Virginia law and is qualified in its entirety by the provisions of the West Virginia Business Corporation Act.

General Requirements

If you want to object to the Merger and be paid the full value of your shares in cash, §31D-13-1321 requires you to take the following actions:

•
You must deliver a written demand for appraisal to Traders before the vote is taken on the Merger Agreement at Traders’ special meeting.  This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement.  Merely voting against, abstaining from voting or failing to vote in favor of adoption of the Merger Agreement will not constitute a demand for appraisal within the meaning of §31D-13-1321.  See “Requirements for Written Demand for Appraisal” below for more details on making a demand for appraisal.

•
You must not vote in favor of approval and adoption of the Merger Agreement. A failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement will constitute a waiver of your right of appraisal. Accordingly, if you want to maintain your appraisal rights you must either check the “Against” box or the “Abstain” box on the proxy card or refrain from executing and returning the enclosed proxy card.

•
You must continuously hold your shares of Traders stock from the date you make the demand for appraisal through the effective date of the Merger. A stockholder who is the record holder of shares of Traders common stock on the date the written demand for appraisal is made, but who thereafter transfers these shares prior to completion of the Merger, will lose any right to appraisal in respect of those shares.

Requirements for Written Demand for Appraisal

Voting against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will not constitute a written demand for appraisal within the meaning of §31D-13-1321.  The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

Traders shareholders who wish to exercise their appraisal rights should address written demands to:

Gary L. Brown
President and Chief Executive Officer
Traders Bankshares, Inc.
303 Main Street
Spencer, West Virginia 25276

Traders must receive all written demands for appraisal before the vote concerning the Merger Agreement is taken.

Written Notice from Traders After the Effective Date

Within ten days after the effective date of the Merger, Traders must give written notice that the Merger has become effective to each Traders shareholder who has properly sent a written demand for appraisal and who did not vote in favor of the Merger.  The written notice and form will (a) specify the date of the first announcement to shareholders of the principal terms of the Merger and (b) require the shareholder(s) to certify (x) whether or not the beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (y) that the shareholder(s) did not vote for the Merger.  The form will also specify (a) where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited; (b) a date by which Traders must receive the form; (c) Traders estimate of the fair value of the shares; (d) that, if requested in writing, that Traders will provide within ten (10) days after the date set forth in (b) above the number of shareholders who return the dissenters form by the specified date and the total number of shares owned by them; and (e) the date by which a shareholder may withdraw their request for appraisal rights.

ANY SHAREHOLDER FAILING TO MAKE DEMAND AS OUTLINED ABOVE AND IN APPENDIX II SHALL BE BOUND BY THE MERGER PLAN IN ACCORDANCE WITH ITS TERMS.

Background of the Merger; Board Recommendations and Reasons for the Merger

The board of directors and management of Traders have periodically explored and discussed strategic options potentially available to it in an effort to enhance shareholder value. These discussions included the possibility of business combinations involving Traders and other financial institutions. From time to time, representatives of Traders have had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination.  None of those discussions resulted in a transaction.

In determining to approve the Merger Agreement and the transactions contemplated thereby, and to recommend their approval to shareholders, the Traders board of directors reviewed and considered a number of factors, including, without limitation, the following:

•
the value to be received by the shareholders under the Merger Agreement relative to the historical trading price of Traders common stock represented a premium of approximately 44.0% over the closing price of Traders common stock on November 26, 2007, the last trading day before the Merger Agreement was signed;

•	the per share value of the consideration to Traders shareholders and the fact that at least a portion of the consideration will be in the form of cash;

•	the anticipated tax-free exchange of Traders common stock for Premier Financial common stock for that portion of consideration;

•
the ability of Traders shareholders, through the Premier Financial common stock component of the merger consideration, to participate in the potential growth of the combined institutions following consummation of the transaction;

•
the competitive environment facing community banks like Traders Bank, and management’s belief that its customers and employees would benefit from a combination with Premier Financial due to the combined company’s enhanced ability to serve its customers more broadly and effectively because of the combined company’s greater scale, broader product mix, stronger platform and robust systems;

•	the result of the due diligence investigation of Premier Financial conducted by Traders;

•	the board’s familiarity with and review of the business, financial condition, results of operations, and prospects of Premier Financial, including among others, its growth and profitability potential;

•	management’s belief that the Merger would likely be approved by the appropriate regulatory authorities without undue conditions of delay and in accordance with the terms proposed;

•	the fact that Traders’ shares are not traded in the public market, and management’s belief that its shareholders desire greater liquidity;

•
the potential alternatives available to Traders, including other potential merger transactions and the alternative of remaining independent, and the risks and challenges inherent in successfully implementing its business plan; and

•	the fairness opinion of Baxter Fentriss and Company ("Baxter Fentriss") (a copy of which is attached hereto as Appendix III).

In reaching its determination to approve and recommend the Merger, the Traders board of directors did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the Traders board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Traders board of directors.

Based on the foregoing, the Traders board of directors believes that the Merger is in the best interests of Traders and its shareholders and recommends that shareholders vote “FOR” approval of the Merger Agreement.

Opinion of Financial Advisor

Baxter Fentriss has acted as financial advisor to Traders in connection with the Merger. Baxter Fentriss assisted Traders in identifying and negotiating with Premier Financial. Baxter Fentriss delivered to Traders its opinion dated November 27, 2007 that on the basis of matters referred to herein, the Merger Consideration received by shareholders of Traders common stock is fair from a financial point of view. In rendering its opinion Baxter Fentriss consulted with the management of Traders and Premier Financial, and reviewed the Agreement of Merger entered into on November 27, 2007. Baxter Fentriss also reviewed certain publicly-available information on the parties and certain additional materials made available by the management of the respective banks.

In addition, Baxter Fentriss discussed with Traders’ management and Premier Financial their respective businesses and outlook. Baxter Fentriss was involved in the negotiations between Traders and Premier Financial. No limitations were imposed by Traders’ Board of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix III to this Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss.

Baxter Fentriss’ opinion is directed to Traders’ Board of Directors and is directed only to the fairness, from a financial point of view, of the Merger Consideration to be received by shareholders of Traders common stock. It does not address Traders’ underlying business decision to effect the proposed Merger, nor does it constitute a recommendation to any Traders shareholder as to how a shareholder should vote with respect to the Merger at the shareholder meeting or as to any other matter.

Baxter Fentriss' opinion was one of many factors taken into consideration by Traders’ Board of Directors in making its determination to approve the Merger, and the receipt of Baxter Fentriss' opinion is a condition precedent to Traders’ consummating the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Traders or the effect of any other business combination in which Traders might engage.

Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate, and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. Traders selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm's extensive experience and expertise in transactions similar to the Merger. Baxter Fentriss is not affiliated with Traders or Premier Financial.  Baxter Fentriss represented Premier Financial in the sale of one of its subsidiary banks in 2003.  In addition, Baxter Fentriss Principals and/or employees routinely own shares of U.S. based financial institutions. Baxter Fentriss previously informed Traders that one of its employees owned share of Premier Financial.  All positions maintained in Premier Financial are not material to such parties.

In connection with rendering its opinion to Traders’ Board of Directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including the following:

•
the historical and current financial condition and results of operations of Traders and Premier Financial including interest income, interest expense, non-interest income, non-interest expense, earnings, book value, returns on assets and equity, and possible tax consequences resulting from the transaction;

•	the proposed acquisition of Citizens First Bank, Inc. by Premier Financial;

•	the business prospects of Traders and Premier Financial;

•	the economies of Traders and Premier Financial’s respective market areas; and

•	the nature and terms of certain other acquisition transactions that it believed to be relevant.

Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of acquisition transactions in West Virginia and throughout the United States.

In connection with rendering its opinion, Baxter Fentriss reviewed:

•	the Merger Agreement;

•
the Annual Reports to shareholders of Traders for the years ended December 31, 2005 and 2006, Traders’ September 30, 2007 Call Report and Traders’ September 30, 2007 unaudited internal financial statements, as well as certain current interim reports to shareholders and regulatory agencies;

•
the Annual Reports to shareholders of Premier Financial for the years ended December 31, 2004, 2005, and 2006, Premier Financial’s September 30, 2007 Form 10-Q, as well as certain current interim reports to shareholders and regulatory agencies;

•	certain additional financial and operating information with respect to the business, operations and prospects of Traders and Premier Financial as it deemed appropriate.

Baxter Fentriss also:

•
held discussions with members of Traders’ and Premier Financial’s senior management regarding the historical and current business operation, financial condition and future prospects of their respective companies;

•
reviewed the historical market prices and trading activity for Traders’ common stock and Premier Financial’s common stock, as applicable, and compared them with those of certain publicly traded companies that it deemed to be relevant;

•	compared the results of operations of Traders and Premier Financial with those of certain banking companies that it deemed to be relevant;

•	analyzed the pro-forma financial impact of the Citizens First Bank, Inc. Acquisition and the pro-forma financial impact of the Traders Merger on Premier Financial; and

•	conducted such other studies, analyses, inquiries, and examinations as Baxter Fentriss deemed appropriate.

The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a Fairness Opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration provided to the holders of Traders common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Traders or Premier Financial.

In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Traders and Premier Financial. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro-forma basis, to Premier Financial.

The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion:

1. Stock Price History. Baxter Fentriss analyzed the historical trading prices and volume for Traders’ and Premier Financial’s common stock and compared them to twenty-five other publicly traded banks and thrifts in Kentucky, Ohio, and West Virginia with greater than $300 million in assets and less than $800 million in assets. As of the market close on November 26, 2007 Premier Financial traded at $13.54 which was a trailing twelve months price-to-earnings multiple of 10.03X, a price-to-book multiple of 1.08X, a price-to-tangible book multiple of 1.43X, and a dividend yield of 2.95%. This compares to corresponding average multiples for the above mentioned group of 15.40X trailing twelve months price-to-earnings, a 1.19X price-to-book, a price-to-tangible book multiple of 1.36X, and a dividend yield of 3.83%.. The multiple for price-to-book, price-to-tangible book, and dividend yield are deemed consistent with the pricing multiples for other such institutions while the multiple for price-to-earnings suggests Premier Financial’s common stock is trading at a discount to the group.

2. Comparative Analysis. Baxter Fentriss analyzed and compared the price-to-earnings multiple, price-to-book multiple, price-to-assets, and price-to-deposits of Premier Financial’s offer to two comparable transaction groups. In calculating Traders latest twelve months price-to-earning multiple, Baxter Fentriss noted that Traders earnings included a net negative tax expense of $41,000.  While no adjustment has been made in the ratio analysis, Baxter Fentriss notes that a normalized tax provision would result in higher price-to-earnings multiples.

The first comparative group (G1) included the mean of all West Virginia publicly announced banking transactions since January 1, 2000. The second comparative group (G2) included the mean of Kentucky, Ohio, and West Virginia publicly announced banking transactions since January 1, 2002 for Banks and Thrifts with assets between $50 million and $150 million.  The Merger pricing multiples for Traders were price-to-earning 27.24X, price-to-book 1.48X, price-to-assets 17.12%; and price-to-deposits 19.47%. These pricing ratios reflect as purchase value the sum of all value paid to common shareholders. In comparison to the G1 multiples, the Merger ranks as the third highest of ten transactions for price-to-earnings and fifth highest for price-to-book, price-to-assets, and price-to-deposits since 2000.  In addition the transaction values exceed the West Virginia average multiple for each ratio since 2000 except price-to-book which reflects the higher capital to asset ratio of Traders at September 30, 2007.  In comparison to the G2 multiples, for price-to-earnings, the Merger ranks as the fifth highest multiple since 2002, for price-to-book multiple, the Merger ranks as the twenty second highest of thirty-two transactions since 2002 and for price-to-assets the Merger ranks as fourteenth of thirty-two while for price-to-deposits ranks tenth of thirty-two.

Below is a table that summarizes Group 1 (G1) and Group 2 (G2) average pricing for transactions.

GROUP 1 (WV)
	Price/ LTM Earnings	Price/ Book	Price/ Assets	Price/ Deposits	Equity/ Assets
	(x)	(x)	(%)	(%)	(%)
Mean:	23.21	1.68	15.08	17.64	9.36
Traders:	27.24	1.48	17.12	19.47	11.56
Rank:	3	5	5	5

GROUP 2 (KY, OH, WV)
	Price/ LTM Earnings	Price/ Book	Price/ Assets	Price/ Deposits	Equity/ Assets
	(x)	(x)	(%)	(%)	(%)
Mean:	22.24	1.70	17.43	22.28	10.44
Traders:	27.24	1.48	17.12	19.47	11.56
Rank:	5	22	14	19

3. Discounted Cash Flow Analysis (“DCF”). Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present values for a share of Traders’ common stock as a five and ten year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Traders’ common stock using a range of growth rates from eight percent (8%) to fourteen percent (14%) for Traders’ earnings. A range of terminal values from sixteen to twenty times earnings was also used in the analysis as well as a range of discount rates from twelve and a half percent (12.5%) to fourteen and a half (14.5%). These ranges of growth rates, discount rates, and terminal values were chosen based upon what Baxter Fentriss in its judgment, considered to be appropriate taking into account, among other things, Traders’ past and current performance, the general level of inflation, rates of return for fixed income and equity securities in the market place generally and for companies of similar risk profiles. In all of the scenarios considered, the present value of Traders’ common stock was calculated at less than the value of Premier Financial’s offer. Thus, Baxter Fentriss’ discounted cash flow analysis indicated that the value of the consideration offered exceeded the DCF value of Traders common stock.

Below is a table that summarizes the discounted cash flow analysis that Baxter Fentriss performed in forming its Fairness Opinion. The table uses Traders’ September 30, 2007 financial data of which consolidated equity totaled $12,247,396, trailing twelve months earnings totaled $665,894, and outstanding shares were 180,000. An example of how to read the table is as follows:

Using a discount rate of 12.5%, a terminal value of 16x, and growth rates of 8% to 14%, the present value of Traders’ common stock is calculated to be in the range of $48.26 to $63.24 assuming the shares are sold in five years. The values in the range are less than the $100.78 which Premier Financial has offered, which means that under the assumptions of this particular scenario, the value of the consideration offered exceeds the DCF value of Traders Common Stock under this scenario.

SUMMARY OF BAXTER FENTRISS DISCOUNTED CASH FLOW ANALYSIS

DISCOUNT RATE OF	12.50%	AND GROWTH RATES FROM			8%	TO	14%
		RANGEOF PRESENTVALUE CALCULATIONS
TERMINAL VALUE		SELL SHARES IN			SELL SHARES IN
OF EARNINGS		FIVE YEARS			TEN YEARS
16X		$48.26	TO	$63.24	$39.35	TO	$67.57
18X		$54.30	TO	$71.15	$44.27	TO	$76.02
20X		$60.33	TO	$79.05	$49.19	TO	$84.47

DISCOUNT RATE OF	13.50%	AND GROWTH RATES FROM			8%	TO	14%
		RANGEOF PRESENTVALUE CALCULATIONS
TERMINAL VALUE		SELL SHARES IN			SELL SHARES IN
OF EARNINGS		FIVE YEARS			TEN YEARS
16X		$46.17	TO	$60.51	$36.02	TO	$61.85
18X		$51.95	TO	$68.07	$40.52	TO	$69.58
20X		$57.72	TO	$75.63	$45.02	TO	$77.31

DISCOUNT RATE OF	14.50%	AND GROWTH RATES FROM			8%	TO	14%
		RANGEOF PRESENTVALUE CALCULATIONS
TERMINAL VALUE		SELL SHARES IN			SELL SHARES IN
OF EARNINGS		FIVE YEARS			TEN YEARS
16X		$44.19	TO	$57.91	$32.99	TO	$56.66
18X		$49.72	TO	$65.15	$37.12	TO	$63.74
20X		$55.24	TO	$72.39	$41.24	TO	$70.82

The discounted cash flow analysis is a widely used methodology. The results of such methodology are highly dependent upon the numerous assumptions that must be made and the results thereof are not necessarily indicative of actual values or actual future results.

4. Pro-forma Underlying Value of the Premier Financial Shares Received   Baxter Fentriss performed an analysis that compares the underlying value of the shares of Premier Financial that shareholders of Traders would receive as a result of the Merger. The underlying value analysis recognizes a mixed consideration of cash and common stock.  In effect shareholders of Traders’ who contributed underlying book value per share of $68.04 and trailing twelve months earnings per share of $3.70 as of September 30, 2007 will get $50.00 in cash and a pro-forma book value per share of $47.33 and pro-forma earnings per share of $5.14.

Traders’ did not declare or pay a dividend during 2006.  In second and third quarter of 2007 Traders paid a dividend to shareholders in the amount of $.25 per share per quarter or an annualized level of $1.00 per share.  With the proposed acquisition the Traders’ shareholders will receive cash of $50.00 per share plus 3.75 shares of Premier Financial’s stock with an indicated annual dividend of $.40 per Premier Financial share which equates to a pro-forma dividend of $1.50 per share.

Using publicly available information on Traders and Premier Financial and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Merger would not permanently dilute the capital and earnings capacity of Premier Financial and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and concluded that possible antitrust issues do not exist.

Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Traders or Premier Financial, and has not been furnished such an appraisal.

No company or transaction used as a comparison in the above analysis is identical to Traders, Premier Financial, or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

Baxter Fentriss has received $9000 from Traders in connection with a strategic evaluation and other advisory fees plus out of pocket expenses related to its efforts on Traders behalf and at the request of the bank in 2007.  Additionally, Baxter Fentriss will be paid (1) an acquisition fee, equal to approximately 1.50% of the aggregate consideration received by Traders shareholders, (2) a Fairness Opinion fee of $20,000 and (3) reasonable out-of-pocket expenses for its services. Traders’ has also agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

Premier Financial’s Reasons for the Merger

The Merger is consistent with Premier Financial’s plan to have operations, offices and distinct capabilities in markets of its choice within its region. The Merger will afford Premier Financial the opportunity to expand into Roane County and Jackson County, West Virginia.  Premier Financial believes that the Merger provides an opportunity to enhance Premier Financial’s stockholder value with the prospects of positive long-term performance of Premier Financial’s common stock. Premier Financial believes that the Merger is a strategic fit between Premier Financial and Traders given the compatibility of the management and business philosophy of each company. Enhanced opportunities should result from the Merger by eliminating redundant or unnecessary costs and enhancing revenue growth prospects.

Interests of Certain Persons in the Merger

Certain members of Traders’ management have interests in the Merger in addition to their interests as shareholders of Traders. These interests are described below. In each case, the Traders board of directors was aware of these potential interests, and considered them, among other matters in approving the Merger Agreement and the transactions contemplated thereby.

Management Following the Merger. The Merger Agreement provides the following with respect to the management of Traders at the time of the Merger:

•
The directors and officers of the surviving company at the Effective Time shall be those persons who are directors and officers respectively of Traders immediately before the Effective Time.  The committees of the Board of Directors of the surviving company at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Traders as they exist immediately before the Effective Time.  The committees of officers of the surviving company at the Effective Time shall be the same as and shall be composed of the same officers who are serving on the committees of officers of Traders as they exist immediately before the Effective Time.

It is anticipated that Gary L. Brown, President and Chief Executive Officer of Traders, will leave employment at Traders immediately prior to Closing.  In addition, Ms. Cottrell, Executive Vice President, and Mr. McNeer, Vice President, have indicated that it is their intention to leave Traders’ employment in the event of a material change in position or duties, pay, status, benefits, or location of employment.

Employee Benefit Plans. Premier Financial intends to provide the employees of Traders with employee benefit plans substantially similar to those provided to the employees of Premier Financial. Employees of Traders will receive credit for their service to Traders in determining their eligibility and vesting in the benefit plans provided by Premier Financial. The agreement also provides that Premier Financial will pay to any Traders employee who is involuntarily terminated other than for cause within twelve (12) months after the closing date, upon execution of an appropriate full release, a severance payment equal to one (1) week of base pay (at the rate in effect on the termination date) for each year of service at Traders (with credit for partial years of service), with a minimum payment equal to four (4) weeks of base pay and a maximum payment equal to eight (8) weeks of base pay, except for employees with twenty five (25) or more years of service, whose maximum payment shall be equal to ten (10) weeks of base pay.

Traders Employment Agreements.  The following officers of Traders have employment agreements with Traders which will entitle them to sums as a result of the Merger.

•
Gary Brown, the President and CEO of Traders, is party to an employment contract dated November 21, 2005.  The initial term of the employment contract was for 2 years and automatically renewed for a period of one year, until November 21, 2008.  The employment contract provides, upon “Change of Control”, that the executive may terminate the employment contract and will be entitled to 225% of his annual salary plus any accrued incentive compensation as “Severance Pay”, plus any accrued vacation days.  Mr. Brown has indicated that it is his current intention to terminate his employment.  Under terms of the  contract he will be paid the “Severance Pay” using an April 30, 2008 incentive accrual date.  Total payments to Mr. Brown are estimated to be $411,717.

•
Elta K. Cottrell, Executive Vice President of Traders is party to an existing “Employment and Change-of-Control Agreement” dated May 22, 2007.  The term of the employment contract is for a period of 5 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus to the executive upon termination or a material change in title, position, status, pay, benefits, location of employment, authority, or duties.  Upon a material change in title, position, status, pay, benefits, location of employment authorities or duties of the executive, or termination of her employment after the Effective Date, Ms. Cottrell will be paid the “Severance Pay” using an April 30, 2008 incentive accrual date.  Total payments are estimated to be $97,537.

•
Marshall T. McNeer, Vice President of Traders is party to an existing “Employment and Change-of-Control Agreement” dated December 19, 2006.  The term of the employment contract is for a period of 2 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus (Mr. McNeer does not participate in the incentive bonus program) to executive upon termination or a material change in title, position, status, pay or benefits. Upon a material change in title, position, status, pay, benefits, location of employment authorities or duties of the executive, or termination of his employment after the Effective Date, Mr. McNeer will be paid the “Severance Pay” using an April 30, 2008 incentive accrual date.  Total payments are estimated to be $78,750.

•
Martha J. Haymaker, Executive Vice President and Chief Financial Officer of Traders is party to an existing “Employment and Change-of-Control Agreement” dated October 12, 2006.  The term of the employment contract is for a period of 5 years.  The “Change of Control” provision of the contract provides for the payment of “Severance Pay” equal to one year’s compensation, including Base Salary and accrued incentive bonus to executive upon termination or a material change in title, position, status, pay or benefits.  Upon a material change in title, position, status, pay, benefits, location of employment authorities or duties of the executive, or termination of her employment after the Effective Date, Ms. Haymaker will be paid the “Severance Pay” using an April 30, 2008 incentive accrual date.  Total payments are estimated to be $101,310.

Traders Bank Signage and Board Members

The Merger Agreement provides that for at least one year after consummation of the Merger, if and as permitted by regulatory authorities, all locations of Traders Bank will utilize signage containing the name “Traders”.  Additionally, for at least two years after consummation of the Merger, if Traders Bank is merged with any other subsidiary of Premier Financial, Premier Financial shall appoint to the board of directors of the survivor of such merger such number of directors from Traders’ current board as of November 27, 2007 (or if such number is insufficient, from the Spencer, West Virginia area) to ensure that at least 50% of the surviving entity’s board of directors is from the Spencer, West Virginia area.

Regulatory Matters Regarding Traders

On July 13, 2004 Traders Bank, the wholly owned banking subsidiary of Traders, the Federal Reserve Bank of Richmond and the West Virginia Division of Banking entered into a written agreement requiring certain corrective action on the part of Traders Bank, including:

(1)
Retention of an independent management consultant acceptable to both regulators to conduct a review of the functions and performance of Traders Bank’s management and Traders Bank’s staffing needs, and the formulation by Traders Bank of a management plan to address the findings and recommendations of such report.

(2)	Traders Bank is required to notify the Federal Reserve Bank of Richmond of appointment of any new officers or directors.

(3)	Traders Bank is restricted in its indemnification of and payment of severance payments to certain executive officers.

(4)	Traders Bank was required to submit to both regulators written loan policies and procedures.

(5)
Traders Bank was required to submit to both regulators a written plan to improve the bank’s asset position on past due loans or adversely classified or listed loans, and to submit quarterly progress reports to both regulators updating the asset improvement plan.

(6)	Traders Bank was required to submit to both regulators a revised written loan review program addressing loan review deficiencies.

(7)	Traders Bank is required to maintain adequate loan loss reserves.

(8)	Traders Bank was required to submit to both regulators a written strategic business plan for improving earnings and overall conditions of the Bank.

(9)	Traders Bank was required to submit to both regulators a written plan to achieve and maintain sufficient capital.

(10)	Traders Bank is prohibited from declaring or paying any dividends without prior written approval of both regulators.

(11)	Traders Bank was required to submit to both regulators a written investment policy and procedures statement.

(12)	Traders Bank was required to submit to both regulators a written plan for enhancing independent testing of the bank’s anti-money laundering compliance and customer due diligence program.

Compliance with this Agreement is monitored and coordinated by a committee of Traders Bank’s board of directors.

On February 27, 2007, Traders Bank entered into a Memorandum of Understanding with the Federal Reserve Bank of Richmond following a consumer affair’s examination, which identified certain deficiencies, in particular failure to maintain adequate flood hazard insurance.  Pursuant to Order issued November 28, 2007 and consented to by Traders Bank on January 3, 2008, Traders Bank was assessed a civil money penalty in the amount of $4,200 for an apparent pattern and practice of violations of Federal Reserve Board Regulation H regarding flood insurance requirements.

Conditions of the Merger

The respective obligations of Premier Financial and Traders to consummate the Merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The shareholders of Traders approve the Merger Agreement and the transactions contemplated thereby, described in the proxy statement/prospectus at the special meeting of shareholders of Traders;

•
All regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement are obtained from the Federal Reserve Board, the West Virginia Board of Banking and Financial Institutions and any other appropriate federal and/or state regulatory agencies without unreasonable conditions, and all waiting periods after such approvals required by law or regulation expire;

•
The registration statement (of which this proxy statement/prospectus is a part) registering shares of Premier Financial common stock to be issued in the Merger is declared effective and not subject to a stop order or any threatened stop order;

•
There shall be no actual or threatened litigation, investigations or proceedings challenging the validity of, or damages in connection with, the Merger that would have a material adverse effect with respect to the interests of Premier Financial or Traders or impose a term or condition that shall be deemed to materially adversely impact the economic or business benefits of the Merger;

•
The absence of any statute, rule, regulation, judgment, decree, injunction or other order being enacted, issued, promulgated, enforced or entered by a governmental authority effectively prohibiting consummation of the Merger;

•
All permits or other authorizations under state securities laws necessary to consummate the Merger and to issue the shares of Premier Financial common stock to be issued in the Merger being obtained and remaining in full force and effect.

In addition to the mutual covenants described above, the obligation of Premier Financial to consummate the Merger is subject to the satisfaction, unless waived, of the following other conditions:

•
The representations and warranties of Traders made in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the effective time of the Merger and Premier Financial receives a certificate of the chief executive officer and the chief financial officer of Traders to that effect;

•
Traders performs in all material respects all obligations required to be performed under the Merger Agreement prior to the effective time of the Merger and delivers to Premier Financial a certificate of its chief executive officer and chief financial officer to that effect; and

•
Premier Financial shall have received an opinion of Huddleston Bolen LLP, counsel to Premier Financial, dated as of the effective time of the Merger, that the Merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code.

In addition to the mutual covenants described above, Traders’ obligation to complete the Merger is subject to the satisfaction, unless waived, of the following other conditions:

•
The representations and warranties of Premier Financial made in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the effective time of the Merger and Traders receives a certificate of the chief executive officer and chief financial officer of Premier Financial to that effect;

•
Premier Financial performs in all material respects all obligations required to be performed under the Merger Agreement prior to the effective time of the Merger and delivers to Traders a certificate of its chief executive officer and chief financial officer to that effect; and

•
Traders shall have received an opinion of Jackson Kelly, PLLC, counsel to Traders, stating that, among other things, as of the effective time of the Merger, the Merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Traders to the extent that they receive Premier Financial common stock in exchange for their Traders common stock in the Merger.

Representations and Warranties

The Merger Agreement contains representations and warranties by Premier Financial, and Traders. These representations and warranties are qualified by a materiality standard, which means that Premier Financial or Traders is not in breach of a representation or warranty unless the existence of any fact, event or circumstance, individually, or taken together with other facts, events or circumstances has had or is reasonably likely to have a material adverse effect on Premier Financial or Traders. These include, among other things, representations and warranties by Premier Financial and Traders to each other as to:

•	organization and good standing of each entity and its subsidiaries;

•	each entity’s capital structure;

•	each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the reorganization agreement;

•	absence of material adverse changes since December 31, 2006;

•	consents and approvals required;

•	regulatory matters;

•	accuracy of documents, including financial statements and other reports, filed with the SEC;

•	absence of defaults under contracts and agreements;

•	absence of environmental problems;

•	absence of conflicts between each entity’s obligations under the Merger Agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	litigation and related matters;

•	taxes and tax regulatory matters;

•	employee benefit matters; and

•	books and records fully and accurately maintained and fairly present events and transactions.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the closing in any of the following ways:

•	By mutual consent in writing of Traders and Premier Financial; or

•
By Traders by giving written notice thereof to Premier Financial if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Premier or any Premier Financial Subsidiary Bank since December 31, 2006, or (ii) Premier has in any material respect breached any covenant, undertaking, representation or warranty contained in the Merger Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

•
By Premier Financial by giving written notice thereof to Traders if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Traders since December 31, 2006 or (ii) Traders has breached any covenant, undertaking, representation or warranty contained in the Merger Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

•
By either Traders or Premier Financial upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by the Merger Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

•	By either Traders or Premier Financial upon written notice to the other if any condition precedent to either party’s performance under the Merger Agreement is not satisfied or fulfilled; or

•	By either Traders or Premier Financial if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

•	By either Traders or Premier Financial upon the bankruptcy, insolvency or assignment for the benefit of creditors of Traders, Premier or of any of the Premier Financial Subsidiary Banks; or

•
By either Traders or Premier Financial, if the shareholders of Traders shall fail to approve the Merger by the vote required under the West Virginia Business Corporation Act and the Articles of Incorporation and Bylaws of Traders; or

•	By either Traders or Premier Financial, if the Closing does not occur on or before April 30, 2008 unless extended by mutual agreement in writing; or

•
By Traders by giving written notice thereof to Premier Financial during the five day period (“Election Period”) ending two business days prior to the Closing Date, if the volume weighted average of the daily closing price per share of Premier Financial common stock for the five trading days ending with the tenth trading day prior to the Closing Date (“Closing Price”) is less than $11.20, unless Premier Financial by giving written notice to Traders after having received a termination notice from Traders, at its option, increases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Financial common stock which are the equivalent to at least $42.00, based upon the Closing Price and the total Merger Consideration being received by Traders shareholders is equal to at least $92.00 per share.

•
By Premier Financial by giving written notice thereof to Traders during the Election Period if the Closing Price is more than $16.80, unless Traders by giving written notice to Premier after having received a termination notice from Premier, at its option, decreases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Financial common stock which are the equivalent to, at the greatest, $63.00 based upon the Closing Price and the total Merger Consideration being received by Traders’ shareholders is equal to, at the greatest, $113.00 per share.

Termination Fee

The Merger Agreement provides that:

(a)            Traders shall pay to Premier Financial a cancellation fee of $500,000.00 (the "Termination Fee") if a Triggering Event (as defined below) has occurred; provided that Premier Financial has not breached in any material respect the obligations of Premier Financial contained in the Merger Agreement. The Termination Fee shall be payable in immediately available funds.

(b)            A "Triggering Event" shall mean:

(i)            a willful breach of the Merger Agreement which would permit Premier Financial to terminate the Merger Agreement; or

(ii)            the occurrence of both paragraphs (A) and (B):

(A)            The Traders Board of Directors fails to recommend the Merger to Traders shareholders and to continue such recommendation until the Traders shareholders meeting duly called and held for the purpose of approving the Merger Agreement (the "Shareholders Meeting"), unless the Traders Board of Directors reasonably concludes that one of the conditions precedent to Traders’ obligation to close, other than the required shareholders' vote, is not likely to be met, or unless a recommendation of the Merger would constitute a breach of the Traders Board of Directors fiduciary duty, and

(B)            the shareholders of Traders fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms of the Merger Agreement; or

(iii)            the occurrence of both paragraphs (A) and (B):

(A)            The shareholders of Traders fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof and,

(B)            pursuant to an offer or negotiations initiated or commenced while the Merger Agreement is in effect, either: (a) within 12 months following the date of the Merger Agreement, Traders announces or enters into a contract for a transaction with any person or group of persons relating to a merger or other business combination involving Traders or the sale or other disposition of a majority of the assets of, or equity interest in, Traders other than a transaction pursuant to which Traders is the surviving corporation and the shareholders of Traders are the owners of a majority of the stock of the surviving corporation subsequent to the transaction (an "Acquisition Transaction") and such transaction is consummated within 18 months following the date hereof; (b) within 12 months following the date hereof, a tender or exchange offer is commenced by any person or group of persons to acquire equity securities of Traders if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Traders (a "Tender Offer"), and such equity interest is acquired pursuant to such Tender Offer within 18 months following the date hereof.

•	The Merger Agreement is terminated for failure to obtain the approval of Traders’ shareholders, and at such time a competing acquisition proposal for Traders has been made public and not withdrawn; or

•	The Merger Agreement is terminated because Traders’ board fails to recommend, withdraws, modifies, or changes its recommendation of the Merger.

Waiver and Amendment

Prior to the effective time of the Merger, any provision of the Merger Agreement may be waived by the party benefiting by the provision or amended or modified by an agreement in writing between the parties, except that, after the special meeting, the Merger Agreement may not be amended if it would violate the West Virginia Business Corporation Act.

Indemnification; Directors’ and Officers’ Insurance

Premier Financial has agreed to indemnify the directors and officers of Traders after the effective time of the Merger.  Premier Financial has also agreed to use its reasonable best efforts to cause the directors and officers of Traders to be covered by a directors’ and officers’ liability insurance policy maintained by Premier Financial with respect to claims against such officers and directors arising from facts or events that occurred prior to the effective time of the Merger that were committed by such officers and directors in their capacities as such.  Alternatively, Traders may purchase insurance coverage for its officers and directors, at a premium not to exceed $78,000.

Closing Date; Effective Time

The Merger will be consummated and become effective upon the issuance of a certificate of merger by the West Virginia Secretary of State (or on such other date as may be specified in the articles of merger to be filed with the West Virginia Secretary of State). Unless otherwise agreed to by Premier Financial or Traders, the closing of the Merger will take place on the fifth business day to occur after the last of the conditions to the Merger have been satisfied or waived.

Regulatory Approvals

The Merger and the other transactions contemplated by the Merger Agreement require the approval of the Federal Reserve Board and the West Virginia Board of Banking and Financial Institutions. As a bank holding company, Premier Financial is subject to regulation under the Bank Holding Company Act of 1956.   Premier Financial and Traders have filed all required applications seeking approval of the Merger with the Federal Reserve and the West Virginia Board of Banking and Financial Institutions.

Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the Merger if, among other things, it determines that the effect of the Merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The West Virginia Board of Banking and Financial Institutions will review the Merger under similar standards.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve Board before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws.

The Merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the Merger will be obtained and, if the Merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the Merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve Board.

Premier Financial and Traders are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the Merger.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Traders common stock to Premier Financial common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement contains certain forbearances and affirmative covenants made by Traders. Traders has agreed that, until the effective time of the Merger, without the prior written consent of Premier Financial, that Traders will not:

(a)            Make any change in its authorized capital stock.

(b)            Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

(c)            Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

(d)            Declare or pay any dividends or other distributions on any shares of common stock, except for regular quarterly dividends not to exceed Twenty-Five Cents ($0.25) per share.

(e)            Purchase or otherwise acquire or agree to acquire for a consideration any share of its common stock (other than in a fiduciary capacity).

(f)            Enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect, except as contemplated by the Merger Agreement.

(g)            Take any action materially and adversely affecting the Merger Agreement or the transactions contemplated by the Merger Agreement or the financial condition (present or prospective), businesses, properties, or operations of Traders.

(h)            Acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, bank, or banking association.

(i)            Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract.

(j)            Amend its Articles of Incorporation or Association, By-laws or Charter.

(k)            Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Traders, or the acquisition of their Traders common stock, or the merger of Traders with any person other than Premier Financial, and Traders shall promptly notify Premier Financial orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.

Traders has also agreed that, it will:

(a)            Promptly advise Premier Financial in writing of the name and address of and number of shares of Traders common stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the West Virginia Business Corporation Act.

(b)            Operate its business only in the normal course and manner.

(c)            Make available to Premier Financial for review prior to Traders’ final loan approval, any loan documentation, credit memorandums or other related documentation requested or received by Traders in its decision making process in determining whether to extend credit to any borrower for:

(1)	Any new loan, or renewal of an existing loan, that totals $200,000 or greater; or

(2)
Any new loan, or renewal of an existing loan, which, when included with all other loans from Traders to any such borrower and their related interests, would cause such borrower’s total loans from Traders, including loans from Traders to their related interests, to exceed $400,000.

(d)            Promptly advise Premier Financial of any material adverse change in the financial condition, assets, business operations or key personnel of Traders and of any material breach of any representation or warranty made by Traders in the Merger Agreement.

(e)            Direct its accountants to give Premier Financial access to all information, documents and working papers pertaining to Traders.

(f)            Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of the Merger Agreement.

(g)            Furnish to Premier Financial a list containing the names and addresses of all holders of Traders common stock.

(h)            Use its best efforts in good faith to take or cause to be taken all action required under the Merger Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated thereby at the earliest possible date and cooperate fully with Premier Financial to that end.

(i)            Terminate:

(1)	Any and all employment contracts to which either Traders or the Traders’ Subsidiary Bank is a party.

(2)
Any defined benefit plan to which either Traders or the Traders’ Subsidiary Bank is a party; provided, however, that if all appropriate steps are taken for termination and the defined benefit plan is frozen, the actual termination of any defined benefit plan need not be accomplished prior to, or at, Closing.

(3)
Any and all deferred compensation plans to which either Traders or the Traders’ Subsidiary Bank is a party; provided, however, that liability for accrued but unpaid deferred compensation shall remain on the balance sheet of Traders.

(4)	Any and all employee “carve-out life insurance” benefit plans.

(j)            Promptly advise Premier Financial prior to the institution of any new mortgage program by Traders’ Subsidiary Bank.

Accounting Treatment

The Merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Traders, as of the completion of the Merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill and will not be amortized. Instead, goodwill is evaluated for impairment annually. Financial statements of Premier Financial issued after the consummation of the Merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Traders. The operating results of Traders will be reflected in Premier Financial consolidated financial statements from and after the date the Merger is consummated.

Management and Operations after the Merger

     Board of Directors.

The present directors of Traders will become the directors of the surviving company.

     Management.

The present officers of Traders will become the officers of the surviving company.  It is anticipated that Gary L. Brown, President and Chief Executive Officer of Traders, will leave employment at Traders immediately prior to Closing.  In addition, Ms. Cottrell, Executive Vice President, and Mr. McNeer, Vice President, have indicated that it is their intention to leave Traders’ employment in the event of a material change in position or duties, pay, status, benefits, or location of employment.

Resales of Premier Financial Common Stock

The shares of Premier Financial common stock to be issued to shareholders of Traders under the Merger Agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of Premier Financial after the Merger and who were not affiliates of Traders on the date of the special meeting.

All directors and executive officers of Traders are considered affiliates of Traders for this purpose. They may resell shares of Premier Financial common stock received in the Merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Traders director and each other person deemed to be an affiliate will enter into an agreement with Premier Financial providing that the person will not transfer any shares of Premier Financial common stock received in the Merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Premier Financial common stock.

PROPOSED ACQUISITION

On October 24, 2007 Premier Financial and Citizens First Bank, Inc. (“Citizens First”), a West Virginia banking institution entered into an Agreement of Merger (the “Citizens First Merger Agreement”).  Under the Citizens First Merger Agreement, each share of Citizens First’s 400,000 issued and outstanding common stock will be converted into the right to receive 1.20 shares of Premier Financial and cash, without interest. The amount of cash will be determined by taking the volume-weighted average of the closing price of Premier Financial common stock for the five (5) trading days ending with the fifth business day before the effective time multiplied by 1.20 and subtracting that sum from $29.25.  The difference shall be the cash consideration; in no event, however, shall the cash consideration exceed $13.25 per share. The Citizens First Merger Agreement contemplates the merger of Citizens First with and into a wholly owned subsidiary of Premier Financial such that upon consummation of the Merger, Citizens First would become a wholly owned subsidiary of Citizens First and shareholders of Citizens First would become shareholders of Premier Financial.  The Merger is contingent upon approval by Citizens First shareholders and regulatory authorities.  Accordingly, the probability of consummation of this proposed Merger cannot be conclusively stated at this time.

On September 30, 2007, Citizens First reported total assets of $59 million.    The following is a summary of unaudited selected financial data for Citizens First as of and for the nine months ended September 30, 2007.  The results are not necessarily indicative of future operations:

($ in thousands)
Assets	59,062
Liabilities	53,120
Stockholders’ Equity	5,942
Net Income	374

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the material U.S. federal income tax consequences of the Merger to the holders of Traders common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Traders common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and holders subject to the alternative minimum tax.

The Merger

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon Premier Financial receiving an opinion from Huddleston Bolen LLP and upon Traders receiving an opinion from Jackson Kelly, PLLC, both to the effect that, based upon facts, representations and assumptions set forth in such opinions, the Merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Traders or Premier Financial, in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Traders and Premier Financial will be a party to the Merger within the meaning of Section 368(b) of the Internal Revenue Code, and neither of Traders or Premier Financial will recognize any gain or loss as a result of the Merger.

Consequences to Shareholders

Cash in Lieu of Fractional Shares. Holders of Traders common stock who receive cash in lieu of fractional shares of Premier Financial common stock in the Merger generally will be treated as if the fractional shares of Premier Financial common stock had been distributed to them as part of the Merger, and then redeemed by Premier Financial in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

Exchange of Traders  Common Stock for Premier Common Stock and Cash. Holders of Traders common stock will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Premier Financial common stock received plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Traders common stock exchanged by the holder.

Taxation of Capital Gain. Any capital gain recognized by any holder of Traders common stock under the above discussion will be long-term capital gain if the holder has held the Traders common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. The deductibility of capital losses by shareholders may be limited.

Basis in Premier Financial Common Stock. Each holder’s aggregate tax basis in Premier Financial common stock received in the Merger will be the same as the holder’s aggregate tax basis in the Traders common stock exchanged, decreased by the amount of any cash received in the Merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of Premier Financial common stock received by a holder in the Merger will include the holding period of the Traders common stock exchanged in the Merger to the extent the Traders common stock exchanged is held as a capital asset at the time of the Merger.

Constructive Ownership. In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Traders common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Backup Withholding and Reporting Requirements

Holders of Traders common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the Merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the transmittal letter, or (b) otherwise proves to Premier Financial and its exchange agent that the holder is exempt from backup withholding.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the Merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Traders common stock. We strongly encourage shareholders of Traders to consult their tax advisors to determine the particular tax consequences to them of the Merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT
PREMIER FINANCIAL AND
TRADERS
PREMIER FINANCIAL

Description of Business

Premier Financial is a multi-bank holding company that, as of September 30, 2007, operates ten banking offices in Kentucky, three banking offices in Ohio, and six banking offices in West Virginia. At September 30, 2007, Premier Financial had total consolidated assets of $547 million, total consolidated deposits of $451 million and total consolidated shareholders' equity of $65 million. The banking subsidiaries (the "Premier Financial Subsidiary Banks") consist of Citizens Deposit Bank & Trust, Vanceburg, Kentucky; Farmers Deposit Bank, Eminence, Kentucky; Ohio River Bank, Ironton, Ohio; First Central Bank, Inc., Philippi, West Virginia; and Boone County Bank, Inc., Madison, West Virginia.

In 2000 Premier Financial suspended its acquisition strategy in order to focus on improving operations, strengthening capital and management oversight and improving the profitability of the banks previously acquired. While Premier Financial remains committed to its core strategy of rural banking with community oriented and locally named institutions, Premier Financial may dispose of additional corporate assets that no longer meet Premier's geographic or operational performance goals. Effective January 3, 2005, Premier merged two of its subsidiary banks, Citizens Deposit Bank & Trust in Vanceburg, Kentucky and Bank of Germantown, in Germantown, Kentucky. Bank of Germantown was merged into Citizens Deposit Bank, with its facilities continuing to operate as branches of Citizens Deposit Bank.

In the fourth quarter of 2003, Premier Financial adopted and began to implement a plan to sell its subsidiary Citizens Bank (Kentucky), Inc. ("Citizens Bank") located in Georgetown, Kentucky. On February 13, 2004, Premier Financial announced that it had signed a definitive agreement to sell Citizens Bank in a cash transaction valued at approximately $14,500,000, and on July 1, 2004 the sale transaction closed. In accordance with Financial Accounting Standard 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which became effective for Premier Financial on January 1, 2002, the financial position and results of operations of Citizens Bank are removed from the detail line items in Premier Financial’s financial statements and presented separately as "discontinued operations."

Beginning in April 2005 and concluding in July 2005, Premier Financial converted each of the Premier Financial Subsidiary Banks from an in-house system administered by a wholly-owned subsidiary to an outsourced system administered by FiServ for their data and item processing functions. Subsequent to the conversion, the operations of Premier Financial’s data processing subsidiary, Premier Data Services, Inc. were suspended and the subsidiary was merged into Premier Financial on June 27, 2006.

Premier Financial is a legal entity separate and distinct from the Premier Financial Subsidiary Banks and non-bank subsidiaries. Accordingly, the right of Premier Financial, and thus the right of Premier Financial's creditors and shareholders, to participate in any distribution of the assets or earnings of any of the Premier Financial Subsidiary Banks or non-bank subsidiaries is necessarily subject to the prior claims of creditors of such subsidiaries, except to the extent that claims of Premier Financial, in its capacity as a creditor, may be recognized. The principal source of Premier Financial's revenue is dividends from the Premier Financial Subsidiary Banks and non-bank subsidiary.

Premier Financial was incorporated as a Kentucky corporation in 1991 and has functioned as a bank holding company since its formation. During 2002, Premier Financial moved its principal executive offices from Georgetown, Kentucky to its present location at 2883 5th Avenue, Huntington, West Virginia, 25702. The purpose of the move was to be more centrally located among Premier Financial Subsidiary Banks and its directorship. Premier Financial's telephone number is (304) 525-1600.

Business - General

Through the Premier Financial Subsidiary Banks Premier Financial focuses on providing quality, community banking services to individuals and small-to-medium sized businesses primarily in non-urban areas. By seeking to provide such banking services in non-urban areas, Premier Financial believes that it can minimize the competitive effect of larger financial institutions that typically are focused on large metropolitan areas. Each Premier Financial Subsidiary Banks retains its local management structure which offers customers direct access to the Premier Financial Subsidiary Bank's president and other officers in an environment conducive to friendly, informed and courteous service. This approach also enables each Premier Financial Subsidiary Bank to offer local and timely decision-making, and flexible and reasonable operating procedures and credit policies limited only by a framework of centralized risk controls provided by Premier Financial to promote prudent banking practices.

Each Premier Financial Subsidiary Bank maintains its community orientation by, among other things, having selected members of its community as members of its board of directors, who assist in the introduction of prospective customers to the Premier Financial Subsidiary Bank and in the development or modification of products and services to meet customer needs. As a result of the development of personal banking relationships with its customers and the convenience and service offered by the Premier Financial Subsidiary Banks, the Premier Financial Subsidiary Banks' lending and investing activities are funded primarily by core deposits.

When appropriate and economically advantageous, Premier Financial centralizes certain of the Premier Financial Subsidiary Banks' back office, support and investment functions in order to achieve consistency and cost efficiency in the delivery of products and services. Premier Financial centrally provides services such as accounting, loan review, operations and network support, human resources, compliance and internal auditing to the Premier Financial Subsidiary Banks to enhance their ability to compete effectively. Premier Financial also provides overall direction in the areas of credit policy and administration, strategic planning, marketing, investment portfolio management and other financial and administrative services. Each Premier Financial Subsidiary Bank participates in product development by advising management of new products and services needed by its customers and desirable changes to existing products and services.

Prior to the conversions in mid 2005, Premier Financial’s data processing subsidiary, Premier Data Services, Inc., provided centralized data processing services to four of the Premier Financial Subsidiary Banks. Beginning in late 2004 and continuing through the middle of 2005, Premier Financial converted its data processing system to an external third-party provider. Through the conversion process, Premier Financial senior management along with each Premier Financial Subsidiary Bank's management reviewed and standardized their offering of products and services, although pricing decisions will remain at the local Premier Financial Subsidiary Bank level. Furthermore, as a result of conversion, Premier Financial through the Premier Financial Subsidiary Banks is able offer more modern products, such as internet banking and check imaging, and will be well positioned to take advantage of emerging technologies such as image exchange to clear items.

Each of the Premier Financial Subsidiary Banks provides a wide range of retail and commercial banking services, including commercial, real estate, agricultural and consumer lending; depository and funds transfer services; collections; safe deposit boxes; cash management services; and other services tailored for both individuals and businesses.

The Premier Financial Subsidiary Banks' residential mortgage lending activities consist primarily of loans for purchasing personal residences or loans for commercial or consumer purposes secured by residential mortgages. Consumer lending activities consist of traditional forms of financing for automobile and personal loans. Commercial lending activities include loans to small businesses located primarily in the communities in which the Premier Financial Subsidiary Banks are located and surrounding areas. Commercial loans are secured by business assets including real estate, equipment, inventory, and accounts receivable. Some commercial loans are unsecured.

The Premier Financial Subsidiary Banks' range of deposit services includes checking accounts, NOW accounts, savings accounts, money market accounts, club accounts, individual retirement accounts, certificates of deposit and overdraft protection. Customers can access their accounts via traditional bank branch locations as well as Automated Teller Machines (ATM’s) and the internet. The Premier Financial Subsidiary Banks’ also offer bill payment and telephone banking services. Deposits of the Premier Financial Subsidiary Banks are insured by the Bank Insurance Fund administered by the FDIC.

Competition

The Premier Financial Subsidiary Banks encounter strong competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws that permit multi-bank holding companies as well as the availability of nationwide interstate banking have created a highly competitive environment for financial services providers. In one or more aspects of its business, each Premier Financial Subsidiary Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies and other financial intermediaries operating in its market and elsewhere, many of which have substantially greater financial and managerial resources. While the Premier Financial Subsidiary Banks are smaller financial institutions, each of the Premier Financial Subsidiary Banks' competitors include large bank holding companies having substantially greater resources and offering certain services that Premier Financial Subsidiary Banks may not currently provide. Each Premier Financial Subsidiary Bank seeks to minimize the competitive effect of larger financial institutions through a community banking approach that emphasizes direct customer access to the Premier Financial Subsidiary Bank's president and other officers in an environment conducive to friendly, informed and courteous service.

Management believes that each Premier Financial Subsidiary Bank is positioned to compete successfully in its respective primary market area, although no assurances as to ongoing competitiveness can be given. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality and scope of the services rendered, the convenience of the banking facilities and, in the case of loans to commercial borrowers, relative lending limits. Management believes that the commitment of the Premier Financial Subsidiary Banks to personal service, innovation and involvement in their respective communities and primary market areas, as well as their commitment to quality community banking service, are factors that contribute to their competitiveness.

Regulatory Matters

The following discussion sets forth certain elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to Premier Financial. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of the holders of securities, including Premier Financial common shares. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to Premier Financial or its subsidiaries may have a material effect on the business of Premier Financial.

General - As a bank holding company, Premier Financial is subject to regulation under the Bank Holding Company Act ("BHC Act"), and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System ("Federal Reserve"). Under the BHC Act, bank holding companies generally may not acquire ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. Similarly, bank holding companies generally may not acquire ownership or control of a savings association without the prior approval of the Federal Reserve. Further, branching by the Premier Financial Subsidiary Banks is subject to the jurisdiction, and requires the approval of each Premier Financial Subsidiary Bank's primary federal banking regulator and, if the Premier Financial Subsidiary Bank is a state-chartered bank, the appropriate state banking regulator.

Under the BHC Act, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of the nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a risk to the financial soundness and stability of any bank subsidiary of the bank holding company. Premier Financial and the Premier Financial Subsidiary Banks are subject to the Federal Reserve Act, which limits borrowings by Premier Financial and its nonbank subsidiaries from the Premier Financial Subsidiary Banks and also limits various other transactions between Premier and its nonbank subsidiaries with the Premier Financial Subsidiary Banks.

The two Premier Financial Subsidiary Banks chartered in Kentucky are supervised, regulated and examined by the Kentucky Department of Financial Institutions, the Premier Financial Subsidiary Bank chartered in Ohio is supervised, regulated and examined by the Ohio Division of Financial Institutions, and the two Premier Financial Subsidiary Banks chartered in West Virginia are supervised, regulated and examined by the West Virginia Division of Banking. In addition, those Premier Financial Subsidiary Banks that are members of the Federal Reserve System are supervised and regulated by the Federal Reserve, and those banks that are not members of the Federal Reserve System are supervised and regulated by the Federal Deposit Insurance Corporation ("FDIC"). Each banking regulator has the authority to issue cease-and-desist orders if it determines that the activities of a bank regularly represent an unsafe and unsound banking practice or a violation of law.

Both federal and state law extensively regulates various aspects of the banking business, such as reserve and capital requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Premier Financial, the Premier Financial Subsidiary Banks and Premier Financial's nonbank subsidiary are also affected by the fiscal and monetary policies of the federal government and the Federal Reserve and by various other governmental laws, regulations and requirements. Further, the earnings of Premier Financial and Premier Financial Subsidiary Banks are affected by general economic conditions and prevailing interest rates. Legislation and administrative actions affecting the banking industry are frequently considered by the United States Congress, state legislatures and various regulatory agencies. It is not possible to predict with certainty whether such legislation or administrative actions will be enacted or the extent to which the banking industry, in general, or Premier Financial and the Premier Financial Subsidiary Banks, in particular, would be affected.

Liability for Bank Subsidiaries - The Federal Reserve has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when Premier Financial may not have the resources to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

Any depository institution insured by the FDIC may be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. In the event that such a default occurred with respect to a bank, any loans to the bank from its parent holding company will be subordinate in right of payment of the bank's depositors and certain of its other obligations.

Capital Requirements - Premier Financial is subject to capital ratios, requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the ratios, requirements and guidelines imposed by the Federal Reserve and the FDIC on the Premier Financial Subsidiary Banks within their respective jurisdictions. These capital requirements establish higher capital standards for banks and bank holding companies that assume greater credit risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. A bank's or holding company's capital is divided into two tiers: "Tier I" capital and "Tier II" capital. "Tier I" capital includes common shareholders' equity, non-cumulative perpetual preferred stock, and related surplus (excluding auction rate issues), minority interests in equity accounts of consolidated subsidiaries and Trust Preferred Securities (subject to certain limitations.) Goodwill, certain identifiable intangible assets and certain other assets are subtracted from these sources of capital to calculate Tier I capital. "Tier 2" capital includes, among other items, perpetual preferred stock not meeting the Tier I definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

Bank holding companies currently are required to maintain Tier I and total capital (the sum of Tier 1 and Tier 2 capital) equal to at least 4% and 8% of total risk-weighted assets, respectively. At December 31, 2006, Premier Financial met both requirements, with Tier I and total capital equal to 14.7% and 16.0% of its total risk-weighted assets, respectively.

In addition to the risk-based capital guidelines, the Federal Reserve requires bank holding companies to maintain a minimum "leverage ratio" (Tier I capital to adjusted total assets) of 3%, if the holding company has the highest regulatory ratings for risk-based capital purposes. All other bank holding companies are required to maintain a leverage ratio of 3% plus at least 100 to 200 basis points. At December 31, 2006, Premier Financial's leverage ratio was 8.9%.

On June 9, 1997, PFBI Capital Trust (Trust), a statutory business trust created under Delaware law, issued $28,750,000 of 9.750% Preferred Securities ("Preferred Securities" or "Trust Preferred Securities") with a stated value and liquidation preference of $25 per share. Prior to their redemption in November 2006, a portion of the Preferred Securities issued by the Trust qualified as Tier 1 capital for the Company under the Federal Reserve Board's regulatory framework.

The foregoing capital requirements are minimum requirements. The Federal Reserve may set capital requirements higher than the minimums described above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

Additionally, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements.

An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee the bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

Regulatory Agreements - On September 29, 2000, Premier Financial entered into an agreement with the Federal Reserve Bank of Cleveland (FRB) that prohibited Premier Financial from paying dividends or incurring any additional debt without the prior written approval of the FRB. Additionally, the agreement required Premier Financial to develop and monitor compliance with certain operational policies designed to strengthen Board of Director oversight including credit administration, liquidity, internal audit and loan review.

On January 29, 2003, Premier Financial entered into a written agreement with the FRB which superseded and rescinded a previous agreement between Premier Financial and the Federal Reserve Bank. In, 2006, the Federal Reserve Bank determined that Premier had fully satisfied all of the provisions of the Written Agreement and, accordingly, the FRB terminated the agreement effective April 18, 2006. Among other provisions, the agreement required Premier Financial to retain an independent consultant to review its management, directorate and organizational structure, adopt a management plan responsive to such consultant's report, update its management succession plan in accordance with any recommendations in such consultant's report, monitor its subsidiary banks' compliance with bank policies and loan review programs, conduct formal quarterly reviews of its subsidiary banks' allowances for loan losses, maintain sufficient capital, submit a plan to the FRB for improving consolidated earnings over a three-year period, and submit to the FRB annual projections of planned sources and uses of Premier Financial's cash, including a plan to service its outstanding debt and then outstanding trust preferred securities. Premier Financial’s compliance with the written agreement was monitored by a committee consisting of three of its outside directors.

Some of the Premier Financial Subsidiary Banks have, in the past, been subject to regulatory agreements. Before they were merged together into one entity, two of Premier Financial's subsidiaries, Citizens Deposit Bank & Trust and the Bank of Germantown, entered into similar agreements with their respective primary regulators which, among other things, prohibited the payment of dividends without prior written approval and required significant changes in their credit administration policies. The banks fully complied with the terms of the agreements in 2004 and the agreements were accordingly rescinded by their regulators.

As a result of a 2003 investigation into the conduct of the former president of Farmers Deposit Bank by Premier Financial and the FDIC, Premier Financial charged-off over $17.2 million of loans. The resulting depletion of the allowance for loan losses together with the analysis of additional risk in the loan portfolio warranted significant additional provisions for loan losses at Farmers Deposit Bank. In addition to the provision for loan losses, interest income reversals and other non-interest expenses, including bad check write-offs and loan review expenses, were recorded. On December 24, 2003, Premier announced that Farmers Deposit Bank had reached an agreement with the FDIC and the Kentucky Department of Financial Institutions ("KDFI") [collectively referred to as "Supervisory Authorities"] to consent to the issuance of a cease & desist order ("Order") from its Supervisory Authorities. The Order also outlined a number of steps to be taken by Farmers Deposit Bank which were designed to remedy and/or prevent the reoccurrence of events that gave rise to the investigation during the latter half of 2003. Having found that Farmers Deposit Bank had fully complied with the Order, the Supervisory Authorities rescinded the Order on December 13, 2005.

Dividend Restrictions– Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier Financial without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the Premier Financial Subsidiary Bank's from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each Premier Financial Subsidiary Bank's earnings and financial condition.

Interstate Banking - Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), subject to certain concentration limits, (i) bank holding companies, such as Premier Financial, are permitted to acquire banks and bank holding companies located in any state of the United States, subject to certain restrictions, and (ii) banks are permitted to acquire branch offices outside their home state by merging with out-of-state banks, purchasing branches in other states or establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to the relevant provisions of the Riegle-Neal Act; and provided further, that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of the relevant provisions of the Riegle-Neal Act.

Gramm-Leach-Bliley Act - On November 12, 1999, the Gramm-Leach-Bliley Act (the "Act") was signed into law, eliminating many of the remaining barriers to full convergence of the banking, securities, and insurance industries. The major provisions of the Act took effect March 12, 2000.

The Act enables a broad-scale consolidation among banks, securities firms, and insurance companies by creating a new type of financial services company called a "financial holding company," a bank holding company with dramatically expanded powers. Financial holding companies can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting), and merchant banking. In addition, the Act permits the Federal Reserve and the Treasury Department to authorize additional activities for financial holding companies, but only if they jointly determine that such activities are "financial in nature" or "complementary to financial activities." Premier Financial does not presently qualify to elect financial holding company status.

The Federal Reserve serves as the primary "umbrella" regulator of financial holding companies, with jurisdiction over the parent company and more limited oversight over its subsidiaries. The primary regulator of each subsidiary of a financial holding company depends on the activities conducted by the subsidiary. A financial holding company need not obtain Federal Reserve approval prior to engaging, either de novo or through acquisitions, in financial activities previously determined to be permissible by the Federal Reserve. Instead, a financial holding company need only provide notice to the Federal Reserve within 30 days after commencing the new activity or consummating the acquisition.

Number of Employees

The Company and its subsidiaries collectively had approximately 225 full-time equivalent employees as of December 31, 2006.

Properties

Premier Financial leases its principal executive offices located in Huntington, West Virginia. Premier Financial also owns property located at 104 Jefferson Street, Brooksville, Kentucky, which serves as a branch for Citizen's Deposit Bank. Except as noted, each of the Premier Financial Subsidiary Banks owns the real property and improvements on which their banking activities are conducted.

Citizens Deposit Bank & Trust, in addition to its main office at 400 Second Street in Vanceburg, Kentucky, has four branch offices in Lewis County, Kentucky, (including one leased facility), one leased branch office in Mason County, Kentucky, one branch located on Highway 10 in Germantown, Kentucky, and one branch located in Bracken County, Kentucky. Farmers Deposit Bank, in addition to its main office at 5230 South Main Street in Eminence, Kentucky, has two branches in Henry County, Kentucky. Ohio River Bank, in addition to its main office at 221 Railroad Street in Ironton, Ohio, has two branches, one leased facility in Lawrence County, Ohio and one in Scioto County, Ohio. First Central Bank, in addition to its main office at 2 South Main Street in Philippi, West Virginia, has a branch located in Buckhannon, West Virginia. Boone County Bank, in addition to its main office at 300 State Street, Madison, West Virginia, has one leased branch located in Lincoln County, West Virginia and two other branches, one each located in Boone and Logan Counties, West Virginia.

Legal Proceedings

The Premier Financial Subsidiary Banks are respectively parties to legal actions that are ordinary routine litigation incidental to a commercial banking business. In management's opinion, the outcome of these matters, individually or in the aggregate, will not have a material adverse impact on the results of operations or financial position of Premier Financial.

Management's Discussion and Analysis of Financial Condition and Results
of Operations – Year End 2006

Introduction

Premier Financial (referred to in this section as "Premier") is a multi-bank holding company headquartered in Huntington, West Virginia.  It operates five community bank subsidiaries ranging in size from $77 million to $151 million, each with a local community name and orientation. On July 1, 2004, Premier sold one bank subsidiary, Citizens Bank (Kentucky), Inc. ("Citizens Bank"). As such, and in accordance with Financial Accounting Standard 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the financial position and results of operations of Citizens Bank are removed from the detail line items in the Company's consolidated financial statements and this Management's Discussion and Analysis, and are presented separately as "discontinued operations." Premier realized a net profit on the sale of Citizens Bank of $4.7 million which is included in the income from discontinued operations. See Note 2 to the consolidated financial statements presented separately in this Prospectus for additional information concerning discontinued operations. The remaining banks operate in twenty communities within the states of West Virginia, Ohio and Kentucky and provide their customers with a full range of banking services. On January 3, 2005, Premier merged two of its banks, Citizen's Deposit Bank and Bank of Germantown.  On June 27, 2006, Premier merged its inactive data processing subsidiary into the parent company.  Prior to Premier’s conversion to an outsourced data services provider in the second quarter of 2005, the data processing subsidiary provided the data processing and management services for four of Premier's affiliate banks and one other non-affiliated bank. As of December 31, 2006, Premier had approximately $535 million in total assets, $344 million in total loans, $439 million in total deposits and $13 million in customer repurchase agreements.

The consolidated financial statements presented separately in this Prospectus have been prepared by the management of Premier in conformity with accounting principles generally accepted in the United States of America. The audit committee of the Board of Directors engaged Crowe Chizek and Company LLC (Crowe) as independent auditors to audit the consolidated financial statements, and their report is included elsewhere herein. Financial information appearing throughout this Prospectus is consistent with that reported in the consolidated financial statements. The following discussion is designed to assist readers of the consolidated financial statements in understanding significant changes in Premier's financial condition and results of operations.

Management's objective of a fair presentation of financial information is achieved through a system of internal accounting controls. The financial control system of Premier is designed to provide reasonable assurance that assets are safeguarded from loss and that transactions are properly authorized and recorded in the financial records. As an integral part of that financial control system, the audit committee of the Board of Directors engaged an audit firm other than Crowe to perform internal audits of the financial records of each of the subsidiaries on a periodic basis in 2004. Their findings and recommendations were reported to Premier’s audit committee as well as the audit committees of the subsidiaries.  In 2005, Premier reduced its reliance on third-party internal audit and loan review providers and expanded its internal audit staff at the holding company level. Likewise, their findings and recommendations are reported to Premier's audit committee as well as the audit committees of the subsidiaries. Also, on a regular periodic basis, the subsidiary banks are examined by Federal and State banking authorities for safety and soundness as well as compliance with applicable banking laws and regulations. The activities of both the internal and external audit functions are reviewed by the audit committee of the Board of Directors.

Forward-Looking Statements

Management's discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties, and there are certain important factors that may cause actual results to differ materially from those anticipated. These important factors include, but are not limited to, economic conditions (both generally and more specifically in the markets in which Premier operates), competition for Premier's customers from other providers of financial services, government legislation and regulation (which changes from time to time), changes in interest rates, Premier's ability to originate quality loans, collect delinquent loans and attract and retain deposits, the impact of Premier's growth or lack thereof, Premier's ability to control costs, and new accounting pronouncements, all of which are difficult to predict and many of which are beyond the control of Premier.  The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “predict,” “continue” and similar expressions are intended to identify forward-looking statements.

Critical Accounting Policies

General

The financial condition and results of operations presented in the Consolidated Financial Statements, accompanying Notes to the Consolidated Financial Statements and management's discussion and analysis are, to a large degree, dependent upon our accounting policies. The selection and application of these accounting policies involve judgments, estimates, and uncertainties that are susceptible to change.

Presented below is a discussion of those accounting policies that management believes are the most important to the presentation and understanding of our financial condition and results of operations. These critical accounting policies require management's most difficult, subjective and complex judgments about matters that are inherently uncertain. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood. See also Note 1 of the accompanying consolidated financial statements presented elsewhere in this Prospectus.

Allowance for Loan Losses

Premier Financial monitors and maintains an allowance for loan losses to absorb an estimate of probable incurred losses inherent in the loan portfolio. Premier Financial maintains policies and procedures that address the systems of control over the following areas of maintenance of the allowance: the systematic methodology used to determine the appropriate level of the allowance to provide assurance that the allowance for loan losses is maintained in accordance with accounting principles generally accepted in the United States of America; the accounting policies for loan charge-offs and recoveries; the assessment and measurement of impairment in the loan portfolio; and the loan grading system.

Premier Financial evaluates various loans individually for impairment as required by Statement of Financial Accounting Standard (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. Loans evaluated individually for impairment include non-performing loans, such as loans on non-accrual, loans past due 90 days or more, restructured loans and other loans selected by management including loans graded as substandard or doubtful by the internal credit review process. The evaluations are based upon discounted expected cash flows or collateral valuations. If the evaluation shows that a loan is individually impaired, then a specific reserve is established for the amount of impairment. If a loan evaluated individually is not impaired, then the loan is assessed for impairment under SFAS No. 5, Accounting for Contingencies (SFAS 5), with a group of loans that have similar characteristics.

For loans without individual measures of impairment, Premier Financial makes estimates of losses for groups of loans as required by SFAS 5. Loans are grouped by similar characteristics, including the type of loan, the assigned loan grade and the general collateral type. A loss rate reflecting the expected loss inherent in a group of loans is derived based upon estimates of default rates for a given loan grade, the predominant collateral type for the group and the terms of the loan. The resulting estimate of losses for groups of loans is adjusted for relevant environmental factors and other conditions of the portfolio of loans, including: borrower and industry concentrations; levels and trends in delinquencies, charge-offs and recoveries; changes in underwriting standards and risk selection; level of experience, ability and depth of lending management; and national and local economic conditions.

The amount of estimated impairment for individually evaluated loans and groups of loans is added together for a total estimate of probable incurred loan losses. This estimate of losses is compared to the allowance for loan losses of Premier Financial as of the evaluation date and, if the estimate of losses exceeds the allowance, an additional provision to the allowance would be made. If the estimate of losses is less than the allowance, the degree to which the allowance exceeds the estimate is evaluated to determine whether the allowance falls outside a range of estimates. If the estimate of losses were below the range of reasonable estimates, the allowance would be reduced by way of a credit to the provision for loan losses. Premier Financial recognizes the inherent imprecision in estimates of losses due to various uncertainties and variability related to the factors used, and therefore a reasonable range around the estimate of losses is derived and used to ascertain whether the allowance is too high. If different assumptions or conditions were to prevail and it is determined that the allowance is not adequate to absorb the new estimate of probable incurred losses, an additional provision for loan losses would be made, which amount may be material to the Consolidated Financial Statements.

Impairment of Goodwill

As required by applicable accounting guidance, goodwill is evaluated at least annually to determine if the amount recorded on Premier Financial's balance sheet is impaired. If goodwill is determined to be impaired, the recorded amount would be reduced to estimated fair value by a charge to expense in the period in which impairment is determined. Impairment is evaluated in the aggregate for all of Premier Financial’s banking operations. Operating characteristics of the aggregate banking operations are derived and compared to a database of peer group banks that have been sold. Pricing valuation factors that are considered in estimating the fair value of Premier Financial’s aggregate banking operations include price-to-total assets, price-to-total book value, price-to-deposits and price-to-earnings. Unusual events that have impacted the operating characteristics of Premier Financial's aggregate banking operations are considered to assess the likelihood of recurrence and adjustments to historical performance may be made. Changes in assumptions regarding the likelihood of unusual historical events recurring or the use of different pricing valuation factors could have a material impact on management's impairment analysis.

Realization of Deferred Tax Assets

Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Deferred tax assets for Premier Financial primarily relate to the allowance for loan losses, and unrealized losses in the investment portfolio. In considering the need for a valuation allowance to reduce deferred tax assets to the amount expected to be realized, management considers the amount of previously paid taxes that may be recoverable and the likelihood of generating sufficient future taxable income to fully utilize expected future tax deductions. Changes in these assumptions could impact the carrying value of deferred tax assets and require a charge to tax expense.

Summary Financial Results

Premier had net income from continuing operations of $6.501 million in 2006 compared to a $4.434 million of net income from continuing operations reported for the year 2005. Net income increased in 2006 as a result of an increase in interest income due to a greater volume of loans outstanding; higher yields on all earning assets; a negative provision for loan losses; and a reduction in the net operating costs of the company.  Net income from continuing operations in 2004 was $1.963 million.  The increase in 2005 over 2004 was the result of an increase in interest income due to higher yields on earning assets; a decrease in interest expense due to the early retirement of Trust Preferred Securities; a significant decrease in the provision for loan losses; and a reduction in the net operating costs of the company. Net income in 2004 was primarily the result of the continued earnings of Premier's profitable banks partially offset by expenses associated with rehabilitating its subsidiary, Farmers Deposit Bank, conducting Premier's own investigation, cooperating with the SEC investigation, and reducing debt at the holding company.  Basic earnings per share from continuing operations were $1.24 in 2006 compared to $0.85 in 2005 and to $0.37 in 2004.

The following table comparatively illustrates the components of ROA and ROE over the previous five years. Return on average assets (ROA) measures how effectively Premier utilizes its assets to produce net income. Premier's net income in 2006 resulted in an ROA of 1.21%, an increase over the 0.82% ROA in 2005 and the 0.36% ROA reported in 2004.  As shown in the table, fully taxable equivalent net interest income (as a percent of average earning assets) again reached its highest level in five years in 2006 at 4.32%.  The previous five year high was earned in 2005 at 4.00%.  The net losses in 2003 and 2002 were primarily the result of an increase in the provision for loan losses, resulting in a significantly reduced net credit income in 2002 and negative net credit income in 2003.  In 2004, net credit income was once again positive and continued to increase in both 2005 and again in 2006.  In 2005, minimal provisions for loan losses were recorded and thus there was little reduction from net interest income.  In 2006, negative provisions for loan losses were recorded which served to increase net credit income to 4.56%.  This increase in net credit income (as a percent of average earning assets) was complemented by the highest level of non-interest income (as a percent of average earning assets) over the past five years and a reduction in non-interest expenses (as a percent of average earning assets) when compared to the previous two years. As illustrated in the table, Premier's 2006 fully taxable net interest income as a percent of average earning assets was up to 4.32% from the 4.00% recorded in 2005 as the yield on loans and investments increased in 2006 at a faster rate than the rates paid on interest bearing liabilities.  The curtailment of interest expense growth was partially due to the early extinguishment of Premier’s junior subordinated debentures and other borrowed funds late in 2004 and throughout 2005 and 2006.

ANALYSIS of RETURN ON ASSETS and EQUITY
from continuing operations

	2006		2005		2004		2003(1)		2002
As a percent of average earning assets
Fully taxable-equivalent net interest income	4.32%		4.00%		3.61%		3.63%		3.84%
Provision for loan losses	0.23		(0.00)		(0.20)		(3.81)		(1.70)
Net credit income	4.55		4.00		3.41		(0.18)		2.14
Gains on the sales of assets & subsidiaries	0.00		0.00		0.02		0.11		(0.01)
Non-interest income	0.84		0.78		0.69		0.62		0.50
Non-interest expense	(3.40)		(3.46)		(3.52)		(3.26)		(3.21)
Tax equivalent adjustment	(0.03)		(0.03)		(0.03)		(0.07)		(0.08)
Applicable income taxes	(0.66)		(0.41)		(0.18)		0.98		0.27
Return on average earning assets	1.30		0.88		0.39		(1.79)		(0.40)
Multiplied by average earning assets to average total assets	93.07		92.84		92.39		92.86		92.34
Return on average assets	1.21%		0.82%		0.36%		(1.66)%		(0.37)%
Multiplied by average assets to average equity	9.31	X	10.23	X	11.33	X	11.13	X	10.26	X
Return on average equity	11.31%		8.42%		4.06%		(18.46)%		(3.77)%

The net overhead ratio (non-interest expense less non-interest income as a percent of average earning assets) decreased in 2006 to 2.56%, the lowest ratio reported in the last five years.  This ratio compares to 2.68% in 2005, 2.83% in 2004 and 2.64% in 2003.  The decrease in 2006 net overhead was the result of increases in Premier’s non-interest income related to service charges on deposit accounts, electronic banking income and secondary market mortgage commissions, plus decreases in non-interest expenses related to occupancy and equipment costs, net OREO expenses, recoveries of bad check losses, and conversion costs incurred in 2005.  The decrease in 2005 net overhead was similarly the result of increases in Premier’s non-interest income related to service charges on deposit accounts, electronic banking income and secondary market mortgage commissions plus a significant decrease in professional fee expense.

Return on average equity (ROE), another measure of earnings performance, indicates the amount of net income earned in relation to the total equity invested. Premier's 2006 ROE was 11.31% compared to 8.42% in 2005 and 4.06% realized in 2004. ROE increased primarily due  to the increase in net income reported in 2006 versus 2005 and 2004.

A breakdown of Premier's financial results by quarter for the years ended December 31, 2006 and 2005 is summarized below.

QUARTERLY FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts)
	First	Second	Third	Fourth	Full Year
2006
Interest income	$7,676	$8,014	$8,248	$8,462	$32,400
Interest expense	2,472	2,654	2,871	3,008	11,005
Net interest income	5,204	5,360	5,377	5,454	21,395
Provision for loan losses	(194)	(819)	(38)	(110)	(1,161)
Securities gains	0	0	0	0	0
Net overhead	3,348	3,161	3,196	3,067	12,772
Income before income taxes	2,050	3,018	2,219	2,497	9,784
Net income	1,367	2,000	1,475	1,659	6,501
Basic net income per share	0.26	0.38	0.28	0.32	1.24
Diluted net income per share	0.26	0.38	0.28	0.32	1.24
Dividends paid per share	0.00	0.00	0.05	0.05	0.10

2005
Interest income	$7,045	$7,172	$7,465	$7,717	$29,399
Interest expense	2,318	2,279	2,410	2,540	9,547
Net interest income	4,727	4,893	5,055	5,177	19,852
Provision for loan losses	243	191	(140)	(290)	4
Securities gains	0	0	0	0	0
Net overhead	3,327	3,660	3,189	3,209	13,385
Income before income taxes	1,157	1,042	2,006	2,258	6,463
Net income	803	727	1,367	1,537	4,434
Basic net income per share	0.15	0.14	0.26	0.29	0.85
Diluted net income per share	0.15	0.14	0.26	0.29	0.84
Dividends paid per share	0.00	0.00	0.00	0.00	0.00

Sale of Subsidiaries

In the fourth quarter of 2003, Premier adopted and began to implement a plan to sell its subsidiary Citizens Bank (Kentucky), Inc. ("Citizens Bank") located in Georgetown, Kentucky. On February 13, 2004, Premier Financial announced that it had signed a definitive agreement to sell Citizens Bank in a cash transaction valued at approximately $14,500,000, which was completed on July 1, 2004. The sale of this subsidiary helped to restore the financial position of Premier after the impact of the losses sustained at Farmers Deposit Bank during the second and third quarters of 2003. As a result of the sale, regulatory capital ratios of Premier were restored to the stronger levels management wishes to maintain; cash reserves of the holding company were replenished; a portion of the cash reserves were used to reduce outstanding debt by $9.4 million; and the profit from the sale allowed Premier to utilize a substantial portion of its Federal income tax net operating loss carryforward.

Balance Sheet Analysis

Summary

A financial institution's primary sources of revenue are generated by its earning assets, while its major expenses are produced by the funding of these assets with interest bearing liabilities. Effective management of these sources and uses of funds is essential in attaining a financial institution's optimal profitability while maintaining a minimum amount of interest rate risk and credit risk. Information on rate-related sources and uses of funds for each of the three years in the period ended December 31, 2006, is provided in the table below.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS
(Dollars in thousands)
	2006			2005			2004
	Average Balance	Interest (2)	Yield/ Rate (3)	Average Balance	Interest (2)	Yield/ Rate (3)	Average Balance	Interest (2)	Yield/ Rate (3)
Assets:
Interest earning assets
U.S. Treasury and federal agency securities	$95,705	$3,398	3.55%	$107,177	$3,278	3.06%	$112,260	$3,117	2.78%
States and municipal obligations (1)	2,342	138	5.89	2,666	153	5.74	4,941	338	6.84
Mortgage backed securities	33,953	1,564	4.61	37,050	1,583	4.27	29,803	1,183	3.97
Other securities	3,179	182	5.73	3,089	148	4.79	3,216	138	4.29
Total investment securities	135,179	5,282	3.91	149,982	5,162	3.44	150,220	4,776	3.18
Federal funds sold	24,365	1,215	4.99	23,083	745	3.23	29,369	380	1.29
Interest-bearing deposits with banks	486	24	4.94	436	12	2.75	256	6	2.57
Loans, net of unearned income (4)(5)
Commercial	161,898	12,424	7.67	147,398	10,291	6.98	132,785	8,913	6.71
Real estate mortgage	129,944	9,271	7.13	132,527	9,236	6.97	145,387	10,182	7.00
Installment	46,494	4,334	9.32	46,690	4,083	8.74	47,438	4,029	8.49
Total loans	338,336	26,029	7.69	326,615	23,610	7.23	325,610	23,124	7.10
Total interest earning assets	498,366	32,550	6.53	500,116	29,529	5.90	505,455	28,286	5.60
Allowance for loan losses	(7,465)			(8,998)			(11,413)
Cash and due from banks	13,824			13,619			13,837
Premises and equipment	7,055			7,256			7,738
Other assets	23,688			26,697			31,490
Assets of discontinued operations	-			-			39,762
Total assets	$535,468			$538,690			$586,869

Liabilities and Equity:
Interest bearing liabilities
NOW and money market	$129,080	1,766	1.37%	$142,501	1,409	0.99%	$158,169	1,290	0.82%
Savings deposits	52,295	321	0.61	59,365	412	0.69	62,518	521	0.83
Certificates of deposit and other time deposits	188,044	6,896	3.67	174,057	4,904	2.82	164,932	4,455	2.70
Total interest bearing deposits	369,419	8,983	2.43	375,923	6,725	1.79	385,619	6,266	1.62
Short-term borrowings	9,591	234	2.44	8,422	180	2.14	6,539	118	1.80
Other borrowings	7,765	574	7.39	1,586	14	0.88	5,306	248	4.67
FHLB advances	7,815	453	5.80	8,775	499	5.69	9,955	556	5.59
Debentures	7,887	760	9.64	20,480	2,129	10.40	25,397	2,869	11.30
Total interest-bearing liabilities	402,477	11,004	2.73%	415,186	9,547	2.30%	432,816	10,057	2.32%
Non-interest bearing deposits	72,781			66,848			62,486
Other liabilities	2,721			4,007			7,393
Liabilities of discontinued operations	-			-			35,876
Shareholders’ equity	57,489			52,649			48,298
Total liabilities and equity	$535,468			$538,690			$586,869

Net interest earnings (1)		$21,546			$19,982			$18,229
Net interest spread (1)			3.80%			3.60%			3.28%
Net interest margin (1)			4.32%			4.00%			3.61%
(1) Taxable - equivalent yields are calculated assuming a 34% federal income tax rate
(2) Excludes the interest income and interest expense of discontinued operations
(3) Yields are calculated on historical cost except for yields on marketable equity securities that are calculated used fair value
(4) Includes loan fees, immaterial in amount, in both interest income and the calculation of yield on loans
(5) Includes loans on non-accrual status

In 2006, average earning assets declined by 0.3% or $1.8 million from 2005, following a 1.0% or $5.3 million decline in 2005 from 2004.  Average interest bearing liabilities, the primary source of funds supporting the earning assets, decreased 3.1% or $12.8 million in 2006 from 2005, which follows a 4.1% or $17.6 million decline in 2005 from 2004.  The 2006 decline in average earning assets was primarily the result of a $14.8 million decline in average total investment securities as some maturing funds were used to fund loans or to continue the company’s debt reduction strategy.  The decline in 2006 average interest bearing liabilities was due to a $6.5 million decrease in average interest bearing deposits and a $5.8 million decrease in average high cost debt and Federal Home Loan Bank (FHLB) advances.  A portion of the decline in average interest bearing deposits was due to the $1.2 million increase in short-term borrowings, primarily customer repurchase agreements.  Furthermore, nearly all of the decrease in average interest bearing deposits was offset by a $5.9 million increase in non-interest bearing deposits.  The decline in 2005 average earning assets was primarily the result of a decline in federal funds sold as those funds were either used to fund loans or to continue the company’s debt reduction strategy.  The decline in 2005 average interest bearing liabilities was due to a $9.7 million decrease in average interest bearing deposits and a $6.1 million decrease in average high cost debt and FHLB advances.  Nearly half of the decrease in average interest bearing deposit was offset by a $4.4 million increase in non-interest bearing deposits.  Additional information on each of the components of earning assets and interest bearing liabilities is contained in the following sections of this Prospectus.

Loan Portfolio

Premier's loan portfolio is its largest and highest yielding component of average earning assets, totaling 67.9% of average earning assets during 2006. After several declining years, average loans increased in 2005 by $1.0 million or 0.3% followed by a $11.7 million or 3.6% increase in 2006.  The 2006 increase is largely attributable to loan growth in Premier’s West Virginia and Ohio markets.  In 2006, Premier realized a $10.0 million or 6.5% increase in its West Virginia markets and a $2.1 million or 4.6% increase in average outstanding loans in its Ohio markets, while average loans in its Kentucky markets remained virtually unchanged.  This follows an $11.2 million or 7.7% increase in average loans in its West Virginia markets in 2005, and a $2.1 million or 4.7% increase in loans in its Ohio markets in 2005.  In 2005, the high level of charge-offs and loan collections at Farmers Deposit Bank in Kentucky nearly offset the increase in loans in Premier’s other markets.  The average loans outstanding at Farmers Deposit declined by $14.8 million in 2005.  However, in 2006, average loans outstanding at Farmers Deposit decreased by only $571,000 or 1.3% as loan charge-offs and payoffs were nearly offset by new loans.

Total loans at December 31, 2006 increased by $15.1 million or 4.6% from the total at December 31, 2005.  This increase follows a $3.8 million or 1.2% increase in 2005 from total loans at December 31, 2004.  The increase in 2006 was the result of a significant increase in loan demand in Premier’s markets which more than offset the $1.4 million of loan charge-offs recorded during the year, (nearly half at Farmers Deposit).  The increase in 2005 was the result  of increased loan demand in Premier’s markets which offset $2.2 million of loan charge-offs recorded during the year, (half at Farmers Deposit) and $4.2 million of net loan collections at Farmers Deposit.

Loans secured by real estate, which in total constituted approximately 73% of Premier's loan portfolio at December 31, 2006, consist of a diverse portfolio of predominantly single family residential loans and loans for commercial purposes where real estate is part of the collateral, not the primary source of repayment. Residential real estate mortgage loans generally do not exceed 80% of the value of the real property securing the loan. The residential real estate mortgage loan portfolio primarily consists of adjustable rate residential mortgage loans. The origination of these mortgage loans can be more difficult in a low interest rate environment where there is a significant demand for fixed rate mortgages. Premier also participates in the solicitation of loans for the secondary market and recognizes the referral fees in non-interest income. Commercial loans are generally made to small-to-medium size businesses located within a defined market area and typically are secured by business assets and guarantees of the principal owners. Additional risks of loss are associated with commercial lending such as the potential for adverse changes in economic conditions or the borrowers' ability to successfully execute their business plan. Consumer loans generally are made to individuals living in Premier's defined market area who are known to the local bank's staff. Consumer loans are generally made for terms of up to seven years on a secured or unsecured basis; however longer terms may be approved in certain circumstances and for revolving credit lines. While consumer loans generally provide Premier Financial with increased interest income, consumer loans may involve a greater risk of default.

The following table presents a five year comparison of loans by type. With the exception of those categories included in the comparison, there are no loan concentrations which exceed 10% of total loans. Additionally, Premier's loan portfolio contains no loans to foreign borrowers nor does it have a material volume of highly leveraged transaction lending.

LOAN SUMMARY
(Dollars in thousands)
	As of December 31,
	2006	%	2005	%	2004	%	2003(2)%		2002	%
Summary of Loans by Type
Commercial, secured by real estate	$101,786	29.6%	$85,989	26.2%	$101,567	31.3%	$101,325	30.5%	$109,571	29.3%
Commercial, other	43,981	12.8	49,362	15.0	40,923	12.6	38,063	11.5	51,347	13.8
Real estate construction	11,303	3.3	11,070	3.4	5,906	1.8	5,414	1.6	7,318	2.0
Real estate mortgage	138,795	40.4	134,570	40.9	128,243	39.5	126,134	38.0	134,271	36.0
Agricultural	1,930	0.5	1,670	0.5	2,380	0.7	3,032	0.9	4,381	1.2
Consumer	42,188	12.3	42,096	12.8	44,470	13.7	56,216	17.0	63,534	17.0
Other	3,814	1.1	3,960	1.2	1,438	0.4	1,610	0.5	2,677	0.7
Total loans	$343,797	100.0%	$328,717	100.0%	$324,927	100.0%	$331,794	100.0%	$373,099	100.0%

Non-performing Assets
Non-accrual loans	$4,698		$3,751		$6,847		$11,958		$8,197
Accruing loans which are contractually past due 90 days or more	992		853		739		4,137		1,238
Restructured loans	1,268		1,540		238		104		129
Total non-performing and restructured loans	6,958		6,144		7,824		16,199		9,564
Other real estate acquired through foreclosures	495		2,049		2,247		3,187		3,505
Total non-performing and restructured loans and other real estate	$7,453		$8,193		$10,071		$19,386		$13,069

Non-performing and restructured loans as a % of total loans	2.02%		1.87%		2.41%		4.88%		2.56%
Non-performing and restructured loans and other real estate as a % of total assets (1)	1.39%		1.55%		1.87%		3.57%		2.21%

Allocation of Allowance for Loan Losses
Commercial, other	$839	14.4%	$1,071	16.7%	$1,734	13.7%	$4,166	12.9%	$2,294	15.7%
Real estate, construction	117	3.3	134	3.4	83	1.8	662	1.6	632	2.0
Real estate, other	3,395	70.0	3,810	67.1	4,276	70.8	4,886	68.5	4,341	65.3
Consumer installment	521	12.3	772	12.8	1,255	13.7	2,478	17.0	977	17.0
Unallocated	1,789		2,105		2,036		2,108		1,454
Total	$6,661	100.0%	$7,892	100.0%	$9,384	100.0%	$14,300	100.0%	$9,698	100.0%

(1) From continuing operations

In addition to the loans presented in the loan summary table, Premier also offers certain off-balance sheet products such as letters of credit, revolving credit agreements, and other loan commitments. These products are offered under the same credit standards as the loan portfolio and are included in the risk-based capital ratios used by the Federal Reserve to evaluate capital adequacy. Additional information on off-balance sheet commitments is contained in Note 19 to the consolidated financial statements.

Total non-performing assets, which consist of past-due loans on which interest is not being accrued ("non accrual loans"), foreclosed properties in the process of liquidation ("OREO"), loans with restructured terms to enable a delinquent borrower to repay and accruing loans past due 90 days or more, were $7.5 million or 1.39% of total assets of continuing operations at year-end 2006.  The amount continues to decline from the $8.2 million, or 1.55% of total assets of continuing operations at year-end 2005, and is down significantly from the $10.1 million of non-performing assets (1.87% of total assets of continuing operations) at year-end 2004.  The decrease in 2006 was largely due to the $1.6 million reduction in OREO property, which was partially offset by an increase in non-accrual loans.  As the collection or rehabilitation of previously delinquent loans and charge-offs of loans determined to be uncollectible continued in 2006, these efforts were offset by other loans newly placed on non-accrual status.  Management believes the estimated potential losses related to these newly delinquent loans to be adequately provided for in the allowance for loan losses.  These losses were also included in the analyses that supported the recording of negative loan loss provisions during 2006.  The decrease in non-performing assets in 2005 was due to the collection or rehabilitation of previously delinquent loans, the charge-offs of loans determined to be uncollectible and the sale of $1.7 million of OREO property.  As management's efforts to collect these loans upon maturity continue, loans are only renewed using Premier's strengthened credit policies. Otherwise, loans may be placed on non-accrual status and foreclosure proceedings begun to obtain and liquidate any collateral securing the past due or matured loans. Premier is committed to continuing to reduce its high level of non-performing assets and implementing strong underwriting standards to help maintain a lower level of non-performing assets in the future. This effort is revealed in the decline in non-performing assets from the end of 2002 to the end of 2006, primarily related to the sale of OREO properties and the decline in non-accrual loans and loans 90+ days past due. Premier's efforts at its other affiliate banks in 2003 and 2004 are masked by the high level of non-performing assets at Farmers Deposit Bank, which alone totaled $12.5 million at December 31, 2003. At December 31, 2004, the non-performing assets at Farmers Deposit Bank had declined to $6.8 million, leaving $3.3 million of total non-performing assets at the other Affiliate Banks combined.  At December 31, 2005, the non-performing assets at Farmers Deposit Bank had declined even further to $4.7 million.  And by December 31, 2006, the non-performing assets at Farmers Deposit bank totaled $3.6 million.

The Loan Summary table presents five years of comparative non-performing asset information. Other than these loans and the impaired loans discussed in Note 6 to the consolidated financial statements, Premier does not have a significant volume of loans whereby management has serious doubts about the borrowers ability to comply with the present repayment terms of the loan.

It is Premier's policy to place loans that are past due over 90 days on non-accrual status, unless the loans are adequately secured and in the process of collection. Premier had no commitments to provide additional funds on non-accrual loans at December 31, 2006. For real estate loans, upon repossession, the balance of the loan is transferred to "Other Real Estate Owned" (OREO) and carried at the lower of the outstanding loan balance or the fair value of the property based on current appraisals and other current market trends less estimated disposal costs. If a writedown of the OREO property is necessary at the time of foreclosure, the amount is charged against the allowance for loan losses. A periodic review of the recorded property value is performed in conjunction with normal loan reviews, and if market conditions indicate that the recorded value exceeds the fair market value less estimated disposal costs, additional writedowns of the property value are charged directly to operations.

During 2006 Premier recognized a $105,000 net profit on the disposition of OREO properties, net of writedowns, while in 2005 Premier realized $17,000 net profit on the disposition of OREO properties.  During 2004, Premier realized a $123,000 net profit on the disposition of OREO properties.  Although loans may be classified as non-performing, some continue to pay interest irregularly or at less than original contracted terms. During 2006, approximately $151,000 of interest was recognized on non-accrual and restructured loans, while approximately $348,000 would have been recognized in accordance with their original terms.

The allowance for loan losses is maintained to absorb probable incurred losses associated with lending activities. Actual losses are charged against the allowance ("charge-offs") while collections on loans previously charged off ("recoveries") are added back to the allowance. Since actual losses within a given loan portfolio are difficult to predict, management uses a significant amount of estimation and judgment to determine the adequacy of the allowance for loan losses. Factors considered in determining the adequacy of the allowance include an individual assessment of risk on certain loans and total creditor relationships, historical charge-off experience, the type of loan, levels of non-performing and past due loans, and an evaluation of current economic conditions. Loans are evaluated for credit risk and assigned a risk grade. Premier's risk grading criteria are based upon Federal Reserve guidelines and definitions. In evaluating the adequacy of the allowance for loan losses, loans that are assigned passing grades are grouped together and multiplied by historical charge-off percentages to determine an estimated amount of potential losses and a corresponding amount of allowance. Loans that are assigned marginally passing grades are grouped together and allocated slightly higher percentages to determine the estimated amount of potential losses due to the identification of increased risk(s). Loans that are assigned a grade of "substandard" or "doubtful" are usually determined to be impaired.

A loan is categorized and reported as impaired when it is probable that the creditor will be unable to pay all of the principal and interest amounts according to the contractual terms of the loan agreement. In determining whether a loan is impaired, management considers such factors as past payment history, recent economic events, current and projected financial condition and other relevant information that is available at the time. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual basis for other loans. If a loan is deemed to be impaired an evaluation of the amount of estimated loss is performed assessing the present value of estimated future cashflows using the loan's existing rate or assessing the fair and realizable value of the loan collateral if repayment is expected solely from the collateral. The estimation of loss is assigned to the impaired loan and is used in determining the adequacy of the allowance for loan losses. For impaired loans, this estimation of loss is reevaluated quarterly and, if necessary, adjusted based upon the current known facts and circumstances related to the loan and the borrower. Additional information on Premier's impaired loans is contained in Note 6 to the consolidated financial statements. The sum of the calculations and estimations of the risk of loss in a given loan portfolio is compared to the recorded balance of the allowance for loan losses. If the total allowance is deemed to be inadequate a charge to earnings is recorded to increase the allowance. Conversely, should an evaluation of the allowance result in a lower estimate of the risk of loss in the loan portfolio and the allowance is deemed to be more than adequate, a reversal of previous charges to earnings ("a negative provision") may be warranted in the current period. Events that may lead to negative provisions included greater than anticipated recoveries, a reduction in the historical loss ratios, securing more collateral on an impaired loan during the collection process, or receiving payment in full on an impaired loan.  All of these events occurred in varying degrees during 2006 and resulted in $1,161,000 of negative provisions during the year.

At December 31, 2006, the allowance for loan losses was $6.7 million or 1.94% of total year-end loans.  This ratio is a decrease from the prior year’s 2.40% and the 2.89% at the end of 2004.  The decrease in the allowance in 2006 was primarily the result of the $1.2 million of negative provisions for loan losses recorded during the year, as charge-offs in 2006 were nearly offset by recoveries.  The decrease in 2005 was the result of the charge-off of $2.2 million of loans previously identified as impaired partially offset by $719,000 of recoveries.  Only $4,000 of provision expense was recorded in 2005.  In management's opinion, the allowance for loan losses is adequate to absorb the current estimated risk of loss in the existing loan portfolio. The summary of the allowance for loan losses allocated by loan type is presented in the Loan Summary Table above.

The following table provides a detailed history of the allowance for loan losses, illustrating charge-offs and recoveries by loan type, and the annual provision for loan losses over the past five years. In 2006, negative provisions were recorded in each of the four quarters of the year as Premier realized collections of previously impaired loans whereby estimated losses were previously assigned to the loan as well as recoveries of previously charged-off loans.  These positive events as well as the ongoing reduction in Premier’s historical loss ratios resulted in a lower estimate of the risk of loss in the loan portfolio and, thus, negative provisions were warranted.  The negative provision for loan losses totaled $1.2 million in 2006.

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	For the Year Ended December 31
	2006	2005	2004	2003(1)	2002
Allowance for loan losses beginning of period	$7,892	$9,384	$14,300	$9,698	$7,371
Amounts charged off:
Commercial, financial and agricultural loans	154	736	1,520	4,417	4,080
Real estate construction loans	0	0	5	0	833
Real estate loans - other	863	549	2,413	6,427	1,072
Consumer installment loans	393	930	3,054	5,669	1,904
Total charge-offs	1,410	2,215	6,992	16,513	7,889

Recoveries on amounts previously charged-off:
Commercial, financial and agricultural loans	266	91	264	145	138
Real estate construction loans	8	1	1	37	16
Real estate loans - other	340	84	87	74	163
Consumer installment loans	726	543	698	346	446
Total recoveries	1,340	719	1,050	602	763

Net charge-offs	70	1,496	5,942	15,911	7,126
Provision for loan losses	(1,161)	4	1,026	20,513	9,453

Allowance for loan losses, end of period	$6,661	$7,892	$9,384	$14,300	$9,698

Average total loans	$338,336	$326,615	$325,610	$352,156	$382,763
Total loans at year-end	343,797	328,717	324,927	331,794	373,099

As a percent of average loans
Net charge-offs	0.02%	0.46%	1.82%	4.52%	1.86%
Provision for loan losses	(0.34)%	0.00%	0.32%	5.83%	2.47%
Allowance for loan losses	1.97%	2.42%	2.88%	4.06%	2.53%

As a percent of total loans at year-end
Allowance for loan losses	1.94%	2.40%	2.89%	4.31%	2.60%

As a multiple of net charge-offs
Allowance for loan losses	95.16X	5.28X	1.58X	0.90X	1.36X
Income before tax and provision for loan losses	123.19X	4.32X	0.65X	0.35X	0.80X

Future provisions to the allowance for loan losses, positive or negative, will depend on future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans having significant credit risk.  The provision for loan losses in 2005 was only $4,000.  During the third and fourth quarters of 2005, negative provisions were recorded substantially offsetting the provisions recorded during the first half of the year.  During the latter half of 2005, Premier realized collections of previously impaired loans whereby estimated losses were previously assigned to the loan as well as recoveries of previously charged-off loans.  The provision for loan losses in 2004 was $1.0 million and was the result of newly identified impaired loans and increases in the volume of loans outstanding at the banks located in West Virginia. Premier continually evaluates the adequacy of its allowance for loan losses, and changes in the provision are based on the estimated probable incurred losses in the loan portfolio.

Net charge-offs in 2006 decreased to just $70,000 as a significant volume of recoveries nearly offset the level of charge-offs recorded during the year.  In 2005 net charge-offs decreased to $1.5 million, down $4.4 million or 75% from the $5.9 million of net charge-offs experienced in 2004.  Approximately $641,000 or 43% of the 2005 net charge-offs and $4.8 million or 81% of the 2004 net charge-offs were at Farmers Deposit Bank.  In 2006, Farmers Deposit Bank recorded $249,000 of net recoveries and provided nearly 70% of the Company’s total recoveries for 2006.  While total charge-offs decreased in 2006, the level of loans secured by real estate that were charged-off increased by $314,000 or 57.2% as collection efforts on a few real estate secured borrowers came to their ultimate conclusion.  All categories of loan charge-offs were down in 2005, while consumer loan charge-offs continued to exceed the other categories of loan charge-offs. Although management believes it has identified the significant remaining credit risk in the loan portfolio, additional charge-offs may be recorded in the coming months due to the high level of non-performing loans and the resolution of collection efforts on those loans. These factors are considered in determining the adequacy of the allowance for loan losses, which at December 31, 2006 was 1.94% of total loans outstanding and 96% of non-performing loans.

The following table presents the maturity distribution and interest sensitivity of selected loan categories at December 31, 2006. Maturities are based upon contractual terms.

LOAN MATURITIES and INTEREST SENSITIVITY
December 31, 2006
(Dollars in thousands)

	Projected Maturities*
	One Year or Less	One Through Five Years	Over Five Years	Total
Commercial, secured by real estate	$38,310	$51,758	$11,718	$101,786
Commercial, other	21,357	19,694	2,930	43,981
Real estate construction	6,927	3,114	1,262	11,303
Agricultural	592	794	544	1,930
Total	$67,186	$75,360	$16,454	$159,000

Fixed rate loans	$15,065	$36,113	$4,558	$55,736
Floating rate loans	52,121	39,247	11,896	103,264
Total	$67,186	$75,360	$16,454	$159,000

Fixed rate loans projected to mature after one year				$40,671
Floating rate loans projected to mature after one year				51,143
Total				$91,814

(*) Based on scheduled or approximate repayments

Investment Portfolio and
Other Earning Assets

Investment securities averaged $135.2 million in 2006, down $14.8 million or 9.9% from the $150.0 million averaged in 2005.  This decrease follows two years of average investments around $150.0 million.  As investments matured in 2006 and 2005 not all funds were reinvested in the investment portfolio.  Some funds were used to satisfy loan growth, deposit withdrawals and debt payments.  Furthermore, during the latter part of 2006, bond reinvestment yields were not as attractive as the yield on highly liquid federal funds sold and funds from maturing investments were less likely to be reinvested in bonds.  At December 31, 2006, the amount of investments totaled $121.4 million, down $16.1 million from December 31, 2005.  This follows a $16.5 million decrease in 2005 from the balance at December 31, 2004.

The following table presents the carrying values of investment securities.

FAIR VALUE OF SECURITIES AVAILABLE FOR SALE
(Dollars in thousands)
	As of December 31
	2006	2005	2004

U.S. Treasury securities	$6,401	$3,941	$250
U.S. Agency securities	76,911	95,300	115,514
States and political subdivisions	3,413	2,514	2,751
Mortgage-backed securities	34,617	35,639	34,942
Corporate securities	25	25	435
Total securities	$121,367	$137,419	$153,892

As sources of funds (deposits, federal funds purchased, and repurchase agreements with corporate customers) fluctuate, excess funds are initially invested in federal funds sold and other short-term investments. Based upon analyses of asset/liability repricing, interest rate forecasts, and liquidity requirements, funds are periodically reinvested in high-quality debt securities, which typically mature over a longer period of time. At the time of purchase, management determines whether the securities will be classified as trading, available-for-sale, or held-to-maturity. At December 31, 2006 all of Premier's investments were classified as available-for-sale and carried on the books at market value.

As shown in the following Securities Maturity and Yield Analysis table, the average maturity period of the securities available-for-sale at December 31, 2006 was 4 years 7 months, lengthened somewhat by the 11 year 3 month average final maturity of the mortgage-backed securities portfolio. The table uses a final maturity method to report the average maturity of mortgage-backed securities, which excludes the effect of monthly payments and prepayments. Approximately 69% of Premier's investment securities are U.S. Government agency or Treasury securities that have an average maturity of 1 year 8 months. The average maturity of the investment portfolio is managed at a level to maintain a proper matching with interest rate risk guidelines. During 2004, Premier sold a portion of the securities classified as available-for-sale as part of its management of interest rate risk, as shown in the Statements of Cash Flows. Premier does not have any securities classified as trading or held-to-maturity and it has no plans to establish such classifications at the present time. Other information regarding investment securities may be found in the following table and in Note 5 to the consolidated financial statements.

SECURITIES MATURITY AND YIELD ANALYSIS
December 31, 2006
(Dollars in thousands)
	Market Value	Average Maturity (yrs/mos)	Taxable Equivalent Yield*
U.S. Treasury securities
Within one year	$994		4.44%
After one but within five years	5,407		4.36
Total U.S. Treasury Securities	6,401	2/5	4.38

U.S. Government Agencies securities
Within one year	26,901		3.16
After one but within five years	50,010		4.18
Total U.S. Government Agencies securities	$76,911	1/7	3.82

States and political subdivisions
Within one year	349		4.26
After one but within five years	964		4.93
After five but within ten years	544		4.65
Over ten years	1,556		5.84
Total states and political subdivisions securities	$3,413	6/11	5.23

Mortgage-backed securities**
Within one year	3,681		3.93
After one but within five years	1,993		5.36
After five but within ten years	911		3.85
Over ten years	28,032		4.68
Total mortgage-backed securities	$34,617	11/3	4.62

Corporate securities	$25

Total securities available-for-sale	$121,367	4/7	4.12

(*) Fully tax-equivalent using the rate of 34%
(**) Maturities for mortgage-backed securities are based on final maturity

Premier's average investment in federal funds sold and other short-term investments increased by 5.6% in 2006.  This follows a 21.4% decrease in 2005. Averaging $24.4 million in 2006, federal funds sold and other short-term investments increased $1.3 million from the $23.1 million averaged in 2005 but were lower than the $29.4 million averaged in 2004. The increase in average federal funds sold in 2006 was the result of retaining available funds to be used in the short-term to fund loans or satisfy deposit withdrawals.  Furthermore, during the latter part of 2006, bond investment yields were not as attractive as the yield on highly liquid federal funds sold and funds from maturing investments were less likely to be reinvested in bonds.  The decrease in average federal funds sold in 2005 from 2004 was the result of investing more of Premier's available funds into higher yielding investments and using a portion of the funds to reduce outstanding debt and satisfy deposit withdrawals.  Fluctuations in federal funds sold and other short-term investments reflect management's goal to maximize asset yields while maintaining proper asset/liability structure, as discussed in greater detail above and in other sections of this report.

Funding Sources

In 2005, Premier began raising the rates paid on it interest bearing deposits in response to the increase in market interest rates.  Market rates continued to increase through 2006.  As a result, the average rate paid on interest bearing liabilities increased to 2.73% in 2006, up from the 2.30% paid in 2005.  The 43 basis point increase was primarily the result of an 85 basis point increase in the average rate paid on certificates of deposit and other time deposits, which made up 46.7% of the total average interest bearing liabilities in 2006.  During 2006, Premier was able to offset some of the increase in rates paid on deposits by reducing the interest cost on its long-term debt by refinancing the remaining $15.5 million of its 9.75% Trust Preferred Securities as discussed in more detail below. In 2005, Premier was able to offset the 17 basis point increase in the average rate paid on interest bearing deposits by reducing a portion of its high rate long-term borrowings.  The average rate paid on interest bearing liabilities decreased to 2.30% in 2005, down from the 2.32% paid in 2004.  The decrease is largely due to the early redemption of $5.5 million of Premier’s 9.75% Trust Preferred Securities late in 2004 and the payment of 10 quarters of deferred distributions on the Trust Preferred Securities in March 2005.  The interest savings more than offset the increase in interest expense due to the rise in rates paid on NOW and money market transactional deposit accounts and on certificates of deposit.  Due to alternative sources of investment and an ever increasing sophistication of customers in funds management techniques to maximize return on their money, competition for funds has become more intense. Premier's banks periodically offer special rate products to attract additional deposits.

Premier’s deposits, on average, remained relatively unchanged in 2006, decreasing by $571,000 or 0.1% from 2005 average deposits.  The 2006 decrease follows a 1.2% or $5.3 million decrease in 2005 from the average in 2004.  While average deposits in 2006 remained relatively unchanged in total, the composition of those deposits shifted toward non-interest bearing deposits.  In addition, some public fund and tax-exempt organization deposits were reestablished as repurchase agreements in 2006.  Average repurchase agreements increased by $1.3 million or 16.4% in 2006 when compared to 2005.  In 2005, $13.3 million of the decline in deposits was at Farmers Deposit Bank, partially due to Premier's capital restoration plan as certain deposits were not renewed as part of the plan to reduce the size of the Bank.  In Premier’s other markets during 2005, deposits, on average, increased by 2.2% or $8.0 million.  In 2006, average deposits at Farmers Deposit Bank declined by $4.7 million, while in Premier’s other markets, deposits, on average, increased by $4.2 million or 1.1% during 2006.

In 2006, average non-interest bearing deposits continued to increase, surpassing 2005 average non-interest bearing deposits by $5.9 million or 8.9%.  In 2005, non-interest bearing deposits increased 7.0% or $4.4 million on average when compared to 2004.  Since no interest is paid on these deposits, an increase in non-interest bearing deposits helps to increase Premier's net interest margin and its profitability. Non-interest bearing deposits are more susceptible to withdrawal and therefore may provide challenges to maintaining adequate liquidity. (See the additional discussion on liquidity below.)  However, Premier’s approach to community banking and friendly customer service has resulted in increases in average non-interest bearing deposits in each of the past four years.

In 2006, average interest bearing deposits decreased by $6.5 million or 1.7%.  This decrease was largely due to the stiff competition for funds in 2006 and high rate certificate of deposits “specials” offered by some of Premier’s local competition.  Some of these “special” rates exceeded the yields that Premier could earn by purchasing investments and therefore matching the competitions’ rates would have resulted in reducing Premier’s net interest income.  Instead, Premier continued to focus on building its base of customer relationships by offering more convenient electronic banking products to its non-interest bearing deposit customers.  Premier did realize a shift in its interest bearing deposits from lower cost savings and interest bearing transaction accounts to certificates of deposit as customers moved their funds to take advantage of the rising interest rates paid on these certificates.  The result was a 64 basis point increase in the average rate paid on interest bearing deposits in 2006 versus the 17 basis point increase realized in 2005.  In 2005, interest bearing deposits decreased by 2.5% or $9.7 million on average when compared to 2004.  The decrease was largely due to a $13.6 million decrease in average interest bearing deposits at Farmers Deposit Bank.  The remaining increase was the result of internal growth in Premier’s other markets.

The following table provides information on the maturities of time deposits of $100,000 or more at December 31, 2006.

MATURITY OF TIME DEPOSITS $100,000 OR MORE
December 31, 2006
(Dollars in thousands)

Maturing 3 months or less	$11,105
Maturing over 3 months	11,263
Maturing over 6 months	19,108
Maturing over 12 months	12,001
Total	$53,477

Other funding sources for Premier include short and long-term borrowings. Premier's short-term borrowings primarily consist of securities sold under agreements to repurchase with commercial, public entity and tax exempt organization customers.  These are short-term non-FDIC insured deposit like products that are secured by the pledging of investment securities in Premier’s investment portfolio.  Also included in short-term borrowings are federal funds purchased from other banks. These short-term borrowings fluctuate depending on near term funding needs and as part of Premier's management of its asset/liability mix.  In 2006, short-term borrowings averaged $9.6 million, up $1.2 million or 13.9% from the average in 2005 primarily due to the increase in repurchase agreements discussed above.  In 2005, short-term borrowings averaged $8.4 million, up $1.9 million from the average in 2004 due to an increase in public fund repurchase agreements.

Long-term borrowings consist of Federal Home Loan Bank (FHLB) borrowings by Premier's banks, other borrowings by the parent holding company and debt issued in the form of subordinated debentures to an unconsolidated trust subsidiary. FHLB advances, on average, declined by 10.9% or $960,000 in 2006, following an 11.9% or $1.2 million decrease in 2005. Premier uses fixed rate FHLB advances from time-to-time to fund certain residential and commercial loans as well to maximize investment opportunities as part of its interest rate risk management. In 2006 and 2005, Premier made all of its scheduled principal payments and took advantage of penalty free prepayment opportunities as they became available. At December 31, 2006, FHLB advances totaled $7.3 million and had repayment schedules from four to six years with $4.0 million maturing in 2010.

In 2006, Premier refinanced the remaining $15.7 million of its 9.75% Junior Subordinated Deferrable Interest Debentures ("Subordinated Debentures") that were due in 2027. The refinancing was accomplished using two separate bank borrowings at the parent company and $2.2 million of cash held by the parent in its subsidiary banks.  On January 31, 2006, Premier borrowed $7.0 million from First Guaranty Bank in Hammond, Louisiana under a promissory note bearing interest floating daily at the “Wall Street Journal” prime rate (currently 8.25%) and requiring monthly principal payments of $50,000 until maturity on September 28, 2017.  The note is secured by a pledge of Premier’s 100% interest in Boone County Bank.  The proceeds of this note were used to redeem $7.0 million of the Subordinated Debentures as of January 31, 2006.  On November 10, 2006, Premier borrowed $6.5 million from The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) under a term note bearing interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (currently 7.25%) and requiring 83 monthly principal and interest payments of $100,000 and a final payment of any balance due at maturity on November 9, 2013. The note is secured by a pledge of Premier’s 100% interest in Citizens Deposit Bank and Trust, Inc. and Premier’s 100% interest in Farmers-Deposit Bank, Eminence, Kentucky.  Also during 2006, Premier repaid two $701,000 subordinated notes with a 0% interest rate.  For more information on other borrowings and the subordinated debentures, see Notes 11 and 12 to the consolidated financial statements.

PAYMENTS DUE ON CONTRACTUAL OBLIGATIONS
December 31, 2006
(Dollars in thousands)

	Total	Less than one year	1-3 years	3-5 years	More than five years

Federal Home Loan Bank advances	$7,285	$637	$1,375	$5,203	$70
Other borrowed funds	12,275	1,344	2,860	3,118	4,953
Operating lease obligations	206	138	62	4	2
Data and item processing contracts*	5,280	1,848	2,772	660	0
Total	$25,046	$3,967	$7,069	$8,985	$5,025

* Data and item processing contractual obligations are estimated using the average billing for the last three months of 2006.

On December 20, 2004, Premier entered into a sixty-three month contract with Fiserv Solutions, Inc. (Fiserv) whereby Fiserv will provide data processing and item processing services to Premier.  Conversions by Premier’s subsidiary bank to Fiserv systems began on April 15, 2005 and were completed by July 31, 2005.  Based upon the average billings of the last three months of 2006, the estimated payments to Fiserv for these services will be approximately $1,316,000 per year beginning in 2007.  Actual results may vary depending upon the number and type of accounts actually processed and future customer activity.

Asset/Liability Management and Market Risk

Asset/liability management is a means of maximizing net interest income while minimizing interest rate risk by planning and controlling the mix and maturities of interest related assets and liabilities. Premier has established an Asset/Liability Management Committee (ALCO) for the purpose of monitoring and managing interest rate risk and to evaluate investment portfolio strategies. Interest rate risk is the earnings variation that could occur due to changes in market interest rates. The Board of Directors has established policies to monitor and limit exposure to interest rate risk. Premier monitors its interest rate risk through the use of an earnings simulation model prepared by an independent third party to analyze net interest income sensitivity.

The earnings simulation model uses assumptions, maturity patterns, and reinvestment rates provided by Premier and forecasts the effect of instantaneous movements in interest rates of both 100 (1.00%) and 200 (2.00%) basis points. The most recent earnings simulation model projects net interest income would increase by approximately 1.4% over the projected stable rate net interest income if interest rates rise by 100 basis points over the next year. Conversely, the simulation projects an approximate 0.9% decrease in net interest income if interest rates fall by 100 basis points over the next year. Within the same time frame, but assuming a 200 basis point movement in interest rates, the simulation projects that net interest income would increase by 2.6% over the projected stable rate net interest income in a rising rate scenario and would decrease by 2.2% in a falling rate scenario. Under both the 100 and 200 basis point simulations, the percentage changes in net interest income are within Premier's ALCO guidelines.

The model simulation calculations of present value have certain acceptable shortcomings. The discount rates and prepayment assumptions utilized are based on estimated market interest rate levels for similar loans and securities nationwide. The unique characteristics of Premier's loans and securities may not necessarily parallel those assumed in the model simulations, and therefore, actual results could likely result in different discount rates, prepayment experiences and present values. The discount rates used for deposits and borrowings are based upon available alternative types and sources of funds which may not necessarily be indicative of the present value of Premier's deposits and borrowings. Premier's deposits have customer relationship advantages that are difficult to simulate. A higher or lower interest rate environment will most likely result in different investment and borrowing strategies by Premier which would be designed to further mitigate any negative effects on the value of, and the net interest earnings generated on Premier's net assets.

The following table presents summary information about the simulation model's interest rate risk measures and results.

	Year-end 2006	Year-end 2005	ALCO Guidelines

Projected 1-year net interest income
-100 bp change vs. base rate	-0.9%	-0.6%	5%
+100 bp change vs. base rate	1.4%	0.5%	5%
Projected 1-year net interest income
-200 bp change vs. base rate	-2.2%	-1.3%	10%
+200 bp change vs. base rate	2.6%	0.9%	10%

Liquidity

Liquidity is the ability to satisfy demands for deposit withdrawals, lending commitments, and other corporate needs. Premier's liquidity is based on the stable nature of consumer core deposits held by the banking subsidiaries. Likewise, additional liquidity is available from holdings of investment securities and short-term investments which can be readily converted into cash. Furthermore, Premier's banks continue to have the ability to attract short-term sources of funds such as federal funds and repurchase agreements.

Premier generated $5.4 million of cash from operations in 2006, which compares to $2.1 million in 2005 and $11.5 million in 2004.  The increase in 2006 was primarily the result of a return to normal cash generated from operations compared to 2005.   The decrease in 2005 was primarily the result of the payment of the deferred distributions of the Trust Preferred Securities in March 2005, which came out of cash from operations.  The higher level of cash from operations in 2004 was the result of deferring interest payments on the Trust Preferred Securities and income tax refunds generated from the carry back of net operating losses.  Total cash from operations along with the proceeds from the sale and maturity of securities and the repayment of loans were used to purchase securities, satisfy deposit withdrawals, fund new loans and reduce outstanding debt during those years. Net cash provided by liquidating investing activities totaled $7.9 million in 2005 and $7.5 million in 2004.  However in 2006, $5.9 million of cash was used in investing activities primarily to fund loan growth.  In addition to the $5.4 million of cash from operations, Premier generated $1.4 million in additional cash from financing activities, primarily due to the increase in deposits and repurchase agreements.  In 2005 and 2004, net cash used to satisfy deposit withdrawals and reduce debt totaled $8.4 million in 2005, $20.9 million in 2004. Details on the sources and uses of cash can be found in the Consolidated Statements of Cash Flows in the consolidated financial statements.

At December 31, 2006, the parent company had over $3.6 million in cash held with its subsidiary banks.  This balance along with cash dividends expected to be received from its subsidiaries is sufficient to cover the operating costs of the parent, service its existing other debt and pay dividends to common shareholders.  During 2006, the parent company generated $5.1 million of cash from operations and used $4.9 million to redeem a portion of the Trust Preferred Securities outstanding, make principal payments on its outstanding other debt and pay dividends to shareholders.  Also during 2006, the parent company borrowed $13.5 million which was used to redeem the remainder of the Trust Preferred Securities.  During 2005, the parent company generated $1.5 million of cash from operations and used $5.8 million to redeem a portion of the Trust Preferred Securities outstanding and payoff its outstanding other debt.  Additional information on parent company cash flows and financial statements is contained in Note 22 to the consolidated financial statements.

Capital Resources

Premier's consolidated average equity-to-asset ratio increased to 10.74% during 2006, up from 9.77% in 2005 and from 8.23% in 2004.  The ratios for all three years are considered adequate for a company of Premier's size. The increase in 2006 was largely due to the increase in net income with the slight decline in average total assets.  The increase in 2005 was largely due to increase in net income in 2005 and the decline in average assets due to the sale of Citizen’s Bank Kentucky on July 1, 2004.  The Federal Reserve's risk-based capital guidelines and leverage ratio measure the capital adequacy of banking institutions. The risk- based capital guidelines weight balance sheet assets and off-balance sheet commitments by prescribed factors relative to credit risk, thus eliminating disincentives for holding low risk assets and requiring more capital for holding higher risk assets.  At year-end 2006, Premier’s risk adjusted capital-to-assets ratio was 16.0% compared to 19.1% at December 31, 2005.  Both of these ratios are well above the minimum level of 8.0% prescribed for bank holding companies of Premier's size. The leverage ratio is a measure of total tangible equity to total tangible assets. Premier's leverage ratio at December 31, 2006 was 8.9% compared to 10.6% at December 31, 2005.  Both of these ratios are above the recommended 4.0% to 5.0% recommended by the Federal Reserve. The decrease in the 2006 ratios was primarily the result of redeeming the remainder of Premier’s Trust Preferred Securities which was includable as capital in Premier’s 2005 capital ratios (see Selected Capital Information table below.)  Premier's capital ratios are the direct result of management's desire to maintain a strong capital position. Additional information on Premier's capital ratios and the capital ratios of its banks may be found in Note 21 to the consolidated financial statements.

The primary source of funds for dividends paid by Premier is the dividends received from its subsidiary banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory agencies. Under these regulations, the amount of dividends that may be paid without prior approval in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years, subject to regulatory capital requirements and additional restrictions more fully described in Note 21 to the consolidated financial statements. During 2007, Premier's banks could, without prior approval, declare and pay to Premier dividends of approximately $3.2 million plus any 2007 net profits retained through the date of declaration by Ohio River Bank, Boone County Bank, First Central Bank and Farmers Deposit Bank.  In 2005, Citizens Deposit Bank requested and received approval from the Federal Reserve to pay a $3.0 million dividend in March 2005.  This amount was substantially higher than the bank’s prior two years of reported net income.  As such, Citizens Deposit Bank must continue to request approval for up to two years beyond the December 31, 2005 to pay any future dividends to the parent company out of its current earnings.

Additional information on the capital position of Premier is included in the following table.

SELECTED CAPITAL INFORMATION
(Dollars in thousands)
	As of December 31
	2006	2005	Change

Stockholders’ Equity	$61,002	$54,287	$6,715
Qualifying capital securities of subsidiary trust	0	15,250	(15,250)
Disallowed amounts of goodwill and other intangibles	(15,816)	(15,816)	0
Disallowed deferred tax assets	0	(628)	628
Unrealized loss on securities available for sale	1,150	1,718	(568)
Tier I capital	$46,336	$54,811	$(8,475)

Tier II capital adjustments
Qualifying capital securities of subsidiary trust	0	0
Allowable amount of the allowance for loan losses	3,977	3,899
Total capital	$50,313	$58,710

Total risk-weighted assets	$315,485	$307,951

Ratios
Tier I capital to risk-weighted assets	14.69%	17.80%
Total capital to risk-weighted assets	15.95%	19.06%
Leverage at year-end	8.89%	10.61%

Income Statement Analysis
Net Interest Income

Net interest income, the amount by which interest generated from earning assets exceeds the expense associated with funding those assets, is Premier's most significant component of earnings.  Net interest income on a fully tax-equivalent basis was $21.5 million in 2006, up 7.8% from the 20.0 million earned in 2005 which follows a 9.6% increase in 2005 from 2004.  When net interest income is presented on a fully tax-equivalent basis, interest income from tax-exempt earning assets is increased by the amount equivalent to the federal income taxes which would have been paid if this income were taxable at the statutory federal tax rate of 34% for companies of Premier's size. The increase in net interest income in 2006 is largely due to an increase in interest income from loans and federal funds sold due to higher overall yields and a greater volume of loans outstanding.  This increase in interest income more than offset the increase in interest expense in 2006 resulting from higher rates paid on deposits and a higher volume of certificates of deposit.  As shown in the Rate Volume Analysis table below, increases in the yields on loans, investments and other earning assets increased Premier’s interest income by $2.4 million.  This increase was complemented by an $867,000 increase in interest income due to an increase in loans outstanding which was partially offset by a $324,000 reduction in interest income due to a lower total of investment securities outstanding.  Also shown in the table below, interest expense on deposits increased by $2.3 million, $2.0 million due to higher rates paid, primarily certificates of deposit, and $0.3 million due to a shifting of deposits from savings and transaction based accounts to certificates of deposit.  This overall increase in interest expense was partially offset by net interest expense savings of $855,000 due to the refinancing and early redemption of outstanding debt and the reduction in FHLB borrowings.  Some of this interest expense savings was offset by higher interest paid on other short-term borrowings.  The combined effect was to increase net interest income by $1,564,000 for the year.

The increase in net interest income in 2005 is largely due to an increase in interest income from loans and investments due to higher yields and a decrease in interest expense due to a reduction in outstanding debt.  As shown in the Rate Volume Analysis table below, increases in the yields on loans, investments and other earning assets increased Premier’s interest income by $1.2 million.  This increase was complemented by interest expense savings of over $1.0 million due to the reduction of outstanding debt, FHLB borrowings and other borrowings.  Some of this interest expense savings was offset by higher interest paid on deposits and other short-term borrowings due to overall higher rates paid on deposits and an increase in average certificates of deposit outstanding.  The combined effect was to increase net interest income in 2005 by $1,752,000.

RATE VOLUME ANALYSIS OF CHANGES IN NET INTEREST INCOME
(Dollars in thousands on a tax equivalent basis)
	2006 vs 2005			2005 vs 2004
	Increase (decrease) due to change in			Increase (decrease) due to change in
	Volume	Rate	Net Change	Volume	Rate	Net Change
Interest income*:
Loans	$867	$1,552	$2,419	$72	$414	$486
Investment securities	(324)	444	120	(8)	394	386
Federal funds sold	43	427	470	(61)	426	365
Deposits with banks	2	10	12	5	0	5
Total interest income	$588	$2,433	$3,021	$8	$1,234	$1,242

Interest expense:
Deposits
NOW and money market	$(116)	$473	$357	$(104)	$223	$119
Savings	(46)	(45)	(91)	(25)	(84)	(109)
Certificates of deposit	419	1,573	1,992	252	197	449
Short-term borrowings	27	27	54	38	24	62
Other borrowings	194	366	560	(108)	(126)	(234)
FHLB borrowings	(56)	10	(46)	(67)	10	(57)
Debt	(1,224)	(145)	(1,369)	(524)	(216)	(740)
Total interest expense	$(802)	$2,259	$1,457	$(538)	$28	$(510)
Net interest income*	$1,390	$174	$1,564	$546	$1,206	$1,752

(*) Fully taxable equivalent using the rate of 34% Note - Changes to rate/volume are allocated to both rate and volume on a proportional dollar basis

As net interest income dollars increased in 2006, Premier’s net interest margin also increased.  In 2006, the yield earned on investment securities increased 47 basis points to 3.91% while the average yield on the loan portfolio increased 46 basis points to 7.69%.  The yield on federal funds sold increased 176 basis points to 4.99%.  The net result on all earning assets was to increase the yield 63 basis points to 6.53% in 2006, up from the 5.90% earned in 2005 and the 5.60% earned in 2004.  Similarly, in 2006 Premier increased the average rate paid on its deposits by 64 basis points to keep competitive with local and national markets.  The average rate paid on certificates of deposit increased the most at 85 basis points, while interest bearing transaction accounts increased on average by only 38 basis points in 2006.  Premier also increased the rates paid on its short-term borrowings by 30 basis points.  Rates also increased on other borrowings as Premier refinanced its subordinated debt with floating prime rate and sub prime rate loans.  This refinancing resulted in a corresponding decrease in the overall rate paid on debt outstanding.  The overall result of increasing rates paid on deposits and rate decreases resulting from debt refinancing was to increase the overall cost of funds by 43 basis points to 2.73%, up from the 2.30% in 2005 and 2.32% in 2004.  As a result Premier's net interest spread increased by 20 basis points and its net interest margin increased by 32 basis points to 4.32% in 2006, up from 4.00% in 2005 and 3.61% in 2004.

In 2005, the yield earned on investment securities increased 26 basis points to 3.44% while the average yield on the loan portfolio increased 13 basis points to 7.23%.  The yield on federal funds sold increased 194 basis points to 3.23%.  The net result on all earning assets was to increase the yield 30 basis points to 5.90% in 2005, up from the 5.60% earned in 2004.  Similarly, in 2005 Premier increased the average rate paid on its deposits by 17 basis points to keep competitive with national and local market rates.  Premier also increased the rates paid on its short-term borrowings by 34 basis points.  However, these rate increases were offset by reductions in other borrowings, FHLB advances and Premier’s subordinated debentures.  Furthermore, due to the payment of the cumulative deferred Trust Preferred distributions in March, the effective rate on the outstanding principal balance of the debt decreased by 90 basis points to 10.40%.  The overall effect on all interest bearing liabilities was to actually reduce the cost of funds 2 basis points to 2.30% in 2005, down from 2.32% in 2004.  As a result Premier's net interest spread increased by 33 basis points and its net interest margin increased by 39 basis points to 4.00% in 2005, up from 3.61% in 2004. Further discussion of interest income is included in the section of this Prospectus entitled "Balance Sheet Analysis."

Non-interest Income and Expense

Non-interest income has been and will continue to be an important factor for improving profitability. Recognizing this importance, management continues to evaluate areas where non-interest income can be enhanced. As shown in the table of Non-interest Income and Expense below, total fees and other income increased by $245,000 or 6.3% in 2006.  The increase in 2006 was fairly evenly distributed between increases in the volume of service charges on deposit accounts, electronic banking income, and secondary market mortgage income.  In 2006, service charges on deposit accounts increased $72,000 or 2.6% to $2,804,000, primarily due to increases in Premier’s non-interest bearing deposit customer base.  Electronic banking income, which consists of debit and credit card transaction fees, ATM fees and internet banking fees, increased $95,000 or 23.6% to $498,000 in 2006.  Premier’s data processing conversion in 2005 modernized and increased the number of methods by which customers could electronically access their accounts and deposited funds.  The increase in electronic banking income reflects the increased number of customers utilizing these methods.  Secondary market mortgage income, which are commissions and fees earned for originating and selling mortgage loans to third parties in the secondary market, increased $86,000 or 39.6% to $303,000 in 2006.  In 2005, Premier changed its approach to secondary market mortgage originations in an effort to expedite the loan approval process.  The increased income in 2006 reflects a greater number customers taking advantage of this process.  Other non-interest income was relatively unchanged totaling $560,000 in 2006 compared to $568,000 in 2005 as the elimination of data processing fees earned in 2005 was offset by increases in the collection of loan extension and late payment fees in 2006.

In 2005, total fees and other income increased 11.8% or $414,000 from the amount earned in 2004.  The increase in 2005 is again largely due to an increase in service charges of deposit accounts, electronic banking income and secondary market mortgage.  Service charges on deposit accounts increased to $2,732,000 in 2005, an increase of 8.7% or $219,000. The increase was the result of changes in the way Premier charges customers for overdrawing their checking accounts and a general increase in customers and activity.   Electronic banking income increased $153,000 or 61.2% in 2005, largely due to the modernization of the ways Premier’s customers can access their deposit accounts.  Secondary market mortgage income increased $146,000 or over 200% as Premier changed its approach to secondary market mortgage originations and increased its volume of transactions.  Other income decreased 15.5% or $104,000 in 2005 largely due to lower data processing revenue from non-affiliate banks as Premier’s data processing subsidiary ceased providing these services in late 2004 and early 2005.

The following table is a summary of non-interest income and expense for each of the years in the three-year period ending December 31, 2006.

NON-INTEREST INCOME AND EXPENSE
(Dollars in thousands)
				Increase (Decrease) Over Prior Year
				2006		2005
	2006	2005	2004	Amount	Percent	Amount	Percent
Non-interest income:
Service charges on deposit accounts	$2,804	$2,732	$2,513	$72	2.64	$219	8.71
Electronic banking income	498	403	250	95	23.57	153	61.20
Secondary market mortgage income	303	217	71	86	39.63	146	205.63
Other	560	568	672	(8)	(1.41)	(104)	(15.48)
Total fees and other income	$4,165	$3,920	$3,506	245	6.25	414	11.81
Investment securities gains	0	0	100	0		(100)
Total non-interest income	$4,165	$3,920	$3,606	$245	6.25	$314	8.71

Non-interest expense:
Salaries and wages	$7,540	$7,443	$7,103	$97	1.30	$340	4.79
Employee benefits	1,590	1,642	1,633	(52)	(3.17)	9	0.55
Total staff costs	9,130	9,085	8,736	45	0.50	349	3.99
Occupancy and equipment	1,907	2,262	2,141	(355)	(15.69)	121	5.65
Outside data processing	2,036	1,505	1,023	531	35.28	482	47.12
Professional fees	496	554	2,271	(58)	(10.47)	(1,717)	(75.61)
Taxes, other than payroll, property and income	598	423	589	175	41.37	(166)	(28.18)
OREO (gains) losses and expenses, net	(91)	52	(45)	(143)	(275.00)	97	215.56
Bad check losses (recoveries)	(79)	36	94	(115)	(319.44)	(58)	(61.70)
Supplies	333	362	365	(29)	(8.01)	(3)	(0.82)
Accelerated amortization of subordinated debt issuance costs	548	184	214	364	197.83	(30)	(14.02)
Other expenses	2,059	2,842	2,394	(783)	(27.55)	448	18.71
Total non-interest expenses	$16,937	$17,305	$17,782	$(368)	(2.13)	$(477)	(2.68)

In 2006 and 2005, Premier did not execute any sales of investment securities.  In 2004, Premier realized $100,000 in net gains on securities sales. These securities were sold as part of Premier's management of its asset/liability position and to liquidate certain tax exempt investments in order to generate future taxable income.

Just as management continues to evaluate areas where non-interest income can be enhanced, it strives to find ways to improve the efficiency of its operations and utilize the economies of scale of the consolidated entity to reduce its operating costs.  Premier’s 2006 net overhead ratio, or non-interest expense less non-interest income excluding securities transactions and other similar non-operating transactions to average earning assets was 2.56%, a decrease from the 2.68% realized in 2005 and the 2.82% ratio realized in 2004.  The actual dollars of net overhead declined by 4.6% or $613,000 in 2006 which reduced the ratio by 12 basis points.  In 2005, the ratio decreased by 15 basis points, as the actual dollars of net overhead expense decreased by 6.2% or $891,000. For the year 2006, net overhead was $12.8 million, down from the $13.4 million of 2005 net overhead. The current year decrease follows a $891,000 decrease in 2005 from the $14.3 million of net overhead in 2004.

Total non-interest expense in 2006 decreased by $368,000, or 2.1% from 2005 as decreases in occupancy and equipment costs, professional fees, OREO losses, bad check losses and other expenses were only partially offset by higher data processing fees, accelerated trust preferred issuance cost amortization, and taxes not on income.  Total non-interest expense in 2005 decreased by $477,000, or 2.7% from 2004 as decreases in professional fees, taxes not on income, and bad check losses were only partially offset by higher data processing fees, staff costs, OREO expenses, occupancy and equipment expenses and other operating expenses.

Staff costs increased by $45,000 or 0.5% in 2006 versus 2005.  Normal salary and wage increases and $142,000 of stock compensation expense resulting from the adoption of FAS 123R in 2006 were substantially offset by reductions in staff count and correspondent benefit cost reductions resulting from the data processing conversion in 2005.  Staff costs increased by $349,000 or 4.0% in 2005 versus 2004.  Normal salary and wage increases in 2005 were increased by the addition of full time internal audit staff at the parent company.  The use of employees to perform the internal audits of the company helped to reduce professional fees paid to outside professionals which performed the function in 2004 and earlier.

Occupancy and equipment expenses decreased by $355,000 or 15.7% in 2006 due to savings from the disposal of equipment and facilities related to Premier’s data processing subsidiary in 2005, lower property and casualty insurance costs, and the expensing of obsolete equipment as part of the data processing conversion in 2005.  Occupancy and equipment expenses increased by $121,000 or 5.7% in 2005 due to the costs of operating an additional branch location opened in January 2005 plus an increase in equipment costs related to the write-off of old equipment and the purchase of new technology related to Premier’s conversion to an outside data processor in 2005.

Outside data processing expense increased by $531,000 or 35.3% in 2006 as 2006 represents the first full year of expense since Premier converted to an outsourced provider in early-to-mid 2005.  Outside data processing expense increased by $482,000 or 47.1% in 2005 as Premier transitioned its internal data and item processing functions to an outsourced provider.  Savings in other expense areas such as staff costs, occupancy and equipment expense and other operating expenses have been realized as a result of the conversion.

Professional fees decreased by $58,000 or 10.5% in 2006 largely due to lower internal audit costs, tax preparation fees and consulting expenses.  In 2005, Premier used an outside firm to continue to provide internal audits of Farmers Deposit Bank.  For 2006, these audits were performed by internal staff at the parent company.  Professional fees decreased by $1,717,000 or 75.6% in 2005 versus 2004 largely due to the increased audit costs as well as legal fees and other professional fees associated with Premier's investigation of Farmers Deposit Bank and the related SEC investigation in 2004 as disclosed in previous filings.  Professional fees also declined in 2005 as a result of bringing the internal audit function in-house for all banks except Farmers Deposit.

Taxes not on income increased by $175,000 or 41.4% in 2006 versus 2005.  The increase in 2006 is largely due to an increase in taxable equity for equity based franchise taxes and an increase in local municipal taxes.  Taxes not on income decreased by $166,000 or 28.1% in 2005 versus 2004.  The decrease in 2005 is largely due to a decrease in the taxable equity of the two Kentucky banks subject to the Kentucky Bank Franchise Tax.

OREO gains, losses and expenses resulted in net gains of $91,000 in 2006 versus $52,000 of net expenses in 2005, a $143,000 reduction of non-interest expense.  OREO expense represents the costs to operate, maintain and liquidate Other Real Estate acquired through foreclosure in satisfaction of unpaid loans.  In 2006 as Premier sold most its inventory of OREO properties, it realized $105,000 of net gains on their disposition as well as a reduction in the expenses needed to maintain the properties.  A majority of the gains on the disposition of OREO were on properties from which no previous writedowns had occurred.  OREO writedowns and expenses totaled $52,000 in 2005, a $97,000 increase over the net $45,000 benefit realized in 2004.  The 2005 expense represents the costs to operate, maintain and liquidate Other Real Estate.  In 2004, Premier realized $123,000 of net profit from the disposition of OREO properties. This profit more than offset the costs of maintaining the remaining OREO property held in 2004.

Net recoveries on bad checks totaled $79,000 in 2006 compared to $36,000 of net losses on bad checks in 2005.  The $115,000 decrease was a largely the result of a $101,000 partial settlement on the recovery of bad check losses related to dishonored checks in 2003.  In 2005 bad check losses declined for the second year in a row to $36,000 down from $94,000 in 2004.

Accelerated Trust Preferred issuance costs were recognized in 2004, 2005 and 2006.  At the time of issuance, the costs to originate the Trust Preferred Securities were capitalized. The costs were being amortized over the 30 year life of the securities which were scheduled to mature in 2027 and were recorded as an adjustment to interest expense. In March 2003, Premier began redeeming its Trust Preferred Securities in accordance with the terms of the instrument. At time of redemption an amount of the remaining unamortized issuance costs proportional to the size of the redemption is expensed to non-interest expense. As a result of the $4.5 million early redemption on October 15, 2004 and the additional $1.0 million redeemed on December 31, 2004, Premier expensed $214,000 of the issuance costs.  In 2005, as a result of the $5.0 million early redemption on December 31, 2005, Premier expensed $184,000 of the issuance costs.  In 2006, as a result of the $7.0 million early redemption on January 31, 2006 and the final $8.25 million redeemed on November 10, 2006, Premier expensed the final $548,000 of the issuance costs.  Additional information on the Trust Preferred Securities is contained in Note 12 to the consolidated financial statements.

Other expenses totaled $2.1 million in 2006, a $783,000 or $27.6% decrease from the $2.8 million recorded in 2005.  The decrease in 2006 is largely due to costs and fees incurred in 2005 related to Premier’s conversion to an outsource data and item processing provider.  These costs included the travel and training of employees, fees and travel expense reimbursements paid to Fiserv to convert Premier’s data and costs associated with upgrading Premier’s computer networks.  Other reductions in 2006 expense include lower FDIC insurance costs; recoveries of previously expensed loan collection costs as well as lower costs incurred in 2006; lower insurance costs and costs incurred in 2005 related the termination of trust services.  Other expenses that increased in 2006 include advertising, employee training and development, and travel costs associated with the internal audit function.  Other expenses totaled $2.8 million in 2005, an 18.7% or $448,000 increase from the $2.4 million recorded in 2004.  Again, the increase in 2005 is largely due to costs and fees related to Premier’s conversion to an outsource data and item processing provider.  These costs included the travel and training of employees, fees and travel expense reimbursements paid to Fiserv to convert Premier’s data and costs associated with upgrading Premier’s computer networks.  An analysis of the allowance for loan losses and related provision for loan losses is included in the Loan Portfolio section of the Balance Sheet Analysis of this Prospectus.

Premier recognized $3.3 million of income tax expense related to continuing operations in 2006. This amount compares to $2.0 million of income tax expense recorded in 2005 and $899,000 of income tax expense recorded in 2004.  Premier's effective tax rate was 33.6% in 2006, up slightly from the 31.4% in 2005 and 2004. Premier's effective tax rate in 2006 was increased primarily due to stock compensation expense required by FAS 123R, most of which is a non-deductible expense for income tax purposes since it relates primarily to qualified incentive stock options. In addition, the tax saving benefits of holding tax-exempt investments and other tax saving instruments helped to reduce Premier's tax rate in 2005 and 2004 to 31.4% from the 34.0% statutory rate. Additional information regarding income taxes is contained in Note 13 to the consolidated financial statements.

Effects of Changing Prices

The results of operations and financial condition presented in this report are based on historical cost, unadjusted for the effects of inflation. Inflation affects Premier in two ways. One is that inflation can result in increased operating costs which must be absorbed or recovered through increased prices for services. The second effect is on the purchasing power of the corporation. Virtually all of a bank's assets and liabilities are monetary in nature. Regardless of changes in prices, most assets and liabilities of the banking subsidiaries will be converted into a fixed number of dollars. Non-earning assets, such as premises and equipment, do not comprise a major portion of Premier's assets; therefore, most assets are subject to repricing on a more frequent basis than in other industries.

Premier's ability to offset the effects of inflation and potential reductions in future purchasing power depends primarily on its ability to maintain capital levels by adjusting prices for its services and to improve net interest income by maintaining an effective asset/liability mix.  Management's efforts to meet these goals are described in other sections of this report.

Management’s Discussion and Analysis of Financial Condition and Results of Operations – September 30, 2007

FORWARD-LOOKING STATEMENTS

Management's discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties, and there are certain important factors that may cause actual results to differ materially from those anticipated. These important factors include, but are not limited to, economic conditions (both generally and more specifically in the markets in which Premier operates), competition for Premier's customers from other providers of financial services, government legislation and regulation (which changes from time to time), changes in interest rates, Premier's ability to originate quality loans, collect delinquent loans and attract and retain deposits, the impact of Premier's growth, Premier's ability to control costs, and new accounting pronouncements, all of which are difficult to predict and many of which are beyond the control of Premier.  The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “predict,” “continue” and similar expressions are intended to identify forward-looking statements.

A.          Results of Operations

A financial institution’s primary sources of revenue are generated by interest income on loans, investments and other earning assets, while its major expenses are produced by the funding of these assets with interest bearing liabilities.  Effective management of these sources and uses of funds is essential in attaining a financial institution’s optimal profitability while maintaining a minimum amount of interest rate risk and credit risk.

Net income for the nine months ended September 30, 2007 was $5,383,000, or $1.03 per share, compared to net income of $4,842,000, or $0.92 per share for the nine months ended September 30, 2006.  The increase in income reported for 2007 was primarily the result of higher interest income (primarily on loans), higher non-interest income, life insurance benefits on the death of a former officer of a subsidiary, and expenses in 2006 related to the accelerated amortization of issuance costs related to the early redemption of $7.0 million of Premier’s Trust Preferred securities on January 31, 2006.  These increases in profitability were only partially offset by higher interest expense and the income effect of higher negative loan loss provisions recorded in the first nine months of 2006 compared to the first nine months of 2007.

For the three months ended September 30, 2007, net income was $1,807,000, or $0.35 per share, compared to net income of $1,475,000 or $0.28 per share for the three months ended September 30, 2006.  The increase in income for 2007 was primarily due to a 5.9% increase in interest income, an 83.0% increase in secondary market mortgage income and an 8.5% decrease in non-interest expense.  These increases in profitability were only partially offset by a 4.0% increase in interest expense and the income effect of negative loan loss provisions recorded in the third quarter of 2006 compared to the provision expense in the third quarter of 2007.

Net interest income for the nine months ended September 30, 2007 totaled $16.65 million, up 4.5% from the $15.94 million of net interest income earned during the first nine months of 2006.   Interest income in 2007 increased by $2.12 million or 8.9%, $1.21 million, or 6.3%, due to higher interest rates earned and increases in loans outstanding, $600,000 due to higher yields and an increase in federal funds sold outstanding, and $287,000 due to higher yields on securities available-for-sale although average investments outstanding decreased.  Interest expense increased in total by $1.41 million in 2007 compared to 2006, partially offsetting the increase in interest income.  Interest savings of $672,000 were realized due to the early redemption of $7.0 million of Premier’s Trust Preferred Securities on January 31, 2006 and the final $8.25 million on November 10, 2006.  A portion of the savings was offset by the $179,000 increase in interest expense related to FHLB advances and other borrowings as Premier borrowed $7.0 million to complete the January 2006 redemption and another $6.5 million to complete the November 2006 redemption.  (See Note 6 to the consolidated financial statements on page F-__.)  The net interest savings realized was more than offset by a $1.83 million, or 28.5% increase in interest expense on deposits.  Due to the sustained increase in interest rates in 2007 when compared to 2006, Premier has increased the rates paid to its depositors to remain competitive in its markets.  As a result of the increase in interest income, the net interest margin for the nine months ending September 30, 2007 increased to 4.39% compared to 4.29% for the same period in 2006.

Additional information on Premier’s net interest income for the first nine months of 2007 and 2006 is contained in the following table.

PREMIER FINANCIAL BANCORP, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS
AND NET INTEREST INCOME ANALYSIS

	Nine Months Ended Sept 30, 2007			Nine Months Ended Sept 30, 2006
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest Earning Assets
Federal funds sold and other	$38,696	$1,508	5.21%	$24,006	$884	4.92%
Securities available for sale
Taxable	122,247	4,093	4.46	134,974	3,853	3.81
Tax-exempt	4,104	118	5.81	2,288	70	6.18
Total investment securities	126,351	4,211	4.51	137,262	3,923	3.85
Total loans	343,759	20,343	7.91	336,327	19,130	7.60
Total interest-earning assets	508,806	26,062	6.86%	497,595	23,937	6.44%
Allowance for loan losses	(6,650)			(7,663)
Cash and due from banks	13,871			13,760
Other assets	29,547			31,035
Total assets	$545,574			$534,727

Liabilities and Equity
Interest-bearing liabilities
Interest-bearing deposits	$376,335	8,273	2.94	$368,983	6,439	2.33
Short-term borrowings	13,195	248	2.51	9,464	175	2.47
FHLB advances & other borrowings	16,078	889	7.39	14,930	710	6.36
Debentures	-	-	0.00	9,298	672	9.66
Total interest-bearing liabilities	405,608	9,410	3.10%	402,675	7,996	2.65%
Non-interest bearing deposits	74,279			72,891
Other liabilities	2,578			2,594
Shareholders’ equity	63,109			56,567
Total liabilities and equity	$545,574			$534,727

Net interest earnings		$16,652			$15,941
Net interest spread			3.76%			3.79%
Net interest margin			4.39%			4.29%

Additional information on Premier’s net interest income for the third quarter of 2007 and third quarter of 2006 is contained in the following table.

PREMIER FINANCIAL BANCORP, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS
AND NET INTEREST INCOME ANALYSIS

	Three Months Ended Sept 30, 2007			Three Months Ended Sept 30, 2006
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest Earning Assets
Federal funds sold and other	$35,241	$450	5.07%	$21,004	$287	5.42%
Securities available for sale
Taxable	124,124	1,425	4.59	131,456	1,299	3.95
Tax-exempt	4,008	38	5.75	2,111	24	6.89
Total investment securities	128,132	1,463	4.63	133,567	1,323	4.00
Total loans	344,316	6,826	7.87	342,798	6,637	7.68
Total interest-earning assets	507,689	8,738	6.85%	497,369	8,247	6.60%
Allowance for loan losses	(6,613)			(7,226)
Cash and due from banks	13,865			13,654
Other assets	30,133			30,405
Total assets	$545,074			$534,202

Liabilities and Equity
Interest-bearing liabilities
Interest-bearing deposits	$375,841	2,814	2.97	$368,423	2,350	2.53
Short-term borrowings	13,234	83	2.49	9,560	60	2.49
FHLB advances & other borrowings	13,847	251	7.19	14,365	255	7.04
Debentures	-	-	0.00	8,505	205	9.64
Total interest-bearing liabilities	402,922	3,148	3.10%	400,853	2,870	2.84%
Non-interest bearing deposits	74,830			72,122
Other liabilities	2,873			3,039
Shareholders’ equity	64,449			58,188
Total liabilities and equity	$545,074			$534,202

Net interest earnings		$5,590			$5,377
Net interest spread			3.75%			3.76%
Net interest margin			4.39%			4.31%

Net interest income for the quarter ending September 30, 2007 totaled $5.59 million, up $213,000 or 4.0% from the $5.38 million of net interest income earned in the third quarter of 2006.  Interest income in 2007 increased by $490,000 or 5.9%.  Interest income on loans increased by $188,000, or 2.8% as a higher volume of loans was complemented by overall higher yields.  Interest earned on federal funds sold increased by $152,000 in 2007, due to a higher volume outstanding although yields declined somewhat.  In contrast, interest earned on securities available-for-sale increased by $139,000 in 2007, due to an increase in overall yields although average investments outstanding decreased.  Premier monitors investment opportunities and maintains its liquidity position in an effort to optimize interest income.  Interest expense increased in total by $277,000 in the third quarter of 2007 compared to the same quarter of 2006, partially offsetting the increase in interest income.  Interest savings of $205,000 were realized due to the retirement of Premier’s Trust Preferred Securities in 2006. A portion of the savings was offset by the $30,000 increase in interest expense related to other borrowings as Premier borrowed $13.5 million to complete the 2006 redemptions. (See Note 6 to the consolidated financial statements on page F-56).  This increase in interest on other borrowings was offset by $35,000 of interest savings on FHLB advances due to principal payments and a $2.1 million prepayment in the first quarter of 2007.  (See Note 5 to the consolidated financial statements on page F-55). The combined net interest savings realized on the Trust Preferred refinancing was more than offset by a $464,000, or 19.7% increase in interest expense on deposits and a $23,000 or 38.3% increase in interest expense on customer repurchase agreements.  Again, due to the higher interest rate environment in 2007 versus the same period 2006, Premier has increased the rates paid to its depositors to remain competitive in its markets.  Furthermore, deposit balances and repurchase agreements outstanding have increased in the third quarter of 2007 compared to the same quarter of 2006.  As a result of the $213,000 increase in net interest income in 2007, the net interest margin for the three months ending September 30, 2007 increased to 4.39% compared to 4.31% for the same period in 2006.

Non-interest income increased to $3,461,000 for the first nine months of 2007.  This total includes $212,000 of life insurance benefits on the death of a former officer of a subsidiary.  Excluding this benefit, non-interest income increased $218,000 in the first nine months of 2007 when compared to the $3,031,000 of non-interest income earned during the first nine months of 2006.  Service charges on deposit accounts have decreased by $57,000 or 2.7% to $2,031,000 in 2007 largely due to deposit customers’ lower propensity to overdraft their deposit accounts.  A new required disclosure of year-to-date NSF charges on customers’ deposit account statements is believed to be resulting in lower overdraft activity by customers.  Offsetting this decrease, however, electronic banking income (income from debit/credit cards, ATM fees and internet banking charges) increased $80,000 or 21.9% to $446,000 in 2007 due to increases in Premier’s deposit customer base and their greater propensity to use electronic means to conduct their banking business.  Premier’s conversion to a more modern banking software system in 2005 has allowed Premier to offer more electronic banking services and made it easier for customers to conduct their banking electronically.  Secondary market mortgage income increased $277,000, or 151%, to $460,000 in 2007 as Premier has expanded its efforts to originate mortgage loans for brokers for a commission.  Other non-interest income decreased $82,000, or 20.8%, to $312,000 in 2007 largely due to lower late payment fees on consumer loans, lower checkbook fee income and the termination of life insurance cash surrender value increases.  For the quarter ending September 30, 2007, non-interest income decreased $17,000 to $1,110,000 compared to $1,127,000 for the third quarter of 2006.  The decrease is primarily due to an $84,000 decrease in service charges and fees on deposit accounts and a $38,000 decrease in other non-interest income.  These decreases were partially offset by a $27,000, or 20.9% increase in electronic banking income and a $78,000, or 83.0% increase in secondary market mortgage income.

Non-interest expenses for the first nine months of 2007 totaled $12,232,000 or 3.00% of average assets on an annualized basis compared to $12,736,000 or 3.18% of average assets for the same period of 2006.  Staff costs decreased by $199,000, or 2.9%, to $6,647,000 in 2007 largely due to staff reductions and an increase in the deferral of loan origination costs.  Occupancy and equipment expenses decreased by $59,000 or 3.8% to $1,490,000 in 2007 largely due to a $55,000 real estate impairment writedown in 2006.  Otherwise, higher occupancy costs related to net rent expense,  utilities, snow removal, and other occupancy costs and higher equipment costs related to software subscriptions and equipment maintenance were offset by lower insurance costs and equipment depreciation.  Outside data processing costs increased by $63,000 or 4.2% to $1,575,000 in 2007 largely due to fee increases for core processing and ATM processing, an increase in the number of items processed, and additional charges for new internet banking products offered by Premier.  Offsetting these expense increases in first nine months of 2007 were the following expense reductions.  Professional fees declined by $62,000 or 17.1% to $301,000 in 2007 largely due to lower legal fees, lower external and internal audit expense and lower consultant charges.  Taxes other than payroll, property and income decreased by $6,000 or 1.4% to $436,000 in 2007.  Write-downs, expenses and sales of other real estate owned (OREO) decreased by $48,000 from a $29,000 net gain in 2006 to $77,000 net gain in 2007 largely due to gains on the disposition of OREO recorded during the third quarter of 2007.   Supplies expense declined by $22,000, or 8.7%, to $230,000 in 2007.  Other expenses declined by $171,000 to $1,630,000 in 2007 largely due to $256,000 of accelerated issuance costs in 2006 related to the redemption of $7.0 million of Premier’s trust preferred securities on January 31, 2006 offset by increased FDIC insurance costs and accelerated amortization of origination costs on other borrowings.

Non-interest expenses for the third quarter of 2007 totaled $3,957,000 or 2.90% of average assets on an annualized basis compared to $4,323,000 or 3.24% of average assets for the same period of 2006.  Staff costs decreased by $155,000, or 6.7%, largely due to staff reductions and an increase in the deferral of loan origination costs.  Occupancy and equipment costs declined by $92,000 or 16.0% in the third quarter of 2007 largely due to a $55,000 real estate impairment writedown in 2006 and lower equipment depreciation expense in 2007.  Write-downs, expenses and sales of other real estate owned (OREO) decreased by $104,000 in the third quarter of 2007 due to gains on the disposition of OREO in 2007.  Taxes other than payroll, property and income decreased by $32,000 as a result of lower than anticipated equity based taxes.  Other operating expenses increased by $6,000, or 1.0%, to $577,000 in the third quarter of 2007 as an increase in FDIC insurance was primarily offset by lower insurance costs, lower loan processing costs, lower correspondent bank charges and lower travel costs.  Other categories of expenses such as outside data processing, professional fees and supplies expense were relatively unchanged, as individual categories and collectively, in the third quarter of 2007 compared to the same quarter of 2006.

Income tax expense was $2,601,000 for the first nine months of 2007 compared to $2,445,000 for the first nine months of 2006.  The effective tax rate for the nine months ended September 30, 2007 was 32.6%, compared to the 33.6% effective tax rate for the same period in 2006.  The decrease in the effective tax rate is largely due to the life insurance benefits realized in 2007 which are exempt from income tax.  Income tax expense for the quarter ending September 30, 2007 was $911,000 (33.5% effective tax rate) compared to $744,000 (33.5% effective tax rate) for the same period of 2006.

The annualized returns on shareholders’ equity and average assets were approximately 11.25% and 1.30% for the nine months ended September 30, 2007 compared to 11.31% and 1.19% for the same period in 2006.  For the quarter ending September 30, 2007, annualized returns on shareholders’ equity and average assets were approximately 11.22% and 1.33% compared to 10.14% and 1.10% for the same quarter in 2006.

B.          Financial Position

Total assets at September 30, 2007 increased $11.6 million to $547.0 million from the $535.5 million at December 31, 2006.  Earning assets increased to $509.8 million at September 30, 2007 from the $496.7 million at December 31, 2006, an increase of $13.1million, or 2.6%.  The increase was due to an increase in federal funds sold, loans and the securities portfolio with a partially offsetting decrease in total cash and due from banks.

Cash and due from banks at September 30, 2007 was $15.2 million, a $1.8 million decrease from the $17.0 million at December 31, 2006.  Federal funds sold increased $7.7 million from the $27.6 million reported at December 31, 2006.  Changes in these two highly liquid assets are generally in response to increases in deposits, the demand for deposit withdrawals or the funding of loans and are part of Premier’s management of its liquidity and interest rate risks.  The increase in federal funds sold during the first nine months of 2007 is in response to proceeds from increases in total deposits that were not invested in high quality securities.  These funds were held in federal funds sold due to the inverted yield curve earlier in 2007.  During a period of an inverted yield curve, shorter-term investments, such as federal funds sold, yield higher interest income than longer-term investments such as investment grade bonds.  (A normal yield curve rewards longer-term investing with higher interest yields.)  As a result, Premier has been keeping its funds from the growth in deposits in higher yielding federal funds sold and investing in investment grade bonds when yields were comparable.

Securities available for sale totaled $123.4 million at September 30, 2007, a $2.0 million increase from the $121.4 million at December 31, 2006.  The modest increase in comparison to the increase in federal funds sold was largely due to the inverted yield curve earlier in 2007.  The inverted yield curve resulted in lower returns for longer-term investments and thus no additional interest reward for the interest rate risk being assumed with a longer-term investment.  The yield curve became more traditional during the second quarter of 2007, and accordingly, Premier began to resume its normal investment security purchase activity.  Additionally, the investment portfolio increased $833,000 due to increases in the market value of the total portfolio.  The investment portfolio is predominately high quality interest-bearing bonds with defined maturity dates backed by the U.S. Government or Government sponsored agencies.  The unrealized losses at September 30, 2007 and December 31, 2006 are price changes resulting from changes in the interest rate environment and are not considered to be other than temporary declines in the value of the securities.  Their fair value is expected to recover as the bonds approach their maturity date and/or market conditions improve.  In the third quarter of 2007 alone, the market value of the securities portfolio improved by $1.4 million reducing the net unrealized loss to approximately $909,000 at September 30, 2007.  Additional details on investment activities can be found in the Consolidated Statements of Cash Flows and Note 2 to the consolidated financial statements

Total loans at September 30, 2007 were $346.5 million compared to $343.8 million at December 31, 2006, a $2.7 million increase.  Premier has been able to offset continued loan collections at Farmers Deposit Bank, pay-offs on impaired loans and net payments on other loans, plus the charge-off of $636,000 of uncollectible loans across the company with new loans to customers.

Deposits totaled $451.0 million as of September 30, 2007, a $12.0 million increase from the $439.0 million in deposits at December 31, 2006.  The increase is largely due to a $7.5 million increase in other interest bearing deposits coupled with a $0.6 million increase in time deposits $100,000 and over.  Non-interest bearing deposits increased by an additional $4.0 million which helped to fund interest bearing assets without negatively impacting the net interest margin.  Repurchase agreements with corporate and public entity customers decreased by $0.5 million to $13.0 million as of September 30, 2007.

Federal Home Loan Bank (FHLB) advances declined by $2.4 million in the first nine months of 2007 due to regularly scheduled principal payments and $2.1 million of debt prepayments.  Other borrowed funds decreased by $3.5 million since December 31, 2006, due to regularly scheduled principal payments and $2,500,000 of debt prepayments.  See Notes 5 and 6 to the consolidated financial statements for additional information on the Company’s outstanding bank debt and FHLB advances.

The following table sets forth information with respect to the Company’s nonperforming assets at September 30, 2007 and December 31, 2006.

	(In Thousands)
	2007	2006
Non-accrual loans	$3,432	$4,698
Accruing loans which are contractually past due 90 days or more	1,048	992
Restructured	1,428	1,268
Total non-performing loans	5,908	6,958
Other real estate acquired through foreclosure	229	495
Total non-performing assets	$6,137	$7,453

Non-performing loans as a percentage of total loans	1.71%	2.02%

Non-performing assets as a percentage of total assets	1.12%	1.39%

Total non-performing loans and non-performing assets have decreased since year-end largely due to loan pay-offs received on non-accrual loans during the first nine months of 2007 plus charge-offs of non-performing loans during the same time frame.  These declines were partially offset by additional loans placed on non-accrual during the first nine months of 2007.  Accruing loans past due 90 days or more also declined in the first six months of 2007 due to collection efforts by the Company but increased slightly in the third quarter of 2007.  Premier continues to make a significant effort to reduce its past due and non-performing loans by reviewing loan files, using the courts to bring borrowers current with the terms of their loan agreements and/or the foreclosure and sale of OREO properties.  As in the past, when these plans are executed, Premier may experience increases in non-performing loans and non-performing assets. Furthermore, any resulting increases in loans placed on non-accrual status will have a negative impact on future loan interest income.  Also, as these plans are executed, other loans may be identified that would necessitate additional charge-offs and potentially additional provisions for loan losses.

During the third quarter of 2007, the Company recorded $25,000 of provisions for loan losses as recoveries of previously charged-off loans and collections on impaired loans that had an allowance for loan losses allocation were more than offset by increases in credit risk identified in the loan portfolio.  This provision expense compares to $38,000 of negative provisions (the reversal of previously recorded provisions) recorded during the third quarter of 2006.  The negative provisions were made in accordance with Premier’s policies regarding management’s estimation of probable incurred losses in the loan portfolio and the adequacy of the allowance for loan losses, which are in accordance with accounting principles generally accepted in the United States of America.  The negative provisions in the third quarter of 2006 were the result of continued improvement in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Farmers Deposit Bank.

For the first nine months of 2007, the provision expense in the first and third quarters of 2007 was more than offset by $164,000 of negative provisions recorded in the second quarter of 2007.  The net $103,000 in negative provisions in the first nine months of 2007 compare to $1,051,000 of negative provisions recorded during the first nine months of 2006.  The significant level of negative provisions in the first nine months of 2006 were the result of continued improvement in the estimated credit risk at banks formerly subject to regulatory agreements, payments on loans previously identified as having significant credit risk at Farmers Deposit Bank and at First Central Bank, and $1,231,000 of recoveries of previously charged-off loans collected in 2006.  Nearly two-thirds of the high level of recoveries occurred in the second quarter of 2006 ($772,000) and was attributable to recoveries from a few customers which had significant charged-off loan balances.  Future recoveries, if any, are not anticipated to continue to be that sizable. Future provisions to the allowance for loan losses, positive or negative, will depend on future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans having significant credit risk.  Premier continues to monitor and evaluate the impact that national housing market price declines may have on its local markets and collateral valuations as management evaluates the adequacy of the allowance for loan losses.  While some price deterioration is expected, it is not currently anticipated that Premier’s markets will be impacted as severely as other areas of the country due to the historically modest increases in real estate values in the Company’s markets.

Gross charge-offs totaled $636,000 during the first nine months of 2007.  Any collections on these loans would be presented in future financial statements as recoveries of the amounts charged against the allowance.  Recoveries recorded during the first nine months of 2007 totaled $577,000, resulting in net charge-offs for the first nine months of 2007 of $59,000.  This compares to $100,000 of net recoveries recorded in the first nine months of 2006.  The allowance for loan losses at September 30, 2007 was 1.88% of total loans as compared to 1.94% at December 31, 2006.  The slightly declining percentage of allowance for loan losses to total loans is largely due to the $59,000 of net charge-offs recorded in the first nine months of 2007 plus the $103,000 of negative provisions and the increase in total loans outstanding since year-end.

C.          Critical Accounting Policies

The Company follows financial accounting and reporting policies that are in accordance with generally accepted accounting principles in the United States of America.  These policies are presented in Note 1 to the consolidated audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2006.  Some of these accounting policies, as discussed below, are considered to be critical accounting policies.  Critical accounting policies are those policies that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  The Company has identified two accounting policies that are critical accounting policies, and an understanding of these policies is necessary to understand the financial statements.  These policies relate to determining the adequacy of the allowance for loan losses and the impairment of goodwill.  A detailed description of these accounting policies is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006.  There have been no significant changes in the application of these accounting policies since December 31, 2006.

Management believes that the judgments, estimates and assumptions used in the preparation of the consolidated financial statements are appropriate given the factual circumstances at the time.

D.          Liquidity

Liquidity objectives for the Company can be expressed in terms of maintaining sufficient cash flows to meet both existing and unplanned obligations in a cost effective manner.  Adequate liquidity allows the Company to meet the demands of both the borrower and the depositor on a timely basis, as well as pursuing other business opportunities as they arise.  Thus, liquidity management embodies both an asset and liability aspect while attempting to maximize profitability. In order to provide for funds on a current and long-term basis, the Company’s subsidiary banks rely primarily on the following sources:

1.
Core deposits consisting of both consumer and commercial deposits and certificates of deposit of $100,000 or more. Management believes that the majority of its $100,000 or more certificates of deposit are no more volatile than its other deposits. This is due to the nature of the markets in which the subsidiaries operate.

2.	Cash flow generated by repayment of loans and interest.

3.	Arrangements with correspondent banks for purchase of unsecured federal funds.

4.	The sale of securities under repurchase agreements and borrowing from the Federal Home Loan Bank.

5.	Maintenance of an adequate available-for-sale security portfolio. The Company owns $123.4 million of securities at market value as of September 30, 2007.

The cash flow statements for the periods presented in the financial statements provide an indication of the Company’s sources and uses of cash as well as an indication of the ability of the Company to maintain an adequate level of liquidity.

E.          Capital

At September 30, 2007, total stockholders’ equity of $65.5 million was 12.0% of total assets.  This compares to total stockholders’ equity of $61.0 million or 11.4% of total assets on December 31, 2006.

Tier I capital totaled $50.3 million at September 30, 2007, which represents a Tier I leverage ratio of 9.5%.  This ratio is up from the 8.9% at December 31, 2006 due to Premier’s continued profitability in relation to the growth in total assets.

Book value per share was $12.50 at September 30, 2007, and $11.65 at December 31, 2006.  The increase in book value per share was the result of the $1.03 per share earned during the first nine months less $0.30 per share in common dividends.  Also increasing the book value per share was $550,000 of other comprehensive income for the first nine months of 2007 related to the after tax decrease in the market value of investment securities available for sale.

TRADERS

Traders is a one-bank holding company which owns all of the outstanding shares of Traders Bank, Spencer, West Virginia.  Traders operates at its main office at 303 Main Street, Spencer, West Virginia, at its drive-in office at 406 Main Street, Spencer, West Virginia, and at offices at 606 South Church Street, Ripley, West Virginia, and 1397 Elizabeth Pike, Mineral Wells, West Virginia.

As of September 30, 2007, Traders reported, total assets of $106 million, net loans of $54 million, deposits of $93 million and shareholders’ equity of $12 million.

The principal executive offices of Traders are located at 303 Main Street, Spencer, West Virginia 25276, telephone number (304) 927-3340.

DESCRIPTION OF
PREMIER FINANCIAL COMMON STOCK

General

The authorized capital stock of Premier Financial consists of 10,000,000 shares of common stock, no par value per share of which 5,237,899 shares are currently outstanding and 1,000,000 preferred shares, no par value per share, none of which are currently outstanding. The outstanding shares are held by 576shareholders of record, as well as 1,243 shareholders in street name as of December 19, 2007. All outstanding shares of Premier Financial common stock are fully paid and nonassessable. The unissued portion of Premier Financial’s authorized common stock (subject to registration approval by the SEC) are available for issuance as the board of directors of Premier Financial determines advisable.

Premier Financial has also established stock option plans as incentive for certain eligible officers. As of September 30, 2007, Premier Financial had 152,417stock options issued and outstanding.

Common Stock

Voting Rights. Premier Financial has only one outstanding class of stock and all voting rights are vested in the holders of Premier Financial’s common stock. On all matters subject to a vote of shareholders, the shareholders of Premier Financial will be entitled to one vote for each share of common stock owned. Shareholders of Premier Financial have cumulative voting rights with regard to election of directors. At the present time, no senior securities of Premier Financial are outstanding and no shares of preferred stock are outstanding, nor does the board of directors presently contemplate issuing senior securities or preferred stock.

Dividend Rights. The shareholders of Premier Financial are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly since September 2006. Dividends were $.40 per share in 2007, $.10 per share in 2006 and none in 2005. The payment of dividends is subject to the restrictions set forth in the Kentucky Business Corporation Act, Kentucky banking laws and the limitations imposed by federal banking regulators.

Dividend Restrictions. Premier Financial is dependent on dividends from the Premier Financial Subsidiary Banks for its revenues. Various federal and state regulatory provisions limit the amount of dividends the Premier Financial Subsidiary Banks can pay to Premier Financial without regulatory approval. At December 31, 2006, approximately $3.2 million of the total shareholders' equity of the Premier Financial Subsidiary Banks was available for payment of dividends to Premier Financial without approval by the applicable regulatory authority.

In addition, federal bank regulatory authorities have authority to prohibit the Premier Financial Subsidiary Banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Premier Financial Subsidiary Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each of the Premier Financial Subsidiary Bank's earnings and financial condition.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of Premier Financial common stock are entitled to receive pro rata all of the assets of Premier Financial available for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of Premier Financial common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Premier Financial common stock.

Transfer Agent and Registrar. The transfer agent and registrar for Premier Financial’s common stock is Registrar and Transfer Company.

Preemptive Rights

No holder of any share of the capital stock of Premier Financial has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors
As permitted by the Kentucky Business Corporation Act, the articles of incorporation of Premier Financial contain provisions that indemnify its directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act. These provisions do not limit or eliminate the rights of Premier Financial or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of Premier Financial provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Premier Financial has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of Premier Financial are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Premier Financial pursuant to the foregoing provisions, Premier Financial has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Premier Financial common stock upon consummation of the Merger will be freely tradable without restriction or registration under the Securities Act, except for shares owned by “affiliates” as described under “Resales of Premier Financial Common Stock” on page __.

Premier Financial cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of Premier Financial’s shareholders are governed by the Kentucky Business Corporation Act and the rights of Traders’ shareholders are governed by the West Virginia Business Corporation Act. The rights of shareholders under both corporations are also governed by their respective articles of incorporation and bylaws. Following the Merger, the rights of Traders’ shareholders that receive Premier Financial common stock will be governed by the articles and bylaws of Premier Financial. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Traders’ articles of incorporation and bylaws, Premier Financial’s articles of incorporation and bylaws and West Virginia and Kentucky law.

Authorized Capital Stock

Premier Financial	Traders
10,000,000 shares of common stock, no par value per share and 1,000,000 shares of preferred stock, without par value.	360,000 shares of common stock, $5.00 par value per share.
Authority is given in Premier Financial’s articles of incorporation for its board of directors to issue, without shareholder approval, up to 1,000,000 shares of preferred stock, to divide the shares of preferred stock into series and, within the limitations of laws of the Commonwealth of Kentucky, to vary, as between series, dividend rates, voting rights, redemption provisions, voluntary and involuntary liquidation prices, sinking fund provisions and conversion privileges.  Any preferred stock issued could be granted priority and preference over Premier Financial common stock in payment of dividends and upon liquidation or dissolution of Premier Financial.  Premier Financial has no current plans for issuance of authorized shares of preferred stock.
Traders is not authorized to issue preferred stock

Size of Board of Directors

Premier Financial	Traders
Premier Financial’s bylaws provide that the number of directors of Premier Financial shall be fixed by the board of directors from time to time.  Presently the board of directors of Premier Financial consists of 9 individuals.

Traders’ Articles of Incorporation provide that the total number of directors of Traders shall be not less than nine (9) nor more than eighteen (18) as from time to time fixed by the board of directors.  Presently the board of directors of Traders consists of eight (8) individuals, because of a recent vacancy.

Cumulative Voting for Directors
Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation.  Both Premier Financial and Traders have cumulative voting.

Classes of Directors

Premier Financial	Traders
Premier Financial only has one class of directors.
The Traders board of directors shall be divided into three classes, designated Class I, Class II and Class III, consisting of an equal number of directors per class.  Each class serves a term of three years. The term of office of directors of one class shall expire at each annual meeting of shareholders, and as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.  Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible.  A decrease in the number of directors by death, resignation or removal may but shall not be required to be filed by the remaining board members.  At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting for, if less, the number of directors properly nominated and qualified for election shall be elected to hold office until the third succeeding annual meeting of the shareholders after their election.

Filling Vacancies on the Board

Premier Financial	Traders
Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by action of a majority of the remaining directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

When any vacancy occurs among the board of directors for any reason, including an increase in the number thereof, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

Removal of Directors

Premier Financial	Traders
At a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.  If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal are sufficient to elect him if such votes had been cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he is a part.

The removal from office of any director must be for cause.  Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

    (1)    the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
    (2)    such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to Traders and such adjudication is no longer subject to direct appeal;
    (3)    such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of Traders;
    (4)   such director ceases to fulfill the qualification requirements for a director of a West Virginia bank holding company; or
    (5)   such director’s actions or failure to act have been determined by a majority of the board of directors to be in derogation of the director’s duties.

Director Nominations

Premier Financial	Traders
Nominations for election to the board of directors may be made by the board of directors or by any shareholder entitled to vote for election of directors.  Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of Premier Financial not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of Premier Financial not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed.  Such notification shall contain specified information to the extent known to the notifying shareholder.
Neither the Articles of Incorporation nor the Bylaws of Traders provide for a formal nomination process for the election of directors to Traders’ board of directors.

Anti-Takeover Provisions — Business Combinations

Premier Financial	Traders
None
Subject to any other requirements provided for by law, in order to be approved, any merger or consolidation of Traders with another corporation and any sale, lease or exchange by liquidation or otherwise of all or substantially all of the assets of Traders shall require the affirmative vote of at least sixty six and two-thirds percent (66 2/3%) of the authorized, issued and outstanding voting shares of the Traders unless the business combination has been previously approved by at least two-thirds (2/3) of the board of directors of Traders in which case only a simple majority vote of the shareholders shall be required.

Calling Annual Meetings of Shareholders

Premier Financial	Traders
The annual meeting of the shareholders of Premier Financial shall be held at such time, place and on such date as the chief executive officer may designate, said date to be no later than six months following the end of Premier Financial’s fiscal year.  The purpose of such meetings shall be the election of directors and the transaction of such other business as may properly come before it.  If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable.

The annual meeting of the shareholders of Traders shall be held on the fourth Monday in the month of April in each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of West Virginia, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Vote Required for Amendments to Articles
of Incorporation and Certain Transactions

Premier Financial	Traders
The Articles of Incorporation of Premier Financial may be amended by a majority vote of shareholders voting at any meeting at which a quorum is present called for the purpose of amending the Articles of Incorporation.

The Articles of Incorporation of Traders provides that any amendment, change or repeal of the Articles of Incorporation, which would have the effect of modifying or permitting circumvention of any provision of the Articles of Incorporation, shall require the affirmative vote, at a meeting of shareholders of Traders, of holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding voting shares of Traders; provided, however, that any such amendment, change or repeal recommended to shareholders by the favorable vote of not less then two-thirds (2/3) of the directors of Traders and any such amendment, change or repeal so recommended shall require only a simple majority vote of the shareholders to be approved.

Amendment of Bylaws

Premier Financial	Traders
The board of directors shall have the power and authority to alter, amend or repeal the bylaws by the vote of a majority of the entire board of directors, subject always to the power of the shareholders to change or repeal such bylaws.

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors, but any bylaws or amendments to bylaws made by the directors may be amended, altered or repealed by the board of directors or by a majority of the shareholders.

Appraisal Rights

Premier Financial	Traders
Shareholders of Premier Financial have appraisal rights in accordance with Kentucky law.	Shareholders of Traders have appraisal rights in accordance with West Virginia law.

Dividends

Premier Financial	Traders
A Kentucky corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any stockholders who have rights superior to those receiving the dividend.

A West Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any stockholders who have rights superior to those receiving the dividend.

Discharge of Duties; Exculpation and Indemnification

Premier Financial	Traders
Premier Financial bylaws provide that Premier Financial shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, indemnify each director and officer of Premier Financial against expenses (including attorneys’ fees), judgments, taxes, fines, and amounts paid in settlement, incurred in connection with, and shall advance expenses (including attorneys’ fees) incurred in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of Premier Financial, or is or was serving at the request of Premier Financial as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

Traders’ Articles of Incorporation provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation's board of directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code.

ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum, the Merger Agreement could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, Traders has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Traders recommends that its shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to the company’s shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

The board of directors of Traders recommends that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Huddleston Bolen LLP and Jackson Kelly, PLLC will opine as to the qualification of the Merger as a reorganization and the tax treatment of the consideration paid in connection with the Merger under the Internal Revenue Code. Huddleston Bolen LLP will opine as to the legality of the common stock of Premier Financial offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Premier Financial appearing herein for the years ended December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006, have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as set forth in their report thereon. These financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Premier Financial filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of Premier Financial common stock to be issued to Traders shareholders in connection with the Merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Premier Financial and its common stock. The rules and regulations of the SEC allow Premier Financial and Traders to omit certain information included in the registration statement from this proxy statement/prospectus. This proxy statement/prospectus is part of the registration statement and is a prospectus of Premier Financial in addition to being Traders’ proxy statement for its special meeting.

Premier Financial (File No. 0-20908) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Premier Financial, who file electronically with the SEC. The address of that site is www.sec.gov.  You can also inspect reports, proxy statements and other information that Premier Financial has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Premier Financial to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by Premier Financial with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Premier Financial has previously filed with the SEC:

• Definitive Proxy Materials for the 2007 Annual Meeting of Shareholders	Filed on April 24, 2007.

• Current Reports on Form 8-K	Filed on November 26, 2007, November 28, 2007, November 29, 2007, December 6, 2007 and February 13, 2008.

Premier Financial also incorporates by reference additional documents that may be filed under Sections 13(a) and 15(d) of the Securities Exchange Act with the SEC between the date of this proxy statement/prospectus and the completion of the Merger or the termination of the Merger Agreement. These include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25301
Attention: Brien M. Chase
Telephone: (304) 525-1600

If you would like to request any documents, please do so by                     ___, 2008 in order to receive them before the shareholder meeting.
Neither Premier Financial nor Traders has authorized anyone to give any information or make any representation about the Merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this proxy statement/prospectus about Premier Financial has been supplied by Premier Financial and information about Traders has been supplied by Traders. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

OTHER MATTERS

The board of directors knows of no other matters that may come before this meeting. If any matters other than those referred to should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Frederick C. Hardman
Chairman of the Board

THE FINANCIAL STATEMENTS WHICH WILL APPEAR IN THE TRADERS PROSPECTUS ARE IDENTICAL TO THOSE APPEARING IN THE CITIZENS FIRST PORTION OF THIS REGISTRATION STATEMENT TO WHICH REFERENCE IS HEREBY MADE.

AGREEMENT OF MERGER

DATED AS OF NOVEMBER 27, 2007

among

PREMIER FINANCIAL BANCORP, INC.

and

TRADERS BANKSHARES, INC.

		Page
Section 1.	Merger

1.1	General Effect of Merger; Assets	2
1.2	Liabilities of Surviving Company	2
1.3	Name, Directors and Officers of Surviving Company	2
1.4	Offices, Policies of Surviving Company	3
1.5	Capital Structure of Surviving Company	3
1.6	Change in Method of Effecting Acquisition	3

Section 2.	Conversion, Exchange and Cancellation of Shares

2.1	General	4
2.2	Stock Consideration and Cash Consideration	4
2.3	Manner of Exchange	4
2.4	Fractional Shares	5
2.5	Lost Certificates	5

Section 3.	Representations, Warrantis and Covenants of Premier

3.1	Organization, Standing and Authority	6
3.2	Capital Structure	6
3.3	Premier Subsidiaries	7
3.4	Authority	8
3.5	Premier Financial Statements	8
3.6	Allowance for Possible Loan Losses	9
3.7	Accuracy of Annual Reports	9
3.8	Absence of Undisclosed Liabilities	9
3.9	Tax Matters	9
3.10	Loans	10
3.11	Properties	10
3.12	Compliance with Laws	10
3.13	Employee Benefit Plans	11
3.14	Commitments and Contracts	11
3.15	Labor	12
3.16	Material Contracts Furnished	12
3.17	Material Contracts	12
3.18	Material Contract Defaults	12
3.19	Legal Proceedings	13
3.20	Absence of Certain Changes or Events	13
3.21	Reports	13
3.22	Investments	13

3.23	Securities Portfolio	13
3.24	Environmental Matters	14
3.25	Accuracy of Proxy Statement	14
3.26	Interim Bank Formation; Adoption Agreement	14
3.27	Filing of Application to Merge	14
3.28	Best Efforts	14
3.29	Conduct of Business - Acquisitions	15
3.30	Conduct of Business - Affirmative Covenants of Premier	15

Section 4.	Representations, Warranties and Covenants of Traders

4.1	Organization, Standing and Authority	16
4.2	Capital Structure	16
4.3	Subsidiary	16
4.4	Authority	16
4.5	Traders Financial Statements	17
4.6	Accuracy of Annual Reports	17
4.7	Allowance for Possible Loan Losses	17
4.8	Absence of Undisclosed Liabilities	17
4.9	Tax Matters	18
4.10	Loans	19
4.11	Properties	19
4.12	Compliance with Laws	19
4.13	Employee Benefit Plans	19
4.14	Commitments and Contracts	20
4.15	Labor	21
4.16	Material Contracts Furnished	21
4.17	Material Contracts	21
4.18	Material Contract Defaults	21
4.19	Legal Proceedings	21
4.20	Absence of Certain Changes or Events	22
4.21	Reports	22
4.22	Accuracy of Proxy Statement	22
4.23	Investments	22
4.24	Securities Portfolio	22
4.25	Environmental Matters	22
4.26	Best Efforts	23
4.27	Conduct of Business – Negative Covenants of Traders	23
4.28	Conduct of Business – Affirmative Covenants of Traders	24
4.29	CEO/CFO Certification Checklist	26
4.30	Branch Operations Certification	26
4.31	Termination of "Trade-In Your Mortgage" Program	26

Section 5.	Indemnification and Confidentiality

5.1	Access and Information	27
5.2	Furnishing Information and Indemnification	27
5.3	Confidentiality	28
5.4	Updates to Information	28

Section 6.	Conditions Precedent

(a)	Governmental Approvals	29
(b)	Shareholder Approval	29
(c)	Registration Statement	29
(d)	Affiliates	29
(e)	No Divestiture or Adverse Condition	30
(f)	Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Premier	30
(g)	Accuracy of Representations and Warranties; Performance of Obligations and Covenants – Traders	30
(h)	Opinion of Counsel for Traders	30
(i)	Opinion of Counsel for Premier	32
(j)	Less than 20% Dissenters	33
(k)	Tax Ruling or Opinion Letter	34
(l)	Absence of Material Adverse Changes - Premier	34
(m)	Absence of Material Adverse Changes – Traders	34
(n)	Consent of Lenders	34
(o)	Financing	35
(p)	No Excess Parachute Payment	35
(q)	Fairness Opinion	35

Section 7.	Closing Date and Effective Time

7.1	Closing Date	36
7.2	Effective Time	36

Section 8.	Termination of Agreement

8.1	Grounds for Termination	37
8.2	Effect of Termination	38
8.3	Lost Opportunity Costs	38
8.4	Return of Information	39

Section 9.	Waiver and Amendment	40

Section 10.	Meeting of Shareholders of Traders	41

Section 11.	Rights of Dissenting Shareholders	42

Section 12.	Indemnification

12.1	Indemnification	43
12.2	Insurance	43
12.3	Consolidation or Merger	43
12.4	Survival	43
12.5	Regulatory Constraints	43

Section 13.	Operations after the Closing Date

13.1	Maintenance of Existence	44
13.2	Employees of Traders	44
13.3	Severance	45
13.4	Survival	46

Section 14.	Miscellaneous

14.1	Public Announcements	46
14.2	Brokers and Finders	46
14.3	Disclosed In Writing	46
14.4	Entire Agreement	46
14.5	Counterparts	46
14.6	Invalid Provisions	46
14.7	Notices	46
14.8	Headings	47
14.9	Expenses	47
14.10	Governing Law	47
14.11	No Assignment	47
14.12	Effectiveness of Agreement	47
14.13	Further Acts	48
14.14	Representations and Warranties Not to Survive	48
14.15	Individual Directors	48

v

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (hereinafter sometimes referred to as the "Agreement”), made and entered into as of the 27th day of November, 2007, by and between PREMIER FINANCIAL BANCORP INC. (“Premier”) and TRADERS BANKSHARES, INC. (“Traders”), and its directors, or a majority of them;

W I T N E S S E T H:

WHEREAS, Premier is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky and a registered bank holding company, with its principal office and place of business located in the City of Huntington, County of Cabell and State of West Virginia, with authorized capital stock consisting of 10,000,000 common shares, no par value per share (“Premier Common Stock”), of which 5,237,899 shares are currently outstanding and 1,000,000 preferred shares, no par value per share, none of which are currently outstanding (“Premier Preferred Stock”); and

WHEREAS, Traders is a corporation duly organized and validly existing under the laws of the State of West Virginia and a registered bank holding company, with its principal office and place of business located in Spencer, County of Roane, State of West Virginia, with authorized capital stock consisting of 360,000 common shares, par value $5.00 (“Traders Common Stock”), of which 180,000 are currently outstanding; and

WHEREAS, Premier and Traders have agreed to the merger of Traders with and into a wholly-owned subsidiary of Premier, to be organized under the laws of the State of West Virginia, so that upon consummation of the merger Traders will be a wholly-owned subsidiary of Premier; and

WHEREAS, the Board of Directors of Premier has approved this agreement and has authorized the execution hereof in counterparts; and

WHEREAS, the Board of Directors of Traders has approved this agreement, authorized the execution hereof in counterparts, and directed that it be submitted to its shareholders for approval, ratification and confirmation; and

WHEREAS, Premier has agreed to cause a new West Virginia corporation to be organized which shall be named TBI Acquisition Company, or such other name as Premier may determine (“Interim Company”), with its principal office and place of business to be located in Spencer, County of Roane, State of West Virginia, and all shares of its capital stock to be owned by Premier; and

WHEREAS, Premier has agreed to cause Interim Company to approve this Agreement and authorize the execution of an Adoption Agreement substantially in the form attached hereto as “Exhibit A” which is incorporated herein by reference.

1

NOW, THEREFORE, in consideration of the foregoing premises, which are not mere recitals but an integral part hereof, and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.     Merger

1.1           General Effect of Merger; Assets.  At the Effective Time (hereinafter defined in Section 7.2) and subject to the terms and conditions hereof and of the attendant Plan of Merger (“Plan of Merger”) attached hereto as “Exhibit B”, Traders shall merge with and into Interim Company (the “Merger”) under the charter of Interim Company pursuant to the provisions of and with the effect provided in the West Virginia Business Corporation Act, Chapter 31D.  Interim Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the “Surviving Company”.  At the Effective Time of the Merger, the corporate existence of Traders shall, as provided in the West Virginia Business Corporation Act, Chapter 31D, Article 11 of the West Virginia Code, be merged with and into Interim Company and continued in the Surviving Company and the separate existence of Traders shall cease.  The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Interim Company and Traders; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Interim Company and Traders, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Interim Company and Traders and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

1.2           Liabilities of Surviving Company.  From and after the Effective Time of the Merger, the Surviving Company shall be liable for all liabilities of Traders and Interim Company and all deposits, debts, liabilities, obligations and contracts of Traders and Interim Company, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Traders or Interim Company, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Company and shall not be released or impaired by the Merger, and all rights of creditors and other obligees and all liens on property of either Traders or Interim Company shall be preserved unimpaired, and the Surviving Company shall have all rights and shall be liable for all obligations of Traders under all employee benefit plans and arrangements of Traders and such plans and related trusts shall continue in effect without any interruption or termination unless and until changed as therein or by law provided or permitted or as mutually agreed to by the parties hereto.

1.3           Name, Directors and Officers of Surviving Company.  From and after the Effective Time, the name of the Surviving Company shall be “Traders Bankshares, Inc.”.  The Articles of Incorporation and the By-laws of Interim Company in effect immediately prior to the Effective Time (which shall be substantially the same as the Articles of Incorporation and By-laws of Traders) shall be the Articles of Incorporation and By-laws of the Surviving Company until changed as therein or by law provided.  Until changed by the shareholder or Board of Directors of Surviving Company, as the case may be, the directors and officers of the Surviving Company at the Effective Time shall be those persons who are directors and officers respectively of Traders immediately before the Effective Time.  The committees of the Board of Directors of the Surviving Company at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Traders as they exist immediately before the Effective Time.  The committees of officers of the Surviving Company at the Effective Time shall be the same as and shall be composed of the same officers who are serving on the committees of officers of Traders as they exist immediately before the Effective Time.

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1.4           Offices, Policies of Surviving Company.  Until changed by the Board of Directors of the Surviving Company, from and after the Effective Time, the business and location of the Surviving Company shall be the same as that of Traders.  Unless contrary to law, all corporate acts, plans, policies, applications, agreements, loan commitments, orders, registrations, licenses, approvals and authorizations of Traders and Interim Company, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of Surviving Company and shall be effective and binding thereon as the same were with respect to Traders and Interim Company immediately before the Effective Time.

1.5           Capital Structure of Surviving Company.  The capital structure of the Surviving Company shall be the same as the capital structure of Interim Company.

1.6           Change in Method of Effecting Acquisition.  Premier may at any time prior to the Effective Time change the method of effecting the combination with Traders (including, without limitation, the provisions of this Section 1 if and to the extent it deems such change to be necessary, appropriate or desirable; however, that no such change shall (i) cause the approval of the stockholders of Premier to be required as a condition to the Merger, (ii) alter or change the amount or kind of Merger Consideration (as hereinafter defined), or the relative proportions of cash and Premier Common Stock included therein, (iii) adversely affect the tax treatment of Traders’ stockholders as a result of receiving the Merger Consideration or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided further, that Premier shall provide Traders prior written notice of such change and the reasons therefore.

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Section 2.     Conversion, Exchange and Cancellation of Shares

2.1           General.  The manner of converting and exchanging Traders Common Stock, all of which is represented by outstanding share certificates, into Premier Common Stock and cash shall be as hereinafter provided in this Section 2.

2.2           Stock Consideration and Cash Consideration.

(a)           Each holder of a share of Traders Common Stock (other than those shares of Traders Common Stock for which appraisal rights have been perfected pursuant to the West Virginia Business Corporation Act), shall receive in respect thereof, subject to the limitations set forth in this Agreement, (i) 3.75 shares of Premier Common Stock (the “Stock Consideration”) and (ii) $50.00 cash, without interest (the “Cash Consideration”).  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

(b)           Outstanding Premier Stock.  Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(c)           Treasury Shares.  Each share of Traders Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefore.

(d)           Merger Sub.  Each share of capital stock of Interim Company issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger, and no consideration shall be issued in exchange therefor.

2.3           Manner of Exchange.   After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Traders, each holder of a certificate theretofore evidencing outstanding shares of Traders Common Stock, upon surrender of such certificate, accompanied by a Letter of Transmittal, to Premier shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Premier Common Stock for which shares of Traders Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 2, plus cash as provided in Section 2.2(a), without interest.  Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented Traders Common Stock will be deemed to evidence the right to receive the Cash Consideration (without interest) plus the number of full shares of Premier Common Stock into which the shares of Traders Common Stock represented thereby may be converted, and will be deemed for all corporate purposes of Premier to evidence ownership of the number of full shares of Premier Common Stock and Cash Consideration into which the shares of Traders Common Stock represented thereby were converted.  Until such outstanding certificates formerly representing Traders Common Stock are surrendered, no dividend payable to holders of record of Premier Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof and no interest will be paid on the Cash Consideration.  After the Effective Time of the Merger there shall be no further registry of transfers on the records of Traders of shares of Traders Common Stock.  Upon surrender of certificates of Traders Common Stock for exchange for Premier Common Stock, there shall be paid to the record holder of the certificates of Premier Common Stock issued in exchange therefor (i) the Cash Consideration, (ii) the amount of dividends theretofore paid with respect to such full shares of Premier Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (iii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender.  No interest shall be payable with respect to such dividends or Cash Consideration upon surrender of outstanding certificates.

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2.4           Fractional Shares.  Premier will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Traders shareholder otherwise entitled to receive such fractional shares.  The amount of such cash payment will be determined by multiplying the fractional share interest to which a Traders shareholder would otherwise be entitled by the volume-weighted average of the closing price of Premier Common Stock for the five trading days ending with the fifth business day before the Effective Time.  Payment for fractional shares will be made with respect to each shareholder at the time such shareholder’s certificates of Traders Common Stock are exchanged.

2.5           Lost Certificates.  If a certificate evidencing outstanding shares of Traders Common Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Premier  certificate and cash, without interest, to which he would otherwise be entitled on exchange of such certificate, by notifying Premier in writing of such lost, stolen or destroyed certificate and giving Premier evidence of loss and a bond sufficient to indemnify Premier against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

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Section 3.                      Representations, Warranties and Covenants of Premier

Except as disclosed in writing, Premier hereby represents and warrants to and covenants with Traders that:

3.1           Organization, Standing and Authority.  Premier  is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and is a duly registered bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.  Premier has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Premier in accordance with its terms.  No action of Premier’s shareholders is or will be required to approve this Agreement or the Merger.  At the Effective Time, Premier will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

3.2           Capital Structure.  The authorized capital stock of Premier consists of 10,000,000 shares of Premier Common Stock, of which 5,237,899 shares are currently issued and outstanding and 1,000,000 shares of Premier Preferred Stock, none of which are currently issued and outstanding.  All of such shares are fully paid and non-assessable.  Premier does not have any other shares of Premier Common Stock or Premier Preferred Stock or any other capital stock issued or outstanding.  Premier does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock except that (i) Premier has reserved 511,000 shares of Premier Common Stock to be issued upon the exercise of stock options granted to certain Premier employees and (ii) Premier has entered into or will enter into an Agreement of Merger with Citizens First Bank, Inc., a West Virginia state banking corporation (“Citizens First”) in which Premier intends to purchase each of Citizens First 400,000 shares of common stock for the following consideration: (x) 1.20 shares of Premier Common Stock and (y) an amount of cash, without interest, determined by taking the volume-weighted average of the closing price of Premier Common Stock for the five (5) trading days ending with the fifth business day before the effective time of Premier/Citizens First merger multiplied by 1.20 and subtracting that sum from $29.25.  In no event, however, shall the cash to be paid per share of Citizens First exceed $13.25.

As of September 30, 2007 152,417 option grants for Premier Common Stock were outstanding, of which 85,764 were immediately exercisable.  Neither the holders of Premier Common Stock or Premier Preferred Stock have any preemptive rights with respect to the issuance of additional authorized shares of Premier Common Stock.  Nothing in this Agreement shall prohibit or impair the ability and right of Premier to increase its authorized capital stock, or issue or agree to commit to issue additional shares of its capital stock, and any increase in authorized capital stock, or issuance, or agreement or commitment to issue, additional shares of Premier Common Stock (other than an issuance, or agreement or commitment to issue, resulting from a stock dividend, stock split, or reverse stock split) shall not alter or affect the Merger Consideration set forth in Section 2.2 hereof.

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3.3           Premier Subsidiaries.  At the date of this Agreement, Premier has five (5) state bank subsidiaries, and one (1) non-banking/non-holding company subsidiary, as follows:

(a)        Premier State Banks:

Citizens Deposit Bank and Trust, Inc.;
Farmers Deposit Bank, Eminence, Kentucky;
Ohio River Bank, Inc.;
First Central Bank, Inc.; and
Boone County Bank, Inc.

hereinafter referred to as “Premier State Banks”.

(b)        Premier has one (1) non-bank/non-bank holding company subsidiary:

Mt. Vernon Financial Holdings, Inc.

hereinafter referred to as the “Premier Non-Bank Subsidiary”.

The Premier State Banks and Premier Non-Bank Subsidiary are hereinafter jointly referred to as the “Premier Subsidiaries”.

Except for the Premier State Banks and Premier Non-Bank Subsidiary, Premier has no subsidiaries.

Each of the Premier State Banks is a banking corporation, duly organized, validly existing under the laws of either the State of West Virginia or Ohio, or the Commonwealth of Kentucky, and has the corporate power and is duly authorized to own all of its properties and assets and to carry on its business as is now being conducted.  The Premier Non-Bank Subsidiary is a corporation, validly existing under the laws of the Commonwealth of Kentucky, and has the corporate power and is duly authorized to own all of its properties and assets and to carry on its business as is now being conducted.  Premier owns all of the issued and outstanding capital stock of each of the Premier Subsidiaries, free and clear of any liens, claims, security interest, encumbrances, charges or rights of third parties of any kind whatsoever, except that (i) all Premier’s 100% interest in Boone County Bank is pledged as collateral for a $7,000,000 loan from First Guaranty Bank of Hammond, Louisiana and (ii) all of Premier’s 100% interest in Farmers Deposit Bank and Citizens Deposit Bank are pledged as collateral for a $6,500,000 loan and a $3,500,000 line of credit from The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky.

As stated above, Premier has previously entered into or intends to enter into an agreement to acquire Citizens First.  Citizens First is a state banking corporation duly organized, validly existing and in good standing under the laws of West Virginia.  The authorized capital stock of Citizens First Bank consists of 750,000 shares of common stock, of which 400,000 shares are issued and outstanding.

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Nothing in this Agreement shall prohibit or impair the ability and right of Premier or any Premier Subsidiary to create or acquire, or agree to create or acquire, any other subsidiaries or entities or to acquire, consolidate or merge with any other company, corporation, bank or banking association, or to acquire or establish any branch prior to the Effective Time.

3.4           Authority.  The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Premier, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Premier is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Premier is subject.

3.5           Premier Financial Statements.  Premier has delivered to Traders prior to the execution of this Agreement copies of the following financial statements of Premier (which, together with all future financial statements to be furnished are collectively referred to herein as the “Premier Financial Statements”): the audited Consolidated Balance Sheets of Premier as of December 31, 2006, December 31, 2005 and December 31, 2004, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and of Consolidated Statements of Changes in Shareholders’ Equity for the years then ended, and the notes thereto.  The Premier Financial Statements (as of the dates thereof and for the periods covered thereby):

(a)           are in accordance with the books and records of Premier, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practices; and

(b)           present fairly, in all material respects, the financial position and results of operations and cash flows of Premier as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

Premier’s unaudited Balance Sheet and the related unaudited Statement of Income and Statement of Changes in Cash Flows, for the calendar quarter ended September 30, 2007, and for each calendar quarter thereafter until the Effective Time, all of which Premier shall deliver to Traders as soon as practicable, will be prepared in accordance with accounting principals consistently applied and will fairly present Premier’s financial condition and results of operations as of such date and for such period, except for footnote disclosures, which generally do not include all of the disclosures normally required for annual financial statements.

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3.6           Allowance for Possible Loan Losses.  The allowance for possible loan losses shown on the Consolidated Balance Sheet of Premier as of December 31, 2006, and September 30, 2007, has been established and is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 2006.

3.7           Accuracy of Annual Reports.  The annual report of Premier to its shareholders for the years 2006, 2005 and 2004 heretofore delivered to Traders do not contain as of the dates thereof any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

3.8           Absence of Undisclosed Liabilities.  At December 31, 2006, and September 30, 2007, none of Premier or the Premier Subsidiaries had any obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Premier (i) except as disclosed in the Premier Financial Statements or as disclosed to Traders in writing and (ii) except, in the case of any of the Premier Banks, for unfunded loan commitments made in the ordinary course of their respective businesses and consistent with generally accepted banking practices; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to December 31, 2006, or from any action omitted to be taken during such period that, to the knowledge of Premier, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Traders in writing, or as disclosed or provided for in the Premier Financial Statements.  The amounts set up as liabilities for taxes in the Premier Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at December 31, 2006.  Since December 31, 2006, none of Premier or the Premier Subsidiaries has incurred or paid any obligation or liability which would be material (on a consolidated basis) to Premier, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted banking practices and except as disclosed herein.

3.9           Tax Matters.

(a)           All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of any of Premier or the Premier Subsidiaries have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Premier management.  All taxes shown on filed returns have been paid.  As of the date hereof, and as of the Effective Time, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to any of Premier or the Premier Subsidiaries, except as reserved against in the Premier Financial Statements, or as previously disclosed to Traders in writing.  Except as disclosed by Premier in writing, all taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

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(b)           None of Premier or the Premier Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(c)           To the extent any federal, state, local or foreign taxes are due from any of Premier or the Premier Subsidiaries for the period or periods beginning January 1, 2007, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Premier or the Premier Subsidiaries prepared before the Effective Time.

(d)           Deferred taxes of Premier or the Premier Subsidiaries have been provided for in accordance with generally accepted accounting principles.

3.10           Loans.  Except as previously disclosed to Traders in writing or as disclosed or provided for in the Premier Financial Statements, to the best knowledge and belief of its management, each loan reflected as an asset of any Premier Bank in the Premier Financial Statements as of December 31, 2006, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, was made in the ordinary course of business, was not known to be uncollectible at the time it was made and was made in accordance with the standard loan policies of such lending bank, and no loan having an unpaid balance (principal and accrued interest) in excess of $500,000.00 is subject to any asserted defense, offset or counterclaim known to Premier.

3.11           Properties.  Except as previously disclosed to Traders in writing, or disclosed in the Premier Financial Statements, Premier and the Premier Subsidiaries have good and marketable title, free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Premier Financial Statements as being owned by them at December 31, 2006 or acquired by them after December 31, 2006.  To the best knowledge and belief of Premier management, all buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business on a consolidated basis, held under leases or subleases by any of Premier and the Premier Subsidiaries, as the case may be, are held under valid instruments enforceable in accordance with their respective terms (except as previously disclosed in writing to Traders and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

3.12           Compliance with Laws.  Premier and each of the respective Premier Subsidiaries, to Premier’s best knowledge and belief:

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(a)           is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee’s activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

(b)           has received no notification (not previously disclosed to Traders in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

3.13           Employee Benefit Plans.  With respect to any plan or arrangement of Premier or any Premier Subsidiary which constitutes an employee benefit within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):

(a)           All “employee benefit plans”, as defined in Section 3(3) of ERISA, which cover one or more employees employed by any of Premier or any Premier Subsidiary (each individually, a “Plan”, and collectively, the “Plans”) comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986.  As of December 31, 2006, none of Premier or any Premier Subsidiary had any material liability under any Plan that is not reflected on the audited statements of financial condition of Premier or the unaudited balance sheets of the Premier Subsidiaries, as of such date, or in the notes thereto (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation and anniversary awards, provided that such liabilities are not in any event material).  Neither the Plans nor any trustee or administrator thereof has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any “reportable events” within the meaning of Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

(b)           No litigation is pending against any Plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

(c)           Neither Premier nor any Premier Subsidiary is a party to any multiemployer pension plan as defined in Section 414(f) of the Internal Revenue Code of 1986 and Section 3(37) of ERISA.

3.14           Commitments and Contracts.   Neither Premier nor any Premier Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

 (i)           any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant;

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(ii)           any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant;

           (iii)           any contract or agreement with any labor union;

(iv)           any contract not made in the ordinary course of business containing covenants limiting the freedom of Premier or any Premier Subsidiary to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Premier or any Premier Subsidiary will carry on its business (other than as may be required by law or applicable regulatory authorities).

3.15           Labor.   No work stoppage involving Premier or any Premier Subsidiary is pending or, to the best Premier’s knowledge, threatened.  Neither Premier nor any Premier Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Premier or any Premier Subsidiary.  Employees of Premier or any Premier Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

3.16           Material Contracts Furnished.  Premier has made available to Traders true and complete copies of all material contracts, leases and other agreements to which Premier or any Premier Subsidiary are parties or by which they are bound and of all employment, pension, retirement, stock option, profit sharing and deferred compensation, consultant, bonus, group insurance or similar plans with respect to any of the directors, officers, or other employees of Premier or any Premier Subsidiary.

3.17           Material Contracts.  Except as previously disclosed to Traders in writing and except as is otherwise provided in this Agreement, none of Premier or the Premier Subsidiaries, nor any of their respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under, (i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

3.18           Material Contract Defaults.  None of Premier or the Premier Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Traders in writing.

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3.19           Legal Proceedings.  Except as previously disclosed by Premier to Traders in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to any of Premier or the Premier Subsidiaries, respectively, or against any property, asset, interest or right of any of them, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Premier or any of the Premier Subsidiaries, respectively, or that threaten or would impede the consummation of the transactions contemplated by this Agreement.  None of Premier or the Premier Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

3.20           Absence of Certain Changes or Events.  Since December 31, 2006, none of Premier or the Premier Subsidiaries has:  (i) incurred any material liability, except in the ordinary course of its business, and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable banking practice.

3.21           Reports.  Since January 1, 2006, each of Premier and the Premier Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, which they were required to file with:  (i) the Securities and Exchange Commission, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements; (ii) the Board of Governors of the Federal Reserve System; (iii) the Office of the Comptroller of the Currency; (iv) the Federal Deposit Insurance Corporation; (v) the West Virginia Department of Banking; (vi) the Kentucky Office of Financial Institutions; (vii) the Ohio Department of Banking; and (viii) any other governmental agency or regulatory authority having jurisdiction over its operations.  Each of such reports and documents, including the financial statements, exhibits and schedules thereto, and each other document delivered to Traders by Premier does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

3.22           Investments.   Except as incurred in the ordinary course of business as heretofore conducted or as previously disclosed to Traders in writing, all securities owned by Premier and the Premier Subsidiaries of record and beneficially are free and clear of all mortgages, liens, pledges and encumbrances.  Any securities owned of record by Premier and the Premier Subsidiaries in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer have been previously disclosed to Traders in writing.  There are no voting trusts or other agreements or undertakings with respect to the voting of such securities.

3.23           Securities Portfolio.    Since December 31, 2006, there have been no significant changes in the quality of Premier’s or any of the Premier Banks’ portfolios of securities except as previously disclosed to Traders in writing.

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3.24           Environmental Matters.  To the knowledge of Premier, neither Premier nor any Premier Subsidiary nor any properties owned or operated by Premier or any Premier Subsidiary has been or is in violation of or liable under any Environmental Law (as hereinafter defined).  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of Premier’s management, threatened relating to the liability of any properties owned or operated by Premier or any Premier Subsidiary under any Environmental Law.  “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, sub-surface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

3.25           Accuracy of Proxy Statement.  The material which refers to Premier and which will be submitted by Premier for inclusion in the proxy statement referred to in Section 10 hereof, or in any amendment or supplement thereto, mailed to the holders of Traders Common Stock will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

3.26           Interim Company Formation; Adoption Agreement.  Premier at its sole cost and expense shall cause to be organized Interim Company as a West Virginia corporation and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form attached hereto as “Exhibit A” and a Plan of Merger in substantially the form annexed hereto as “Exhibit B” and cause Interim Company to take such action as is provided in this Agreement or in said Adoption Agreement or Plan of Merger upon Interim Company’s part to be taken.  Immediately prior to the Effective Time, Premier will own all of the issued and outstanding shares of Interim Company’s capital stock.

3.27           Filing of Application to Merge.  Premier at its sole cost and expense shall cause to be filed with the Federal Reserve Board, Federal Deposit Insurance Corporation, West Virginia Board of Banking and Financial Institutions and the Kentucky Office of Financial Institutions an application to merge Traders and Interim Company, and shall cause Interim Company to take such action as is provided in this Agreement upon Interim Company’s part to be taken.

3.28           Best Efforts.  On or prior to the Closing Date (hereinafter defined in Section 7.1 hereof), Premier will, to the extent permitted by applicable laws, rules and regulations, take such actions, and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

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3.29           Conduct of Business - Acquisitions.  Premier and Traders have agreed in principle that continued growth of Premier through the acquisition of, or consolidation or merger with, one or more banks or bank holding companies, and the payment of cash, the issuance of additional shares of Premier, or both, as consideration therefor, all upon proper terms and conditions, will inure to the benefit of Premier and to Traders in the event the Merger is effected.  Traders has agreed that in the event the Merger is effected, such contemplated actions will inure to the benefit of Traders as well as to Premier, and has generally approved, in principle, such acts. Traders hereby consents to, and agrees that Premier, without obtaining any further consent or approval of Traders, may acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire any assets of any other company, corporation, bank or banking association, and no agreement to issue Premier Common Stock or issuance thereof in connection with any such act shall alter or affect the Merger Consideration set forth in Section 2.2 hereof.

3.30           Conduct of Business - Affirmative Covenants of Premier.  Premier covenants and agrees that:

(a)           Subsequent to the date of this Agreement and prior to the Effective Time, Premier and the Premier Subsidiaries will operate their respective businesses only in the normal course and manner.

(b)           Immediately upon the execution of this Agreement, Premier will direct its accountants to give Traders access to all information, documents and working papers pertaining to Premier;

(c)           From and after the execution of this Agreement, Premier will promptly advise Traders of any material adverse change in its or any Premier Subsidiary’s respective financial conditions, assets, business operations or key personnel and of any material breach of any representation or warranty made by Premier in this Agreement;

(d)           Subsequent to the date of this Agreement and prior to the Effective Time Premier shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Premier against losses for which insurance protection can reasonably be obtained;

(e)           Premier will use its best efforts in good faith to take or cause to be taken all actions required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Traders to that end.

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Section 4.     Representations, Warranties and Covenants of Traders.

Traders hereby represents and warrants to and covenants with Premier that:

4.1           Organization, Standing and Authority.  Traders is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, and is a duly registered, and is a duly registered bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.  Traders has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Traders in accordance with its terms, subject only to the requirement of ratification, confirmation and approval by Traders’ shareholders.  At the Effective Time, Traders and its subsidiary bank will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

4.2           Capital Structure.  The authorized capital stock of Traders consists of 360,000 shares of Traders Common Stock, par value of $5.00 per share, of which 180,000 shares are issued and outstanding.  Traders does not have any subscriptions, options, warrants, calls, or other agreements or commitments, of any kind relating to or obligating it to issue any shares of its capital stock.  Further, there are no securities outstanding which are convertible into capital stock of Traders.  None of the shares of Traders Common Stock has been issued in violation of any preemptive rights of shareholders.

4.3           Subsidiary.  Traders has one subsidiary:  Traders Bank, Inc. (hereinafter the “Traders’ Subsidiary Bank”).  Traders will not organize or acquire any other subsidiaries prior to the Effective Time of the Merger without the written consent of the President of Premier.

The Traders’ Subsidiary Bank is a banking corporation, duly organized, validly existing under the laws of the State of West Virginia, and has the corporate power and is duly authorized to own all of its properties and assets and to carry on its business as is now being conducted.  Traders owns all of the issued and outstanding capital stock of the Traders’ Subsidiary Bank, free and clear of any liens, claims, security interest, encumbrances, charges or rights of third parties of any kind whatsoever.

4.4           Authority.  The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Traders, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Traders is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Traders is subject.

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4.5           Traders Financial Statements.  Traders has delivered to Premier prior to the execution of this Agreement copies of the following financial statements of Traders (which, together with all future financial statements to be furnished are collectively referred to herein as the “Traders Financial Statements”):  the audited Consolidated Balance Sheets of Traders as of December 31, 2006, December 31, 2005 and December 31, 2004, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders’ Equity for the years then ended, and the notes thereto.  The Traders Financial Statements (as of the dates thereof and for the periods covered thereby):

(a)           are in accordance with the books and records of Traders, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practice; and

(b)           present fairly the financial position and results of operations and cash flows of Traders as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

Traders’ unaudited Consolidated Balance Sheet and the related unaudited Consolidated Statement of Income and Consolidated Statement of Changes in Shareholders’ Equity, for the calendar quarter ending September 30, 2007, and for each calendar quarter thereafter until the Effective Time, all of which Traders shall deliver to Premier as soon as practicable, will be prepared in accordance with accounting principles consistently applied and will fairly present Traders’ financial condition and results of operations as of such date and for such period, except for footnote disclosures, which generally do not include all of the disclosures normally required for annual financial statements.

4.6           Accuracy of Annual Reports.  Traders’ annual reports to its shareholders for the years 2006 and 2005 heretofore delivered to Premier do not contain as of the dates thereof any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

4.7           Allowance for Possible Loan Losses.  The allowances for possible loan losses shown on the Consolidated Balance Sheet of Traders and Traders Subsidiary Bank as of December 31, 2006 and September 30, 2007, have been established and are adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 2006 and September 30, 2007, respectively.

4.8           Absence of Undisclosed Liabilities.  At December 31, 2006 and September 30, 2007, neither Traders nor the Traders’ Bank Subsidiary had any obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Traders (i) except as disclosed in the Traders Financial Statements or as previously disclosed to Premier in writing; and (ii) except, in the case of Traders’ Subsidiary Bank any unfunded loan commitments made in the ordinary course of its business and consistent with generally accepted banking practices; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to December 31, 2006, or from any action omitted to be taken during such period that, to the knowledge of Traders, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Premier in writing, or as disclosed or provided for in the Traders Financial Statements.  The amounts set up as liabilities for taxes in the Traders Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at December 31, 2006 and September 30, 2007.  Since December 31, 2006, neither Traders nor Traders’ Subsidiary Bank has incurred or paid any obligation or liability which would be material to Traders, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted banking practices and except as disclosed herein.

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4.9           Tax Matters.

(a)           All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Traders or Traders’ Subsidiary Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Traders management.  All taxes shown on filed returns have been paid.  As of the date hereof, and as of the Effective Time, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to Traders or Traders’ Subsidiary Bank, except as reserved against in the Traders Financial Statements, or as previously disclosed to Premier in writing.  All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

(b)           Neither Traders nor the Traders’ Subsidiary Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(c)           To the extent any federal, state, local or foreign taxes are due from Traders or the Traders’ Subsidiary Bank for the period or periods beginning January 1, 2007, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Traders or the Traders’ Subsidiary Bank, prepared before the Effective Time.

(d)           Deferred taxes of Traders and the Traders’ Subsidiary Bank have been provided for in accordance with generally accepted accounting principles.

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4.10           Loans.  Except as previously disclosed to Premier in writing or as disclosed or provided for in Traders’ Financial Statements, to the best knowledge and belief of its management, each loan reflected as an asset of Traders or Traders’ Subsidiary Bank in the Traders Financial Statements as of December 31, 2006, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, was made in the ordinary course of business, was not known to be uncollectible at the time it was made and was made in accordance with the standard loan policies of such lending bank, and no loan having an unpaid balance (principal and accrued interest) in excess of $50,000.00 is subject to any asserted defense, offset or counterclaim known to Traders or Traders’ Subsidiary Bank.

4.11           Properties.  Except as previously disclosed to Premier in writing or disclosed in the Traders Financial Statements, Traders and the Traders’ Subsidiary Bank have good and marketable title, free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Traders Financial Statements as being owned by it at December 31, 2006 or acquired by it after December 31, 2006.  To the best knowledge and belief of Traders, all buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business, held under leases or subleases by Traders or the Traders’ Subsidiary Bank are held under valid instruments enforceable in accordance with their respective terms (except as previously disclosed in writing to Premier and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

4.12           Compliance with Laws.   Except as previously disclosed in writing to Premier, Traders and the Traders’ Subsidiary Bank, to Traders’ best knowledge and belief:

(a)           is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee’s activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

(b)           has received no notification (not previously disclosed to Premier in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

4.13           Employee Benefit Plans.  Except as previously disclosed in writing to Premier, with respect to any plan or arrangement of Traders or Traders’ Subsidiary Bank which constitutes an employee benefit plan within the meaning of Section 3(3) of ERISA:

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 (a)           Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Internal Revenue Code of 1954, if any, all of which have been fully paid, neither Traders nor Traders’ Subsidiary Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code of 1954.

 (b)           All “employee benefit plans”, as defined in Section 3(3) of ERISA, which cover one or more employees employed by Traders or Traders’ Subsidiary Bank (each individually, a “Plan”, and collectively, the “Plan”) comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986.  As of December 31, 2006, no material liability under any Plan that is not reflected in the Traders Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation and anniversary awards, provided that such liabilities are not in any event material).  Neither the Plans nor any trustee or administrator thereof has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any “reportable events” within the meaning of Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

(c)           No litigation is pending against any plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

(d)           Neither Traders nor the Traders’ Subsidiary Bank is a party to any multiemployer pension plan as defined in Section 414(f) of the Code and Section 3(37) of ERISA.

4.14           Commitments and Contracts.  Except as previously disclosed in writing to Premier, neither Traders nor the Traders’ Subsidiary Bank is a party or subject to any of the following (whether written or oral, express or implied):

(i)           any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will not involve in excess of $25,000 per year);

(ii)           any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant involving in excess of $25,000 per year;

(iii)           any contract or agreement with any labor union;

(iv)           any contract not made in the ordinary course of business containing covenants limiting the freedom of Traders to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Traders will carry on its business (other than as may be required by law or applicable regulatory authorities);

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(v)           any lease with annual rental payments aggregating $50,000 or more.

4.15           Labor.  No work stoppage involving Traders or Traders’ Subsidiary Bank is pending or, to the best of Traders’ knowledge, threatened.  Neither Traders nor Traders Subsidiary Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Traders or Traders’ Subsidiary Bank.  Employees of Traders or the Traders’ Subsidiary Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

4.16           Material Contracts Furnished.  Traders has made available to Premier true and complete copies of all material contracts, leases and other agreements to which Traders or the Traders’ Subsidiary Bank is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plans with respect to any of the directors, officers, or other employees of Traders or the Traders’ Subsidiary Bank.

4.17           Material Contracts.  Except as previously disclosed to Premier in writing and except as is otherwise provided in this Agreement, neither Traders nor Traders’ Subsidiary Bank or any of their respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under, (i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

4.18           Material Contract Defaults.  Neither Traders nor the Traders’ Subsidiary Bank is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Premier in writing.

4.19           Legal Proceedings.  Except as previously disclosed to Premier by Traders in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Traders threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to Traders or the Traders’ Subsidiary Bank, or against any property, asset, interest or right of Traders or the Traders’ Subsidiary Bank, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Traders or the Traders’ Subsidiary Bank, or that threaten or would impede the consummation of the transactions contemplated by this Agreement.  Neither Traders nor the Traders’ Subsidiary Bank is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

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4.20           Absence of Certain Changes or Events.  Since December 31, 2006, neither Traders nor the Traders’ Subsidiary Bank has:  (i) incurred any material liability, except in the ordinary course of its business, consistent with generally acceptable banking practice and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable banking practice.

4.21           Reports.  Since January 1, 2006, Traders and the Traders’ Subsidiary Bank has filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to file with:  (i) the Board of Governors of the Federal Reserve System; (ii) the Federal Deposit Insurance Corporation; (iii) the West Virginia Department of Banking; and (iv) any other governmental agency or regulatory authority having jurisdiction over its operations.  Each of such reports and documents, including the financial statements, exhibits and schedules thereto, and each other document delivered to Premier by Traders does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

4.22           Accuracy of Proxy Statement.  The material which refers to Traders and the Traders’ Subsidiary Bank and which will be submitted by Traders for inclusion in the proxy statement referred to in Section 10 hereof, or in any amendment or supplement thereto, mailed to the holders of Traders Common Stock will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

4.23           Investments.  Except as incurred in the ordinary course of business as heretofore conducted or as previously disclosed to Premier in writing, all securities owned by Traders and the Traders’ Subsidiary Bank of record and beneficially are free and clear of all mortgages, liens, pledges and encumbrances.  Any securities owned of record by Traders or the Traders’ Subsidiary Bank in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer have been previously disclosed to Premier in writing.  There are no voting trusts or other agreements or undertakings with respect to the voting of such securities.

4.24           Securities Portfolio.  Since December 31, 2006, there have been no significant changes in the quality of the Traders’ Subsidiary Bank’s portfolio of securities except as previously disclosed to Premier in writing.

4.25           Environmental Matters.  To the knowledge of Traders, neither Traders nor the Traders’ Subsidiary Bank nor any properties owned or operated by Traders or the Traders’ Subsidiary Bank has been or is in violation of or liable under any Environmental Law (as hereinafter defined).  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or the best knowledge of Traders’ management, threatened relating to the liability of any properties owned or operated by Traders’ or the Traders’ Subsidiary Bank under any Environmental Law.  “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

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4.26           Best Efforts.  On or prior to the Closing Date (hereinafter defined), Traders will, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

4.27           Conduct of Business - Negative Covenants of Traders.  Except as otherwise contemplated hereby, between the date hereof and the Effective Time, or the time when this Agreement terminates as provided herein, Traders will not, without the prior written approval of the President of Premier:

(a)           Make any change in its authorized capital stock.

(b)           Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

(c)           Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

(d)           Declare or pay any dividends or other distributions on any shares of common stock, except for regular quarterly dividends not to exceed Twenty-Five Cents ($0.25) per share.

(e)           Purchase or otherwise acquire or agree to acquire for a consideration any share of Traders Common Stock (other than in a fiduciary capacity).

(f)           Except as otherwise contemplated herein, enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect.

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(g)           Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the financial condition (present or prospective), businesses, properties, or operations of Traders or the Traders Subsidiary Bank.

(h)           Acquire, consolidate or merge with any other company, corporation, bank or banking association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, bank, or banking association.

(i)           Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract.

(j)           Amend its Articles of Incorporation or Association, By-laws or Charter.

(k)           Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Traders, or the acquisition of their Traders Common Stock, or the merger of Traders with any person other than Premier, and Traders shall promptly notify Premier orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.  Nothing herein shall be construed to limit or affect the fiduciary obligation of Traders’ officers and directors to Traders shareholders.

4.28           Conduct of Business - Affirmative Covenants of Traders.  Traders covenants and agrees that:

(a)           It will promptly advise Premier in writing of the name and address of and number of shares of Traders Common Stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the West Virginia Business Corporation Act.

(b)           Except as specifically required herein, subsequent to the date of this Agreement and prior to the Effective Time it will operate its business only in the normal course and manner.

(c)           It will make available to Premier for review prior to Traders or Traders’ Subsidiary Bank’s final loan approval, any loan documentation, credit memorandums or other related documentation requested or received by Traders or Traders’ Subsidiary Bank in its decision making process in determining whether to extend credit to any borrower for:

(1)	Any new loan, or renewal of an existing loan, that totals $200,000 or greater; or

(2)
Any new loan, or renewal of an existing loan, which, when included with all other loans from Traders or Traders’ Subsidiary Bank to any such borrower and their related interests, would cause such borrower’s total loans from Traders or Traders’ Subsidiary Bank, including loans from Traders or Traders’ Subsidiary Bank to their related interests, to exceed $400,000.

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Any objections by Premier to proposed loans reviewed hereunder will be made in writing to Traders’ Subsidiary Bank within forty-eight (48) hours of receipt by Premier of the information provided hereunder.

(d)           From and after the execution of this Agreement, Traders will promptly advise Premier of any material adverse change in the financial condition, assets, business operations or key personnel of Traders or the Traders’ Subsidiary Bank and of any material breach of any representation or warranty made by Traders or the Traders Subsidiary Bank in this Agreement.

(e)           Immediately upon the execution of this Agreement, it will direct its accountants to give Premier access to all information, documents and working papers pertaining to Traders or the Traders’ Subsidiary Bank.

(f)           Subsequent to the date of this Agreement and prior to the Effective Time, Traders and the Traders’ Subsidiary Bank shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Traders and the Traders’ Subsidiary Bank against losses for which insurance protection can reasonably be obtained.

(g)           Within ten days from the execution of this Agreement, Traders shall furnish to Premier a list, accurate as of the close of business on a date not more than ten (10) days prior to the date on which such list is furnished, containing the names and addresses of all holders of Traders Common Stock as the same appear on the stock registration books of Traders and the number of shares held by each.  At the Effective Time, Traders shall furnish to Premier a list, true, correct and complete as of the close of business on the preceding day, containing the names and addresses of all holders of Traders Common Stock as the same appear on Traders’ stock registration books and the number of shares held by each.

(h)           It will use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Premier to that end.

(i)           Subsequent to the date of this Agreement and prior to the Effective Time, Traders and the Traders’ Subsidiary Bank shall take all steps necessary and appropriate to:

(1)	Terminate pursuant to the terms thereof any and all employment contracts to which either Traders or the Traders’ Subsidiary Bank is a party.

(2)
Terminate any defined benefit plan to which either Traders or the Traders’ Subsidiary Bank is a party; provided, however, that if all appropriate steps are taken for termination and the defined benefit plan is frozen, the actual termination of any defined benefit plan need not be accomplished prior to, or at, Closing.

(3)
Terminate any and all deferred compensation plans to which either Traders or the Traders’ Subsidiary Bank is a party; provided, however, that liability for accrued but unpaid deferred compensation shall remain on the balance sheet of Traders.

(4)	Terminate any and all employee “carve-out life insurance” benefit plans.

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Premier acknowledges and agrees that termination of the employee benefit plans, as required by this section, will require the payment of cash and/or other consideration to affected employees, in accordance with the terms thereof and applicable law.

 (j)           Promptly advise Premier prior to the institution of any new mortgage program by Traders’ Subsidiary Bank.

4.29           CEO/CFO Certification Checklist.    The CEO/CFO Certification checklist completed by Traders prior to the execution of this Agreement is true and correct in all respects and a new true and accurate CEO/CFO Certification checklist will be executed prior to the Effective Date.

4.30           Branch Operations Certification.    The Branch Operations Certification for each branch of Traders’ Subsidiary Bank completed prior to the execution of this Agreement is true and correct in all respects and a new true and accurate Branch Operations Certification for each branch will be executed prior to the Effective Date.

4.31           ”Trade-In Your Mortgage” Program.  Traders’ Subsidiary Bank has ceased offering the 5.99% APR “Trade-In Your Mortgage” program.

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Section 5.     Indemnification and Confidentiality

5.1           Access and Information.  Traders and Premier shall each afford to the other, and to the other’s accountants, counsel and other representatives, full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns), and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities and banking laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.1 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate the Merger.

5.2           Furnishing Information and Indemnification.  Premier and the Premier Subsidiaries, on the one hand, and Traders and the Traders’ Subsidiary Bank, on the other hand, have furnished or will furnish as soon as practicable after the date of this Agreement, to each other all the information (including financial statements, information and schedules) concerning themselves required for inclusion in:

(a)           any applications to be filed by any of Premier or Traders with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Kentucky Office of Financial Institutions and the West Virginia Board of Banking and Financial Institutions;

(b)           the registration statement to be filed with the Securities and Exchange Commission on behalf of under the Securities Act of 1933 in connection with the Merger and the proxy statement to solicit the approval of Traders shareholders to the Merger, and any documents to be filed with the Securities and Exchange Commission in connection therewith;

(c)           any filings to be made by Premier with state securities authorities in connection with the transactions contemplated hereunder; and

(d)           any other request, application, statement, report or material to be made or filed by any party to or with any regulatory authority or any governmental agency, department or instrumentality in connection with the transactions contemplated hereunder.

Premier represents and warrants to Traders, and Traders represents and warrants to Premier, that all information so furnished for such requests, statements, applications, reports and materials shall be true and correct in all material respects without omission of any material fact required to be stated to make the information therein not false or misleading.  Premier will indemnify and hold harmless Traders and Traders’ Subsidiary Bank, and Traders will indemnify and hold harmless Premier and each of the Premier Subsidiaries, and each of their respective directors and officers, and each person, if any, who controls such entities within the meaning of the Securities Act of 1933, from and against any and all losses, damages, expenses or liabilities to which such entity, or any such director, officer or controlling person may become subject under applicable laws (including the Securities Act of 1933 and the Securities Exchange Act of 1934) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person, for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

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5.3           Confidentiality.  It is hereby agreed that, except (i) as otherwise required in the performance by the parties of their respective obligations hereunder or under the Merger and (ii) as otherwise required by law, any non-public information received from the other party during the course of the investigation contemplated pursuant hereto shall remain and be kept as confidential information by it and all copies thereof will be returned promptly at the request of the party furnishing such information in the event of the termination of this Agreement and the Merger.  Each of the parties may disclose such information to its respective employees, affiliates, counsel, accountants, representatives, professional advisors and consultants, and shall require each of them to agree to keep all such information confidential.

5.4           Updates to Information.  At the reasonable request of any party hereto, any other party will update by amendment or supplement any disclosure made in writing by such party to the other party and each party hereby represents and warrants that such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof.

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Section 6.     Conditions Precedent

The consummation of this Agreement and the Merger is conditioned upon the following:

(a)           Governmental Approvals.  The approval of and consent to the Merger and the transactions contemplated hereby shall have been given prior to the Effective Time by the regulatory agencies whose approval or consent is required, including, without limitation, to the extent provided by applicable laws, rules and regulations, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Kentucky Office of Financial Institutions, the West Virginia Board of Banking and Financial Institutions and the Securities and Exchange Commission, and all notice periods, waiting periods delay periods and all periods for review, objection or appeal of or to any of the consents, approvals, or permissions required by law with respect to the consummation of the Merger and this Agreement shall have expired.  Such approvals shall not be conditioned or restricted in a manner which, in the judgment of the Board of Directors of Premier, materially adversely affects the economic assumptions of the transactions contemplated hereby so as to render inadvisable consummation of the Merger.

(b)           Shareholder Approval.  The shareholders of Traders and Interim Company shall have ratified, confirmed and approved this Agreement and the terms and conditions herein contained by the affirmative vote of shareholders of each such corporation, owning at least a majority of its capital stock outstanding, and final approval of this Agreement shall have taken place as provided in Section 10 hereof, and all provisions of Section 10 shall have been fully complied with.

(c)           Registration Statement.  Premier at its sole cost and expense shall have prepared and filed an effective registration statement on Form S-4 or on such other appropriate form as may be prescribed by the Securities and Exchange Commission and as Premier may reasonably be able to prepare and file, providing timely registration under the provisions of the Securities Act of 1933, as amended, of the Premier Common Stock to be exchanged in connection with the Merger, and a prospectus shall have been delivered to all shareholders of Traders prior to obtaining the approval of this Agreement by such shareholders as provided in Section 10, which prospectus may be the same document or part of the same document to the extent permitted by the rules and regulations of the Securities and Exchange Commission as the proxy statement referred to in Section 10, or in the alternative, Premier shall have received an opinion of its counsel that registration of such shares under the Securities Act of 1933 is not required.  The Registration Statement shall be effective and all post-effective amendments filed by Premier with respect to such registration statement shall have been declared effective or shall have been withdrawn and no stop orders suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall, before the Effective Time, have been initiated nor, to the knowledge of Premier, threatened by the Securities and Exchange Commission.

(d)           Affiliates.  Traders agrees to deliver to Premier a letter identifying all persons whom it believes to be, at the time the Merger is submitted to a vote of Traders stockholders, “affiliates” of Traders, for purposes of Rule 145 or Rule 144 (as applicable) under the Securities Act of 1933, and shall use its best efforts to cause each person who is identified as an “affiliate” in such letter to deliver to Premier prior to the Closing Date a written agreement providing that such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Premier Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act of 1933 and the rules and regulations thereunder.

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(e)           No Divestiture or Adverse Condition.  The approvals, consents and permissions referred to in subparagraphs (a), (b) and (c) hereof shall not have required the divestiture or cessation of any significant part of the present operations conducted by Premier, Traders or any Premier Subsidiary, and shall not have imposed any other condition, which divestiture, cessation or condition Premier deems to be materially disadvantageous or burdensome.

(f)           Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Premier.  Unless waived by Traders, the representations and warranties of Premier contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time in all material respects with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties, or operations of Premier and Premier shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Traders shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Premier by one or more appropriate executive officers of Premier.

(g)           Accuracy of Representations and Warranties; Performance of Obligations and Covenants - Traders.  Unless waived by Premier, the representations and warranties of Traders contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Traders, and Traders shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Premier shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Traders by one or more appropriate executive officers of Traders.

(h)           Opinion of Counsel for Traders.  Premier shall have received an opinion of Jackson Kelly, PLLC, counsel for Traders, dated the Closing Date, with respect to such matters as  Premier may reasonably request and to the effect that:

(1)
Traders is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, is a bank holding company under the Bank Holding Company Act of 1956 and is duly authorized to own its properties and to conduct its business as then being conducted.

(2)
Traders’ Subsidiary Bank is a banking corporation validly existing and in good standing under the laws of the State of West Virginia and is duly authorized to own its properties and to conduct its business as then being conducted.

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(3)
The authorized capitalization of Traders is as set forth in such opinion and the shares of Traders Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion.  Such issued and outstanding shares of stock are validly issued, fully paid and were not issued in violation of any preemptive rights of the shareholders of Traders.  As of such date, there are, to the best of such counsel’s knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Traders, calling for the purchase from it of shares of unissued capital stock or capital stock held as treasury shares.

(4)
Traders had the corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by Traders and constitutes the legal, valid and binding obligation of Traders, enforceable in accordance with its terms.

(5)
All necessary corporate proceedings of the board of directors and the shareholders of Traders, to the extent required by law, its Articles of Incorporation and Bylaws or otherwise, to authorize the execution and delivery of this Agreement by Traders and the consummation of the Merger by Traders pursuant to this Agreement have been duly and validly taken.  The number of shares of stock of Traders voted for and against the Merger are as stated in such counsel’s opinion; and the number of shares of such stock as to which shareholders have perfected their rights to dissent and appraisal under the West Virginia Business Corporation Act are as stated in such counsel’s opinion.

(6)
Such counsel has reviewed the registration statement filed by Premier as described in Section 6(c), and with respect to all information relating to Traders contained therein, such counsel does not know of any respect in which the registration statement contained any false or misleading statement of any material fact or failed to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect (except as to the financial statements and related notes and schedules and other financial data, as to which such counsel need express no opinion).

(7)
The consummation of the Merger will not violate or result in a breach of, or constitute a default under, the Articles of Incorporation or By-Laws of Traders or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and which would have a material adverse affect on the business of Traders, and to which Traders is a party or by which it or any of its property is bound.

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(8)
Such counsel does not know of any breach of any warranty contained in this Agreement on the part of Traders or any failure on the part of Traders to perform any of the conditions precedent to the consummation of the Merger imposed upon it herein.

(i)           Opinion of Counsel for Premier.  Traders shall have received the opinion of Huddleston Bolen LLP, counsel for Premier, dated the Closing Date, with respect to such matters as Traders may reasonably request and to the effect that:

(1)
Premier is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, is a bank holding company under the Bank Holding Company Act of 1956, and is duly authorized to own its properties and to conduct its business as then being conducted.

(2)
Each of the Premier State Banks are banking corporations duly organized, validly existing and in good standing under the laws of the States of Ohio or West Virginia or the Commonwealth of Kentucky, as the case may be, and each is duly authorized to own its properties and to conduct its business as then being conducted.

(3)
The authorized capitalization of Premier is as set forth in such opinion and the shares of Premier Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion.  Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Premier or any Premier Subsidiary.  As of such date, there are, to the best of such counsel’s knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Premier or any Premier Subsidiary, calling for the purchase from any of them of shares of unissued capital stock or capital stock held as treasury shares, except as otherwise permitted by the Agreement or for those shares of stock issued pursuant to any employee stock option plan of Premier.  All of the issued and outstanding shares of each of the Premier Subsidiaries are held of record by Premier.

(4)
All necessary corporate proceedings of the Boards of Directors and the shareholders of Premier and Interim Company to the extent required by law, their Articles of Incorporation or Association or By-Laws or otherwise, to authorize the execution and delivery of this Agreement or the Adoption Agreement and the consummation of the Merger pursuant to this Agreement have been duly and validly taken.  Premier and Interim Company have the corporate power and authority to execute, deliver and perform this Agreement or the Adoption Agreement.  This Agreement has been duly authorized, executed and delivered by Premier and Interim Company (by virtue of the Adoption Agreement) and constitutes the legal, valid and binding obligation of Premier and Interim Company in accordance with its terms.

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(5)
The consummation of the Merger will not violate or result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Premier or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and to which Premier is a party or by which it or its property is bound.

(6)
To the best of such counsel’s knowledge, all approvals of public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger by Premier have been obtained.

(7)
The shares of Premier Common Stock into which shares of Traders Common Stock are to be converted upon the Effective Time will upon the Effective Time be duly authorized, and such shares, when transferred to holders of Traders Common Stock pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable shares of Premier Common Stock.

(8)
Such counsel has reviewed the registration statement described in Section 6(c), and with respect to all information relating to the Merger and to Premier and the Premier Subsidiaries contained therein, such counsel does not know of any respect in which the registration statement contained any false or misleading statement of any material fact or failed to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect (except as to the financial statements and related notes and schedules and other financial data, as to which such counsel need express no opinion).

(9)
The registration statement has been filed on the proper form under the rules and regulations of the Securities and Exchange Commission, notice of effectiveness of the registration statement has been received, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted.

(j)           Less than 20% Dissenters.  Unless waived by Premier, the holders of no more than 20% of the outstanding shares of Traders Common Stock shall have elected to exercise their statutory rights to appraisal in connection with the transactions contemplated hereby, pursuant to the West Virginia Business Corporation Act.

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(k)           Tax Ruling or Opinion Letter.  Premier and Traders shall have received a ruling from the Internal Revenue Service, or at their option, Traders shall have received an opinion of tax counsel acceptable to it and Premier shall have received an opinion of tax counsel acceptable to it, to the effect that:

(1)
The Merger will constitute and qualify as a reorganization within the meaning of Sections 368 of the Internal Revenue Code and Traders, Surviving Company and Premier will each qualify as “a party to a reorganization” as that term is defined in the Internal Revenue Code;

(2)
No gain or loss will be recognized by the shareholders of Traders who exchange their Traders Common Stock for Premier Common Stock pursuant to the Merger, except that gain or loss may be recognized as to cash received as Merger Consideration and cash received in lieu of fractional share interests;

(3)	No gain or loss will be recognized by Premier, Traders, or Surviving Company by reason of the Merger; and

(4)
The holding period of Premier Common Stock received by Traders shareholders in exchange for Traders Common Stock will include the holding period of the shares of Traders Common Stock so exchanged, provided that the Traders Common Stock is held as a capital asset at the Effective Time.

(l)           Absence of Material Adverse Changes - Premier.  Unless waived by Traders at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Premier since December 31, 2006, and there shall be no suit, action or proceeding pending or threatened against Premier or any Premier Subsidiary which, if successful, would have a material adverse effect on Premier or the Surviving Company after the consummation of the Merger.

(m)           Absence of Material Adverse Changes - Traders.  Unless waived by Premier at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Traders since December 31, 2006, and there shall be no suit, action or proceeding pending or threatened against Traders which if successful would have a material adverse effect on Traders or the Surviving Traders after the consummation of the Merger.

(n)           Consent of Lenders.   Premier shall have received the consents of First Guaranty Bank of Hammond, Louisiana and The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky as may be required by those loan agreements entered into by Premier with First Guaranty Bank and The Bankers’ Bank of Kentucky, as identified in Section 3.3 on or before midnight on the forty-fifth (45th) day following the date of this Agreement.  Premier shall use its best efforts to obtain such consents.  In the event that this Agreement is terminated because such consents are not available, Premier shall reimburse Traders and Traders’ Bank Subsidiary for their out-of-pocket costs with respect to this Agreement (not to exceed Seventy Five Thousand Dollars ($75,000)) and the transactions contemplated herein.

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(o)           Financing.    Premier shall have received a loan commitment on or before midnight on the forty-fifth (45th) day following the date of this Agreement sufficient to fund the Cash Consideration from either The Bankers’ Bank of Kentucky or First Guaranty Bank on terms and conditions reasonably satisfactory to Premier for the Cash Consideration.  Premier shall use its best efforts to obtain such financing.  In the event that this Agreement is terminated because such financing is not available from The Bankers’ Bank of Kentucky, First Guaranty Bank, or another lender, Premier shall reimburse Traders and Traders’ Bank Subsidiary for their out-of-pocket costs with respect to this Agreement (not to exceed Seventy Five Thousand Dollars ($75,000)) and the transactions contemplated herein.

(p)           No Excess Parachute Payment.    As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither Premier, Traders nor the Traders’ Subsidiary Bank will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Internal Revenue Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(q)           Fairness Opinion.  Traders shall have received an opinion from its financial advisor, Baxter Fentriss and Company, that the Merger Consideration is fair, from a financial point of view, to the shareholders of Traders.

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Section 7.     Closing Date and Effective Time

7.1           Closing Date.  The closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied.  The closing shall be held at the offices of Premier in Huntington, West Virginia, and the closing date (“Closing Date”) shall be a mutually agreeable date following the date of final approval by such regulatory agencies whose approval is required of the Merger and the transactions contemplated hereby but, in no event, later than forty-five (45) days following the date of such final approval and/or the date when all such conditions are satisfied, whichever date shall last occur.

7.2           Effective Time.  Subject to the terms and upon satisfaction on or before the Closing Date of all conditions specified in this Agreement, the Merger shall be effective at the time specified in the certificate of merger to be issued by the Secretary of State of West Virginia (such time herein called “Effective Time”).

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Section 8.     Termination of Agreement

8.1           Grounds for Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date, either before or after the meeting of the shareholders of Traders:

(a)           By mutual consent in writing of Traders and Premier; or

(b)           By Traders by giving written notice thereof to Premier if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Premier or any Premier Bank since December 31, 2006, or (ii) Premier has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

(c)           By Premier by giving written notice thereof to Traders if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Traders since December 31, 2006 or (ii) Traders has breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

(d)           By either Traders or Premier upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by this Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

(e)           By either Traders or Premier upon written notice to the other if any condition precedent to either party’s performance hereunder is not satisfied or fulfilled; or

(f)           By either Traders or Premier if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

(g)           By either Traders or Premier upon the bankruptcy, insolvency or assignment for the benefit of creditors of Traders, Premier or of any of the Premier Banks; or

(h)           By either Traders or Premier, if the shareholders of Traders shall fail to approve the Merger by the vote required under the West Virginia Business Corporation Act and the Articles of Incorporation and Bylaws of Traders; or

(i)           By either Traders or Premier, if the Closing does not occur on or before April 30, 2008 unless extended by mutual agreement in writing; or

(j)           By Traders by giving written notice thereof to Premier during the five day period (“Election Period”) ending two business days prior to the Closing Date, if the volume weighted average of the daily closing price per share of Premier Common Stock for the five trading days ending with the tenth trading day prior to the Closing Date (“Closing Price”) is less than $11.20, unless Premier by giving written notice to Traders after having received a termination notice from Traders, at its option, increases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Common Stock which are the equivalent to at least $42.00, based upon the Closing Price and the total Merger Consideration being received by Traders shareholders is equal to at least $92.00 per share; or

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(k)           By Premier by giving written notice thereof to Traders during the Election Period if the Closing Price is more than $16.80, unless Traders by giving written notice to Premier after having received a termination notice from Premier, at its option, decreases the Stock Consideration to a sufficient ratio such that Traders shareholders receive shares of Premier Common Stock which are the equivalent to, at the greatest, $63.00 based upon the Closing Price and the total Merger Consideration being received by Traders’ shareholders is equal to, at the greatest, $113.00 per share.

8.2           Effect of Termination.  In the event of termination of this Agreement for any reason other than a breach thereof, neither party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages, or expenses suffered or claimed to be suffered by reason thereof, except as provided in Section 8.3.

8.3.           Lost Opportunity Costs.

(a)           Traders shall pay promptly to Premier a cancellation fee of $500,000 (the “Termination Fee”) if a Triggering Event (as defined in Section 8.3(b) below) has occurred; provided that Premier has not breached in any material respect the obligations of Premier contained in this Agreement.  The Termination Fee shall be payable in immediately available funds.

(b)           For purposes of this Section 8.3, a “Triggering Event” shall mean:

(i)           a breach of this Agreement which would permit Premier to terminate this Agreement; or

(ii)           the occurrence of both paragraphs (A) and (B):

(A)           The Traders Board of Directors fails to recommend the Merger to Traders shareholders and to continue such recommendation until the Traders shareholders meeting duly called and held for the purpose of approving the Merger (the “Shareholders Meeting”), unless the Traders Board of Directors reasonably concludes that one of the conditions precedent to Traders’ obligation to close, other than the required shareholders’ vote, is not likely to be met, or unless a recommendation of the Merger would constitute a breach of the Traders Board of Directors fiduciary duty, and

(B)           the shareholders of Traders fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof; or

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(iii)           the occurrence of both paragraphs (A) and (B):

(A)           The shareholders of Traders fail to approve and adopt the Merger at the Shareholders Meeting in accordance with the terms hereof and,

(B)           pursuant to an offer or negotiations initiated or commenced while this Agreement is in effect, either:  (a) within 6 months following the date hereof, Traders announces or enters into a contract for a transaction with any person or group of persons relating to a merger or other business combination involving Traders or the sale or other disposition of a majority of the assets of, or equity interest in, Traders other than a transaction pursuant to which Traders is the surviving corporation and the shareholders of Traders are the owners of a majority of the stock of the surviving corporation subsequent to the transaction (an “Acquisition Transaction”) and such transaction is consummated within 12 months following the date hereof; (b) within 12 months following the date hereof, a tender or exchange offer is commenced by any person or group of persons to acquire equity securities of Traders if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Traders (a “Tender Offer”), and such equity interest is acquired pursuant to such Tender Offer within 18 months following the date hereof.

As used in this Section 8.3, the terms “person” and “group of persons” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934.

8.4           Return of Information.  In the event of the termination of this Agreement for any reason, each party shall deliver to the other party, and shall require each of its officers, agents, employees and independent advisers (including legal, financial and accounting advisers) to deliver to the other party all documents, work papers, and other material obtained from such other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 5 hereof.  Each party agrees that notwithstanding any other provision contained in this Agreement, the undertakings and covenants regarding confidentiality contained in Section 5 shall survive termination of this Agreement.

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Section 9.     Waiver and Amendment

Except with respect to required approvals of the applicable governmental authorities and shareholders, Premier or Traders by written instrument signed by its President at any time (whether before or after approval of the Agreement or the Merger by the shareholders of Traders), may extend the time for the performance of any of the obligations or other acts of the other and may waive, with respect to the other:  (i) any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, and/or (iii) the performance (including performance to the satisfaction of a party or its counsel) of any obligations set out herein.  This Agreement may be amended or supplemented at any time by mutual agreement of the parties (except that they may not be amended in any material respect after approval by the shareholders of the parties without further approval by such shareholders).  Any waiver, amendment or supplement hereof shall be in writing.  Any waiver by Premier or Traders of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be without prejudice to the rights or remedies it may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder.

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Section 10.     Meeting of Shareholders of Traders

Traders shall take all steps necessary to call and hold a meeting of its shareholders in accordance with applicable law and the Articles of Incorporation and By-laws of Traders as soon as practicable for the purpose of submitting this Agreement to its shareholders for their ratification, approval and confirmation, and Traders will send to its shareholders for purposes of such meeting a proxy statement which will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and which will otherwise comply with all applicable laws, rules and regulations.  Premier agrees to assist Traders in the preparation of such proxy statement which will adequately disclose all information relevant and material to the Merger and which will comply with all such laws, rules and regulations.  Premier agrees that the material submitted by it to Traders for inclusion in the proxy statement which refers to the Merger and to Premier and the Premier Subsidiaries will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and which will otherwise comply with all applicable laws, rules and regulations.  Traders will cause such proxy statement to be mailed by First Class mail postage prepaid to all of its shareholders at the last known address of each such shareholder contained in Traders’ records and in the proxy statement and at such meeting of its shareholders Traders will recommend that all shareholders vote in favor of this Agreement and the Merger.  Notwithstanding the foregoing, Traders may disclose to any or all of its shareholders any facts with respect to Premier which Traders reasonably deems to be material to such shareholders’ consideration of this Agreement and the Merger.

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Section 11.     Rights of Dissenting Shareholders

Any shareholder of Traders who properly exercises his right to dissent and perfects his appraisal rights under West Virginia law shall be entitled, with respect to any shares as to which he or she shall so dissent, to the fair value of such shares as of the day prior to the date on which the shareholders of Traders voted to approve the Merger, excluding any appreciation or depreciation in anticipation of the Merger.  The procedures to be followed and the rights of such dissenting shareholders shall be those set forth in the West Virginia Business Corporation Act, Sections 31D-13-1301 et seq.

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Section 12.  Indemnification

12.1           Indemnification.  Following the Closing Date and for a period of three (3) years thereafter, Premier shall indemnify, defend and hold harmless the present directors, officers and employees of Traders and Traders’ Subsidiary Bank (an “Indemnified Party)” against all costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or omissions occurring at or prior to the Closing Date (including, but not limited to, the transactions contemplated by this Agreement to the fullest extent that Premier is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the State of Kentucky, Premier’s articles of incorporation, Premier’s bylaws, and any agreement as in effect as of the date hereof.

12.2           Insurance.  For a period of six (6) years from the Closing Date, Premier shall use its reasonable best efforts to provide director’s and officer’s liability insurance for the present and former officers and directors of Traders and Traders’ Subsidiary Bank with respect to claims against such directors and officers arising from facts or events which occurred before the Closing Date, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as coverage currently being provided by Traders, but in no event shall the premium for said coverage exceed $78,000  Alternatively, Traders, at its option, may purchase the coverage provided for in this Section 12.2 prior to Closing for a premium not to exceed $78,000.

12.3           Consolidation or Merger.  If Premier or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this Section 12.

12.4           Survival.  Provisions of this Section 12 shall survive the Closing Date and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

12.5           Regulatory Constraints.  The indemnification provided for herein is subject in all respects to any applicable legal and regulatory limitations and prohibitions for indemnification of officers and directors of a financial institution; provided, however, that for any indemnification which is permissible with the approval of one or more regulatory agencies, Premier shall use reasonable efforts to obtain all of such approvals.

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Section 13.   Operations after the Closing Date

13.1           Maintenance of Existence.  For a period of at least one year after the Closing Date, if and as permitted by regulatory authorities, all locations of Trader’s Banking Subsidiary shall utilize signage and a trade name which uses in some form the name “Traders”.  For a period of at least two years after the Closing Date, if Trader’s Banking Subsidiary is merged with any other subsidiary of Premier, Premier shall appoint to the board of directors of the surviving entity of such merger such number of directors from the current board of directors of Traders as of the date hereof, or if an insufficient number of current directors is available, from the Spencer, West Virginia area to ensure that at least fifty percent (50%) of the board of directors of such surviving entity are from the Spencer, West Virginia area.

13.2           Employees of Traders.  Premier shall consider the current employees of Traders and Traders’ Subsidiary Bank for employment after the Closing Date.  Premier agrees that those employees of Traders and the Traders’ Subsidiary Bank who become employees of Premier or its subsidiaries on the Closing Date (Traders employees), while they remain employees of Premier or its subsidiaries after the Closing Date, will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by Premier to similarly situated employees of Premier and its subsidiaries, except as provided herein.  Premier and Traders agree that all employees of Traders and Surviving Bank at the Effective Time shall be considered “at will” employees and no employment contracts between Traders or Traders’ Subsidiary Bank and any of their employees will extend beyond the Effective Time.  Except as hereinafter provided, as of the Closing Date, in the event of termination or amendment of any employee benefit and welfare plan in which Traders employees are eligible to participate, (i) such plans will take into account for purposes of eligibility, participation, vesting and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plans), the service of such employees with Traders or the Traders’ Subsidiary Bank as if such service were with Premier and its subsidiaries; (ii) provided Traders or the Traders’ Subsidiary Bank employee is currently covered under Traders’ medical and/or health plan at Closing Date, Traders or the Traders’ Subsidiary Bank employees will not be subject to any waiting periods or preexisting condition limitations under any medical, dental or health plans of Premier or its subsidiaries in which they are eligible to participate and may participate, except that Traders or the Traders’ Subsidiary Bank employees hired within 90 days prior to the Closing Date will be subject to the waiting periods, preexisting  condition limitations, and/or eligibility requirements of Premier’s benefit plans calculated using the Traders or the Traders’ Subsidiary Bank’s date of hire; (iii) Traders or the Traders’ Subsidiary Bank employees will retain credit for unused sick leave and vacation play which has been accrued as of the Closing Date; and (iv) for purposes of determining the entitlement of Traders or the Traders’ Subsidiary Bank employees to sick leave and vacation pay following the Closing Date, the service of such employees with the Traders or the Traders’ Subsidiary Bank shall be treated as if such service were with Premier and its subsidiaries.  Notwithstanding anything else to the contrary, employees of Traders and Traders’ Subsidiary Bank who are eligible for four (4) weeks’ paid vacation as of the date hereof shall continue to be eligible to receive four (4) weeks’ paid vacation during their employment after the Closing.

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13.3           Severance.  Premier agrees that each Traders or the Traders’ Subsidiary Bank employee who is involuntarily terminated (other than for cause for actions arising after the Closing Date) within twelve (12) months of the Closing Date, shall receive, upon execution of an appropriate full release, a severance payment equal to one (1) week of base pay (at the rate in effect on the termination date) for each year of service at Traders or the Traders’ Subsidiary Bank (with credit for partial years of service), with a minimum payment equal to four (4) weeks of base pay and a maximum payment equal to eight (8) weeks of base pay, except for employees with twenty five (25) or more years of service, whose maximum payment shall be equal to ten (10) weeks of base pay.

“Cause” as used in this Agreement shall mean embezzlement, personal dishonesty causing injury to Traders, the Traders’ Subsidiary Bank, Premier or any Premier State Bank, gross personal misconduct which is repetitive and results in a decline in the net worth of Traders, the Traders’ Subsidiary Bank, Premier or any Premier State Bank, breach of a fiduciary duty involving personal profit, conviction of a felony involving personal dishonesty, knowing and willful failure to perform duties, intentional injury to Traders, the Traders’ Subsidiary Bank, Premier or any Premier State Bank, gross incompetence, or any material breach of any term or condition of employment.

13.4           Survival.                      The provisions of this Section 13 shall survive the Closing Date.

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Section 14.     Miscellaneous

14.1           Public Announcements.  Prior to the Closing Date, each party shall use its best efforts to consult with the other party with respect to any prepared public announcement, statement or release to the press, or statement to a competitor, customer or other third party (except to its consultants or to the regulatory authorities in connection with applications for governmental approvals or filings) with respect to this Agreement or the Merger or the transactions contemplated hereby or thereby, except as may be necessary, in the opinion of counsel, to comply with any law, governmental order or regulation.

14.2           Brokers and Finders.  Traders and Premier represent each to the other that this Agreement and the Merger contemplated hereby are the result of direct negotiations between them and further, except for fees due Baxter Fentriss and Company, that neither Traders nor Premier has incurred any liability for any broker’s, finder’s or similar fees in connection with this Agreement or the Merger.

14.3           Disclosed In Writing.  As used in this Agreement, the phrase “disclosed in writing” shall mean disclosed or delivered prior to or within 20 days after, the date of this Agreement by means of a writing describing in reasonable detail the matters contained therein and delivered in accordance with Section 14.7 hereof.  For purposes of this Agreement, anything appearing, contained, disclosed or described (i) in any Premier Financial Statement or Traders Financial Statement (including the notes thereto), (ii) in any call report or similar periodic report furnished to the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board or the West Virginia Department of Banking, or (iii) in any periodic report or other document filed with the Securities and Exchange Commission (including, but not limited to, Forms 8-K, Forms 10-K, Forms 10-Q, Annual Reports, and proxy statements) by either of Premier or Traders, shall be deemed to be previously disclosed.

14.4           Entire Agreement.  This Agreement embodies the entire agreement among the parties and there have been no agreements, representations, or warranties among the parties other than those set forth herein or those provided for herein.

14.5           Counterparts.  This Agreement has been executed in a number of identical counterparts, and each such counterpart shall be deemed to be an original instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

14.6           Invalid Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

14.7           Notices.  Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

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TO TRADERS:
Gary L. Brown, President and Chief Executive Officer
Traders Bankshares, Inc.
303 Main Street
Spencer, West Virginia    25276

with a copy to:              Charles D. Dunbar, Esquire
Jackson Kelly PLLC
1600 Laidley Tower (Zip 25301)
P.O. Box 553
Charleston, West Virginia 25322

TO PREMIER:             Robert Walker, President and Chief Executive Officer
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia 25301

with a copy to:              Thomas J. Murray, Esquire
Daniel J. Konrad, Esquire
Huddleston Bolen LLP
P. O. Box 2185
Huntington, West Virginia  25722

or such other addresses as shall be furnished in writing by either party to the other party.  Any such notice or communication shall be deemed to have been given as of the date so mailed.

14.8           Headings.  The captions contained in this Agreement are inserted solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

14.9           Expenses.  Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except as otherwise specifically provided herein.

14.10                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia and the United States of America.

14.11                      No Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the written consent of the other party.

14.12                      Effectiveness of Agreement.  This Agreement shall become effective and binding as to Premier and Traders when one or more counterparts shall have been signed and delivered by Premier and Traders, and shall become effective and binding as to Interim Company when Interim Company has executed an Adoption Agreement in substantially the form attached hereto as Exhibit “A”.

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14.13                      Further Acts.  Premier and Traders each agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements, or other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

14.14                      Representations and Warranties Not to Survive.  Except for the representations and warranties contained in Sections 5, 8.3, 12, 13, 14.9 and 14.15, the representations and warranties included or provided in this Agreement shall not survive the Effective Time.

14.15                      Individual Directors.  The several Directors of Traders who are signatories to this Agreement have joined into this Agreement to evidence their assent hereto, and for the express purpose of binding themselves, and each of them, to the fulfillment of each of the terms and conditions hereof by the respective parties and to the diligent, expeditious and good faith pursuit, and timely consummation, of the transactions herein contemplated.  Each of the Directors hereby agrees to cooperate fully with the parties, their assistants and agents, in consummating the Merger, to vote appropriately upon all corporate resolutions of the board of directors toward that end, and to take no action inconsistent with the purposes of this Agreement or the consummation of the Merger.  Nothing in this Agreement shall be construed to limit or affect the fiduciary obligation of Traders’ officers and directors to Traders shareholders or the ability of any director to vote his or her shares of common stock of the Traders.

IN WITNESS WHEREOF, Premier and Traders have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Premier and Traders, acting by a majority thereof, and WITNESS also the signatures hereto of a majority of the board of directors of Traders.

PREMIER FINANCIAL BANCORP, INC.

By _/s/ Robert W. Walker______________________
Robert Walker, President and Chief Executive Officer

ATTEST:

_/s/ Toney K. Adkins________________
Toney K. Adkins,
Assistant Secretary

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TRADERS BANKSHARES, INC.

By _/s/ Gary L. Brown______________________
Gary L. Brown, President and
Chief Executive Officer

ATTEST:
_/s/ David F. Boothe____________________
David Boothe, Secretary

The following Directors of Traders
Bankshares, Inc. do hereby join in the
foregoing Agreement to evidence their consent
and agreement thereto:

_/s/ C. I. McKown, II___________________
_C. I. McKown, II____________, Director

_/s/ John M. Denbigh ___________________
_John M. Denbigh ____________, Director

_/s/ Doug Bentz         ___________________
_Doug Bentz     ______________, Director

_/s/ Wayne Harris____         _____________
_Wayne Harris_     ___________, Director

_/s/ Samuel P. Sommerville_                          __
_Samuel P. Sommerville___ ____, Director

_/s/ Fred C. Hardman___________________
_Fred C. Hardman___________, Director

_/s/ Kay Cottrell_______________________
_Kay Cottrell_______________, Director

_/s/ Gary L. Brown_____________________
_Gary L. Brown_____________, Director

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT, made and entered into as of this 14th day of January, 2008, by and among TB ACQUISITION, INC. ("Interim Company"), PREMIER FINANCIAL BANCORP, INC. ("Premier"), and TRADERS BANKSHARES, INC. (“Traders”);

WHEREAS, Premier and Traders have entered into an Agreement of Merger dated as of the 27th day of November, 2007 ("Agreement"), to which this Adoption Agreement is attached, and which Agreement is incorporated herein by reference; and

WHEREAS, it is provided in Section 3.26 of the Agreement that Premier shall cause Interim Company to be organized and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form of this Adoption Agreement so as to cause Interim Company to be bound by the applicable terms and provisions of the Agreement; and

WHEREAS, Interim Company has been organized;

NOW, THEREFORE, in consideration of the foregoing premises which are not mere recitals but an integral part hereof and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.            Interim Company hereby joins in and agrees to be bound by the terms and conditions of the Agreement applicable to it to the same extent as if Interim Company were an original party thereto.

2.            Interim Company agrees that it shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all actions on its part to be taken so as to permit the consummation of the Agreement and the Merger (as defined in the Agreement) at the earliest possible date, and that it shall cooperate fully with Premier and Traders to that end.

3.            Interim Company represents and warrants to and covenants with Premier and Traders that:

3.1            Interim Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

3.2            Interim Company has the corporate power to execute and deliver this Adoption Agreement and to merge with Traders pursuant to the Agreement and has taken or will have taken at the Effective Time of the Merger all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby; and this Adoption Agreement and the Agreement are or at the Effective Time of the Merger will be valid and binding agreements of Interim Company in accordance with their terms.

IN WITNESS WHEREOF, Premier, Traders and Interim Company have caused this Agreement to be executed by their duly authorized officers, and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Premier, Traders and Interim Company, acting by a majority thereof.

PREMIER FINANICAL BANCORP, INC.

By _____________________________________
Robert W. Walker, President
   and Chief Executive Officer
ATTEST

________________________________
Its Assistant Secretary

TRADERS BANKSHARES, INC.

By _____________________________________
Gary L. Brown, President and
Chief Executive Officer
ATTEST

________________________________
Its Secretary

TB ACQUISITION, INC.

By _____________________________________
Robert W. Walker, President
ATTEST

________________________________
Its Secretary

The undersigned, being all of the Directors of Interim Company, do hereby join in the foregoing Agreement to evidence their consent and agreement thereto:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

_______________________________________

EXHIBIT B

PLAN OF MERGER

OF

TRADERS BANKSHARES, INC.

AND

TB ACQUISITION, INC.

1.            The Parties.  Traders Bankshares, Inc., a West Virginia corporation ("Traders") shall merge with and into TB Acquisition, Inc., a West Virginia corporation ("Interim Company") (both corporations are sometimes collectively referred to herein as the "Constituent Corporations") under the charter of Interim Company.  Interim Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Company and as such shall take the name and title of "Traders Bankshares, Inc.".  The Merger shall become effective at the time when a certificate of merger shall be issued by the Secretary of State of West Virginia (the "Effective Time of the Merger").

2.            Articles of Incorporation; Bylaws.  At the Effective Time of the Merger, the Articles of Incorporation and Bylaws of the Interim Company in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Company until altered, amended or repealed in accordance with applicable law.

3.            Assets and Rights.  At the Effective Time of the Merger, the corporate existence of Traders shall, as provided in the West Virginia Corporation Act, be merged with and into Interim Company and continued in the Surviving Company.  The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Constituent Corporations, and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

4.            Liabilities and Obligations. At the Effective Time of the Merger, Interim Company as the Surviving Company shall henceforth be and remain responsible and liable for all the liabilities and obligations of the Constituent Corporations; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

5.            Conversion, Exchange and Cancellation of Shares

(a)            Conversion Rates.  At the Effective Time of the Merger each outstanding share of Traders Stock shall ipso facto, without any action on the part of the holder thereof, become and be converted into (i) 3.75 shares of Premier Financial Bancorp, Inc. (“Premier”) Common Stock (the “Stock Consideration”) and (ii) $50 cash, without interest (the “Cash Consideration”).  The Stock Consideration is subject to adjustment as provided in Section 8.1, subsections (j) and (k) of the Agreement of Merger dated as of the 27th day of November, 2007 between Premier and Traders (the “Agreement of Merger”).  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration”.  All shares of Premier Common Stock into which the aforesaid Traders Stock is so converted shall be fully paid and non-assessable.

(b)            Manner of Exchange.   After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Traders, each shareholder of Traders, upon surrender to Premier of certificates representing Traders Stock, accompanied by a Letter of Transmittal, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Premier Common Stock for which shares of Traders Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 5, plus cash as provided in Section 5(a), without interest. After the Effective Time of the Merger, each outstanding certificate which, prior to the Effective Time of the Merger, represented Traders Stock, will be deemed for all corporate purposes of Premier to evidence ownership of the number of full shares of Premier Common Stock and Cash Consideration into which the shares of Traders Stock represented thereby were converted. Until such outstanding certificates formerly representing Traders Stock are surrendered, no dividend payable to holders of record of Premier Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Traders of shares of Traders Stock. Upon surrender of certificates of Traders Stock for exchange for Premier Common Stock, there shall be paid to the record holder of the certificates of Premier Common Stock issued in exchange therefor (i) the Cash Consideration, (ii) the amount of dividends theretofore paid with respect to such full shares of Premier Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (iii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends or Cash Consideration upon surrender of outstanding certificates.

(c)            Fractional Shares.  Premier will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Traders shareholder otherwise entitled to receive such fractional shares.  The amount of such cash payment will be determined by multiplying the fractional share interest to which a Traders shareholder would otherwise be entitled by the volume-weighted average of the closing price of Premier Common Stock for the 5 trading days ending with the fifth business day before the Effective Time.  Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Traders Stock are exchanged.

(d)            Lost Certificates.  If a certificate evidencing outstanding shares of Traders Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Premier certificate and cash, without interest, to which the shareholder would otherwise be entitled on surrender of such certificate, by notifying Premier in writing of such lost, stolen or destroyed certificate and giving Premier evidence of loss and a bond sufficient to indemnify Premier against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

6.            Further Assurances.  If at any time the Surviving Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Company the title to any property or rights of Interim Company or Traders or any subsidiary thereof, or otherwise to carry out the provisions hereof, the proper officers and directors of Interim Company or Traders, as the case may be, as of the Effective Time of the Merger, and thereafter the officers of the Surviving Company acting on behalf of Interim Company or Traders, as the case may be, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Company and otherwise carry out the provisions hereof.

7.            Termination and Abandonment.  This Plan of Merger may be terminated and the Merger abandoned as provided in the Agreement of Merger.

8.            Other Terms and Conditions.  All other terms and conditions to the Merger are as provided in the Agreement of Merger.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized, all as of the day and year first above written.

TRADERS BANKSHARES, INC.
a corporation

By _____________________________________
   President and Chief Executive Officer
ATTEST:

__________________________________
Its Secretary

TB ACQUISITION, INC., a corporation

By _____________________________________
   President and Chief Executive Officer

ATTEST:

_________________________________
Its Secretary

APPENDIX II – TRADERS BANKSHARES, INC.

ARTICLE 13. APPRAISAL RIGHTS.

PART 1. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES.

§31D-13-1301. Definitions.

In this article:

    (1)        "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive. For purposes of subdivision (4), subsection (b), section one thousand three hundred two of this article, a person is deemed to be an affiliate of its senior executives.

    (2)        "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

    (3)        "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two, one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

    (4)        "Fair value" means the value of the corporation's shares determined:

    (A)       Immediately before the effectuation of the corporate action to which the shareholder objects;

    (B)       Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

    (C)       Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two of this article.

    (5)        "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

    (6)        "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

    (7)        "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

    (8)        "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

    (9)        "Shareholder" means both a record shareholder and a beneficial shareholder.

§31D-13-1302. Right to appraisal.

    (a)        A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

    (1)        Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

    (2)        Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

    (3)        Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

    (4)        An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

    (5)        Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

    (b)        Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

    (1)        Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

    (A)       Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.; or

    (B)       Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

    (2)        The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

    (A)       The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

    (B)       The day before the effective date of the corporate action if there is no meeting of shareholders.

    (3)        Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

    (4)        Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

    (c)        Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

    (d)        A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

    (1)        Was not effectuated in accordance with the applicable provisions of article ten, eleven or twelve of this chapter or the corporation's articles of incorporation, bylaws or board of directors' resolution authorizing the corporate action; or

    (2)        Was procured as a result of fraud or material misrepresentation.

§31D-13-1303. Assertion of rights by nominees and beneficial owners.

    (a)        A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

    (b)        A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

    (1)        Submits to the corporation the record shareholder's written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

    (2)        Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART 2.        PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS.

§31D-13-1320. Notice of appraisal rights.

    (a)        If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

    (b)        In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

§31D-13-1321. Notice of intent to demand payment.

    (a)        If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

    (1)        Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

    (2)        Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

    (b)        A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§31D-13-1322. Appraisal notice and form.

    (a)        If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

    (b)        The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

    (1)        Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

    (2)        State:

    (A)       Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

    (B)       A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

    (C)       The corporation's estimate of the fair value of the shares;

    (D)       That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

    (E)        The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

    (3)        Be accompanied by a copy of this article.

§31D-13-1323. Perfection of rights; right to withdraw.

    (a)        A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

    (b)        A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation's written consent.

    (c)        A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

§31D-13-1324. Payment.

    (a)        Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

    (b)        The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

    (1)        Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

    (2)        A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

    (3)        A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation's obligations under this article.

§31D-13-1325. After-acquired shares.

    (a)        A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.

    (b)        If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

    (1)        Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four of this article;

    (2)        Of the corporation's estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

    (3)        That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

    (4)        That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer; and

    (5)        That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation's offer.

    (c)        Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

    (d)        Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§31D-13-1326. Procedure if shareholder dissatisfied with payment or offer.

    (a)        A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

    (b)        A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART 3.        JUDICIAL APPRAISAL OF SHARES.

§31D-13-1330. Court action.

    (a)        If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

    (b)        The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (c)        The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

    (d)        Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

§31D-13-1331. Court costs and counsel fees.

    (a)        The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (b)        The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (1)        Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

    (2)        Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

    (c)        If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefitted.

    (d)        To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four, one thousand three hundred twenty-five, or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

APPENDIX III

November 27, 2007

The Board of Directors
Traders Bankshares, Inc.
303 Main Street
Spencer, West Virginia  25276

Dear Members of the Board:

Traders Bankshares, Inc., Spencer, West Virginia, (“Traders”) and Premier Financial Bancorp, Inc., Huntington, West Virginia (“Premier”) have entered into an agreement providing for the acquisition of Traders by Premier (“Acquisition”). The terms of the Acquisition are set forth in the Agreement of Merger (“Agreement”) dated November 27, 2007.

The terms of the Acquisition provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each share of Traders common stock, $5.00 par value, will be exchanged for the right to receive $50.00 in cash and 3.75 shares of Premier's common stock, no par value, subject to certain adjustments set forth in the Agreement (the “Consideration”).

You have asked our opinion as to whether the Consideration is fair to the respective shareholders of Traders from a financial point of view.

In rendering our opinion, we have evaluated the consolidated financial statements of Traders and Premier available to us from published and non published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Traders and Premier from a financial point of view to the other financial institutions; (b) compared the terms of the Acquisition with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (c) reviewed the Agreement and related documents; (d) reviewed the historical market price of Traders’ common stock and Premier’s common stock; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Traders and Premier to discuss the foregoing as well as other matters that may be relevant.

We have not independently verified the financial and other information concerning Traders or Premier or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Traders and Premier as they exist and are known to us as of September 30, 2007.

We have acted as financial advisor to Traders and in connection with the Acquisition and will receive from Traders a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition.

It is understood that this opinion may be included in its entirety in any communication by Traders or the Board of Directors to the shareholders of Traders. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Consideration is fair to the shareholders of Traders from a financial point of view.

Sincerely,

Baxter Fentriss and Company

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 271B.2-020(2)(d) of Kentucky Business Corporation Act (the "Act") enables a Kentucky corporation to provide in its articles of incorporation, and the Registrant has so provided in its Articles of Incorporation, for the elimination or limitation of the personal liability of  a director to the corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that a director's liability is not eliminated or limited:  (1) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (3) for any vote or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Act (which imposes liability on directors for payments of dividends, purchases, redemptions or other acquisitions of shares, and distributions of indebtedness that are unlawful); or (4) for any transaction from which the director derived an improper personal benefit.

Section 271B.8-510 of the Act permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if  undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improperpersonal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the Act in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred inconnection with the proceeding. Section 271B.8-560 of the Act provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors.  Mandatory indemnification against reasonable expenses incurred in connection with a proceeding is provided for by the Act, unless otherwise limited by the corporation's articles ofincorporation, where a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation.  A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances,whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.  Additionally, the Act provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against liability asserted against or incurred by such party in their respective capacity with the corporation.

Articles X of the Registrant's Articles of Incorporation and Article VIII of the Registrant's By-Laws require Registrant to indemnify its directors and officers to the fullest extent permitted by the Act.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)     The Exhibit Index appearing on the page following the signature page of this Registration Statement is hereby incorporated by reference.

(b)     No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

(c)     The Opinion of Baxter Fentriss and Company is being furnished as part of the prospectus.

ITEM 22.     UNDERTAKINGS

1.       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other Items of the applicable form.

2.       The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4.       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

6.       The undersigned registrant hereby undertakes:

a.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if , in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

b.       That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.       To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

7.       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, on the ___ day of February, 2008.

PREMIER FINANCIAL BANCORP, INC.

By: /s/ Robert W. Walker
Robert W. Walker – President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert W. Walker and Brien M. Chase, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in the about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert W. Walker	Director, President and Chief Executive Officer	_____________________
Robert W. Walker
/s/ Brien M. Chase	Chief Financial Officer and Chief Accounting Officer	_____________________
Brien M. Chase
/s/ Toney K. Adkins	Director	______________________
Toney K. Adkins
/s/ Hosmer A. Brown, III	Director	______________________
Hosmer A. Brown, III
/s/ Edsel R. Burns	Director	______________________
Edsel R. Burns
/s/ E. V. Holder, Jr.	Director	______________________
E.V. Holder, Jr.
/s/ Keith F. Molihan	Director	______________________
Keith F. Molihan
/s/ Marshall T. Reynolds	Director	______________________
Marshall T. Reynolds
/s/ Neal W. Scaggs	Director	______________________
Neal W. Scaggs
/s/ Thomas W. Wright	Director	______________________
Thomas W. Wright

EXHIBIT INDEX

EXHIBIT                  DESCRIPTION OF DOCUMENT

2.1
Agreement of Merger dated October 24, 2007 between Premier Financial Bancorp, Inc. and Citizens First Bank, Inc. and CFB Interim Bank, Inc. (included as Appendix I to the Citizens First portion of the Proxy Statement)

2.2	Agreement of Merger dated November 27, 2007 between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc. (included as Appendix I to the Traders portion of the Proxy Statement)

5.1	Opinion of Huddleston Bolen LLP, including consent. (Citizens First)

5.2	Opinion of Huddleston Bolen LLP, including consent. (Traders)

8.1	Form of Tax Opinion of Huddleston Bolen LLP, including consent (Citizens First).

8.2	Form of Tax Opinion of Huddleston Bolen LLP, including consent (Traders).

8.3	Form of Tax Opinion of Jackson Kelly PLLC, including consent. (Citizens First)

8.4	Form of Tax Opinion of Jackson Kelly PLLC, including consent. (Traders)

21	Subsidiaries of Registrant (Incorporated herein by reference to Premier Financial Bancorp, Inc.’s Form 10-K for the year ended December 31, 2006).

23.1	Consent of Huddleston Bolen LLP

23.2	Consent of Jackson Kelly PLLC

23.3	Consent of Baxter Fentriss and Company.

24	Powers of Attorney (included on Pages II-5 and II-6)

99.1	Form of Proxy for Citizens First Bank, Inc.

99.2	Form of Proxy for Traders Bankshares, Inc.